AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 2003

                                                       REGISTRATION NO. 333-[--]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                            STRATOS LIGHTWAVE, INC.
             (Exact name of registrant as specified in its charter)

                         DELAWARE                                       3674
             (State or other jurisdiction of                (Primary Standard Industrial
              incorporation or organization)                Classification Code Number)

                       36-4360035
                    (I.R.S. Employer
                 Identification Number)

                            7444 WEST WILSON AVENUE
                            CHICAGO, ILLINOIS 60706
                                 (708) 867-9600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               JAMES W. MCGINLEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            STRATOS LIGHTWAVE, INC.
                            7444 WEST WILSON AVENUE
                            CHICAGO, ILLINOIS 60706
                                 (708) 867-9600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

        JAMES W. ASHLEY, JR., ESQ.            IMAD I. QASIM, ESQ.                 JOE D. NORWOOD
           LORD, BISSELL & BROOK        SIDLEY AUSTIN BROWN & WOOD LLP       STERLING HOLDING COMPANY
         115 SOUTH LASALLE STREET               BANK ONE PLAZA                  31194 LA BAYA DRIVE
          CHICAGO, ILLINOIS 60603          10 SOUTH DEARBORN STREET                  SUITE 100
              (312) 443-0700                CHICAGO, ILLINOIS 60603                P.O. BOX 5069
                                                (312) 853-7000              WESTLAKE VILLAGE, CA 91362
                                                                                  (818) 707-2020

         THOMAS R. STEPHENS, ESQ.
            BARTLIT BECK HERMAN
             PALENCHAR & SCOTT
               1899 WYNKOOP
                 SUITE 800
          DENVER, COLORADO 80202
              (303) 592-3144

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective and after the conditions to the completion of the proposed merger (the "Merger") described in the joint proxy statement/prospectus have been satisfied or waived.

                             ---------------------
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
             TITLE OF EACH CLASS                  AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
       OF SECURITIES TO BE REGISTERED            REGISTERED(1)          PER SHARE              PRICE                 FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share, and
associated preferred stock purchase
rights(2)....................................      6,082,000          Not Applicable       $29,231,869(3)         $2,365(4)
---------------------------------------------------------------------------------------------------------------------------------

Series B Preferred Stock, par value $0.01 per
  share......................................        50,000           Not Applicable       $5,000,000(3)           $405(4)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) The number of shares to be registered represents the maximum number of shares of Stratos Lightwave, Inc. common stock and preferred stock issuable in connection with the proposed merger described in the joint proxy statement/prospectus.

(2) The Stratos preferred stock purchase rights initially are attached to and trade with the shares of Stratos common stock being registered hereby. Value attributable to such rights, if any, is reflected in the market price of the associated common stock.

(3) Pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee required by
    Section 6(b) of the Securities Act, the proposed maximum aggregate offering price is equal to (x) the estimated number of shares of Sterling Holding Company common stock and preferred stock to be exchanged as contemplated by the merger agreement, multiplied by (y) $4.68, the book value per share of Sterling Holding Company capital stock on a fully diluted basis as of April 30, 2003, resulting in a proposed maximum aggregate offering price of $34,231,869. Such proposed maximum aggregate offering price has been allocated between the Stratos common stock and preferred stock being registered as shown in the above table solely for the purpose of allocating the registration fee.

(4) Calculated by multiplying the proposed maximum aggregate offering price by .0000809.

                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this joint proxy statement/prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary joint proxy statement/prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED AUGUST 26, 2003

                                 [STRATOS LOGO]

                   MERGER PROPOSAL -- YOUR VOTE IS IMPORTANT

Dear Shareholder:

       On behalf of the board of directors and management of Stratos Lightwave, Inc., we are pleased to deliver this joint proxy statement/prospectus for the merger involving Stratos and Sterling Holding Company. We believe this merger will create a strong combined company that will deliver important benefits to our shareholders and to our customers. This document also serves as the proxy statement for the 2003 annual meeting of Stratos shareholders and is furnished in connection with a solicitation of proxies by the Stratos board of directors for various other proposals.

       In addition to the merger, this joint proxy statement/prospectus relates to proposals by the Stratos board of directors asking you to: (1) elect two Class III Stratos directors to hold office for three-year terms expiring at the 2006 annual meeting of Stratos shareholders, (2) adopt an amendment to our restated certificate of incorporation, as amended, (3) adopt a new equity incentive plan and (4) adopt a new employee stock purchase plan.

       If the merger is completed, each outstanding share of Sterling common stock and Sterling preferred stock (other than shares held by Sterling shareholders who perfect their appraisal rights under Delaware law) will be converted into the right to receive:

        -- a number of shares of Stratos common stock equal to 6,082,000 divided by the number of issued and outstanding shares of Sterling common stock calculated on a fully diluted basis (assuming the conversion of all of the issued and outstanding shares of Sterling preferred stock) as of the effective time of the merger (the Sterling fully diluted equity);

        -- a number of shares of Stratos preferred stock equal to 50,000 divided by the Sterling fully diluted equity; and

        -- cash, without interest, in lieu of any fractional shares of Stratos common stock and Stratos preferred stock.

       As of July 1, 2003, the Sterling fully diluted equity was 7,344,502 shares. Based upon the Sterling fully diluted equity as of that date, as a result of the merger, each share of Sterling common stock and Sterling preferred stock would be converted into the right to receive approximately 0.828 of a share of Stratos common stock and approximately 0.007 of a share of Stratos preferred stock. As described more fully below, 10% of the whole shares of Stratos common stock issuable to Sterling shareholders in connection with the merger (rounded down to the nearest number of whole shares) will be deposited in an indemnity fund to satisfy Sterling's indemnification obligations to Stratos and its affiliates. The merger consideration to be received under the merger agreement, as amended (the "merger agreement") is fixed and will not be changed to reflect fluctuations in the market price of the Stratos common stock. Stratos shareholders will continue to own their existing Stratos shares.

       There is no public trading market for shares of Sterling common stock or Sterling preferred stock. Following the merger, Stratos common stock will continue to be quoted on the Nasdaq National Market under the symbol "STLW." Stratos preferred stock will not be listed on any securities exchange or quoted on Nasdaq.

       FOR A DISCUSSION OF THE ANTICIPATED MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF STERLING COMMON STOCK AND STERLING PREFERRED STOCK PURSUANT TO THE MERGER AND OF THE OWNERSHIP OF STRATOS COMMON STOCK AND STRATOS PREFERRED STOCK AFTER THE MERGER, SEE THE DISCUSSION IN THIS JOINT PROXY STATEMENT/PROSPECTUS UNDER THE HEADING "THE PROPOSED MERGER -- MATERIAL FEDERAL INCOME TAX CONSIDERATIONS."

       We provide additional information about the merger agreement and the transactions that it contemplates in this joint proxy statement/prospectus. PLEASE REVIEW THIS DOCUMENT CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" ON PAGES 21 THROUGH 24 OF THIS JOINT PROXY STATEMENT/PROSPECTUS WHICH CONTAINS A DESCRIPTION OF THE RISKS THAT YOU SHOULD CONSIDER IN EVALUATING THE MERGER.

       The 2003 annual meeting of Stratos shareholders will be held at the following time and place:

                                   [--], 2003
                                [--] local time
                                 [Location TBD]

       At the annual meeting, the Stratos board of directors will ask you to:

        -- approve the issuance of shares of Stratos common stock and Stratos preferred stock as contemplated by the merger agreement;

        -- elect two Class III Stratos directors to hold office for three-year terms expiring at the 2006 annual meeting of Stratos shareholders;

        -- adopt an amendment to our restated certificate of incorporation, as amended;

        --    adopt a new equity incentive plan; and

        --    adopt a new employee stock purchase plan.

       THE STRATOS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STRATOS SHAREHOLDERS VOTE FOR EACH OF THESE PROPOSALS.

       We cannot complete the merger unless the Sterling shareholders adopt the merger agreement and the Stratos shareholders approve the issuance of shares of Stratos common stock and Stratos preferred stock as contemplated by the merger agreement. We encourage you to read this joint proxy statement/prospectus, which includes important information about the merger. YOUR VOTE IS IMPORTANT.

                                         /s/ James W. McGinley
                                         JAMES W. MCGINLEY
                                         President and Chief Executive Officer
                                         Stratos Lightwave, Inc.

          NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY
 STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/ PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       This joint proxy statement/prospectus is dated [--], 2003 and is first being mailed to the Stratos and Sterling shareholders on or about [--], 2003.

The information in this joint proxy statement/prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary joint proxy statement/prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED AUGUST 26, 2003

                                [STERLING LOGO]

                   MERGER PROPOSAL -- YOUR VOTE IS IMPORTANT

Dear Shareholder:

       On behalf of the board of directors and management of Sterling Holding Company, we are pleased to deliver this joint proxy statement/prospectus for the merger involving Stratos Lightwave, Inc. and Sterling. We believe this merger will create a strong combined company that will deliver important benefits to our shareholders and to our customers.

       If the merger is completed, each outstanding share of Sterling common stock and Sterling preferred stock (other than shares held by Sterling shareholders who perfect their appraisal rights under Delaware law) will be converted into the right to receive:

        -- a number of shares of Stratos common stock equal to 6,082,000 divided by the number of issued and outstanding shares of Sterling common stock calculated on a fully diluted basis (assuming the conversion of all of the issued and outstanding shares of Sterling preferred stock) as of the effective time of the merger (the Sterling fully diluted equity);

        -- a number of shares of Stratos preferred stock equal to 50,000 divided by the Sterling fully diluted equity; and

        -- cash, without interest, in lieu of any fractional shares of Stratos common stock and Stratos preferred stock.

       As of July 1, 2003, the Sterling fully diluted equity was 7,344,502 shares. Based upon the Sterling fully diluted equity as of that date, as a result of the merger, each share of Sterling common stock and Sterling preferred stock would be converted into the right to receive approximately 0.828 of a share of Stratos common stock and approximately 0.007 of a share of Stratos preferred stock. As described more fully below, 10% of the whole shares of Stratos common stock issuable to Sterling shareholders in connection with the merger (rounded down to the nearest number of whole shares) will be deposited in an indemnity fund to satisfy Sterling's indemnification obligations to Stratos and its affiliates. The merger consideration to be received under the merger agreement, as amended (the "merger agreement") is fixed and will not be changed to reflect fluctuations in the market price of the Stratos common stock. Stratos shareholders will continue to own their existing Stratos shares.

       There is no public trading market for shares of Sterling common stock or Sterling preferred stock. Following the merger, Stratos common stock will continue to be quoted on the Nasdaq National Market under the symbol "STLW." Stratos preferred stock will not be listed on any securities exchange or quoted on Nasdaq.

       FOR A DISCUSSION OF THE ANTICIPATED MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF STERLING COMMON STOCK AND STERLING PREFERRED STOCK PURSUANT TO THE MERGER AND OF THE OWNERSHIP OF STRATOS COMMON STOCK AND STRATOS PREFERRED STOCK AFTER THE MERGER, SEE THE DISCUSSION IN THIS JOINT PROXY STATEMENT/PROSPECTUS UNDER THE HEADING "THE PROPOSED MERGER -- MATERIAL FEDERAL INCOME TAX CONSIDERATIONS."

       In connection with the merger, Sterling intends to declare certain dividends which will be payable by Sterling to holders of Sterling common stock and Sterling preferred stock. Any such dividends will be separate from, and in addition to, the shares of Stratos common stock and Stratos preferred stock to be received from Stratos in the merger.

       We provide additional information about the merger agreement and the transactions that it contemplates in this joint proxy statement/prospectus. PLEASE REVIEW THIS DOCUMENT CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" ON PAGES 21 THROUGH 24 OF THIS JOINT PROXY STATEMENT/PROSPECTUS WHICH CONTAINS A DESCRIPTION OF THE RISKS THAT YOU SHOULD CONSIDER IN EVALUATING THE MERGER.

       The Sterling board of directors is asking the Sterling shareholders to adopt the merger agreement and, by doing so, to approve the proposed merger. Sterling's special meeting will be held at the following time and place:

                                   [--], 2003
                                [--] local time
                                 [Location TBD]

       THE STERLING BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STERLING SHAREHOLDERS VOTE FOR THIS PROPOSAL.

       We cannot complete the merger unless the Sterling shareholders adopt the merger agreement and the Stratos shareholders approve the issuance of shares of Stratos common stock and Stratos preferred stock as contemplated by the merger agreement. We encourage you to read this joint proxy statement/prospectus, which includes important information about the merger. YOUR VOTE IS IMPORTANT.

                                         /s/ Joe D. Norwood
                                         JOE D. NORWOOD
                                         President and Chief Executive Officer
                                         Sterling Holding Company

          NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY
 STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/ PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       This joint proxy statement/prospectus is dated [--], 2003 and is first being mailed to the Stratos and Sterling shareholders on or about [--], 2003.

                      REFERENCES TO ADDITIONAL INFORMATION

       This joint proxy statement/prospectus incorporates important business and financial information about Stratos from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain those documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from Stratos at the following address and telephone number:

                            STRATOS LIGHTWAVE, INC.
                         Investor Relations Department
                            7444 West Wilson Avenue
                            Chicago, Illinois 60706
                                 (708) 867-9600

       If you would like to request documents, please do so by [--], 2003, in order to receive them before your annual or special meeting.

       See "Where You Can Find More Information" on page 140.

                         VOTING BY MAIL OR BY TELEPHONE

       Stratos shareholders of record may submit their proxies:

        -- By mail, by signing and dating each proxy card you receive, indicating your voting preference on the proposal and returning each proxy card in the prepaid envelope which accompanied that proxy card; or

        -- By telephone, by calling the toll-free number 1-800-[--] in the United States, Canada or Puerto Rico on a touch-tone phone and following the recorded instructions.

       Sterling shareholders of record may submit their proxies:

        -- By mail, by signing and dating each proxy card you receive, indicating your voting preference on the proposal and returning each proxy card in the prepaid envelope which accompanied that proxy card.

       If you are a beneficial owner of Stratos common stock, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

                                 [STRATOS LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           OF STRATOS LIGHTWAVE, INC.

TO THE SHAREHOLDERS OF STRATOS LIGHTWAVE, INC.:

       NOTICE IS HEREBY GIVEN that Stratos Lightwave, Inc. will hold an annual meeting of its shareholders on [--], [--], 2003, at [--] a.m. (Chicago time), at [--] for the following purposes:

       1. Issuance of Stock. To consider and vote on a proposal to approve the issuance of shares of Stratos common stock and Stratos preferred stock as contemplated by the Agreement and Plan of Merger, dated as of July 2, 2003, among Stratos, Sleeping Bear Merger Corp., a wholly owned subsidiary of Stratos, and Sterling Holding Company, as amended as of August 19, 2003. A copy of the merger agreement (the "merger agreement") is attached as Annex A to the joint proxy statement/prospectus accompanying this notice;

       2. Election of Directors. To elect two Class III directors to hold office for three-year terms and until their respective successors are elected and qualified;

       3. Amendment to Restated Certificate of Incorporation. To consider and vote on a proposal to adopt an amendment to the Stratos Restated Certificate of Incorporation, as amended, to change the corporate name of Stratos to "Stratos International, Inc.";

       4. Adoption of the Stratos Lightwave, Inc. 2003 Stock Plan. To consider and vote on a proposal to adopt the Stratos Lightwave, Inc. 2003 Stock Plan;

       5. Adoption of the Stratos Lightwave, Inc. 2003 Employee Stock Purchase Plan. To consider and vote on a proposal to adopt the Stratos Lightwave, Inc. 2003 Employee Stock Purchase Plan; and

       6. Other Business. To transact such other business as may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

These actions are collectively referred to as the "Stratos proposals."

       Shareholders of record at the close of business on [--], 2003 will be entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the annual meeting. As of the record date, there were [--] shares of Stratos common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. If you wish to vote your shares at the meeting, the inspector of elections will be available to record your vote at the meeting site beginning at [--] a.m. (Chicago time) on the date of the meeting. Voting is expected to close at the commencement of the meeting.

       You are cordially invited to attend the annual meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign the enclosed proxy and return it in the enclosed prepaid envelope or follow the alternative voting procedures described on the proxy and in the accompanying joint proxy statement/prospectus.

       YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF EACH OF THE STRATOS PROPOSALS, WHICH ARE DESCRIBED IN DETAIL IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. You are being asked to vote on each of the Stratos proposals separately and may vote on any or all of these matters on an individual basis.

                                         By Order of the Board of Directors,

                                         /s/ James W. McGinley
                                         James W. McGinley
                                         President and Chief Executive Officer

Chicago, Illinois
[--], 2003

                             YOUR VOTE IS IMPORTANT

       PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR FOLLOW THE TELEPHONE VOTING PROCEDURES DESCRIBED ON THE PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID STRATOS LIGHTWAVE, INC. IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

                                [STERLING LOGO]

                            STERLING HOLDING COMPANY

                                ---------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON [--], 2003

                                ---------------

To the Shareholders of STERLING HOLDING COMPANY:

       NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Sterling Holding Company will be held on [--], [--], 2003, at [--] a.m., local time, at [--], for the following purposes:

       1. To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of July 2, 2003, among Stratos Lightwave, Inc., Sleeping Bear Merger Corp., a direct wholly owned subsidiary of Stratos, and Sterling Holding Company, as amended as of August 19, 2003, and the merger and other transactions contemplated thereby; a copy of the merger agreement (the "merger agreement") is attached as Annex A to the joint proxy statement/ prospectus accompanying this notice; and

       2. To transact such other business as may properly come before the special meeting.

       Our Board of Directors has fixed the close of business on [--], 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

       It is important that your shares be represented and voted at the special meeting. Whether or not you plan to attend the special meeting, please complete, sign, date and mail the proxy card in the enclosed prepaid envelope. If you decide to attend the special meeting, you may revoke your proxy and vote your shares in person.

       Thank you for your continued support.

                                         By Order of the Board of Directors,

                                         /s/ Joe D. Norwood
                                         Joe D. Norwood
                                         President and Chief Executive Officer

Mesa, Arizona
[--], 2003

       YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MATTERS TO BE VOTED UPON AT THE SPECIAL MEETING.

                             YOUR VOTE IS IMPORTANT

         PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
                              CHAPTER ONE
                              THE MERGER

QUESTIONS AND ANSWERS ABOUT THE MERGER.................................    1
SUMMARY OF THE MERGER..................................................    3
SUMMARY OF STRATOS' OTHER PROPOSALS....................................   20
RISK FACTORS...........................................................   21
           Risks Relating to the Merger................................   21
           Risks Relating to the Businesses of Stratos, Sterling and
           the Combined Company........................................   22
FORWARD-LOOKING STATEMENTS.............................................   25
THE PROPOSED MERGER....................................................   28
           General.....................................................   28
           Stratos Proposal............................................   28
           Sterling Proposal...........................................   28
           Background of the Merger....................................   28
           Stratos' Reasons for the Merger.............................   32
           Sterling's Reasons for the Merger...........................   34
           Opinion of Stratos' Financial Advisor.......................   35
           No Opinion of Financial Advisor to Sterling.................   41
           Accounting Treatment........................................   41
           Material Federal Income Tax Considerations..................   41
           Appraisal Rights of Dissenting Shareholders of Sterling.....   46
           Federal Securities Laws Consequences; Stock Transfer
           Restriction Agreements......................................   49
           Nasdaq Quotation............................................   49
           Amendment to Stratos Rights Agreement.......................   49
           The Board of the Combined Company and Related Matters.......   50
THE COMPANIES..........................................................   51
           Stratos Lightwave, Inc......................................   51
           Sterling Holding Company....................................   52
INTERESTS OF CERTAIN PERSONS IN THE MERGER.............................   63
           Board of Directors and Management of the Combined Company...   63
           Agreements and Plans with Respect to Executive Officers and
           Key Employees...............................................   63
           Ownership of Stratos and Sterling Stock; Stock Options......   66
           Additional Information Concerning the Designees to the
           Combined Company's Board of Directors.......................   66
THE MERGER AGREEMENT...................................................   69
           General.....................................................   69
           Closing and Effective Time of the Merger....................   69
           Merger Consideration; Treatment of Sterling Stock Options...   69
           Escrow......................................................   70
           Exchange of Certificates Pursuant to the Merger.............   71
           Fractional Shares...........................................   72
           Listing of Stratos Common Stock.............................   72
           Representations and Warranties..............................   72
           Principal Covenants.........................................   75
           What Is Needed to Complete the Merger.......................   82
           Termination of the Merger Agreement.........................   84
           Amendments; Extensions and Waivers..........................   86
OTHER AGREEMENTS.......................................................   87
           Voting Agreements...........................................   87
           Standstill Agreement........................................   88
           Registration Rights Agreement...............................   88
REGULATORY MATTERS.....................................................   88

                               TABLE OF CONTENTS
                                  (continued)

                                                                         PAGE
                                                                         ----
                              CHAPTER TWO
            PRO FORMA FINANCIAL DATA RELATING TO THE MERGER

STRATOS AND STERLING UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
  FINANCIAL STATEMENTS.................................................   89
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
           For the Year Ended April 30, 2003 (in thousands, except per
           share amount)...............................................   90
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
           As of April 30, 2003 (in thousands).........................   91
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  STATEMENTS (in thousands, except share amounts)......................   92

                             CHAPTER THREE
                ELECTION OF STRATOS BOARD OF DIRECTORS

GENERAL INFORMATION....................................................   94
           Directors and Director Nominees.............................   94
           Board Meetings and Committees...............................   95
           Compensation of Directors...................................   95
           Compensation Committee Interlocks and Insider Participation
           in Compensation Decisions...................................   96
           Section 16(a) Beneficial Ownership Reporting Compliance.....   96
OWNERSHIP OF STRATOS COMMON STOCK......................................   96
           Security Ownership of Five Percent Beneficial Owners........   96
           Ownership of Stratos Common Stock by Stratos Directors and
           Executive Officers..........................................   97
AUDIT COMMITTEE REPORT.................................................   98
EXECUTIVE COMPENSATION.................................................   99
           Summary Compensation Table..................................   99
           Option Grants in Fiscal Year 2003...........................  100
           Aggregated Option Exercises in Fiscal Year 2003 and Fiscal
           Year-End Option Values......................................  101
           Option Exchange Program.....................................  101
           Long-Term Incentive Plan Awards Table.......................  102
           Equity Compensation Plans...................................  102
           Employment, Severance and Change of Control Arrangements....  103
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.........  104
           Compensation Philosophy.....................................  104
           Compensation Components.....................................  104
           Compensation for Chief Executive Officer....................  105
COMPARISON OF SHAREHOLDER RETURN.......................................  106
INDEPENDENT AUDITORS...................................................  107

                             CHAPTER FOUR
                 APPROVAL OF STRATOS CHARTER AMENDMENT

           Name Change.................................................  108
           Reason for Name Change......................................  108
           Required Vote...............................................  108

                             CHAPTER FIVE
        ADOPTION OF THE STRATOS LIGHTWAVE, INC. 2003 STOCK PLAN

           Shares Available for Issuance...............................  109
           Effective Date..............................................  109
           Administration and Eligibility..............................  109
           Awards......................................................  109
           Manner of Exercise..........................................  110
           Vesting.....................................................  110
           Adjustments for Changes in Capital Structure................  110
           Change of Control...........................................  111
           Amendment and Termination...................................  111
           Federal Tax Consequences....................................  111

                               TABLE OF CONTENTS
                                  (continued)

                                                                         PAGE
                                                                         ----
           Miscellaneous...............................................  112
           Approval by Stratos Shareholders............................  112
           Board Recommendation........................................  112

                              CHAPTER SIX
                ADOPTION OF THE STRATOS LIGHTWAVE, INC.
                   2003 EMPLOYEE STOCK PURCHASE PLAN

           Purpose of the Employee Stock Purchase Plan.................  113
           Effective Date..............................................  113
           Description of the Employee Stock Purchase Plan.............  113
           Federal Income Tax Consequences.............................  116
           Approval by Stratos Shareholders............................  117
           Board Recommendation........................................  117

                             CHAPTER SEVEN
               INFORMATION ABOUT THE MEETINGS AND VOTING

           Matters Relating to The Meetings............................  118
           Vote Necessary to Approve Stratos and Sterling Proposals....  120
           Proxies.....................................................  120
           How To Vote By Proxy........................................  121
           Other Business; Adjournments................................  123
           Stratos Shareholder Account Maintenance.....................  123
           Sterling Shareholder Account Maintenance....................  123

                             CHAPTER EIGHT
                       CERTAIN LEGAL INFORMATION

COMPARISON OF STRATOS/STERLING SHAREHOLDER RIGHTS......................  124
DESCRIPTION OF STRATOS CAPITAL STOCK...................................  135
           Authorized Capital Stock....................................  135
           Stratos Common Stock........................................  135
           Stratos Preferred Stock.....................................  136
           New Series B Preferred Stock................................  136
           Stratos Rights Agreement....................................  138
           Transfer Agent and Registrar................................  139
           Nasdaq Quotation............................................  139
LEGAL MATTERS..........................................................  139
EXPERTS................................................................  139

                             CHAPTER NINE
                ADDITIONAL INFORMATION FOR SHAREHOLDERS

FUTURE SHAREHOLDER PROPOSALS...........................................  140
    Stratos............................................................  140
    Sterling...........................................................  140
WHERE YOU CAN FIND MORE INFORMATION....................................  140

                                    ANNEXES

Annex A             Agreement and Plan of Merger
Annex B             Form of Voting Agreement
Annex C             Form of Indemnity Escrow Agreement
Annex D             Opinion of CIBC World Markets Corp.
Annex E             Section 262 of the Delaware General Corporation Law
Annex F             Standstill Agreement
Annex G             Registration Rights Agreement
Annex H             Stratos Charter Amendment
Annex I             Stratos Lightwave, Inc. 2003 Stock Plan
Annex J             Stratos Lightwave, Inc. 2003 Employee Stock Purchase Plan
Annex K             Form of Certificate of Designation for Series B Preferred
                    Stock of Stratos
Annex L             Consolidated Financial Statements of Sterling Holding
                    Company

                                  CHAPTER ONE

                                   THE MERGER

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT DO I NEED TO DO NOW?

A: After you carefully read this document, mail your signed proxy card in the enclosed return envelope, or, if you are a Stratos shareholder, submit your proxy by telephone, as soon as possible, so that your shares may be represented at your meeting. In order to assure that your vote is recorded, please vote your proxy as instructed on your proxy card even if you currently plan to attend your meeting in person.

Q:  WHY IS MY VOTE IMPORTANT?

A: Stratos shareholders are being asked to approve the issuance of shares of Stratos common stock and Stratos preferred stock as contemplated by the merger agreement (the "merger agreement"). Sterling shareholders are being asked to adopt the merger agreement and, by doing so, to approve the proposed merger and the other transactions contemplated by the merger agreement. If you do not return your proxy card or submit your proxy by telephone or vote in person at your annual or special meeting, it will be more difficult for Stratos and Sterling to obtain the necessary quorum to hold their annual and special meetings, respectively. In addition, if you are a Stratos shareholder, your failure to vote will have the effect of reducing the number of affirmative votes required to approve the issuance of shares of Stratos common stock and Stratos preferred stock as contemplated by the merger agreement. If you are a Sterling shareholder, your failure to vote will have the same effect as a vote against the adoption of the merger agreement.

Q:  MAY I VOTE IN PERSON?

A: Yes. If you are a shareholder of record as of [--], 2003, you may attend your annual or special meeting, as the case may be, and vote your shares in person, instead of returning your signed proxy card or submitting your proxy by telephone.

Q: IF MY STRATOS SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: No. If your Stratos shares are held in "street name" by your broker and you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on the approval of the issuance of shares of Stratos common stock and Stratos preferred stock as contemplated by the merger agreement. You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet submission of proxies.

Q:  WHAT IF I FAIL TO INSTRUCT MY BROKER?

A: If you fail to instruct your broker to vote your shares and your broker submits an unvoted proxy, the resulting broker "non-vote" will be counted toward a quorum at the Stratos annual meeting and it will have the consequences discussed above under "WHY IS MY VOTE IMPORTANT?"

Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF MATERIALS?

A: This means you own shares of Stratos or Sterling that are registered under different names. For example, if you are a Stratos shareholder, you may own some shares directly as a shareholder of record and other shares through a broker or you may own shares through more than one broker. In these situations you will receive multiple sets of proxy materials. It is necessary for you to vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards you receive in order to vote all of the shares you own. Each proxy card you received came with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope which accompanied that proxy card.

Q:  CAN I REVOKE MY PROXY AND CHANGE MY VOTE?

A: Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted at your annual or special meeting. If you are a shareholder of record, your proxy can be revoked in one of three ways: (1) by timely delivery of a written revocation to your company's secretary, (2) by submitting another valid proxy bearing a later date, or (3) by attending your annual or special meeting, as the case may be, and voting your shares in person. However, if your Stratos shares are held in the name of your bank, broker, custodian or other recordholder, you must check with your bank, broker, custodian or other recordholder to determine how to revoke your proxy.

Q:  WHEN AND WHERE ARE THE ANNUAL AND SPECIAL MEETINGS?

A: The Stratos annual meeting will take place on [--], 2003, at [--] local time, at [--]. The Sterling special meeting will take place on [--], 2003 at [--] local time, at [--].

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, Stratos will send Sterling shareholders written instructions for exchanging their Sterling stock certificates for Stratos stock certificates. Stratos shareholders will keep their existing stock certificates.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger during the fourth calendar quarter of 2003. However, it is possible that factors outside our control could require us to complete the merger at a later time or not complete it at all. We hope to complete the merger as soon as reasonably practicable.

Q:  WILL STRATOS SHAREHOLDERS RECEIVE ANY SHARES AS A RESULT OF THE MERGER?

A: No. Stratos shareholders will continue to hold the Stratos shares they currently own.

Q: WHO CAN ANSWER ANY QUESTIONS I MAY HAVE ABOUT THE ANNUAL OR SPECIAL MEETING OR THE MERGER?

A: Stratos shareholders may call Stratos' Chief Financial Officer, David A.
   Slack, at (708) 867-9600.

   Sterling shareholders may call Sterling's Chief Financial Officer, Donald D. Meyers, at (818) 707-2020.

                             SUMMARY OF THE MERGER

       This summary of the merger highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger agreement, you should carefully read this entire document and the documents to which we refer you. We have included page references parenthetically to direct you to more complete descriptions of the topics presented in this summary. A copy of the merger agreement is attached as Annex A to this document and is incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 140.

THE COMPANIES (SEE PAGE 51)

                            STRATOS LIGHTWAVE, INC.
                            7444 West Wilson Avenue
                            Chicago, Illinois 60706
                                 (708) 867-9600
                   Internet address: www.stratoslightwave.com

       Stratos Lightwave, Inc., with headquarters in Chicago, manufactures optical subsystems and fiber optic components for high data rate networking, data storage and telecommunication applications. Stratos' optical subsystems are used in local area networks, storage area networks, metropolitan area networks, wide area networks and central office networking in telecommunication markets. Stratos is a market leader in high data rate optical subsystems, offering superior optical transmission line performance with industry leading EMI characteristics. Shares of Stratos common stock are quoted on the Nasdaq National Market under the symbol "STLW."

       For further information about Stratos, see "Summary of the Merger - Selected Historical Financial Information - Stratos Selected Historical Financial Information" on page 13, "The Companies - Stratos Lightwave, Inc." on page 51 and "Where You Can Find More Information" on page 140.

                            STERLING HOLDING COMPANY
                         31194 La Baya Drive, Suite 100
                                 P.O. Box 5069
                       Westlake Village, California 91362
                                 (818) 707-2020
             Internet addresses: www.trompeter.com/www.semflex.com

       Sterling Holding Company, a Delaware corporation, is a global provider of electronic interconnect products. Sterling's primary activities consist of designing, manufacturing and marketing electronic interconnect components and assemblies to route, switch, amplify, edit and consolidate converging voice, video and data signals for a broad range of markets. Operating primarily through its Trompeter Electronics, Inc. and Semflex, Inc. subsidiaries, Sterling seeks to provide high-quality, reliable solutions with on-time delivery under short-lead time to its customers in various market segments while pursuing productivity and cost control programs. Shares of Sterling common stock and Sterling preferred stock are not traded publicly.

       For further information about Sterling, see "Summary of the Merger - Selected Historical Financial Information - Sterling Selected Historical Financial Information" on page 15, "The Companies - Sterling Holding Company" on page 52, and the audited consolidated financial statements and related notes of Sterling Holding Company, which are included as Annex L to this document and are incorporated by reference in this joint proxy statement/prospectus.

STRUCTURE OF THE MERGER (SEE PAGE 69)

       Under the terms of the proposed merger, a wholly owned subsidiary of Stratos, formed for the purpose of the merger, will merge with and into Sterling. As a result, Sterling will survive the merger and will become a wholly owned subsidiary of Stratos upon completion of the merger.

       The merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement carefully and fully, as it is the legal document that governs the merger.

WHAT STERLING SHAREHOLDERS WILL RECEIVE PURSUANT TO THE MERGER (SEE PAGE 69)

       As a result of the merger, each share of Sterling common stock and Sterling preferred stock (other than shares held by Sterling shareholders who perfect their appraisal rights under Delaware law) will be converted into the right to receive:

        -- a number of shares of Stratos common stock equal to 6,082,000 divided by the fully diluted equity of Sterling as of the effective time of the merger;

        -- a number of shares of Stratos preferred stock equal to 50,000 divided by the fully diluted equity of Sterling as of the effective time of the merger; and

        -- cash, without interest, in lieu of any fractional shares of Stratos common stock and Stratos preferred stock.

       Each share of Stratos common stock issued as consideration in the merger will be accompanied by a preferred stock purchase right. For further information regarding the preferred stock purchase rights, see "Certain Legal
Information - Description of Stratos Capital Stock - Stratos Rights Agreement." In addition, as described more fully below, 10% of the whole shares of Stratos common stock issuable to Sterling shareholders in connection with the merger (rounded down to the nearest number of whole shares) will be deposited into an indemnity fund to satisfy Sterling's indemnification obligations to Stratos and its affiliates.

       The "fully diluted equity of Sterling" means the number of issued and outstanding shares of Sterling common stock calculated on a fully diluted basis (assuming the conversion of all of the issued and outstanding shares of Sterling preferred stock) as of the effective time of the merger. As of July 1, 2003, the fully diluted equity of Sterling was 7,344,502 shares. Based upon the fully diluted equity of Sterling as of that date, as a result of the merger, unless a Sterling shareholder exercises appraisal rights under Delaware law, each share of Sterling common stock and Sterling preferred stock would be converted into the right to receive approximately 0.828 of a share of Stratos common stock and approximately 0.007 of a share of Stratos preferred stock.

       The table below sets forth an example of the exchange of shares of Sterling common stock and Sterling preferred stock into shares of Stratos common stock and Stratos preferred stock as a result of the merger, based on a closing price of Stratos common stock on [--], 2003 of $[--] per share and a stated price of Stratos preferred stock of $100 per share. If the merger had closed on July 1, 2003 and you owned [--] shares of Sterling common stock or [--] shares of Sterling preferred stock, you would receive the following:

If you own [--] shares    You would receive this    You would receive this    You would receive this    The indemnity agent
of                        many shares of Stratos    many shares of Stratos    amount of cash, without   would receive this many
Sterling common stock or  common stock (excluding   preferred stock           interest, in lieu of      shares of Stratos common
[--] shares of Sterling   shares subject to the                               fractional shares         stock
preferred stock           indemnity fund)
                                    [--]                      [--]                     $[--]                      [--]

       The cash in lieu of fractional shares amount listed in the table above is only an example, as this number will be based in part on the last reported sale price per share of Stratos common stock on the Nasdaq National Market on the date immediately before the effective time of the merger or, if the shares of Stratos common stock do not trade on that date, the first date of trading immediately before that date.

A PORTION OF THE MERGER CONSIDERATION WILL BE PLACED IN ESCROW (SEE PAGE 70)

       Under the merger agreement, Stratos and its affiliates will be indemnified against any losses or expenses that may arise in the event of a breach by Sterling of its representations, warranties, covenants or other specified obligations in the merger agreement. To meet this indemnification obligation, the parties will establish an indemnity fund which will be the sole source for indemnification (other than in cases of fraud). After the merger, Stratos will cause 10% of the whole shares of Stratos common stock issuable to Sterling shareholders in connection with the merger (rounded down to the nearest number of whole shares) to be deposited into the indemnity fund to be held by an indemnity agent, currently expected to be LaSalle Bank National Association. The indemnity fund will be governed by a separate indemnity escrow agreement, which will be substantially in the form attached as Annex C to this joint proxy statement/prospectus.

       Stockholder representatives, who will be appointed by Sterling prior to the consummation of the merger, will represent the former Sterling shareholders whose shares of Stratos common stock are held in the indemnity fund. The stockholder representatives will have full power and authority to represent the former Sterling shareholders with respect to all matters arising under the merger agreement and the indemnity escrow agreement. All actions taken by the stockholder representatives in connection with these agreements will be binding on the former Sterling shareholders, as if such actions had been confirmed in writing by each shareholder. The persons acting as the stockholder representatives may be changed by the holders of a majority in interest of the shares in the indemnity fund at any time upon not less than 15 days' prior written notice to Stratos and the indemnity agent. The indemnity fund and indemnification obligations will end one year after the effective time of the merger, except with respect to any pending or outstanding indemnity claims. At that time, if no indemnity claim has been made, and after deduction of certain expenses, the shares of Stratos common stock in the indemnity fund will be released to the former Sterling shareholders in accordance with the indemnity escrow agreement.

       A former Sterling shareholder whose shares of Stratos common stock are held in the indemnity fund will generally recognize gain or loss for federal income tax purposes upon a return of shares to Stratos pursuant to the indemnification obligation. For a more complete discussion of the federal income tax treatment of the Stratos common stock deposited in the indemnity fund, see "The Proposed Merger - Material Federal Income Tax Considerations - Indemnity Fund."

STERLING MAY DECLARE CERTAIN DIVIDENDS PRIOR TO THE EFFECTIVE TIME OF THE MERGER (SEE PAGE 81)

       As described more fully in this document, prior to the effective time of the merger, Sterling will transfer certain specified assets to STT Properties, LLC, a wholly owned subsidiary of Sterling. Following the completion of the asset transfers in accordance with and subject to the terms of the merger agreement, Sterling may declare and pay to its shareholders a dividend equal to all of the units of membership interest in STT Properties, LLC. In addition, prior to the effective time of the merger and as described more fully in this document, Sterling may declare and pay to its shareholders a dividend equal to the right to receive after the effective time of the merger the amount, if any, by which Sterling's working capital as of the effective time of the merger, as finally determined in accordance with the procedures specified in the merger agreement, exceeds $10,500,000, plus interest on such excess.

RECOMMENDATIONS TO STRATOS AND STERLING SHAREHOLDERS (SEE PAGES 33 AND 34)

         To Stratos Shareholders:

       The Stratos board of directors believes the merger is advisable and recommends that you vote FOR the proposal to issue shares of Stratos common stock and Stratos preferred stock as contemplated by the merger agreement.

         To Sterling Shareholders:

       The Sterling board of directors believes the merger is advisable and recommends that you vote FOR the proposal to adopt the merger agreement and, by doing so, approve the proposed merger and the other transactions contemplated by the merger agreement.

BOTH STRATOS AND STERLING SHAREHOLDER APPROVALS WILL BE REQUIRED TO COMPLETE THE MERGER (SEE PAGE 120)

         For Stratos Shareholders:

       Approval of the proposal to issue shares of Stratos common stock and Stratos preferred stock as contemplated by the merger agreement requires the affirmative vote of at least a majority of the total votes cast at the annual meeting by the holders of Stratos common stock as long as a quorum, which is a majority of the shares outstanding, is present in person or by proxy. Approval of the proposal to issue shares of Stratos common stock and Stratos preferred stock as contemplated by the merger agreement is a condition to the completion of the merger.

       On [--], 2003, the record date for determining those Stratos shareholders entitled to vote at the Stratos annual meeting, directors and executive officers of Stratos and their affiliates beneficially owned and had the right to vote [--] shares of Stratos common stock, representing approximately [--]% of the shares of Stratos common stock outstanding on the record date. Although none of the members of the board of directors of Stratos or its executive officers have executed voting agreements, based solely on discussions with its board of directors and executive officers, to Stratos' knowledge, directors and executive officers of Stratos and their affiliates intend to vote their common stock in favor of the proposal to issue shares of Stratos common stock and Stratos preferred stock as contemplated by the merger agreement.

         For Sterling Shareholders:

       Approval of the proposal to adopt the merger agreement requires the affirmative vote of at least a majority of the votes represented by the outstanding shares of Sterling common stock and the outstanding shares of Sterling preferred stock, voting together as one class. Approval of the proposal to adopt the merger agreement is a condition to the completion of the merger.

       On [--], 2003, the record date for determining those Sterling shareholders entitled to vote at the Sterling special meeting, directors and executive officers of Sterling and their affiliates beneficially owned and had the right to vote 1,855,000 shares of Sterling common stock and 53,996 shares of Sterling preferred stock, representing approximately 83.2% of the shares of Sterling common stock and approximately 1.0% of the shares of Sterling preferred stock outstanding and entitled to vote at the special meeting. Members of the board of directors and certain significant shareholders of Sterling have executed voting agreements under which they have agreed, without any additional consideration being paid to them, to vote all of their shares of Sterling common stock and Sterling preferred stock in favor of the adoption of the merger agreement. The vote of these shareholders will be sufficient to adopt the merger agreement. For a more complete discussion of these voting agreements, see "Other Agreements - Voting Agreements."

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS (SEE PAGE 41)

       Stratos and Sterling intend to take the position that, for federal income tax purposes, (1) the merger will qualify as a "reorganization" within the meaning of section 368(a) of the Internal Revenue Code and each of Stratos and Sterling will be a party to that reorganization within the meaning of section 368(b) of the Internal Revenue Code, and (2) the Stratos preferred stock received in the merger will not be "nonqualified preferred stock" within the meaning of section 351(g) of the Internal Revenue Code. Assuming the foregoing positions are correct as of the effective time of the merger, a Sterling shareholder will not recognize any gain or loss for federal income tax purposes upon the exchange of the holder's shares of Sterling common stock or Sterling preferred stock, as the case may be, for shares of Stratos common stock and Stratos preferred stock pursuant to the merger, except that gain or loss will be recognized on the receipt of cash in lieu of a fractional share of Stratos common stock or Stratos preferred stock. While Stratos and Sterling believe that each of the foregoing positions will be correct as of the effective time of the merger, no assurances can be given that the foregoing positions will be correct, and Sterling shareholders must rely upon the advice of their own tax advisors as to the correctness of each of these positions.

       The federal income tax consequences of the merger described above may not apply to some Sterling shareholders, including some types of shareholders specifically referred to on page 41. In addition, you should understand that this discussion does not address the tax consequences of the pre-merger Sterling dividends that the Sterling board of directors may declare in accordance with the terms of the merger agreement.

       Special rules apply to preferred stock that may be redeemed at a premium to its issue price. If these special rules apply to the Stratos preferred stock, holders may be treated as receiving such redemption premium (among other possible methods) on an economic accrual (constant interest) basis through a series of constructive distributions of stock.

       You should carefully read the discussion under the heading "Material Federal Income Tax Considerations" beginning on page 41.

OPINION OF FINANCIAL ADVISOR (SEE PAGE 35)

       Stratos. In connection with the merger, Stratos' board of directors received a written opinion of CIBC World Markets Corp. as to the fairness, from a financial point of view, to Stratos of the merger consideration. The full text of CIBC World Markets' written opinion, dated July 1, 2003, is attached to this joint proxy statement/prospectus as Annex D. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. CIBC WORLD MARKETS' OPINION WAS PROVIDED TO THE STRATOS BOARD OF DIRECTORS IN CONNECTION WITH ITS EVALUATION OF THE MERGER CONSIDERATION AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO STRATOS OF THE MERGER CONSIDERATION. THE OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER WITH RESPECT TO ANY MATTERS RELATING TO THE MERGER OR ANY RELATED TRANSACTION.

       Sterling. The Sterling board of directors did not receive an opinion of a financial advisor in connection with the merger.

DISSENTERS WILL HAVE THE RIGHT TO APPRAISAL OF THE "FAIR VALUE" OF THEIR STERLING SHARES IN CONNECTION WITH THE MERGER (SEE PAGE 46)

       Under Section 262 of the Delaware General Corporation Law, holders of Sterling common stock and Sterling preferred stock who do not vote their shares in favor of adoption of the merger agreement have appraisal rights. Holders of Sterling common stock and Sterling preferred stock who want to exercise appraisal rights must comply strictly with the rules governing the exercise of appraisal rights or they will lose these rights. We describe the procedures for exercising appraisal rights in this joint proxy statement/prospectus in "The Proposed Merger - Appraisal Rights of Dissenting Shareholders of Sterling," and we have attached the provisions of Delaware law that govern appraisal rights as Annex E to this joint proxy statement/prospectus.

       If you consider seeking appraisal, you should be aware that the fair value of your Sterling shares as determined under Section 262 could be more than, the same as or less than the Stratos shares you would be entitled to receive under the merger agreement if you did not seek appraisal of your Sterling shares.

THE MERGER AND THE FUTURE PERFORMANCE OF STRATOS AFTER THE COMPLETION OF THE MERGER IS SUBJECT TO A NUMBER OF RISKS (SEE PAGE 21)

       There are a number of risks related to the merger, including the following:

        -- the value of Stratos shares to be received by Sterling shareholders will fluctuate;

        -- Stratos may be unable to successfully integrate the operations of Stratos and Sterling and realize anticipated cost synergies;

        -- Stratos will incur significant transaction, merger-related and restructuring costs in connection with the merger; and

        -- charges to earnings resulting from the application of the purchase method of accounting may adversely affect the market value of Stratos' common stock following the merger.

       For a more complete discussion of these and other risk factors relating to the businesses of Stratos, Sterling and the combined company, please see "Risk Factors" and the documents that Stratos has filed with the Securities and Exchange Commission and which Stratos has incorporated into this document.

DIFFERENCES EXIST BETWEEN THE RIGHTS OF STRATOS AND STERLING SHAREHOLDERS (SEE PAGE 124)

       The rights of shareholders of both companies are governed by Delaware law. However, there are differences in the rights of Stratos shareholders and Sterling shareholders as a result of the provisions of the certificate of incorporation, by-laws and other corporate documents of each company. See "Certain Legal Information - Comparison of Stratos/Sterling Shareholder Rights."

STERLING SHAREHOLDERS WILL HOLD APPROXIMATELY [45]% OF THE STRATOS SHARES AFTER THE MERGER

       Stratos will issue up to 6,082,000 shares of Stratos common stock and 50,000 shares of Stratos preferred stock to Sterling shareholders as contemplated by the merger agreement. Immediately following completion of the merger, it is expected that there will be approximately [13.4] million shares of Stratos common stock and 50,000 shares of Stratos preferred stock issued and outstanding. The shares of Stratos common stock and Stratos preferred stock to be issued to Sterling shareholders as contemplated by the merger agreement will represent approximately [--]% of the outstanding Stratos common stock and 100% of the outstanding Stratos preferred stock after the merger on a fully diluted basis. This information is based on the number of Stratos and Sterling shares and options outstanding on August [--], 2003.

STRATOS BOARD AFTER THE MERGER (SEE PAGE 50)

       After the merger, the board of directors of the combined company will have nine members, consisting of four persons designated by Stratos and five persons designated by Sterling.

STRATOS MANAGEMENT AND HEADQUARTERS AFTER THE MERGER (SEE PAGE 50)

       The merger agreement provides that after the merger, James W. McGinley, currently the President and Chief Executive Officer of Stratos, will be the Chief Executive Officer of the combined company. In addition, Stratos and Sterling have agreed that after the merger the corporate headquarters and principal operations of the combined company will be located in the Chicago, Illinois metropolitan area.

A NUMBER OF CONDITIONS MUST BE SATISFIED OR WAIVED TO COMPLETE THE MERGER (SEE PAGE 82)

       The completion of the merger depends upon the satisfaction or waiver of a number of conditions, including the following:

        -- adoption of the merger agreement by the Sterling shareholders and approval of the issuance of shares of Stratos common stock and Stratos preferred stock as contemplated by the merger agreement by the Stratos shareholders;

        -- authorization for quotation on the Nasdaq National Market of the shares of Stratos common stock issuable pursuant to the merger agreement, subject to official notice of issuance;

        -- expiration or termination of the waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

        -- absence of any law, decree, injunction or other order issued by a court or governmental entity that makes the merger or any of the transactions contemplated by the merger agreement illegal;

        -- effectiveness of a registration statement on Form S-4 regarding the shares of Stratos common stock and Stratos preferred stock to be issued in the merger;

        -- an average closing price per share of Stratos common stock over a specified period of time prior to the effective time of the merger greater than or equal to $2.10;

        -- material compliance by Stratos and Sterling with their respective agreements and covenants contained in the merger agreement;

        -- material accuracy of the respective representations and warranties made by Stratos and Sterling in the merger agreement;

        -- neither party having suffered any event, change or effect that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on that party since a specified time;

        -- receipt of all authorizations, consents, approvals or exemptions required for the parties to effect the merger, the failure of which to obtain would have, individually or in the aggregate, an adverse effect on the combined company after the merger;

        -- absence of any suit, action or proceeding instituted by any governmental entity relating to the merger agreement or the transactions contemplated thereby;

        -- execution of the indemnity escrow agreement by the indemnity agent and the stockholder representatives and delivery to Stratos;

        -- execution of one year leases by STT Properties, LLC and Trompeter relating to the real estate in Westlake Village, California owned by Sterling and its subsidiaries that Trompeter desires to use, and delivery of these executed leases to Stratos;

        -- receipt by Stratos of a certificate from executive officers of Sterling as to Sterling's capital structure as of the effective time of the merger;

        -- no more than 5% of the holders of Sterling common stock and no more than 5% of the holders of Sterling preferred stock having exercised appraisal rights;

        -- Sterling having completed the transfer of specified assets to STT Properties, LLC and having declared and paid to its shareholders a dividend equal to all of the units of membership interest in STT Properties, LLC, in each case in accordance with the terms of the merger agreement;

        -- receipt by Stratos of a certificate from executive officers of Sterling as to Sterling's working capital, as determined in accordance with the terms of the merger agreement, as of the effective time of the merger; and

        -- satisfaction of other customary contractual conditions specified in the merger agreement.

HOW THE MERGER AGREEMENT MAY BE TERMINATED BY STRATOS AND STERLING (SEE PAGE 84)

       The merger agreement may be terminated and the merger may be abandoned at any time before the effective time of the merger, whether before or after the Sterling shareholders have adopted the merger agreement, in any of the following ways:

        --    by our mutual written consent;

        --    by either one of us:

              - if the other party fails to comply in any material respect with any of its covenants or agreements under the merger agreement, which failure is not cured within 30 business days of receiving written notice of the failure;

              - if the other party breaches in any material respect any of its representations or warranties in the merger agreement, which breach is not cured within 30 business days of receiving written notice of the breach;

              - if the merger has not been completed by December 31, 2003, except that a party may not terminate the merger agreement if the cause of the merger not being completed is that party's failure to fulfill its obligations under the merger agreement;

              - if a court or other governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting completion of the merger and the order, decree, ruling or other action has become final and nonappealable; or

              - if Stratos' shareholders fail to approve the issuance of shares of Stratos common stock and Stratos preferred stock in the merger;

        --    by Stratos:

              -   if Sterling's shareholders fail to adopt the merger agreement;
                  or

              - if Stratos' board of directors reasonably determines that a takeover proposal from a third party constitutes a superior proposal and Stratos enters into a definitive agreement for such superior proposal, except that Stratos cannot terminate the merger agreement for this reason unless it has complied with certain procedural obligations to Sterling and pays Sterling the termination fee described below simultaneously with or immediately following such termination;

        --    by Sterling:

              - if Sterling's board of directors reasonably determines that a takeover proposal from a third party constitutes a superior proposal and Sterling enters into a definitive agreement for such superior proposal, except that Sterling cannot terminate the merger agreement for this reason unless it has complied with certain procedural obligations to Stratos and pays Stratos the termination fee described below simultaneously with or immediately following such termination.

TERMINATION FEES AND EXPENSES MAY BE PAYABLE IN SOME CIRCUMSTANCES (SEE PAGE 85)

       Termination Fees Payable by Sterling. In the merger agreement, Sterling has agreed to pay Stratos a termination fee under the following circumstances:

       IF the merger agreement is terminated:

        -- by Stratos because Sterling's shareholders fail to adopt the merger agreement; or

        -- by Sterling because Sterling's board of directors reasonably determines that a takeover proposal from a third party constitutes a superior proposal and Sterling enters into a definitive agreement for such superior proposal,

       THEN, Sterling is obligated to pay in cash all fees and expenses reasonably incurred by Stratos in connection with the merger agreement up to a maximum amount of $500,000 and pay Stratos a cash fee of $750,000.

       Termination Fees Payable by Stratos. In the merger agreement, Stratos has agreed to pay Sterling a termination fee under the following circumstances:

       First, IF the merger agreement is terminated:

        -- by Stratos or Sterling because Stratos' shareholders fail to approve the issuance of shares of Stratos common stock and Stratos preferred stock in the merger and:

             (1) prior to its annual shareholder meeting, Stratos receives a takeover proposal from a third party; and

             (2) concurrently with or within twelve months of the termination,
                 Stratos completes an acquisition event with a third party; or

        -- by Stratos because Stratos' board of directors reasonably determines that a takeover proposal from a third party constitutes a superior proposal and Stratos enters into a definitive agreement for such superior proposal,

       THEN, Stratos is obligated to pay in cash all fees and expenses reasonably incurred by Sterling in connection with the merger agreement up to a maximum amount of $500,000 and pay Sterling a cash fee of $750,000.

       Second, IF the merger agreement is terminated:

        -- by Stratos or Sterling because Stratos' shareholders fail to approve the issuance of shares of Stratos common stock and Stratos preferred stock in the merger,

       THEN, Stratos is obligated to pay in cash all fees and expenses reasonably incurred by Sterling in connection with the merger agreement up to a maximum amount of $500,000.

STRATOS COMMON STOCK WILL BE QUOTED ON THE NASDAQ (SEE PAGE 49)

       The shares of Stratos common stock to be issued pursuant to the merger will be quoted on the Nasdaq National Market under the symbol "STLW."

STRATOS AND STERLING EXECUTIVE OFFICERS AND DIRECTORS HAVE INTERESTS IN THE MERGER (SEE PAGE 63)

       When you consider our boards of directors' recommendations that you vote in favor of the relevant proposals, you should be aware that a number of our executive officers and directors have interests in the merger that may be different from, or in addition to, shareholders' interests. Our boards of directors were aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

EACH OUTSTANDING STOCK OPTION TO PURCHASE STERLING COMMON STOCK WILL BE CANCELLED (SEE PAGE 69)

       Upon completion of the merger, each Sterling stock option to purchase Sterling common stock that is outstanding immediately before the effective time of the merger will be cancelled.

THE PURCHASE METHOD OF ACCOUNTING WILL BE USED TO ACCOUNT FOR THE MERGER (SEE PAGE 41)

       Stratos will account for the merger under the purchase method of accounting for business combinations under accounting principles generally accepted in the United States of America.

OTHER AGREEMENTS (SEE PAGE 87)

       Standstill Agreement. Concurrently with the execution of the merger agreement, Stratos and Citicorp Venture Capital Ltd. ("CVC"), Sterling's largest shareholder, entered into a standstill agreement, pursuant to which CVC agreed that, following the merger and except as provided in the standstill agreement, it will not, among other things, acquire or attempt to acquire beneficial ownership of any assets, businesses or capital stock of Stratos or solicit proxies from the holders of any shares of Stratos' capital stock for a five-year period commencing on July 2, 2003. For a more complete discussion of the standstill agreement, see "Other Agreements - Standstill Agreement." A copy of the standstill agreement is attached as Annex F to this joint proxy statement/prospectus.

       Registration Rights Agreement. Concurrently with the execution of the merger agreement, Stratos and certain of Sterling's principal shareholders, consisting of CVC and two trusts created by William N. Stout, a member of Sterling's board of directors, entered into a registration rights agreement, pursuant to which, during the period commencing on the first anniversary of the effective time of the merger and ending on the date that shares of Stratos common stock are not listed on any securities exchange, CVC will have the right, subject to various conditions, on one occasion to require Stratos to register for sale under the Securities Act the shares of Stratos common stock it acquires in the merger. The two Stout trusts will have the right, subject to various conditions, to request the inclusion in that registration statement of the shares of Stratos common stock that they will receive in the merger in that registration. In addition, CVC and the two Stout trusts will be entitled, subject to various conditions, to request inclusion of their shares of Stratos common stock whenever Stratos proposes to register shares of its common stock under the Securities Act. For a more complete discussion of the registration rights agreement, see "Other Agreements - Registration Rights Agreement." A copy of the registration rights agreement is attached as Annex G to this joint proxy statement/prospectus.

SELECTED HISTORICAL FINANCIAL INFORMATION

       We are providing the following selected historical consolidated financial information to assist you in your analysis of the financial aspects of the merger. We derived the annual Stratos historical information from the audited consolidated financial statements of Stratos as of and for each of the fiscal years ended April 30, 1999 through 2003. We derived the annual Sterling historical information from the audited consolidated financial statements of Sterling as of and for each of the fiscal years ended December 31, 1998 through 2002. The data as of and for the four months ended April 30, 2003 and 2002 has been derived from interim unaudited consolidated financial statements of Sterling and, in the opinion of Sterling's management, include all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the interim period. The information is only a summary and should be read in conjunction with (1) Stratos' audited historical consolidated financial statements and related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Stratos Annual Report on Form 10-K for the fiscal year ended April 30, 2003, which are incorporated by reference in this joint proxy statement/prospectus, as well as other information that Stratos has filed with the Securities and Exchange Commission ("SEC"), and (2) Sterling's audited historical consolidated financial statements and related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included in this joint proxy statement/prospectus. See "Where You Can Find More Information" for information on where you can obtain copies of the information Stratos incorporates by reference. See "The Companies - Sterling Holding Company" and the audited consolidated financial statements and related notes, included as Annex L to this joint proxy statement/prospectus, for information regarding Sterling. The historical results included below and elsewhere in this document are not indicative of the future performance of Stratos, Sterling or the combined company.

STRATOS SELECTED HISTORICAL FINANCIAL INFORMATION

                                                   As of and for the Fiscal Year Ended April 30,
                                                ---------------------------------------------------
                                                  2003        2002       2001      2000      1999
                                                ---------   --------   --------   -------   -------
                                                       (in thousands, except per share data)
STATEMENT OF OPERATIONS DATA:
Revenue:
  Net sales...................................  $  37,236   $ 56,387   $126,902   $71,785   $46,458
  License fees and royalties..................     14,398      3,622      4,873     1,459        50
                                                ---------   --------   --------   -------   -------
Total.........................................     51,634     60,009    131,775    73,244    46,508
---------------------------------------------------------------------------------------------------
COST AND EXPENSES:
  Cost of sales (1)...........................     63,114     64,713     89,617    48,064    29,543
  Research and development (2)................     40,208     28,087     14,729     7,045     3,301
  Sales and marketing.........................      7,063      7,999      9,146     6,724     4,514
  General and administrative (3)..............     45,675     37,349     13,367     5,361     3,518
                                                ---------   --------   --------   -------   -------
     Total costs and expenses.................    156,060    138,148    126,859    67,194    40,876
                                                ---------   --------   --------   -------   -------
Income (loss) from operations.................   (104,426)   (78,139)     4,916     6,050     5,632
Investment income, net........................      1,117      3,368      7,770        --        --
                                                ---------   --------   --------   -------   -------
Income (loss) before income taxes.............   (103,309)   (74,771)    12,686     6,050     5,632
Provision (credit) for income taxes...........         --     (2,581)     3,510     2,260     2,130
                                                ---------   --------   --------   -------   -------
Income (loss) before cumulative effect of a
  change in accounting principle..............   (103,309)   (72,190)     9,176     3,790     3,502
Cumulative effect of a change in accounting
  principle (4)...............................    (16,982)        --         --        --        --
                                                ---------   --------   --------   -------   -------
Net income (loss).............................  $(120,291)  $(72,190)  $  9,176   $ 3,790   $ 3,502
                                                =========   ========   ========   =======   =======
---------------------------------------------------------------------------------------------------
Net income (loss) per share, basic and
  diluted: (5)
  Before cumulative effect of a change in
     accounting principle.....................  $  (14.12)  $ (11.06)  $   1.47   $  0.70   $  0.65
  Cumulative effect of a change in accounting
     principle (4)............................      (2.32)        --         --        --        --
                                                ---------   --------   --------   -------   -------
Net income (loss).............................  $  (16.44)  $ (11.06)  $   1.47   $  0.70   $  0.65
                                                =========   ========   ========   =======   =======
---------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING:
  Basic.......................................      7,317      6,525      6,246     5,403     5,403
                                                =========   ========   ========   =======   =======
  Diluted.....................................      7,317      6,525      6,281     5,403     5,403
                                                =========   ========   ========   =======   =======
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and cash equivalents.....................  $  43,649   $ 61,020   $125,438   $   537   $   550
Working capital...............................     65,097     98,040    178,514    17,748    11,994
Total assets..................................    124,612    254,596    280,448    61,137    31,523
Long-term obligations, less current portion...        298      6,569         --        --        --
Shareholders' equity..........................    101,045    220,480    254,899    52,962    26,169

---------------

(1) Cost of sales for fiscal 2003 and 2002 includes $6,805 and $8,100, respectively, for charges for obsolete and slow moving inventory and $900 and $8,300, respectively, of expenses related to the restructuring of operations. In addition, cost of sales for fiscal 2003 includes $16,400 of charges for impairment of long-lived assets. See Note 5 to the audited consolidated financial statements included in Stratos' Annual Report on Form 10-K for the fiscal year ended April 30, 2003, incorporated by reference in this joint proxy statement/ prospectus.

(2) Research and development expenses for fiscal 2003 includes $16,900 of charges for impairment of long-lived assets, a $2,070 charge to in-process research and development and $1,100 of expenses related to the restructuring of operations. Research and development expenses for fiscal 2002 include $6,300 of expenses as the result of Stratos' change of its policy on research and development expenses. Such expenses would have been classified as cost of sales under the previous policy. It is not practicable to determine the effect this change would have had on prior years. See Note 5 to the audited consolidated financial statements included in Stratos' Annual Report on Form 10-K for the fiscal year ended April 30, 2003, incorporated by reference in this joint proxy statement/prospectus.

(3) General and administrative expenses for fiscal 2003 includes $28,430 of charges for impairment of goodwill and $3,800 of charges for impairment of long-lived assets. General and administrative expenses for fiscal 2003 and 2002 include $1,100 and $22,400, respectively, of expenses related to the restructuring of operations. See Notes 4 and 5 to the audited consolidated financial statements included in Stratos' Annual Report on Form 10-K for the fiscal year ended April 30, 2003, incorporated by reference in this joint proxy statement/prospectus.

(4) See Note 4 to the audited consolidated financial statements included in Stratos' Annual Report on Form 10-K for the fiscal year ended April 30, 2003, incorporated by reference in this joint proxy statement/ prospectus.

(5) Net income (loss) per share for fiscal years 2002, 2001, 2000 and 1999 has been restated to reflect a 1-for-10 reverse split effected on October 21, 2002.

STERLING SELECTED HISTORICAL FINANCIAL INFORMATION

                                                                       As of and for the
                                -----------------------------------------------------------------------------------------------
                                    Four Months Ended
                                        April 30,                             Fiscal Year Ended December 31,
                                -------------------------   -------------------------------------------------------------------
                                   2003          2002          2002          2001          2000          1999          1998
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
STATEMENT OF INCOME DATA:
Net sales.....................  $11,582,767   $12,408,274   $39,530,208   $59,781,354   $96,165,863   $63,745,448   $54,303,379
Gross profit..................    4,060,691     4,820,742    15,552,846    18,068,086    41,662,175    27,469,279    24,153,284
Net income....................       95,962       466,162     2,719,419     1,891,833    13,897,693     7,943,237     6,544,317

BALANCE SHEET DATA:
Total assets..................  $40,697,407                 $39,779,498   $37,697,495   $48,241,484   $35,060,470   $34,225,195
Working capital...............   21,293,364                  22,881,534    18,717,919    16,392,304     9,540,214     6,710,787
Total liabilities.............    6,257,464                   5,523,844     6,914,394    19,368,616    20,176,652    27,284,614
Total equity..................   34,439,943                  34,255,654    30,783,101    28,872,868    14,883,818     6,940,581

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

       The selected unaudited pro forma condensed consolidated financial information presented below combines certain information from (1) the historical consolidated statements of income of Stratos and Sterling, giving effect to the merger as if it had occurred on May 1, 2002, and (2) the historical consolidated balance sheets of Stratos and Sterling, giving effect to the merger as if it had been completed on April 30, 2003. We have adjusted the historical consolidated financial information to give effect to pro forma events that are directly attributable to the merger, factually supportable and, with respect to the statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed consolidated financial information has been prepared assuming that approximately 0.828 of a share of Stratos common stock and approximately 0.007 of a share of Stratos preferred stock had been issued in exchange for each outstanding share of Sterling common stock and Sterling preferred stock.

       We present selected unaudited pro forma condensed consolidated financial information for informational purposes only. The unaudited pro forma information is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the merger at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the combined company.

       We prepared the selected unaudited pro forma condensed consolidated financial information using the purchase method of accounting with Stratos treated as the acquirer. Stratos' cost to acquire Sterling will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information. For additional information regarding the allocation, see Note 1, "Basis of Pro Forma Presentation," under "Pro Forma Financial Data Relating to the Merger - Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements."

       The following selected unaudited pro forma condensed consolidated financial information has been derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Consolidated Financial Statements and related notes included in Chapter Two of this joint proxy statement/prospectus.

                                               For the Year Ended April 30, 2003
                                             -------------------------------------
                                             (in thousands, except per share data)
INCOME STATEMENT DATA
Revenue...................................                 $  90,339
Loss from operations......................                  (101,536)
Net loss before cumulative effect of a
  change in accounting principle..........                  (100,419)
Net loss per share, available to common
  shares, basic and diluted:
  Before cumulative effect of a change in
     accounting principle.................                 $   (7.52)
Weighted average number of common shares
  outstanding and share equivalents:
  Basic...................................                    13,399
  Diluted.................................                    13,399
BALANCE SHEET DATA (AS OF APRIL 30, 2003)
Cash and cash equivalents.................                 $  44,380
Accounts receivable, less allowance.......                    12,326
Total assets..............................                   177,098
Accounts payable..........................                     6,871
Current portion of long-term debt.........                     6,331
Total shareholders' equity................                   145,031

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE INFORMATION

       The following table sets forth selected historical per share information of Stratos and Sterling and unaudited pro forma condensed consolidated per share information after giving effect to the merger between Stratos and Sterling, under the purchase method of accounting, assuming that approximately 0.828 of a share of Stratos common stock and approximately 0.007 of a share of Stratos preferred stock had been issued in exchange for each outstanding share of Sterling common stock and Sterling preferred stock. You should read this information in conjunction with the selected historical consolidated financial information, included elsewhere in this joint proxy statement/prospectus, and the audited historical consolidated financial statements of Stratos and Sterling and related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations that are incorporated by reference or included elsewhere in this joint proxy statement/prospectus. The unaudited Stratos pro forma condensed consolidated per share information is derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Consolidated Financial Statements and related notes included in Chapter Two of this joint proxy statement/prospectus. The historical per share information is derived from, in the case of Stratos, audited financial statements as of and for the fiscal year ended April 30, 2003 and, in the case of Sterling, unaudited financial results as of and for the twelve-month period ended April 30, 2003. The unaudited pro forma Sterling per share equivalents are calculated by dividing the unaudited Sterling historical per share amounts by 0.828.

       The unaudited pro forma condensed consolidated per share information has been included for comparative purposes only and does not purport to represent what the actual results of operations of Stratos and Sterling would have been had the companies been combined during the periods presented or to project Stratos' and Sterling's results of operations that may be achieved after the completion of the merger.

                                                    For the Year Ended April 30, 2003
                                                    ---------------------------------
UNAUDITED STRATOS PRO FORMA COMBINED
Per common share data:
Net loss per share, available to common shares,
  basic and diluted:
  Before cumulative effect of a change in
     accounting principle........................                $ (7.52)
  Shareholders' equity per share.................                  10.80
STRATOS -- HISTORICAL
Per common share data:
Net loss per share, basic and diluted:
  Before cumulative effect of a change in
     accounting principle........................                $(14.12)
  Shareholders' equity per share.................                  13.76
UNAUDITED PRO FORMA STERLING EQUIVALENTS COMBINED
Per basic common share data:
Net income per share.............................                $  1.44
Shareholders' equity per share...................                  20.45
Per diluted common share data:
Net income per share.............................                $  0.39
Shareholders' equity per share...................                   5.65
STERLING -- HISTORICAL
Per basic common share data:
Net income per share.............................                $  1.19
Shareholders' equity per share...................                  16.93
Per diluted common share data:
Net income per share.............................                $  0.32
Shareholders' equity per share...................                   4.68

PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

         STRATOS

       Stratos common stock is quoted on the Nasdaq National Market under the ticker symbol "STLW." The following table shows, for the calendar quarters indicated, based on published financial sources, the high and low closing sales prices of shares of Stratos common stock as reported on the Nasdaq National Market. Stratos has never paid cash dividends on its common stock. Any future determination as to the approval and declaration of dividends will be at the discretion of the board of directors of the combined company and will depend upon the combined company's financial condition, results of operations, capital requirements, compliance with certain charter and contractual restrictions and such other factors as the board of directors of the combined company deems relevant.

                                                  Stratos Common Stock*
                                                  ---------------------
                                                    High          Low
                                                  --------      -------
FISCAL YEAR ENDED APRIL 30, 2002
First Quarter...................................  $140.69       $88.10
Second Quarter..................................  $ 99.60       $34.50
Third Quarter...................................  $ 71.90       $40.10
Fourth Quarter..................................  $ 59.80       $27.20

FISCAL YEAR ENDED APRIL 30, 2003
First Quarter...................................  $ 27.60       $ 8.10
Second Quarter..................................  $  9.70       $ 2.50
Third Quarter...................................  $  8.04       $ 3.24
Fourth Quarter..................................  $  4.36       $ 2.63

FISCAL YEAR ENDED APRIL 30, 2004
First Quarter...................................  $  6.76       $ 3.91
Second Quarter (through August [--], 2003)......  $  [--]       $ [--]

---------------

       * The closing sales prices with respect to Stratos common stock noted above have been restated retroactively, when applicable, to reflect the impact of a 1-for-10 reverse stock split effected on October 21, 2002.

         STERLING

       As of the date hereof, there is no established trading market for shares of any class of Sterling stock. Sterling has not declared or paid any cash dividends on its common stock. If Sterling's board of directors were to declare or pay cash dividends at some future date on Sterling common stock, the holders of Sterling preferred stock would be entitled to receive dividends in an amount equal to the aggregate per share amount of all cash dividends declared on the Sterling common stock.

RECENT CLOSING PRICES

       The following table sets forth the closing sales prices per share of Stratos common stock as reported on the Nasdaq National Market on July 1, 2003, the last full trading day prior to the announcement of the merger agreement, and on [--], 2003, the most recent practicable date prior to the mailing of this joint proxy statement/prospectus to Stratos' and Sterling's shareholders. The table also sets forth the "equivalent stock price" per share of Sterling common stock on those dates, which is calculated by multiplying the closing sales price per share of Stratos common stock at such specified date by 0.828, which is the approximate number of shares of Stratos common stock that a Sterling shareholder would receive for each share of Sterling common stock. The closing sales prices per share of Stratos common stock will fluctuate prior to the annual and special meetings and the merger, and shareholders are urged to obtain current market quotations prior to making any decision with respect to the merger.

                                              STRATOS                 STERLING
                                         COMMON STOCK PRICE   EQUIVALENT STOCK PRICE(*)
                                         ------------------   -------------------------
July 1, 2003...........................        $4.89                    $4.05
[--], 2003.............................        $[--]                    $[--]

        -----------------------

        (*) The "Sterling Equivalent Stock Price" listed in the above table does not include the value of the shares of Stratos preferred stock that would have been received by Sterling's shareholders if the merger had taken place on the dates indicated in the above table, and also does not reflect the value, if any, of the dividends that Sterling intends to declare and pay to the holders of Sterling common stock and Sterling preferred stock in addition to the shares of Stratos common stock and Stratos preferred stock to be received in the merger.

                      SUMMARY OF STRATOS' OTHER PROPOSALS

       This joint proxy statement/prospectus also describes other actions that Stratos is proposing to undertake at its annual meeting.

STRATOS' OTHER PROPOSALS

       Stratos' other proposals consist of:

        --    the election of two directors to the Stratos board of directors;

        -- the adoption of an amendment to the Stratos restated certificate of incorporation, as amended;

        --    the adoption of a new equity incentive plan; and

        --    the adoption of a new employee stock purchase plan.

ELECTION OF DIRECTORS (SEE PAGE 94)

       Stratos shareholders are being asked to elect two Class III directors to hold office for three-year terms and until their respective successors are elected and qualified.

STRATOS CHARTER AMENDMENT (SEE PAGE 108)

       Stratos shareholders are being asked to approve an amendment to the Stratos restated certificate of incorporation, as amended, that would change Stratos' corporate name to "Stratos International, Inc." A copy of the Stratos charter amendment is attached as Annex H to this joint proxy statement/prospectus.

STRATOS EQUITY INCENTIVE PLAN (SEE PAGE 109)

       On August 19, 2003, the Stratos board of directors approved the Stratos Lightwave, Inc. 2003 Stock Plan, which we refer to as the Stratos equity incentive plan, to help Stratos and its subsidiaries to, among other things, attract and retain highly-skilled officers, directors and employees and to encourage them to promote the growth and profitability of Stratos and its subsidiaries. A copy of the Stratos equity incentive plan is attached as Annex I to this joint proxy statement/prospectus.

STRATOS EMPLOYEE STOCK PURCHASE PLAN (SEE PAGE 113)

       On August 19, 2003, the Stratos board of directors approved the Stratos Lightwave, Inc. 2003 Employee Stock Purchase Plan, which we refer to as the Stratos employee stock purchase plan, to assist eligible employees of Stratos and certain designated subsidiaries in acquiring stock ownership in Stratos. A copy of the Stratos employee stock purchase plan is attached as Annex J to this joint proxy statement/prospectus.

RECOMMENDATIONS TO STRATOS SHAREHOLDERS

       The Stratos board of directors recommends that you vote FOR each of Stratos' other proposals.

                                  RISK FACTORS

       Stratos and Sterling shareholders should carefully consider the following factors, in addition to those factors discussed in the documents that Stratos has filed with the Securities and Exchange Commission and which Stratos has incorporated into this document and the other information in this joint proxy statement/ prospectus, before voting at their respective annual or special meeting.

                          RISKS RELATING TO THE MERGER

THE VALUE OF STRATOS SHARES TO BE RECEIVED BY STERLING SHAREHOLDERS WILL FLUCTUATE.

       The number of shares of Stratos common stock and Stratos preferred stock issued pursuant to the merger for each share of Sterling common stock and Sterling preferred stock is fixed. The market price of Stratos common stock when the merger is completed may vary from its market price at the date of this document and at the date of the annual meeting of Stratos and special meeting of Sterling. For example, during the 12-month period ended on [--], 2003, the most recent practical date prior to the mailing of this joint proxy statement/prospectus, Stratos common stock traded in a range from a low of $[--] to a high of $[--] and ended that period at $[--]. See "Summary-Selected Historical Financial Information-Comparative Per Share Market Price and Dividend Information" for more detailed share price information.

       These variations may be the result of various factors, including:

        -- changes in the business, operations or prospects of Stratos or Sterling;

        --    market assessments as to whether the merger will be consummated;

        --    general market and economic conditions; and

        --    litigation and/or regulatory developments.

       The merger may not be completed until a significant period of time has passed after the Stratos annual meeting and Sterling special meeting. At the time of their respective meetings, Stratos and Sterling shareholders will not know the exact value of the Stratos common stock that will be issued in connection with the merger. The stated value of the Stratos preferred stock that will be issued in connection with the merger is $100 per share. Because the Stratos preferred stock has not been issued and thus there is no established trading market for shares of Stratos preferred stock, information with respect to market prices of Stratos preferred stock is unavailable.

       Shareholders of Stratos and Sterling are urged to obtain current market quotations for Stratos common stock.

WE MAY BE UNABLE TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF STRATOS AND STERLING AND REALIZE THE FULL COST SAVINGS WE ANTICIPATE.

       The merger involves the integration of two companies that previously operated independently. The difficulties of combining the companies' operations include:

        -- the necessity of coordinating geographically separated organizations, systems and facilities; and

        -- integrating personnel with diverse business backgrounds and organizational cultures.

       The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company's businesses and the possible loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies' operations could have an adverse effect on the business, results of operations, financial condition or prospects of the combined company after the merger.

       Among the factors considered by the Stratos and the Sterling boards of directors in connection with their respective approvals of the merger agreement were the opportunities for operating efficiencies that could result from the merger. We cannot give any assurance that these savings will be realized within the time periods contemplated or even that they will be realized at all.

WE WILL INCUR SIGNIFICANT TRANSACTION, MERGER-RELATED AND RESTRUCTURING COSTS IN CONNECTION WITH THE MERGER.

       Stratos expects to incur costs associated with combining the operations of the two companies, transaction fees and other costs related to the merger. The total estimate includes approximately $2.3 million for transaction costs and up to $1,000,000 in legal fees on behalf of Sterling. The estimated $2.3 million of transaction costs will be recorded as a component of the purchase price. Stratos also will incur restructuring and integration costs in connection with the merger. Stratos is in the early stages of making assessments of these costs and at this time is unable to give an estimate of these costs. Depending on the nature of the restructuring activity, certain costs may be included as a liability in the purchase price allocation or as an expense, in accordance with generally accepted accounting principles in the United States. The amount of transaction fees expected to be incurred is a preliminary estimate and subject to change. Additional unanticipated costs may be incurred in the integration of the businesses of Stratos and Sterling. Although Stratos and Sterling expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction, merger-related and restructuring costs over time, we cannot give any assurance that this net benefit will be achieved in the near term, or at all.

CHARGES TO EARNINGS RESULTING FROM THE APPLICATION OF THE PURCHASE METHOD OF ACCOUNTING MAY ADVERSELY AFFECT THE MARKET VALUE OF STRATOS' COMMON STOCK FOLLOWING THE MERGER.

       In accordance with generally accepted accounting principles in the United States, the merger will be accounted for using the purchase method of accounting, which will result in charges to earnings that could have an adverse impact on the market value of Stratos common stock following completion of the merger. Under the purchase method of accounting, the total estimated purchase price will be allocated to Sterling's net tangible assets and identifiable intangible assets based on their fair values as of the date of completion of the merger. The excess of the purchase price over those fair values will be recorded as goodwill. The combined company will incur additional amortization expense based on the identifiable intangible assets acquired in connection with the merger. Additionally, to the extent the value of goodwill becomes impaired, the combined company may be required to incur material charges relating to such impairment. These amortization and potential impairment charges could have a material impact on the combined company's results of operations.

       Stratos estimates the annual amortization expense for these identifiable intangible assets will approximate $1,331,000. Based on Sterling's amortization expense of approximately $12,000 related to identifiable intangible assets for the year ended December 31, 2002, Stratos will incur approximately $1,343,000 of annual amortization expense after the completion of the merger. Changes in earnings per share, including as a result of this incremental expense, could adversely affect the trading price of the Stratos common stock.

 RISKS RELATING TO THE BUSINESSES OF STRATOS, STERLING AND THE COMBINED COMPANY

THE BUSINESS OF THE COMBINED COMPANY WILL BE SUBJECT TO RISKS CURRENTLY AFFECTING THE BUSINESSES OF STRATOS AND STERLING.

       After the completion of the merger, the business of the combined company, as well as the price of Stratos common stock, will be subject to numerous risks currently affecting the businesses of Stratos and Sterling, including those factors set forth below. For a discussion of Stratos' business, together with certain factors to consider in connection with such business, see Stratos' Annual Report on Form 10-K for the fiscal year ended April 30, 2003 and Stratos' other filings with the SEC that are incorporated by reference in this joint proxy statement/prospectus. For a discussion of Sterling's business, together with certain factors to consider in connection with such business, see "The Companies - Sterling Holding Company - Management's Discussion and Analysis of Financial Condition and Results of Operations" and the factors discussed below.

WE MAY NOT REALIZE EXPECTED BENEFITS FROM THE CONSOLIDATION OF CERTAIN STERLING OPERATIONS INTO THE MESA, ARIZONA FACILITY.

       Sterling currently is engaged in a consolidation of the manufacturing operations associated with its electronic interconnect components and assemblies business, and a relocation of the manufacturing operations of its Trompeter subsidiary from Westlake Village, California to Mesa, Arizona. Although we expect this consolidation to be completed by the end of 2003 and anticipate synergies and improved operating performance to result from this consolidation, we cannot guarantee any such benefits. In addition, this consolidation may affect adversely our ability to retain key employees, which could affect adversely our operating results.

STRATOS AND STERLING ARE THE SUBJECT OF VARIOUS LEGAL PROCEEDINGS THAT COULD HAVE A NEGATIVE IMPACT ON THE BUSINESS OF THE COMBINED COMPANY.

       Stratos and Sterling are involved in various litigation matters that arise from time to time in the ordinary course of business. Stratos is a defendant in several lawsuits that are described in Stratos' Annual Report on Form 10-K for the fiscal year ended April 30, 2003. Sterling is a defendant in a lawsuit filed in the United States District Court for the Eastern District of Washington by Telect, Inc., in which Telect claims that Sterling's DSX Cross Connect Bay, Panel and Module infringe one of Telect's patents. Sterling believes that Telect's claim is without merit and is defending the lawsuit vigorously. If, however, Telect's claim against Sterling is successful, and if the combined company is unable to (1) license the relevant technology on acceptable terms, (2) license a substitute technology or (3) redesign the applicable products to avoid infringement, our business could be harmed. For more information about Sterling's legal proceedings, see "The Companies - Sterling Holding Company - Management's Discussion and Analysis of Financial Condition and Results of Operations." For information about Stratos' legal proceedings, see Stratos' Annual Report on Form 10-K for the fiscal year ended April 30, 2003, which is incorporated by reference into this joint proxy statement/prospectus.

THE BUSINESS OF STERLING IS SUBJECT TO THE FOLLOWING ADDITIONAL RISKS:

        -- STERLING IS DEPENDENT ON SALES TO THE UNITED STATES GOVERNMENT AND TO THE MILITARY/AEROSPACE INDUSTRY.

       Approximately 46% of Sterling's sales for the year ended December 31, 2002 came from direct and indirect sales for U.S. government and government agency applications and sales to the military/aerospace industry, which is heavily dependent on sales to the U.S. government and government agencies. Sterling supplies electronic interconnect components and assemblies for U.S. government and government agency applications directly through contracts with the U.S. government and government agencies, and indirectly through distributors and to prime contractors or subcontractors who are building systems or subsystems for the U.S. government. Direct sales under contracts with the U.S. government and government agencies represented approximately 4% of Sterling's sales of the year ended December 31, 2002. Sterling's business is diversified across a broad spectrum of programs, and we believe no one program accounted for more than 2% of Sterling's net sales for the year ended December 31, 2002. Despite this fact, a significant decline in U.S. government expenditures could have a material adverse effect on sales of the combined company.

        --    STERLING IS DEPENDENT ON THE COMMUNICATIONS INDUSTRY.

       Approximately 29% of Sterling's revenues came from sales to the communications industry for the year ended December 31, 2002. This market is dominated by several large manufacturers who regularly exert significant price pressure on their suppliers. We cannot assure you that we will be able to continue to compete successfully in our sales to the communications industry, and our failure to do so would impair our operating results.

       The market for communications equipment is changing rapidly. Our future growth will depend, in part, upon (1) our ability to develop and introduce new products for this market and (2) the growth of the communications equipment market. The growth in the market for communications equipment products and services is dependent on a number of factors, including, without limitation:

              -   the amount of capital expenditures by network providers;

              -   regulatory and legal developments;

              -   changes to capital expenditure rates by network providers;

              -   the addition of new customers to the market; and

              - end-user demand for integrated Internet, data, video, voice and other network services.

       We cannot predict the growth rate of the market for communications equipment products and services. The recent slowdown in the general economy, changes and consolidation in the service provider market and constraints on capital availability have had a material adverse effect on many of our service provider customers, causing some of these customers to go out of business and a number of other customers to substantially reduce their expansion plans and purchases. In addition, technological trends and new product developments in this market may adversely affect our product offerings. We also cannot predict whether any new products and services we develop will meet with market acceptance or be profitable. We may not be able to compete successfully and competitive pressures could affect, materially and adversely, our business, operating results and financial condition.

        --    STERLING OPERATES IN A HIGHLY COMPETITIVE ENVIRONMENT.

       The electronic interconnect components and assemblies industries are highly competitive. Sterling competes primarily with Tyco International Ltd., Amphenol Corporation, Kings Electronics Co, Inc., ITT Cannon (a subsidiary of ITT Industries), ADC Telecommunications, Inc., Radiall, S.A., Switchcraft, Inc., Canare Electric Co., Ltd. and numerous other companies globally. Some of our competitors may have greater financial, marketing and management resources than we have. In addition, we may not be aware of other companies that may be planning to enter the markets in which we compete.

       Sterling manufactures its electronic interconnect components, subsystems and assemblies at its manufacturing facilities in Mesa, Arizona and Westlake Village, California. Sterling's manufacturing costs are higher than the manufacturing costs of some of its competitors, particularly those located in foreign countries that benefit from lower-priced labor and government subsidies. If current or potential future customers of the combined business decide to purchase products from these lower-cost competitors, we could suffer a significant decline in our sales, which could have a material adverse effect on our business, operating results and financial condition.

                           FORWARD-LOOKING STATEMENTS

       We have made forward-looking statements in this document, and in documents that are incorporated by reference in this document, that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of each company's management. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of Stratos, Sterling and the combined company. Forward-looking statements would include the information, if any, in this document regarding:

        --    management forecasts;

        --    efficiencies/cost avoidance;

        --    cost savings;

        --    income and margins;

        --    earnings per share;

        --    growth;

        --    economies of scale;

        --    combined operations;

        --    the economy;

        --    future economic performance;

        --    conditions to, and the timetable for, completing the merger;

        --    future acquisitions and dispositions;

        --    litigation;

        --    potential and contingent liabilities;

        --    management's plans;

        --    business portfolios;

        --    taxes; and

        --    merger and integration-related expenses.

       These statements may be preceded by, followed by or include the words "may," "will," "should," "potential," "possible," "believes," "expects," "anticipates," "intends," "plans," "estimates," "hopes" or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

       Forward-looking statements are not guarantees of performance. You should understand that the following important factors, in addition to those discussed in "Risk Factors" above and elsewhere in this document, and in the documents which are incorporated by reference in this document, could affect the future results of Stratos and Sterling, and of the combined company after the completion of the merger, and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

        -- the ability of Stratos and Sterling to satisfy all conditions precedent to the completion of the merger (including shareholder and, if required, regulatory approvals);

        -- the ability of Stratos and Sterling to integrate their operations successfully;

        -- the timing of the integration of Stratos and Sterling necessary to achieve enhanced earnings or effect cost savings;

        -- the combined company's ability to attract and retain qualified personnel;

        -- the continuation of the current economic downturn and its effect on Stratos', Sterling's and the combined company's business;

        --    Stratos' ability to meet analyst and investor expectations;

        -- the long-term growth of communications networks and their use of optical communication technologies;

        -- the ability of Stratos and Sterling to develop and market new products and technology and to make enhancements to existing products and technology on a successful and timely basis;

        -- Stratos', Sterling's, the combined company's and their customers' ability to comply with evolving domestic and international government regulations;

        -- expenditures associated with redesigning products to comply with evolving industry standards or alternative technologies that become the industry standard;

        -- the ability to develop and manage relationships with large customers that comprise, and will comprise, a significant percentage of Stratos', Sterling's and the combined company's net sales, respectively;

        -- the lack of long-term customer contracts and its effect on customers' ability to reduce, cancel and defer orders on short notice without significant penalty;

        -- the length of sales cycles, which vary by product and customer, and the effect that this length has on net sales and operating expenses;

        -- the ability to expand successfully Stratos' and Sterling's comprehensive product offerings to the combined customer base;

        -- the effect on gross margins of an inability to reduce manufacturing costs or increase sales of higher margin products;

        --    the impact of competitive products;

        --    reliance on a limited number of suppliers;

        -- the effect of underestimating or overestimating the need for certain supplies;

        -- volatile market prices for securities of technology-related companies;

        -- adverse outcomes of pending, threatened or future litigation, including suits related to products liability, environmental matters and intellectual property matters;

        -- the effect of compliance with environmental laws and other legal requirements;

        -- the ability to secure and defend intellectual property rights and, when appropriate, license required technology;

        -- the ability to complete and integrate this and other acquisitions, strategic alliances and joint ventures;

        -- the effect of economic, political and regulatory risks associated with international operations, including acts of terrorism directed against the United States or U.S. affiliated targets;

        -- the effect of inflation, changes in currency exchange rates and changes in interest rates;

        -- the continued costs associated with previously acquired businesses that are not profitable;

        -- the effect of provisions in organizational documents that may delay or prevent the acquisition of Stratos or may decrease the value of Stratos common stock; and

        -- opportunities that may be presented to and pursued by the combined company following the merger.

       Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this document or the date of any document incorporated by reference.

       All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to Stratos or Sterling or any person acting on either company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, neither Stratos nor Sterling undertakes any obligation to release publicly any revisions or updates to such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

                              THE PROPOSED MERGER

       The following discussion contains material information pertaining to the merger. This discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this joint proxy statement/prospectus. We urge you to read and review the merger agreement as well as the discussion in this joint proxy statement/prospectus.

GENERAL

       The Stratos board of directors is using this joint proxy statement/prospectus to solicit proxies from the holders of Stratos common stock for use at the Stratos annual meeting. The Sterling board of directors also is using this document to solicit proxies from the holders of Sterling common stock and Sterling preferred stock for use at the Sterling special meeting.

STRATOS PROPOSAL

       At the Stratos annual meeting, holders of Stratos common stock will be asked to vote upon a proposal to approve the issuance of shares of Stratos common stock and Stratos preferred stock in the merger as contemplated by the merger agreement.

       THE MERGER WILL NOT BE COMPLETED UNLESS STRATOS' SHAREHOLDERS APPROVE THE ISSUANCE OF SHARES OF STRATOS COMMON STOCK AND STRATOS PREFERRED STOCK IN THE MERGER AS CONTEMPLATED BY THE MERGER AGREEMENT.

STERLING PROPOSAL

       At the Sterling special meeting, holders of Sterling common stock and Sterling preferred stock will be asked to vote upon a proposal to adopt the merger agreement and, by doing so, approve the proposed merger.

       THE MERGER WILL NOT BE COMPLETED UNLESS STERLING'S SHAREHOLDERS ADOPT THE MERGER AGREEMENT, THEREBY APPROVING THE PROPOSED MERGER.

BACKGROUND OF THE MERGER

       In the summer of 2001, Sterling's management began exploring various options for selling the company. In that connection, Sterling approached a number of potential buyers and engaged in negotiations with several potential buyers. However, Sterling did not reach agreement with any potential buyer and terminated its sale process in early 2002.

       During the fall of 2001, James W. McGinley, the Chief Executive Officer of Stratos, and Newell V. Starks, currently the chairman of Sterling's board of directors, briefly discussed a potential combination of the two companies. This discussion was preliminary in nature, and neither company analyzed a potential combination or took steps to explore the possibility of a transaction. During the same period, Stratos and Sterling commenced a customer-supplier relationship, through which Stratos supplied fiber optics connectors to Sterling.

       Commencing in August 2002, management and the board of directors of Stratos engaged in an active review of Stratos' strategic and business position and options, taking into account the difficult United States economy and the continuing challenges confronting Stratos and other companies in its industry. In connection with this review, Stratos' management and board considered certain potential business combinations.

       In January 2003, as part of this strategic and business review, Mr. McGinley requested that a mutual acquaintance contact Reginald W. Barrett, a member of Sterling's board of directors, to suggest that the companies discuss expanding their current relationship. In response, in early February 2003, Mr. Starks contacted Manish C. Shah, Vice President Corporate Development of Stratos, to express an interest in entering into discussions with Stratos regarding a potential business combination, and the parties subsequently entered into a mutual confidentiality agreement.

       On February 13, 2003, Stratos hosted a meeting at its Chicago, Illinois headquarters to discuss a potential business combination. At this meeting, Messrs. Starks, Barrett, McGinley and Shah were present, along with Brian J. Jackman, a member of Stratos' board, and a representative of CIBC World Markets, Stratos' financial advisor. The parties discussed preliminary issues related to a potential combination and the due diligence process that would be undertaken.

       On February 24, 2003, Sterling and its advisors began to perform due diligence on Stratos at various Stratos locations. These advisors included Ernst & Young LLP, which, after obtaining a conflicts waiver from Stratos, conducted certain financial due diligence on Stratos at Sterling's request.

       On March 3, 2003, Mr. McGinley updated the Stratos board regarding Sterling and the discussions with it concerning a possible business combination. Also on March 3, David A. Slack, Vice President - Finance and Chief Financial Officer of Stratos, and Messrs. McGinley, Shah and Barrett met in the Chicago metropolitan area to discuss the proposed transaction.

       On March 4, 2003, Sterling delivered to Stratos a draft of a term sheet containing certain terms of the proposed combination. The term sheet contemplated a stock-for-stock merger at a fixed exchange ratio that would have resulted in shareholders of Sterling acquiring approximately 60-75% of the outstanding common stock of Stratos following the merger on a fully diluted basis. Sterling also requested that Stratos agree to enter into an exclusivity letter, in which Stratos would agree to negotiate exclusively with Sterling for 30 days regarding a business combination.

       On March 5, 2003, Stratos management distributed the draft term sheet as well as the exclusivity letter proposed by Sterling to members of Stratos' board of directors. Also on March 5, Stratos' financial advisor made formal due diligence requests of Sterling for information that would be required in connection with its review.

       On March 6, 2003, Ken Marchman, Stratos' Vice President of Marketing and Strategy, Mr. Shah and representatives of CIBC World Markets met with Sterling management at Sterling's Westlake Village, California facilities to conduct due diligence on Sterling and attend presentations by Sterling's management.

       On March 7, 2003, Mr. Marchman visited Sterling's Mesa, Arizona facility to perform additional due diligence on Sterling.

       During the period March 10, 2003 through March 18, 2003, certain consultants retained by Sterling performed various types of due diligence on Stratos. On March 10, 2003, RHK, Inc., a technology consulting firm, and Paul Green, a technology specialist, visited Stratos' direct wholly owned subsidiary, Stratos Lightwave - Florida Incorporated, to review due diligence materials located at this subsidiary's facility. On March 12, 2003, RHK performed due diligence on Stratos' direct wholly owned subsidiaries, Paracer, Inc. and Tsunami Optics, Inc. On March 14, 2003, RHK and Stratos held a conference call to discuss diligence issues related to Stratos' various business units. In addition, on March 18, 2003, RHK participated in various due diligence calls.

       On March 13, 2003, Sterling's board of directors met for a regularly scheduled board meeting at Sterling's Mesa, Arizona facility to discuss the proposed merger. Also present at this meeting was a representative of Bartlit Beck Herman Palenchar & Scott, Sterling's counsel. At this meeting, the Sterling board received a report from Richard Caro of RHK with respect to RHK's views of Stratos and its industry and reviewed the status of discussions with Stratos.

       On March 14, 2003, the board of directors of Stratos held a special telephone meeting at which it discussed the possible business combination. Also present were members of Stratos' management, representatives of CIBC World Markets, and representatives of Sidley Austin Brown & Wood LLP, counsel to the Company. Management briefed the board on the status of discussions with Sterling and the progress of due diligence. CIBC World Markets reviewed with the board financial aspects of the proposed merger. Representatives of Sidley Austin Brown & Wood LLP advised the board regarding their fiduciary duties under applicable law in connection with the proposed transaction. The board authorized management to continue discussions with Sterling, and to propose an exchange ratio that would result in the shareholders of Sterling receiving 45% of the Stratos common stock post merger plus certain non-operating assets and excess working capital of Sterling. The board also determined that Stratos would not enter into the exclusivity letter proposed by Sterling.

       On March 19, 2003, Stratos management held a conference call with the Stratos board of directors to update the board on the progress of due diligence on Sterling and the status of negotiations and other matters. Also present were representatives of CIBC World Markets and Sidley Austin Brown & Wood LLP.

       On March 27, 2003, Mr. Norwood and Mr. Stout met with Mr. McGinley at Sterling's Westlake Village, California facilities to discuss issues related to the proposed merger, including the potential benefits both companies could realize as a result of the merger.

       During early April 2003, the Sterling board held a series of telephonic board meetings to discuss the status of the discussions with Stratos and the results of the due diligence conducted by Sterling and its advisors.

       On April 1, 2003, the Stratos board of directors held a regularly scheduled meeting, during which management updated the board on the status of the proposed transaction and outstanding issues.

       On April 4, 2003, the Stratos board of directors held a special telephone meeting to discuss the proposed combination. Also participating were representatives of Sidley Austin Brown & Wood LLP and CIBC World Markets. After being briefed on the status of discussions with Sterling, the board of directors authorized management to continue negotiations with Sterling.

       On April 10, 2003, Stratos delivered a revised term sheet to Sterling and its outside legal counsel, Bartlit Beck Herman Palenchar & Scott. Among other things, the term sheet provided for an exchange ratio that would result in the shareholders of Sterling receiving a total of 45% of the common stock of Stratos post merger, on a fully diluted basis, and certain non-operating assets, including excess working capital of Sterling.

       On April 14, 2003, Messrs. Jackman, McGinley and Shah and representatives of CIBC World Markets met in Chicago with Messrs. Barrett and Starks, David Y. Howe, a member of Sterling's board of directors, and William N. Stout, also a member of Sterling's board of directors. During this meeting, Stratos proposed that the shareholders of Sterling receive Stratos preferred stock with an initial stated value of $5,000,000, in addition to a total of 45% of the common stock of Stratos post merger, on a fully diluted basis, and retain certain non-operating assets, including excess working capital of Sterling. The parties did not reach agreement on financial terms and discussions were terminated.

       Subsequently, Mr. Norwood contacted Mr. McGinley to discuss the possibility of reopening discussions, and Mr. Starks discussed the possibility of a transaction between Stratos and Sterling with representatives of CVC, Sterling's largest shareholder. As a result of those conversations, Mr. Starks contacted Mr. McGinley and suggested resuming negotiations. On April 30, 2003 and May 1, 2003, Messrs. McGinley, Marchman and Shah, as well as Michael Perkins, Stratos' Vice President of Administration, met with Joe D. Norwood, Sterling's Chief Executive Officer, Dale Reed, Sterling's Vice President of Marketing, and Mr. Starks, to discuss, among other things, the merger consideration to be received by Sterling shareholders upon the completion of the proposed merger.

       Following these meetings, each of Stratos and Sterling resumed, with the assistance of their advisors, their due diligence investigations, including a review of technical, financial and legal matters.

       At various times from May 7, 2003 through May 9, 2003, the management teams of Stratos and Sterling met at Stratos' Chicago, Illinois headquarters to work through various issues related to the proposed transaction, focusing in particular on each company's core competencies and the potential synergies of the proposed merger.

       On May 8, 2003, Messrs. McGinley, Slack, Shah, Norwood and Starks met in Chicago with representatives of CVC to discuss the strategic merits of the combination. Robert Scharf, the Executive Vice President of Stratos' Active Subsystems Group, and Robert Caro, the managing director of RHK, also participated.

       On May 20, 2003, Sterling delivered a revised term sheet to Stratos which provided for Sterling shareholders to receive the greater of 6 million shares or 45% of common stock of Stratos post merger (on a fully diluted basis), plus preferred stock with an initial stated value of $5,000,000 and retain all non-operating assets of Sterling, including the cash balance on Sterling's balance sheet as of the date of completion of the merger.

       On May 28, 2003, the Stratos board held a special meeting at which the status of discussions relating to the proposed merger and the related due diligence were discussed. Also present were members of Stratos management and representatives of CIBC World Markets and Sidley Austin Brown & Wood LLP. Management and CIBC World Markets updated the board on the course of negotiations with Sterling, including the status of due diligence and the parties' respective positions on various issues. CIBC World Markets also reviewed with the board matters pertaining to Sterling's recent and historical financial performance. The board authorized management to continue discussions with Sterling.

       On May 30, 2003, Stratos delivered a revised term sheet to Sterling which provided that the Sterling shareholders would receive 45% of common stock of Stratos post merger (on a fully diluted basis), preferred stock with an initial stated value of $5,000,000, certain specified non-operating assets of Sterling and the cash balance on Sterling's balance sheet as of the date of completion of the merger, to the extent it constituted excess working capital.

       The revised term sheet proposed by Stratos was finalized by the parties during the period June 3, 2003 through June 5, 2003. On June 9, 2003, Mr. Slack visited Sterling's Westlake Village, California facilities to perform continued financial due diligence, and was accompanied by representatives of Ernst & Young LLP, who assisted with this process.

       On June 12, 2003, Sidley Austin Brown & Wood LLP delivered a draft of the merger agreement to Sterling and its counsel, Bartlit Beck Herman Palenchar & Scott. It subsequently also delivered a draft of a voting agreement pursuant to which certain key shareholders and directors of Sterling would agree to vote in favor of the merger and a draft standstill agreement pursuant to which CVC would agree that it would not acquire additional shares of Stratos following the merger and would not solicit proxies from holders of such shares.

       On June 17, 2003, Bartlit Beck Herman Palenchar & Scott delivered to Stratos and Sidley Austin Brown & Wood LLP its proposed revisions to the draft merger agreement.

       On June 19, 2003, the Sterling board of directors met at Sterling's Westlake Village, California facilities to discuss the proposed merger. At the meeting, representatives of Bartlit Beck Herman Palenchar & Scott advised the board regarding the board's legal obligations and fiduciary duties in connection with the proposed transaction with Stratos. The board reviewed due diligence information from Sterling's management and advisors and discussed the proposed merger agreement and related terms and conditions.

       On June 23, 2003, Mr. McGinley met with Phillip A. Harris, a member of Sterling's board of directors, in Woodland Hills, California for continued discussion of various terms of the proposed merger.

       From June 23, 2003 through June 26, 2003, representatives of each of the parties and their counsel met at the Chicago office of Sidley Austin Brown & Wood LLP and discussed the merger agreement and related ancillary documents.

       On June 27, 2003, Sidley Austin Brown & Wood LLP distributed a revised draft of the merger agreement to Sterling and Bartlit Beck Herman Palenchar & Scott. Also on that date, management delivered to the Stratos board of directors copies of the draft merger agreement and related ancillary documents reflecting the status of discussions to that date.

       The parties and their counsel conducted discussions regarding the transaction documents throughout the period from June 27, 2003 through June 30, 2003.

       On June 30, 2003, various members of Stratos' management, Sidley Austin Brown & Wood LLP and Bartlit Beck Herman Palenchar & Scott participated in discussions with representatives of CVC regarding legal documents relating to the proposed merger to be executed by CVC, including the voting agreement and standstill agreement.

       On July 1, 2003, the Sterling board of directors, along with representatives of Bartlit Beck Herman Palenchar & Scott, held a telephonic meeting to review the terms of the merger agreement, the terms and conditions of the transaction proposed in the merger agreement, the alternatives available to Sterling and the advisability and fairness of the proposed transaction. The Sterling board of directors also reviewed the business, regulatory, financial and operational aspects of the proposed merger.

       The Sterling board of directors then unanimously approved the merger agreement and the transactions contemplated by the merger agreement and unanimously recommended the merger agreement to Sterling shareholders for adoption.

       Also on July 1, 2003, the Stratos board of directors held a special meeting at Stratos' Chicago, Illinois headquarters. Also present were members of management and representatives of Sidley Austin Brown & Wood LLP and CIBC World Markets. At the meeting, management briefed the board regarding the status of discussions and the results of its business, technical and financial due diligence of Sterling, including the results of due diligence conducted by Ernst & Young on behalf of Stratos. CIBC World Markets reviewed with the board its financial analysis of the consideration provided for in the proposed merger and rendered to the Stratos board of directors an oral opinion, confirmed by delivery of a written opinion dated July 1, 2003, to the effect that, as of July 1, 2003 and based on and subject to the matters described in such opinion, the merger consideration was fair, from a financial point of view, to Stratos. Representatives of Sidley Austin Brown & Wood LLP discussed with the board the principal terms of the merger agreement and related documents and reviewed for the members of the board of directors the fiduciary duties applicable to them.

       The Stratos board of directors then unanimously approved the merger agreement and the transactions contemplated by the merger agreement and recommended that the Stratos shareholders approve the Stratos stock issuance contemplated thereby.

       Following the Stratos and Sterling board of directors meetings, Stratos and Sterling finalized and executed the merger agreement and certain ancillary agreements on July 2, 2003. At the same time, Sterling delivered to Stratos voting agreements executed by Sterling's directors and certain Sterling shareholders and a standstill agreement executed by CVC. Before the opening of trading on July 3, 2003, Stratos and Sterling issued a joint press release announcing the execution of the merger agreement.

STRATOS' REASONS FOR THE MERGER

       In the course of making its decision to approve the merger, the board of directors of Stratos consulted with Stratos' management as well as its advisors and considered a number of factors, including the following:

       Financial Condition. The current and historical financial condition (including cash positions) and results of operations for each of Stratos and Sterling.

       Financial Projections. Financial projections of Stratos and Sterling (including Stratos' cash "burn rate") and risks of achievement of such financial projections.

       Gained Efficiencies; Integration. The operational and administrative efficiencies to be gained by the merger, the risks of achieving such efficiencies and of combining two business enterprises and the possible diversion of management attention for an extended period of time.

       Expertise and Resources. The combination of the expertise and resources of each of Stratos and Sterling.

       Compatibility. The compatibility of the management and business of Stratos and Sterling.

       Impact on Certain Sterling Compensation Agreements. The impact of the transaction on Sterling's (1) stock option agreements, (2) restricted stock agreements and related promissory notes, (3) salary continuation agreements and
(4) incentive plan agreements.

       Sterling's Lack of Trading History. The fact that Sterling's stock is not traded publicly and has no prior trading history.

       Strategic Alternatives. The recent history of contacts with other entities that had expressed interest in a possible transaction with Stratos.

       Due Diligence. The results of the business and accounting due diligence review conducted by Stratos' management and Ernst & Young LLP.

       Opinion of Financial Advisor. The financial presentation of CIBC World Markets to the Stratos board of directors, including its opinion, dated July 1, 2003, as to the fairness, from a financial point of view and as of the date of the opinion, to Stratos of the merger consideration, as more fully described below under the caption "The Proposed Merger - Opinion of Stratos' Financial Advisor."

       Merger Agreement. The terms and conditions of the merger agreement and ancillary agreements related thereto and the course of negotiation thereof.

       Limitations on Principal Shareholder. The contractual and other limitations on the resulting principal shareholder of the combined company (including limitations on such shareholder's successors).

       Appraisal Rights. The availability of appraisal rights to the shareholders of Sterling but not to those of Stratos, taking into account that a vote in favor of the merger agreement will waive such rights and that members of the board of directors and certain significant shareholders of Sterling have agreed to vote all of their shares of Sterling common stock and Sterling preferred stock in favor of the adoption of the merger agreement.

       Interests of Directors and Officers. The interests that certain directors and officers of Stratos and Sterling have with respect to the merger, including under amended compensation arrangements, as described under "Interests of Certain Persons in the Merger."

       Tax Consequences. The intended federal income tax consequences of the merger and the impact of the merger on Stratos' net operating loss.

       Involvement of Board of Directors. The active and direct role of Stratos' board of directors in the negotiation of the merger, the board's consideration of the transaction in a number of meetings, and the experience of the members of the board with Stratos.

       The Stratos board recognized that there can be no assurance about future results, including results expected or considered in the factors listed above. The Stratos board concluded, however, that the positive factors that could result from the merger outweighed the potential risks of completing the merger.

       The foregoing discussion of the information and factors considered by the Stratos board of directors is not exhaustive, but includes all material factors considered by the Stratos board. In view of the wide variety of factors considered by the Stratos board in connection with its evaluation of the merger and the complexity of such matters, the Stratos board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of the Stratos board of directors may have given different weight to different factors and may have applied different analyses to each of the material factors considered by the Stratos board of directors.

       THE STRATOS BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND BELIEVES THAT THE TERMS OF THE MERGER ARE IN THE BEST INTERESTS OF STRATOS AND ITS SHAREHOLDERS. THE STRATOS BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ISSUE SHARES OF STRATOS COMMON STOCK AND STRATOS PREFERRED STOCK AS CONTEMPLATED BY THE MERGER AGREEMENT.

STERLING'S REASONS FOR THE MERGER

       In the course of making its decision to approve the merger, the board of directors of Sterling consulted with Sterling's management as well as its outside legal counsel and considered a number of factors, including the following:

       Financial Condition. The current and historical financial condition (including cash positions) and results of operations for each of Stratos and Sterling.

       Financial Projections. Financial projections of Stratos and Sterling (including Stratos' cash "burn rate") and risks of achievement of such financial projections.

       Synergies. Potential business synergies that may arise from the business combination with Stratos, an optical subsystems and components maker servicing many of the same markets as Sterling and offering products and services that are complementary to, and that do not compete with, Sterling's product offerings.

       Expanded Customer Base. Potential increased sales opportunities that may arise from the opportunity for Stratos and Sterling to broaden their respective customer bases by providing access to each other's existing customers.

       Publicly-Traded Stock. The lack of an active trading market for Sterling's stock and the fact that the merger converts Sterling's stock into a publicly-traded stock currently listed on the Nasdaq National Market.

       Access to Capital; Liquidity. The greater access to capital and liquidity for Sterling's shareholders that will result from the merger.

       Strategic Alternatives. The recent history of contacts with other entities that had expressed interest in a possible transaction with Sterling.

       Merger Agreement. The terms and conditions of the merger agreement and ancillary agreements related thereto and the course of negotiation thereof.

       Interests of Directors and Officers. The interests that certain directors and officers of Stratos and Sterling have with respect to the merger, including under amended compensation arrangements, as described under "Interests of Certain Persons in the Merger."

       Tax Consequences. The intended federal income tax consequences of the merger.

       Due Diligence. The results of the business and accounting due diligence review conducted by Sterling's management and directors and Ernst & Young, RHK and Paul Green.

       In addition, the Sterling board of directors recognized that there are substantial risks associated with Sterling remaining an independent company, given that it operates in an industry that is experiencing consolidation and increased competition. Finally, Sterling's management has sought, without success, alternative acquisition candidates.

       The foregoing discussion of the information and factors considered by the Sterling board of directors is not exhaustive, but includes all material factors considered by the Sterling board. In view of the wide variety of factors considered by the Sterling board in connection with its evaluation of the merger and the complexity of such matters, the Sterling board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of the Sterling board of directors may have given different weight to different factors and may have applied different analyses to each of the material factors considered by the Sterling board of directors.

       THE STERLING BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND BELIEVES THAT THE TERMS OF THE MERGER ARE ADVISABLE TO STERLING AND ITS SHAREHOLDERS. ACCORDINGLY, THE STERLING BOARD OF DIRECTORS RECOMMENDS THAT STERLING SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ADOPT THE MERGER AGREEMENT, THEREBY APPROVING THE PROPOSED MERGER.

       In considering the recommendation of Sterling's board of directors with respect to the merger agreement, you should be aware that certain directors and officers of Sterling may have certain interests in the merger that are different from, or are in addition to, the interests of Sterling shareholders generally. See "Interests of Certain Persons In the Merger."

OPINION OF STRATOS' FINANCIAL ADVISOR

       Stratos engaged CIBC World Markets to act as its financial advisor in connection with the merger. In connection with this engagement, Stratos' board of directors requested that CIBC World Markets evaluate the fairness, from a financial point of view, to Stratos of the consideration provided for in the merger. On July 1, 2003, at a meeting of Stratos' board of directors held to evaluate the proposed merger, CIBC World Markets rendered an oral opinion, which opinion was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger consideration was fair, from a financial point of view, to Stratos.

       The full text of CIBC World Markets' written opinion dated July 1, 2003, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this joint proxy statement/prospectus as Annex D. CIBC WORLD MARKETS' OPINION WAS PROVIDED TO STRATOS' BOARD OF DIRECTORS IN CONNECTION WITH ITS EVALUATION OF THE MERGER CONSIDERATION AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO STRATOS OF THE MERGER CONSIDERATION. THE OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER WITH RESPECT TO ANY MATTERS RELATING TO THE MERGER OR ANY RELATED TRANSACTION. THE SUMMARY OF CIBC WORLD MARKETS' OPINION DESCRIBED BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. YOU ARE ENCOURAGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

       In arriving at its opinion, CIBC World Markets:

        -- reviewed drafts dated June 30, 2003 of the merger agreement and related documents;

        -- reviewed audited financial statements of Stratos for the fiscal years ended April 30, 2000, April 30, 2001 and April 30, 2002, and audited financial statements of Sterling for the fiscal years ended December 31, 2000, December 31, 2001 and December 30, 2002;

        -- reviewed unaudited financial statements of Stratos for the fiscal year ended April 30, 2003 and financial results of Stratos as estimated by Stratos' management for the one-month period ended May 31, 2003, and unaudited financial statements of Sterling for the five months ended May 31, 2003;

        -- reviewed financial forecasts and estimates relating to Stratos and Sterling provided to or discussed with CIBC World Markets by the managements of Stratos and Sterling, including adjustments to the financial forecasts relating to Sterling prepared by representatives of Stratos and estimates as to the potential synergies and strategic benefits anticipated by Stratos' management to result from the merger, and reviewed other information and data discussed with CIBC World Markets by the managements of Stratos and Sterling relating to the capitalization of Sterling as of the date of the merger agreement and as estimated as of the effective date of the merger;

        -- reviewed historical market prices and trading volume for Stratos common stock;

        -- held discussions with the senior managements of Stratos and Sterling with respect to the businesses and prospects of Stratos and Sterling;

        -- reviewed and analyzed publicly available financial data for companies that CIBC World Markets deemed comparable to Stratos and Sterling;

        -- reviewed and analyzed publicly available information for transactions that CIBC World Markets deemed relevant in evaluating the merger;

        -- analyzed the estimated liquidation value of Stratos using assumptions and estimates provided to or discussed with CIBC World Markets by Stratos' management as to the current book value of Stratos' assets, the percentage of current book value recoverable in a sale of Stratos' assets and the amount of Stratos' current and potential liabilities;

        -- reviewed and analyzed the relative contributions of Stratos and Sterling to selected operational metrics of the combined company based on historical financial results and financial forecasts and estimates provided to or discussed with CIBC World Markets by the managements of Stratos and Sterling;

        -- reviewed potential pro forma effects of the merger on Stratos based on financial forecasts provided to or discussed with CIBC World Markets by the managements of Stratos and Sterling;

        --    reviewed public information concerning Stratos; and

        -- performed other analyses and reviewed other information as CIBC World Markets deemed appropriate.

       In rendering its opinion, CIBC World Markets relied on and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information that Stratos, Sterling and their employees, representatives and affiliates provided to or discussed with CIBC World Markets. With respect to financial forecasts, estimates and other information and data relating to Stratos and Sterling referred to above, CIBC World Markets assumed, at the direction of the managements of Stratos and Sterling, without independent verification or investigation, that such financial forecasts, estimates and other information and data (including adjustments to the financial forecasts relating to Sterling prepared by representatives of Stratos and estimates as to the potential synergies and strategic benefits anticipated by Stratos' management to result from the merger) were reasonably prepared on bases reflecting the best available information, estimates and judgments of the managements of Stratos and Sterling as to the future financial condition and operating results of Stratos and Sterling, the potential synergies and strategic benefits anticipated to result from the merger, including the amount, timing, and achievability of those synergies and benefits, the capitalization of Sterling, and the other matters covered by such financial forecasts, estimates and other information and data.

       CIBC World Markets relied, at the direction of Stratos' management, without independent verification or investigation, on the assessment of Stratos' management as to the existing and future technology and products of Stratos and Sterling and the risks associated with such technology and products, and the ability of Stratos' management to integrate the businesses of Stratos and Sterling and to retain Sterling's key employees. CIBC World Markets assumed, with Stratos' consent, that the merger would be treated as a tax-free reorganization for U.S. federal income tax purposes. CIBC World Markets also assumed, with Stratos' consent, that the merger and related transactions, including, among other things, the dividend to Sterling shareholders of all equity interests held by Sterling in STT Properties, LLC, would be consummated in all material respects in accordance with their terms without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party consents and approvals for the merger and related transactions, no limitations, restrictions or conditions would be imposed that would have a material adverse effect on Stratos, Sterling or the contemplated benefits to Stratos of the merger. In addition, representatives of Stratos advised CIBC World Markets, and CIBC World Markets therefore assumed, that the final terms of the merger agreement and related documents would not vary materially from those discussed with CIBC World Markets by representatives of Stratos or reflected in the drafts reviewed by CIBC World Markets.

       CIBC World Markets did not make or obtain any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of Stratos or Sterling. While CIBC World Markets performed various valuation methodologies with respect to Stratos and Sterling, it did not express any opinion as to the actual values, future performance or long-term viability of Stratos or Sterling, or the prices at which Stratos common stock or Stratos preferred stock would trade or otherwise be transferable at any time. CIBC World Markets expressed no view as to, and its opinion does not address, the underlying business decision of Stratos to effect the merger and CIBC World Markets was not requested to consider the relative merits of the merger as compared to any alternative business strategies that might exist for Stratos or the effect of any other transaction in which Stratos might engage. CIBC World Markets' opinion was necessarily based on the information available to CIBC World Markets and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by CIBC World Markets as of the date of its opinion. Although subsequent developments may affect its opinion, CIBC World Markets does not have any obligation to update, revise or reaffirm its opinion. Except as described above, the Stratos board of directors imposed no other instructions or limitations on CIBC World Markets with respect to the investigations made or the procedures followed by CIBC World Markets in rendering its opinion.

       This summary is not a complete description of CIBC World Markets' opinion to the Stratos board of directors or the financial analyses performed and factors considered by CIBC World Markets in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. CIBC World Markets believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying CIBC World Markets' analyses and opinion.

       In performing its analyses, CIBC World Markets considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Stratos and Sterling. No company or business used in the analyses as a comparison is identical to Stratos, Sterling or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

       The estimates contained in CIBC World Markets' analysis and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates contained in, and the results derived from, CIBC World Markets' analyses are inherently subject to substantial uncertainty.

       The type and amount of consideration payable in the merger was determined through negotiation between Stratos and Sterling and the decision to enter into the merger was solely that of Stratos' board of directors. CIBC World Markets' opinion and financial analyses were only one of many factors considered by Stratos' board of directors in its evaluation of the merger and should not be viewed as determinative of the views of Stratos' board of directors or management with respect to the merger or the merger consideration.

       The following is a summary of the material financial analyses underlying CIBC World Markets' opinion dated July 1, 2003 to Stratos' board of directors with respect to the merger. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND CIBC WORLD MARKETS' FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF CIBC WORLD MARKETS' FINANCIAL ANALYSES.

MERGER CONSIDERATION ANALYSIS

       In evaluating the merger consideration, CIBC World Markets computed an estimated implied per share reference range for the merger consideration based on the combined estimated implied per share value for the shares of Stratos common stock and Stratos preferred stock issuable in the merger. In arriving at a valuation for the Stratos common stock issuable in the merger, CIBC World Markets multiplied the total number of shares of Stratos common stock issuable by a range of potential per share equity values for Stratos. The low end of the Stratos per share equity value range was the closing price of Stratos common stock on June 30, 2003 and the high end of the range was the per share equity value for Stratos implied by its net cash position as of April 30, 2003. In arriving at a valuation for the Stratos preferred stock issuable in the merger, CIBC World Markets calculated the estimated present value of the principal and dividends payable in respect of the Stratos preferred stock assuming redemption of all outstanding shares of Stratos preferred stock on the fifth anniversary of issuance, using a discount rate of 20%, plus the estimated implied value, using a Black-Scholes option pricing model, of the potential liquidation amount payable with respect to outstanding shares of Stratos preferred stock assuming a redemption event or change of control in Stratos were to occur on the fifth anniversary of issuance. The aggregate reference range derived for the Stratos common stock and Stratos preferred stock was then divided by the total number of fully diluted shares of Sterling common stock, assuming one-for-one conversion of shares of Sterling preferred stock into shares of Sterling common stock, estimated by Sterling's management to be outstanding on the effective date of the merger. This analysis resulted in an approximate implied per share reference range for the merger consideration of $4.62 to $6.57, as compared to the implied equity reference ranges derived for Sterling on a standalone basis as more fully described below.

STERLING ANALYSES

       Selected Companies Analysis. CIBC World Markets compared financial and stock market information for Sterling and the following four publicly held companies in the connector and passive component industry, referred to as the connector and passive component companies, and the following four publicly held companies in the specialty cable industry, referred to as the specialty cable companies:

     Connector and Passive Component Companies                   Specialty Cable Companies
     -----------------------------------------                   -------------------------
                   -- AVX Corporation                  -- Belden Inc.
                   -- KEMET Corporation                -- Cable Design Technologies Corporation
                   -- Technitrol, Inc.                 -- CommScope, Inc.
                   -- Vishay Intertechnology, Inc.     -- General Cable Corporation

       CIBC World Markets reviewed firm values, calculated as equity market value plus straight debt, minority interests, straight preferred stock and out-of-the-money convertible securities, less investments in unconsolidated affiliates, less cash and cash equivalents, of the selected companies as multiples of calendar year 2003 estimated revenue, earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and earnings before interest and taxes, referred to as EBIT. All multiples were based on closing stock prices on June 30, 2003. Estimated financial data for the selected companies were based on First Call estimates as of June 30, 2003. Estimated financial data for Sterling were based on internal estimates of Sterling's management as adjusted by representatives of Stratos. CIBC World Markets then applied a range of selected multiples of calendar year 2003 estimated revenue, EBITDA and EBIT derived from the selected companies to corresponding financial data of Sterling. These multiples were weighted 70% for the connector and passive component companies and 30% for the specialty cable companies to reflect the approximate percentage contributions of Trompeter Electronics Inc. and Semflex Inc., Sterling's operating subsidiaries in the connector and passive component and specialty cable industries. This analysis indicated the following approximate implied equity reference range for a fully diluted share of Sterling common stock assuming conversion of all outstanding shares of Sterling preferred stock into shares of Sterling common stock on a one-for-one basis, as compared to the per share equity reference range for Sterling implied by the merger consideration:

                Implied Per Share                          Per Share Equity Reference Range
       Equity Reference Range for Sterling           for Sterling Implied by Merger Consideration
       -----------------------------------           --------------------------------------------
                  $5.52 to $9.19                                    $4.62 to $6.57

       Precedent Transactions Analysis. CIBC World Markets reviewed the firm values and implied transaction multiples in the following 12 selected transactions in the connector and passive component specialty cable industries:

                   Acquiror                                            Target
                   --------                                            ------
   --   Molex Incorporated                        --   Division of Schott Optovance, Inc.
   --   Amphenol Corporation                      --   Subsidiary of Insilco Technologies, Inc.
   --   Vishay Intertechnology, Inc.              --   BCcomponents Holdings B.V.
   --   Vishay Intertechnology, Inc.              --   Celtron Technologies
   --   Vishay Intertechnology, Inc.              --   Subsidiaries of Thermo Electron Corporation
   --   Vishay Intertechnology, Inc.              --   Tedea-Huntleigh BV
   --   Vishay Intertechnology, Inc.              --   Sensortronics, Inc.
   --   Cable Design Technologies Corporation     --   A.W. Industries, Inc.
   --   Amphenol Corporation                      --   Division of Teradyne, Inc.
   --   Technitrol, Inc.                          --   Excelsus Technologies, Inc.
   --   3M Company                                --   Robinson Nugent, Inc.
   --   Molex Incorporated                        --   Beau Interconnect Systems, a division of
                                                       Axsys Technologies, Inc.

CIBC World Markets reviewed firm values as a multiple of latest 12 months revenue. Financial data and implied multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Financial data for Sterling were based on internal financial data provided by Sterling's management. CIBC World Markets then applied a range of selected multiples of latest 12 months revenue derived from the selected transactions to corresponding financial data of Sterling. This analysis indicated the following approximate implied equity reference range for a fully diluted share of Sterling common stock assuming conversion of all outstanding shares of Sterling preferred stock into shares of Sterling common stock on a one-for-one basis, as compared to the per share equity reference range for Sterling implied by the merger consideration:

                                                         Per Share Equity Reference Range
               Implied Per Share                          for Sterling Implied by Merger
      Equity Reference Range for Sterling                         Consideration
      -----------------------------------                --------------------------------
                 $4.44 to $6.00                                   $4.62 to $6.57

STRATOS ANALYSES

       Selected Companies Analysis. CIBC World Markets compared financial and stock market information for Stratos and the following seven publicly held companies in the fiber optic industry:

                         --    Alliance Fiber Optic Products, Inc.
                         --    Avanex Corporation
                         --    Bookham Technology plc
                         --    Finisar Corporation
                         --    New Focus, Inc.
                         --    Oplink Communications, Inc.
                         --    Optical Communication Products, Inc.

CIBC World Markets reviewed firm values of the selected companies as a multiple of, among other things, calendar year 2003 estimated revenue. All multiples were based on closing stock prices on June 30, 2003. Estimated financial data for the selected companies were based on First Call estimates as of June 30, 2003. Estimated financial data for Stratos were based on internal estimates of Stratos' management. CIBC World Markets then applied a range of selected multiples of calendar year 2003 estimated revenue derived from the selected companies to corresponding financial data of Stratos. This analysis indicated the following approximate implied per share equity reference range for Stratos, as compared to the closing price of Stratos common stock on June 30, 2003 and the per share equity value implied for Stratos by its net cash position as of April 30, 2003:

                                                                      Per Share Equity Value
       Implied Per Share                Per Share Closing           Implied for Stratos by its
    Equity Reference Range           Price of Stratos Common             Net Cash Position
          for Stratos                Stock on June 30, 2003            as of April 30, 2003
    ----------------------           -----------------------        --------------------------
        $4.35 to $15.21                       $4.93                            $7.28

       Liquidation Analysis. CIBC World Markets performed a liquidation analysis of Stratos' assets and liabilities to estimate the potential range of net proceeds available for distribution upon an orderly liquidation of Stratos, based on internal estimates of Stratos' management as to the book value of Stratos' assets, the potential recovery of the book value of Stratos' assets in a liquidation and the amount of Stratos' current and potential liabilities. All balance sheet items were based on Stratos' balance sheet as of April 30, 2003. This analysis indicated the following approximate implied per share equity reference range for Stratos, as compared to the closing price of Stratos common stock on June 30, 2003 and the per share equity value implied for Stratos by its net cash position as of April 30, 2003:

                                                                      Per Share Equity Value
       Implied Per Share                Per Share Closing           Implied for Stratos by its
    Equity Reference Range           Price of Stratos Common             Net Cash Position
          for Stratos                Stock on June 30, 2003            as of April 30, 2003
    ----------------------           -----------------------        --------------------------
        $3.12 to $7.50                        $4.93                            $7.28

PRO FORMA MERGER ANALYSIS

       CIBC World Markets analyzed the potential pro forma effect of the merger on Stratos' estimated earnings per share, referred to as EPS, in fiscal year 2004 after giving effect to potential synergies anticipated by Stratos' management to result from the merger. Estimated financial data were based on, in the case of Stratos, internal estimates of Stratos' management and, in the case of Sterling, internal estimates of Sterling's management as adjusted by representatives of Stratos. This analysis indicated that the merger could reduce the estimated loss per share of Stratos on a pro forma basis relative to Stratos' estimated EPS on a standalone basis in fiscal year 2004. The actual results achieved by the combined company may vary from projected results and the variations may be material.

OTHER FACTORS

       In rendering its opinion, CIBC World Markets also reviewed and considered other factors, including:

        -- historical trading prices and trading volumes of Stratos common stock during the six-month period from December 30, 2002 to June 30, 2003;

        -- the relationship between movements in Stratos common stock, movements in the common stock of selected fiber optic companies and movements in the NASDAQ index during the six-month period from December 30, 2002 to June 30, 2003;

        --    overall trends in the fiber optic industry;

        -- the relative percentage contributions of Stratos and Sterling to the combined company's fiscal years 2003 and 2004 estimated revenue, gross profit and EBITDA; and

        -- selected research analysts' reports for Stratos, including stock price and EPS estimates reflected in those reports.

MISCELLANEOUS

       Stratos selected CIBC World Markets based on CIBC World Markets' reputation and experience. CIBC World Markets is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes. CIBC World Markets and its affiliates in the past have provided services to Stratos unrelated to the merger, for which services CIBC World Markets and its affiliates have received compensation. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade the securities of Stratos for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

       Stratos has agreed to pay CIBC World Markets customary fees for its financial advisory services in connection with the merger. In addition, Stratos has agreed to reimburse CIBC World Markets for its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel, and to indemnify CIBC World Markets and related parties against liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

NO OPINION OF FINANCIAL ADVISOR TO STERLING

       Sterling did not retain a financial advisor to render an opinion to the Sterling board of directors as to the fairness, from a financial point of view, of the merger consideration to be paid by Stratos to the Sterling shareholders.

ACCOUNTING TREATMENT

       The merger will be accounted for as a purchase by Stratos under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of Sterling will be recorded, as of completion of the merger, at their respective fair values and added to those of Stratos. The reported financial condition and results of operations of Stratos issued after completion of the merger will reflect Sterling's balances and results after completion of the merger, but will not be restated retroactively to reflect the historical financial position or results of operations of Sterling. Following the completion of the merger, the earnings of the combined company will reflect purchase accounting adjustments, including increased amortization and depreciation expense for acquired assets.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

       The following discussion addresses material United States federal income tax considerations relating to the exchange of Sterling common stock and Sterling preferred stock pursuant to the merger and of ownership of Stratos common stock and Stratos preferred stock after the merger.

       The following discussion is not binding on the Internal Revenue Service. It is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date of this joint proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. The tax consequences under foreign laws, United States state and local laws and United States federal laws, other than United States federal income tax laws, are not addressed.

       This discussion is addressed only to those Sterling shareholders that hold their Sterling common stock or Sterling preferred stock, as the case may be, as a capital asset and does not address all aspects of federal income taxation that may be relevant to a holder of Sterling common stock or Sterling preferred stock in light of that shareholder's particular circumstances. In addition, this discussion does not apply to shareholders subject to special tax rules, such as (1) financial institutions, (2) broker-dealers, (3) shareholders that hold their Sterling common stock or Sterling preferred stock as part of a straddle or other integrated investment, (4) shareholders that acquired their Sterling common stock or Sterling preferred stock pursuant to the exercise of options or otherwise as compensation and (5) shareholders that hold "section 306 stock" within the meaning of section 306(c) of the Internal Revenue Code.

       Sterling shareholders must consult their tax advisors as to the specific tax consequences of the merger to them, including the applicability and effect of federal, state, local and foreign income and other tax laws in light of their particular circumstances.

       This discussion does not address the tax consequences of any pre-merger Sterling dividends that might be declared, as described below under "The Merger Agreement - Principal Covenants - Pre-Merger Sterling Dividends." Sterling shareholders must consult their tax advisors with respect to the tax consequences of such dividends.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

       Stratos and Sterling intend to take the position that, for federal income tax purposes, (1) the merger will qualify as a "reorganization" within the meaning of section 368(a) of the Internal Revenue Code and each of Stratos and Sterling will be a party to that reorganization within the meaning of section 368(b) of the Internal Revenue Code, and (2) the Stratos preferred stock received in the merger will not be "nonqualified preferred stock" within the meaning of section 351(g) of the Internal Revenue Code. While Stratos and Sterling believe that each of the foregoing positions will be correct as of the effective time of the merger, no assurances can be given that the foregoing positions will be correct, and Sterling shareholders must rely upon the advice of their own tax advisors as to the correctness of each of these positions.

       Assuming the foregoing positions are correct as of the effective time of the merger, the following material federal income tax consequences will result:

        -- Upon the merger, no gain or loss will be recognized by Sterling or Stratos.

        -- A holder of Sterling common stock or Sterling preferred stock will not recognize any gain or loss upon the exchange of the holder's shares of Sterling common stock or Sterling preferred stock, as the case may be, for shares of Stratos common stock and Stratos preferred stock pursuant to the merger, except that gain or loss will be recognized on the receipt of cash in lieu of a fractional share of Stratos common stock or Stratos preferred stock.

        -- A holder of Sterling common stock or Sterling preferred stock will have an aggregate tax basis in the shares of Stratos common stock and Stratos preferred stock received in exchange therefor pursuant to the merger (including any fractional share of Stratos common stock or Stratos preferred stock for which cash is received) equal to the tax basis of the Sterling common stock or Sterling preferred stock, as the case may be, surrendered in exchange therefor pursuant to the merger (with the tax basis of the Sterling stock determined after taking into account any change in tax basis as a result of any distribution made by Sterling prior to the merger). Such aggregate tax basis will be allocated pro rata among the shares of Stratos common stock and Stratos preferred stock based on their relative fair market values at the effective time of the merger.

        -- The holding period for shares of Stratos common stock and Stratos preferred stock received pursuant to the merger will include the holding period for the shares of Sterling common stock or Sterling preferred stock, as the case may be, surrendered in exchange therefor pursuant to the merger.

        -- A holder of Sterling common stock or Sterling preferred stock receiving cash in lieu of a fractional share of Stratos common stock or Stratos preferred stock will be required to recognize gain or loss equal to the difference between (1) the amount of cash received and (2) the tax basis of the fractional share (determined under the rules described above) for which cash is received. This gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period for the Sterling common stock or Sterling preferred stock, as the case may be, exchanged for the fractional share is more than one year at the effective time of the merger.

       Qualification of the merger as a "reorganization" within the meaning of section 368(a) of the Internal Revenue Code depends upon the satisfaction of a number of requirements as of the effective time, including, among others, that no Sterling shareholder is treated as receiving any direct or indirect consideration for the shares of Sterling common stock or Sterling preferred stock surrendered in the merger other than voting stock of

Stratos (or cash paid in lieu of a fractional share thereof). If the merger does not qualify as a "reorganization" for any reason, including because any Sterling shareholder is treated as receiving, directly or indirectly, any impermissible consideration, each Sterling shareholder (including those receiving solely voting stock of Stratos) will be required to recognize gain or loss as a result of the merger equal to the difference between (1) the fair market value of the Stratos stock, cash in lieu of fractional shares, and any other consideration received by the shareholder in the merger and (2) the shareholder's tax basis in the Sterling shares surrendered in the merger. Although Stratos and Sterling do not believe that any Sterling shareholder should be treated as receiving, directly or indirectly, any impermissible consideration in the merger, and believe that the other requirements for the merger to qualify as a "reorganization" will be satisfied as of the effective time, no opinion of counsel will be sought as to the qualification of the merger as a "reorganization" within the meaning of section 368(a) of the Internal Revenue Code. Sterling shareholders must rely on the advice of their own tax advisors as to whether the merger will qualify as a "reorganization" within the meaning of section 368(a) of the Internal Revenue Code.

       The foregoing consequences depend upon the Stratos preferred stock not being treated as "nonqualified preferred stock" within the meaning of section 351(g) of the Internal Revenue Code. The Stratos preferred stock received in the merger will not be "nonqualified preferred stock" within the meaning of section 351(g) of the Internal Revenue Code if it "participates in corporate growth to any significant extent." As described more fully below under the heading "Certain Legal Information - Description of Stratos Capital Stock - New Series B Preferred Stock," upon the achievement by Stratos of certain annual revenue or market capitalization targets, Stratos must redeem all shares of the Stratos preferred stock at a redemption price that, subject to limitations, varies depending on the market price (as defined for those purposes) of Stratos common stock. Similarly, as also described more fully under that heading, if a change in ownership (as defined) of Stratos occurs, the holders of Stratos preferred stock will be entitled to receive liquidating distributions that, subject to limitations, vary depending on the market price of Stratos common stock. While Stratos and Sterling believe that those terms of the Stratos preferred stock should cause the Stratos preferred stock to be deemed to "participate in corporate growth" to a significant extent and thereby prevent the Stratos preferred stock from being treated as "nonqualified preferred stock," no assurances can be given in that regard. The rules with respect to nonqualified preferred stock are unclear and have not been the subject of regulatory or significant administrative guidance. It should be noted that except as summarized above dividends on, and other amounts payable with respect to, the Stratos preferred stock do not vary based on the earnings or value of Stratos. If the merger qualifies as a "reorganization" but the Stratos preferred stock is properly treated by the Internal Revenue Service as "nonqualified preferred stock," each Sterling shareholder will recognize gain (but not loss) as a result of the receipt of Stratos preferred stock in an amount equal to the lesser of
(1) the gain realized (i.e., the excess, if any, of the fair market value of all consideration received by the Sterling shareholder in the merger over the shareholder's tax basis in the Sterling shares surrendered in the merger) and
(2) the fair market value, at the effective time of the merger, of the Stratos preferred stock, and any cash in lieu of a fractional share of Stratos preferred stock, received in the merger. Sterling shareholders must rely on the advice of their own tax advisors as to the proper characterization of the Stratos preferred stock as not constituting "nonqualified preferred stock."

INDEMNITY FUND

       Pursuant to the merger agreement, 10% of the aggregate number of whole shares of Stratos common stock into which a holder's shares of Sterling common stock and Sterling preferred stock are converted in the merger, rounded down to the nearest number of whole shares, will be deposited into the indemnity fund and credited to a separate subaccount for the shareholder. See "The Merger Agreement - Escrow" on page 70. For federal income tax purposes, a Sterling shareholder will be treated as owning the shares of Stratos common stock that are credited to the shareholder's subaccount. As the tax owner, a Sterling shareholder will be required to include in his or her gross income any dividends paid with respect to the Stratos common stock credited to his or her subaccount and will be taxed on his or her share of interest or other investment income earned on the other assets held in the indemnity fund, whether or not such amounts are currently distributed to the shareholder. If any shares of Stratos common stock are returned to Stratos pursuant to an indemnification obligation, a Sterling shareholder will recognize gain or loss at that time equal to the difference between (1) the fair market value of the shares of Stratos common stock that are returned to Stratos from the shareholder's subaccount (determined as of the date returned to Stratos) and (2) the shareholder's tax basis in the shares of Stratos common stock that are returned (determined under the rules set forth above). The Sterling shareholder will increase the shareholder's basis in the shareholder's remaining Stratos shares by an amount equal to the fair market value of the shares of Stratos common stock that are returned to Stratos. Any gain or loss so recognized will be capital gain or loss and will be long-term capital gain or loss if the holding period for the shares of Stratos common stock (determined under the rules set forth above) is more than one year at the time the shares are returned. The deductibility of capital losses is subject to limitations. As a result of the foregoing rules, a Sterling shareholder might be required to recognize taxable gain upon a return of shares to Stratos, even though the shareholder would not receive any resulting cash with which to pay the tax on the gain.

OWNERSHIP OF STRATOS COMMON AND PREFERRED STOCK

       Distributions. A distribution of cash with respect to Stratos common stock or Stratos preferred stock will be treated as a dividend for federal income tax purposes to the extent that it is paid out of current or accumulated earnings and profits of Stratos. To the extent that the amount of a distribution exceeds the earnings and profits of Stratos, it will be treated first as a tax-free return of capital to the extent of the holder's adjusted tax basis in the Stratos common stock or Stratos preferred stock with respect to which the distribution is paid, and thereafter as capital gain. A distribution that is a tax-free return of capital will reduce the holder's tax basis in his or her Stratos common stock or Stratos preferred stock, as the case may be. A distribution that is treated as either a tax-free return of capital or as capital gain will not be treated as a dividend eligible for either the dividends received deduction or the tax rate for "qualified dividend income," discussed below.

       To the extent that distributions on Stratos common stock or Stratos preferred stock are treated as dividends for federal income tax purposes, corporate holders may be eligible for the 70% dividends received deduction. Corporate holders of Stratos common stock or Stratos preferred stock are urged to consult their own tax advisors regarding the limitations on the availability of the dividends received deduction, including the holding period rules of section 246 of the Internal Revenue Code and the rules of section 246A of the Internal Revenue Code regarding debt-financed portfolio stock.

       Under recently enacted United States federal income tax legislation, individual shareholders who receive distributions on Stratos common stock or Stratos preferred stock that are treated as dividends for federal income tax purposes may be subject to federal income taxation with respect to such distributions at reduced rates applicable to long-term capital gains, not exceeding 15%. This tax relief is available for "qualified dividend income" received in tax years beginning after December 31, 2002 and on or before December 31, 2008. Unless this tax reduction is extended by future legislation, "qualified dividend income" received in tax years beginning on or after January 1, 2009 will be taxed at the rates applicable to ordinary income. "Qualified dividend income" does not include dividends on stock with respect to which the holder does not meet a minimum holding period requirement or dividends on stock to the extent the holder is obligated to make related payments with respect to substantially similar or related property (e.g., pursuant to a short sale of such stock).

       Dispositions. A holder will generally recognize capital gain or loss on a sale or exchange of shares of Stratos common stock or Stratos preferred stock equal to the difference between the amount realized upon the sale or exchange and the holder's tax basis in the shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the holder's holding period for the shares sold or exchanged is more than one year. The deductibility of capital losses is subject to limitations.

       Notwithstanding the foregoing, a redemption of Stratos common stock or Stratos preferred stock that has the effect of the distribution of a dividend, determined under section 302 of the Internal Revenue Code, may be treated as a dividend for federal income tax purposes to the extent of the holder's ratable share of current or accumulated earnings and profits of Stratos. In general, the determination of whether a redemption has the effect of the distribution of a dividend will depend upon whether and to what extent the redemption reduces the holder's percentage share ownership interest in Stratos. In making this determination, the constructive ownership rules of the Internal Revenue Code must be taken into account. As described more fully below under the heading "Certain Legal Information - Description of Stratos Capital Stock - New Series B Preferred Stock," under certain circumstances the Stratos preferred stock is subject to mandatory redemption, or redemption at the option of Stratos, and under the foregoing rules the proceeds of any such redemption may be taxable as dividend income for federal income tax purposes. Stratos shareholders must rely upon the advice of their own tax advisors as to the treatment of any redemption.

       Special Rules for Redeemable Preferred Stock. In general, under section 305 of the Internal Revenue Code and the Treasury regulations thereunder, if a corporation issues preferred stock that may be redeemed at a price in excess of its issue price, shareholders may be treated as receiving, on an economic accrual (constant interest) basis, the difference between the redemption price and the issue price through a series of constructive distributions of stock. Under applicable Treasury regulations and administrative guidance, the Stratos preferred stock will likely be considered "preferred stock" for purposes of these rules.

       In the case of preferred stock that is callable by the issuer, these constructive distributions will be deemed to occur only if, based on all of the facts and circumstances as of the issue date, the issuer's exercise of its call rights is more likely than not to occur. As described more fully below under the heading "Certain Legal Information - Description of Stratos Capital Stock - New Series B Preferred Stock," at any time following the fifth anniversary of the issuance of the Stratos preferred stock, Stratos may, at its option, redeem any or all of the Stratos preferred stock at a redemption price generally equal to $125. Although under the foregoing rule a holder of Stratos preferred stock might therefore be required to take into income with respect to each share any excess of $125 over the issue price of the share (generally, the share's fair market value upon initial issuance), Stratos intends to take the position that, for purposes of this rule, it is not more likely than not that Stratos will exercise its optional right to redeem the Stratos preferred stock. No assurances can be given that the Internal Revenue Service will not successfully challenge the correctness of Stratos' position.

       Preferred stock that is mandatorily redeemable at a premium to the issue price may also give rise to a series of constructive distributions of stock unless the redemption is subject to a contingency that is beyond the legal or practical control of the holders and that renders remote the likelihood of redemption. As described more fully below under the heading "Certain Legal Information - Description of Stratos Capital Stock - New Series B Preferred Stock," the Stratos preferred stock is subject to mandatory redemption upon the achievement by Stratos of certain annual revenue or market capitalization targets. In that case, Stratos must redeem all shares of the Stratos preferred stock at a redemption price that, subject to limitations, varies depending on the market price (as defined for those purposes) of Stratos common stock. The application of the rule applicable to mandatorily redeemable preferred stock to the Stratos preferred stock is unclear. Although Stratos does not consider remote the possibility that the Stratos preferred stock will be subject to mandatory redemption, under the terms of the Stratos preferred stock the Stratos preferred stock is mandatorily redeemable at an indefinite time and for an uncertain amount. In the absence of further guidance from the Internal Revenue Service, Stratos intends to take the position that the mandatory redemption feature of the Stratos preferred stock will not give rise to a series of constructive distributions of stock to the holders of the Stratos preferred stock.

       To the extent holders of Stratos preferred stock have not previously included premium amounts in income under the constructive distribution rules summarized above, upon an optional redemption of Stratos preferred stock at a price in excess of the stock's issue price, upon the achievement by Stratos of an annual revenue or market capitalization target which fixes a redemption price in excess of the stock's issue price, or upon a change in ownership which fixes a liquidation price in excess of the stock's issue price, a holder of Stratos preferred stock may be treated as receiving a distribution from Stratos equal to all or a portion of such excess.

       Stratos' determination that the holders of Stratos preferred stock will not be treated as receiving a redemption premium through a series of constructive distributions of stock, as described above, will be binding on all holders of Stratos preferred stock, other than any holder that explicitly discloses to the Internal Revenue Service that the holder's determination as to whether there is a constructive distribution of stock differs from that of Stratos. This disclosure must be made on a statement attached to the holder's timely filed federal income tax return for the taxable year that includes the date the holder acquired the Stratos preferred stock. Stratos is obligated to provide relevant information that is necessary for a holder of Stratos preferred stock to make this disclosure. This information may be obtained from Stratos by calling its Chief Financial Officer at (708) 867-9600. Stratos shareholders must rely upon the advice of their own tax advisors as to whether to make this disclosure.

       Optional Special Dividends. The certificate of designation of the Stratos preferred stock gives Stratos the right to pay a special dividend of $100 per share, subject to equitable adjustments to take into account changes to Stratos' capital structure. See "Certain Legal Information - Description of Stratos Capital Stock - Stratos Preferred Stock" on page 136. The federal income tax consequences of the optional special dividend is unclear. Stratos urges each holder of Stratos preferred stock to consult his or her tax advisor to determine the consequences of any optional special dividend.

       Information Reporting and Backup Withholding. In general, information reporting requirements will apply to dividend payments on shares of Stratos common stock or Stratos preferred stock. Certain holders may be subject to backup withholding (currently at a rate of 28%) with respect to the payment of dividends on shares of Stratos common stock or Stratos preferred stock and to certain payments of proceeds on the sale or redemption of shares of Stratos common stock or Stratos preferred stock unless such holders provide a correct taxpayer identification number or certification of other exempt status and otherwise comply with applicable requirements of the backup withholding rules.

       Any amount withheld under the backup withholding rules from a payment to a holder of shares of Stratos common stock or Stratos preferred stock is allowable as a credit against such holder's federal income tax, which may entitle the holder to a refund, provided that the holder furnishes the required information to the Internal Revenue Service.

       The discussion under this heading "Material Federal Income Tax Considerations" does not address tax consequences that may vary with, or are contingent on, individual circumstances, any non-income tax or any foreign, state or local tax consequences or the tax consequences of the pre-merger Sterling dividends that may be declared. Accordingly, Stratos and Sterling urge Sterling shareholders to consult their own tax advisors to determine the particular federal, state, local or foreign income or other tax consequences of the merger as well as the consequences arising from the ownership of shares of Stratos common stock and Stratos preferred stock.

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS OF STERLING

       Under Delaware law, holders of Sterling common stock or Sterling preferred stock who do not wish to accept the merger consideration may elect to have the "fair value" of their Sterling shares judicially determined and paid in cash, together with a fair rate of interest, if any. The valuation will exclude any element of value arising from the accomplishment or expectation of the merger. A stockholder may exercise these appraisal rights only by complying with the provisions of Section 262 of the Delaware General Corporation Law.

       The following summary of the provisions of Section 262 of the Delaware General Corporation Law is not a complete statement of the law pertaining to appraisal rights under the Delaware General Corporation Law, and is qualified in its entirety by reference to the full text of Section 262 of the Delaware General Corporation Law, a copy of which is incorporated by reference and attached to this joint proxy statement/prospectus as Annex E. If you wish to exercise appraisal rights or wish to preserve your right to do so, you should carefully review Section 262 and are urged to consult a legal advisor before electing or attempting to exercise these rights.

       All references in Section 262 and in this summary to a "stockholder" are to the record holder of Sterling common shares or Sterling preferred shares as to which appraisal rights are asserted. A person having a beneficial interest in Sterling common shares or Sterling preferred shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and in a timely manner to perfect appraisal rights.

       Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of Sterling's special meeting, Sterling, not less than twenty days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that these appraisal rights are available and include in the notice a copy of Section 262. This document constitutes notice to the Sterling stockholders and the applicable statutory provisions of the Delaware General Corporation Law are attached to this document as Annex E.

       If you wish to exercise the right to demand appraisal under Section 262 of the Delaware General Corporation Law you must satisfy each of the following conditions:

        -- You must deliver to Sterling a written demand for appraisal of your shares before the vote on the merger agreement at Sterling's special meeting. This demand will be sufficient if it reasonably informs Sterling of your identity and that you intend by that writing to demand the appraisal of your shares;

        -- You must not vote your common shares in favor of the merger agreement. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, a Sterling stockholder who votes by proxy and who wishes to exercise appraisals rights must vote against the merger agreement or abstain from voting on the merger agreement; and

        -- You must continuously hold your shares from the date of making the demand through the completion of the merger. If you are the record holder of Sterling shares on the date the written demand for appraisal is made but you thereafter transfer those shares prior to the completion of the merger, you will lose any right to appraisal in respect of those shares. Voting against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will not constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy you deliver or vote you cast in person.

       Only a holder of record of common shares is entitled to assert appraisal rights for those shares registered in that holder's name. A demand for appraisal should:

        -- be executed by or on behalf of the stockholder of record, fully and correctly, as its name appears on the share transfer records of Sterling, and

        --    specify the following:

              -   the stockholder's name and mailing address,

              - the number of common or preferred shares owned by the stockholder, and

              - that the stockholder intends thereby to demand appraisal of its common or preferred shares.

       If the shares are owned of record by a person in a fiduciary capacity, such as a trustee, guardian or custodian, the demand should be executed in that capacity. If the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for one or more other beneficial owners. In this case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner.

       Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine appropriate procedures for the making of a demand for appraisal by such nominee.

       A stockholder who elects to exercise appraisal rights under Section 262 should make or deliver a written demand to:

                            Sterling Holding Company
                         31194 La Baya Drive, Suite 100
                                 P.O. Box 5069
                       Westlake Village, California 91362
                         Attention: Corporate Secretary

       Within ten days after the completion of the merger, Stratos must send a notice as to the completion of the merger to each of Sterling's former stockholders who has made a written demand for appraisal in accordance with
Section 262 and who has not voted to adopt the merger agreement. Within 120 days after the completion of the merger, but not after that date, either Stratos or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of common shares or preferred shares held by all stockholders demanding appraisal of their shares. Stratos is under no obligation to, and has no present intent to, file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that Stratos will file a petition or that it will initiate any negotiations with respect to the fair value of the shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Since Stratos has no obligation to file a petition, the failure of affected stockholders to do so within the period specified could nullify any previous written demand for appraisal.

       Under the merger agreement, Sterling has agreed to give Stratos prompt notice of any written demands for fair value it receives. Sterling will not, except with the prior written consent of Stratos, voluntarily make any payment with respect to any demands for fair value or offer to settle, or settle or negotiate in respect of, any such demands.

       Within 120 days after the completion of the merger, any stockholder that complies with the provisions of Section 262 to that point in time will be entitled to receive from Stratos, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which Sterling received demands for appraisal and the aggregate number of holders of those shares. Stratos must mail this statement to the stockholder by the later of ten days after receipt of the request or ten days after the expiration of the period for delivery of demands for appraisals under Section 262.

       A stockholder who timely files a petition for appraisal with the Delaware Court of Chancery must serve a copy upon Stratos. Stratos must, within twenty days, file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares and who have not reached agreements with it as to the value of their shares. After notice to stockholders as may be ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold shares represented by certificates to submit their certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

       After determining which stockholders are entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares. This value will exclude any element of value arising from the accomplishment or expectation of the merger, but will include a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. However, costs do not include attorneys' or expert witness fees. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding be charged pro rata against the value of all of the shares entitled to appraisal. These expenses may include, without limitation, reasonable attorneys' fees and the fees and expenses of experts. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as, or less than the merger consideration they would be entitled to receive pursuant to the merger agreement if they did not seek appraisal of their shares. Stockholders also should be aware that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.

       Any stockholder may withdraw its demand for appraisal and accept the merger consideration by delivering to Stratos a written withdrawal of the stockholder's demands for appraisal. Any attempt to withdraw made more than sixty days after the effectiveness of the merger will require written approval of Stratos and no appraisal proceeding before the Delaware Court of Chancery as to any stockholder shall be dismissed without the approval of the Delaware Court of Chancery, and this approval may be conditioned upon any terms the Delaware Court of Chancery deems just. If Stratos does not approve a stockholder's request to withdraw a demand for appraisal when the approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the merger consideration.

       Failure to follow the steps required by Section 262 of the Delaware General Corporation Law for perfecting appraisal rights may result in the loss of appraisal rights, in which event you will be entitled to receive the merger consideration with respect to your dissenting shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the Delaware General Corporation Law, if you are a Sterling stockholder and are considering exercising your appraisal rights under the Delaware General Corporation Law, you should consult your own legal advisor.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTION AGREEMENTS

       This registration statement of which this joint proxy statement/prospectus is a part does not cover any resales of the Stratos common stock or Stratos preferred stock to be received by the shareholders of Sterling upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/ prospectus in connection with any such resale.

       All shares of Stratos common stock and Stratos preferred stock received by Sterling shareholders in the merger will be freely transferable, except that shares of Stratos common stock and Stratos preferred stock received by persons who are deemed to be "affiliates" of Sterling under the Securities Act of 1933, as amended (the "Securities Act"), at the time of the Sterling special meeting may be resold by them only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Sterling for such purposes generally include individuals or entities that control, are controlled by or are under common control with, Sterling, as the case may be, and include directors and certain executive officers of Sterling. The merger agreement requires that Sterling cause each affiliate to execute a written agreement which provides that such persons will not offer, sell or otherwise dispose of any of the shares of Stratos common stock or Stratos preferred stock issued to them pursuant to the merger in violation of the Securities Act or the related SEC rules and regulations promulgated thereunder.

NASDAQ QUOTATION

       It is a condition to closing the merger that the shares of Stratos common stock issuable in the merger be authorized for quotation on the Nasdaq National Market, subject to official notice of issuance. Stratos is not obligated to have the shares of Stratos preferred stock issuable in the merger authorized for quotation on the Nasdaq National Market and will not seek to have the preferred shares so authorized.

AMENDMENT TO STRATOS RIGHTS AGREEMENT

       In connection with entering into the merger agreement, Stratos amended the Rights Agreement, dated as of March 23, 2001, between Stratos and Mellon Investor Services LLC, as rights agent. The rights agreement is designed to protect Stratos shareholders from coercive or unfair takeover tactics. See "Certain Legal Information - Description of Stratos Capital Stock - Stratos Rights Agreement." The amendment to the rights agreement provides that:

        -- none of CVC, any Affiliate (as defined in the rights agreement) of CVC or any Associate (as defined in the rights agreement) of CVC will be deemed an "Acquiring Person" (as defined in the rights agreement) solely by virtue of the acquisition by CVC of shares of Stratos common stock in connection with the merger;

        -- no person will become an "Acquiring Person" (as defined in the rights agreement) solely by virtue of (1) the execution and delivery of the merger agreement, (2) the public announcement of the merger agreement, (3) the consummation of any of the transactions contemplated by the merger agreement in accordance with its terms or (4) the execution, delivery and performance of any document contemplated by the merger agreement, including the voting agreements; and

        -- a "Distribution Date" (as defined in the rights agreement) will not occur solely by reason of (1) the execution and delivery of the merger agreement, (2) the public announcement of the merger agreement, (3) the consummation of any of the transactions contemplated by the merger agreement in accordance with its terms or (4) the execution, delivery and performance of any document contemplated by the merger agreement, including the voting agreements.

THE BOARD OF THE COMBINED COMPANY AND RELATED MATTERS

       Board of Directors of the Combined Company. Stratos has agreed to take the necessary action so that, as of the effective time of the merger, the board of directors of the combined company will have nine members, consisting of four of Stratos' current directors and five directors to designated by Sterling. The continuing Stratos directors are Brian J. Jackman, James W. McGinley, Charles Daniel Nelsen and Edward O'Connell. The Sterling designees are Reginald W. Barrett, Phillip A. Harris, David Y. Howe and Newell V. Starks, each of whom is a current member of the Sterling board of directors, and William Twyman Comfort
III. See "Interests of Certain Persons in the Merger - Additional Information Concerning the Designees to the Board of Directors."

       Chief Executive Officer of the Combined Company. The merger agreement provides that, as of the effective time of the merger, James W. McGinley, currently President and Chief Executive Officer of Stratos, will serve as Chief Executive Officer of the combined company.

       Headquarters of the Combined Company. We agreed in the merger agreement that it is our intention that following the effective time of the merger, the corporate headquarters and principal operations of the combined company will be located in the Chicago, Illinois metropolitan area.

                                 THE COMPANIES

STRATOS LIGHTWAVE, INC.
7444 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-9600

       Stratos was incorporated in Delaware in April 2000 and was established in its current form in April 2001 following a spin-off from Methode Electronics, Inc. Stratos develops, manufactures and sells optical subsystems and components for various applications and multiple end markets. These subsystems are designed for use in storage, data networking, metro and wide area telecom networks, military and government applications, and other industrial markets and applications. Stratos' optical subsystems are compatible with the advanced transmission protocols used in these networks and Stratos' products are designed for many of the fiber optic interfaces on the market today.

       Stratos' optical subsystems consist of a broad range of optical transceivers and multi-channel optical links. These devices serve as high data rate interconnects between network devices, such as hubs, switches, servers and storage elements. Stratos' optical subsystems are available in a variety of fiber optic interfaces, or form factors, and support a wide range of data rates, protocols, wavelengths, fiber types and transmission distances. Stratos' active optical subsystems include embedded transceivers and internal and external removable transceivers. Its passive optical subsystems include high density backplane connectors, optical flex circuits, harsh environment connectors, optical multiplexing and coupling components, cable assemblies, specialty fiber assemblies and other accessories.

       The design, manufacture and testing of high-performance optical subsystems and components for optical communication networks require diverse technical skills and expertise. Integrated systems design, advanced optical subassembly design, electronic circuit design, precision molding capability and manufacturing systems are key elements of Stratos' technological capabilities.

       Stratos' integrated manufacturing capabilities include product design, engineering, fabrication, assembly and packaging of its products. Stratos also provides quality assurance through proprietary internal testing procedures throughout the entire manufacturing process. These capabilities enable Stratos to reduce development times, increase end-to-end production yields and rapidly respond to customer needs, enabling Stratos to leverage its diverse skill base and multiple core competencies in design and manufacturing.

       Stratos sells its products primarily to optical communication OEMs, end users and resellers. In some cases, Stratos sells its products directly to contract manufacturers who, at the direction of Stratos customers, incorporate these Stratos products into products being assembled by these contract manufacturers for those customers.

       Stratos believes continued investment in technology is critical to its future success. Stratos concentrates its research and development activities on enhancing existing products and developing new products to meet the evolving needs of Stratos customers.

       Stratos intends to strengthen current customer relationships by continuing to deliver a high level of value-added service and technical support and leveraging its reputation for high quality products and service to establish relationships with new customers. Stratos plans to continue to diversify end markets and expand product offerings through internal and external growth.

       For further information about Stratos, see "Summary - Selected Historical Financial Information - Stratos Selected Historical Financial Information" on page 13 and "Where You Can Find More Information" on page 140.

STERLING HOLDING COMPANY
31194 La Baya Drive, Suite 100
P.O. Box 5069
Westlake Village, California 91362
(818) 707-2020

OVERVIEW

       Sterling Holding Company, a Delaware corporation, is a global provider of electronic interconnect products. Sterling was organized in 1989 by the company's management and CVC to acquire Trompeter Electronics, Inc. and Quality Components, Inc., both entities whose core competencies centered on manufacturing connector and connector components. Sterling acquired Semflex, Inc., a microwave cable assembly manufacturer, in 1994, and Swiss Precision Products, Inc., an electronic contacts manufacturer, in 1995, in an effort to broaden its product offering and end-user markets. The operations of Quality Components ceased in March 2002.

       Operating principally through its Trompeter and Semflex subsidiaries, Sterling designs, manufactures and markets electronic interconnect components and assemblies to route, switch, amplify, edit and consolidate converging voice, video and data signals for a broad range of markets, including the telecommunications, military and aerospace, and broadcast markets. For the year ended December 31, 2002, Sterling reported net sales, operating income and net income of $39.5 million, $4.9 million and $2.7 million, respectively. See "Summary - Selected Historical Financial Information - Sterling Selected Historical Financial Information" beginning on page 15 and the audited consolidated financial statements of Sterling included as Annex L to this joint proxy statement/prospectus.

       Sterling's strategy is to provide high-quality, reliable solutions with on-time delivery under short lead-times to a diverse group of customers in high-growth, high-margin market segments while maintaining continuing programs of productivity improvement and cost control. Through its subsidiaries, Sterling has developed a broad range of interconnect devices and assemblies to support its customers' product development efforts. Trompeter manufactures coax, triax, and twinax transmission line radio frequency ("RF") connectors, subsystems, cable, cable assemblies, and the tools required for assembly. Semflex manufactures microwave frequency connectors, low loss phase stable flexible microwave cable and cable assemblies. Sterling currently markets an extensive range of electronic connector products to its worldwide customer base. These products can be divided into the following three categories:

        -- Connectors. Connector products include RF and microwave connectors for cables used in the telecommunications central office, military communications/aerospace, broadcast and instrumentation markets for the internal and external high frequency interconnect applications in electronic communication systems. Typical products for these markets include coaxial, twinaxial and triaxial RF plugs, jacks, adapters and subsystems, microwave connectors and a full suite of the tools necessary for installation.

        -- Cable and Cable Assemblies. Typical manufactured cable incorporates low density dielectric tape wrapped technology for low loss, low reflection, phase stable, high temperature, high power and high frequency interconnect applications. The company's cable assembly products include RF and microwave frequency assemblies, which are used primarily by wireless providers, telecommunications central offices, the military and broadcast studios to interconnect OEM equipment and/or panel and bay subsystems.

        -- Panels and Bay Subsystems. Products in the panels and bays category include patch panels and bays, and cross-connect bays used in the broadcast, telecommunications and military markets to manage video, data or voice transmissions.

       Sterling markets its products to original equipment manufacturers, including their subcontractors and suppliers, and to end-user customers in a broad range of markets, including the telecommunications, military and aerospace, broadcast and instrumentation markets. Sterling sells its products through independent manufacturer representatives and its in-house sales force, as well as through a network of distributors.

       Sterling owns several active patents worldwide. Although Sterling considers its patents to be valuable assets, Sterling does not believe that its competitive position is dependent upon any individual patent. Sterling regards certain of its trademarks and logos to be of value to its business, including "Trompeter," "TEI" and "Semflex." Sterling has exclusive rights to use its registered trademarks in its major markets.

       Sterling's product development program seeks to broaden its product lines and expand its capabilities in order to meet the anticipated needs of its existing and future customers. New products introduced in 2002 included several designed to transport, surge protect, and patch the high frequency coax signal required by high definition television and deployments of coaxial signals outside of the central office telecommunications environment.

       For further information about Sterling, see "Summary - Selected Historical Financial Information - Sterling Selected Historical Financial Information" on page 15 and the audited consolidated financial statements and related notes of Sterling included as Annex L to this joint proxy statement/prospectus.

SECURITY OWNERSHIP OF FIVE PERCENT BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

       As of [--], 2003, a total of 2,230,522 shares of Sterling common stock and 5,083,980 shares of Sterling preferred stock were outstanding. The following table sets forth the beneficial ownership (as determined in accordance with the rules and regulations of the SEC) of shares of Sterling common stock and Sterling preferred stock as of [--], 2003 (1) by each person known to Sterling to be the beneficial owner of more than five percent of the outstanding shares of Sterling common stock or Sterling preferred stock, (2) by each director and executive officer of Sterling and (3) by all directors and executive officers as a group. To the knowledge of Sterling, the individuals and entities listed have sale, voting and investment power with respect to the securities beneficially owned by them.

-----------------------------------------------------------------------------------------------------------------------
                                                                       NUMBER OF
                                         NUMBER OF      PERCENT OF     PREFERRED       PERCENT OF
                                       COMMON SHARES    SHARES OF        SHARES         SHARES OF       PERCENT OF
                                       BENEFICIALLY    COMMON STOCK   BENEFICIALLY   PREFERRED STOCK   TOTAL SHARES
      NAME OF BENEFICIAL OWNER             OWNED       OUTSTANDING      OWNED(1)       OUTSTANDING     OUTSTANDING
-----------------------------------------------------------------------------------------------------------------------
 Citicorp Venture Capital Ltd.
 ("CVC") (2)                                     0             0       4,437,675         87.29%           60.67%
-----------------------------------------------------------------------------------------------------------------------

 William N. Stout (3)                    1,390,000        62.32%               0              0           19.00%
-----------------------------------------------------------------------------------------------------------------------

 David Y. Howe                              15,000         0.67%          53,966          1.06%            0.94%
-----------------------------------------------------------------------------------------------------------------------

 Reginald W. Barrett (4)                    65,000         2.91%               0              0            0.89%
-----------------------------------------------------------------------------------------------------------------------

 Newell V. Starks (5)                       40,000         1.79%               0              0            0.55%
-----------------------------------------------------------------------------------------------------------------------

 Philip A. Harris                           25,000         1.12%               0              0            0.34%
-----------------------------------------------------------------------------------------------------------------------

 Joe D. Norwood                            150,000         6.72%               0              0            2.05%
-----------------------------------------------------------------------------------------------------------------------

 Donald D. Meyers                           75,000         3.36%               0              0            1.03%
-----------------------------------------------------------------------------------------------------------------------

 Dale Reed                                  60,000         2.69%               0              0            0.82%
-----------------------------------------------------------------------------------------------------------------------

 Cameron P. Selogie                         35,000         1.57%               0              0            0.48%
-----------------------------------------------------------------------------------------------------------------------

 All Directors and Executive Officers
 as a Group (9 individuals)              1,855,000        83.15%          53,966          1.06%           26.10%
-----------------------------------------------------------------------------------------------------------------------

---------------

(1) Each preferred share is convertible into one common share. The preferred shareholders are entitled to cast 49.5% of the combined votes cast by common and preferred shareholders.

(2) CVC's address is 399 Park Avenue, New York, New York 10043. Assuming conversion of only CVC's preferred stock, CVC would hold 66.55% of the outstanding shares of common stock.

(3) Mr. Stout's address is 8084 McKenzie Court, Las Vegas, Nevada 89129. Includes 1,375,000 shares held by the William N. and Carol A. Stout Trust dated 11/24/98, of which Mr. Stout is a trustee and beneficiary. Excludes 175,000 shares held by the William N. and Carol A. Stout Charitable Remainder Unit Trust, with respect to which Mr. Stout holds no voting or dispositive control, but may be deemed to be a beneficiary.

(4) Such shares are held by the Reginald W. Barrett Trust dated June 24, 1991, of which Mr. Barrett is a trustee and beneficiary.

(5) Includes 15,000 shares of common stock held by Kennan Road, LLC, of which Mr. Starks is the sole member. Excludes 5,000 shares of common stock and 123,970 shares of preferred stock held by Kennan Road II, LLC. Mr. Starks may be deemed to be a beneficiary of a trust which owns substantially all of the membership interest in Kennan Road II, LLC, but Mr. Starks holds no voting or dispositive control over shares held by Kennan Road II, LLC.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF STERLING

       The following discussion of Sterling's financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes thereto included as Annex L to this joint proxy statement/prospectus. The following discussion contains forward-looking statements that involve risks and uncertainties. Sterling's actual results could differ substantially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under "Risk Factors" and "Forward-Looking Statements."

         OVERVIEW

       Sterling develops, manufactures and sells radio frequency ("RF") and microwave connectors, subsystems, cable and cable assemblies for various applications and multiple end markets. These products are designed for use in telecom networks, military and government applications, as well as video broadcast, instrumentation, industrial and other market applications. Sterling plans to continue to diversify its end markets and expand its product offerings through internal and external growth.

       Sterling's net sales are derived primarily from the sale of RF and microwave products to military and government contractors, telecom service providers, either directly or via EF&I (engineer, furnish and install) companies, broadcast network studios, pre/post video production companies and original equipment manufacturers. Sterling's net sales have fluctuated from period to period based on customer demand for its products, the size and timing of customer orders, particularly from its largest customers, and based on any canceled, delayed or rescheduled orders in the relevant period. Sterling determines reserves for rapid technological change, if applicable, on a product-by-product basis. While it is likely that obsolescence due to rapid technological change will continue, the applicability by end product, timing and amount of this obsolescence cannot be predicted with certainty.

       The average unit prices of Sterling's products generally decrease as the products mature in response to factors such as increased competition, the introduction of new products and increased unit volumes. Sterling anticipates that average-selling prices will continue to decline in future periods, although the timing and degree of the declines cannot be predicted with any certainty. Sterling must continue to develop and introduce on a timely basis new products that incorporate features that can be sold at higher average selling prices.

       Sterling's cost of sales consists of materials, salaries and related expenses for manufacturing personnel and manufacturing overhead. Sterling primarily purchases the material components that are used in the manufacture of its products. These material components are made to Sterling's engineering and quality specifications. Sterling purchases several key components used in the manufacture of its products from a limited number of suppliers. Sterling could periodically experience shortages and delivery delays for these materials. In some circumstances, Sterling maintains an inventory of limited resource components to decrease the risk of shortage. If Sterling overestimates its requirements, it may have excess inventory of these components. Substantially all of Sterling's products are designed and assembled in its facilities. In the future, Sterling may expand the volume of products manufactured by third parties. Accordingly, a portion of Sterling's cost of sales is fixed over the near term. In order to remain competitive, Sterling must continually reduce its manufacturing costs through design and engineering innovations and increases in manufacturing efficiencies. There can be no assurance that Sterling will be able to reduce its manufacturing costs or introduce new products to offset anticipated decreases in the average selling prices of its products.

       Product development expenses consist primarily of salaries and related expenses for design engineers and other technical personnel and depreciation of test and prototyping equipment. Product development expenses also consist of materials and overhead costs related to major product development projects. Sterling charges all product development expenses to operations as incurred. Sterling believes that continued investment in product development is critical to its long-term business success. Sterling intends to continue to invest in product development programs in future periods for the purpose of enhancing or reducing the cost of current products, and developing new RF and microwave products.

       Sterling markets and sells its products domestically and internationally primarily through manufacturers' representatives and distributors, as well as a domestic direct sales force located in certain geographic areas. Sales and marketing expenses consist primarily of personnel costs, including sales commissions and product marketing and promotion costs. Sterling expects to continue to make significant expenditures for sales and marketing services.

       General and administrative expenses consist primarily of personnel costs for Sterling's administrative and financial groups, as well as legal, accounting and other professional fees. Sterling expects to continue to make significant expenditures for general and administrative services.

         CRITICAL ACCOUNTING POLICIES

       Accounts Receivable. Sterling sells products primarily to large military aerospace companies, telecommunications providers and distributors. Sales to these customers are subject to varying degrees of collection risk. Judgment is required in assessing the ultimate realization of these receivables based upon aging and the customer's financial condition. Sterling's credit losses for the periods presented have not been material.

       Inventory Reserves. It is Sterling's policy to reserve 100% of the value of inventory it specifically identifies and considers obsolete or excessive to fulfill future sales estimates. Sterling identifies obsolete inventory as inventory that will no longer be used in the manufacturing process or items that have potential quality problems. Excess inventory is defined as inventory in excess of two year's projected usage or inventory that is associated with a specific program and is in excess of that program's projected usage. Excess inventory is determined using Sterling's best estimate of future demand at the time, based primarily upon the historical patterns and trends of information then available to it, and orders on hand. Sterling's products typically have long product cycle lives and many of the components in inventory are used in multiple end products. In general, Sterling's policy is to scrap inventory determined to be obsolete shortly after such a determination is made and to keep excess inventory for a reasonable amount of time before it is discarded. Occasionally, changed circumstances in the marketplace present Sterling with an opportunity to sell inventory that was determined to be excessive and reserved for.

       Long-Lived Assets Impairment. Sterling reviews the carrying value of its long-lived assets, including purchased intangibles subject to amortization, if the facts and circumstances, such as significant declines in sales, earnings or cash flows or material adverse changes in the business climate suggest that it may be impaired. If this review indicates that long-lived assets will not be recoverable, as determined based on the estimated undiscounted cash flows of the long-lived asset, impairment is measured by comparing the carrying value of the long-lived asset to fair value. Fair value is determined based on quoted market values, discounted cash flows or appraisals.

       Revenue Recognition. Revenue from product sales, net of trade discounts, is recognized when products are shipped, the customer takes title and assumes the risk of loss, collection of the receivable is probable, pervasive evidence of an arrangement exists and the sales price is fixed and determinable. Sterling handles returns by replacing, repairing or issuing credit for products when returned. Sterling establishes a reserve for returns based upon any known and anticipated returns.

       Customer Returns. It is Sterling's policy to establish a reserve for customer returns based upon any known returns and anticipated returns from past experience and currently available information. Distribution customers typically have an annual right to return a limited amount of products, subject to an obligation to immediately purchase an equivalent value of new products. Sterling's policy is to reserve for these returns based upon the annual limitation and the actual past experience of distribution returns.

       Product Development. All product development costs are expensed as incurred. Product development excludes any engineering effort predominately dedicated to customer applications and/or manufacturing and quality support.

         RESULTS OF OPERATIONS

       The following table sets forth certain statement of operations data as a percentage of net sales for the periods indicated:

                                               Four Months
                                             Ended April 30,        Fiscal Year Ended December 31,
                                            ------------------      -------------------------------
                                            2003         2002       2002         2001         2000
                                            -----        -----      -----        -----        -----
Revenue
      Net sales                             100.0%       100.0%     100.0%       100.0%       100.0%
Costs and expenses:
      Costs of sales                         64.9         61.1       60.7         69.8         56.7
      Sales and marketing                    13.4         12.6       12.1         11.6         10.9
      General and administrative             11.5         10.9       10.2          6.5          5.4
      Product development                     2.5          2.2        2.2          1.3          1.1
      All other operating expenses            3.7          6.3        2.3          5.1          0.2
                                            -----        -----      -----        -----        -----
          Total costs and expenses           96.0         93.1       87.5         94.3         74.3
Income from operations                        4.0          6.9       12.5          5.7         25.7
Other expense, net                           (1.8)        (0.1)      (0.1)        (1.2)        (1.9)
                                            -----        -----      -----        -----        -----
Income before income taxes                    2.2          6.8       12.4          4.5         23.8
Provision for income taxes                   (1.4)        (3.0)      (5.5)        (1.3)        (9.4)
                                            -----        -----      -----        -----        -----
Net income                                    0.8%         3.8%       6.9%         3.2%        14.4%
                                            =====        =====      =====        =====        =====

         FOUR MONTHS ENDED APRIL 30, 2003 AND 2002

       Net Sales. Net sales for the four months ended April 30, 2003 decreased to $11.6 million from $12.4 million for same period in 2002. This $800,000 decrease is the result of a $350,000 decrease in net sales of RF connectors and subsystems in Sterling's Trompeter subsidiary, a $350,000 decrease in other products net sales and a $100,000 decrease in net sales of RF and microwave cable assemblies in its Semflex subsidiary.

       The $350,000 decrease in net sales of Sterling's RF connectors and subsystems in its Trompeter subsidiary was primarily due to continued lower customer demand due to reduced capital spending in the telecommunications market for network equipment and the current economic climate. The $350,000 decrease in other product sales was primarily the result of the closure of Sterling's Quality Components operations in March 2002. The decrease in net sales of RF and microwave cable assemblies in its Semflex subsidiary of $100,000 was due to decreased sales of microwave cable assemblies.

       Sterling's total sales order backlog was $3.3 million as of April 30, 2003 and $4.9 million as of April 30, 2002. Backlog declined $880,000, $470,000 and $200,000 for the RF connector and subsystems at the Trompeter subsidiary, the microwave cable assemblies and the RF cable assemblies in Sterling's Semflex subsidiary, respectively. These declines were all primarily due to continued lower customer demand due to reduced capital spending in the telecommunications market for network equipment and the current economic climate.

       Cost of Sales and Gross Margins. Cost of sales decreased to $7.5 million for the four months ended April 30, 2003 from $7.6 million for same period in 2002. Gross profit as a percentage of net sales, or gross margin, decreased to 35.1% for the four months ended April 30, 2003 from 38.9% for same period in 2002. Of the overall 3.8 percentage point decrease in gross margin, a 4.1 percentage point drop is attributable to lower margins on RF connectors in Sterling's Trompeter subsidiary due primarily to factory overhead cost reductions not matching the decline in overall sales activity, and a 0.7 percentage points drop related to major repair costs for roof and parking lot resurfacing incurred in the four months ended April 30, 2003. These declines were partially offset by lower losses of 1.0 percentage point related to a start-up fiber optics cable assembly product line that is essentially inactive during 2003.

       Sales and Marketing. Sales and marketing expenses remained flat at $1.55 million for the four months ended April 30, 2003 as compared to the prior year period. Lower sales commissions of $100,000 were offset by a $100,000 increase in advertising, promotion, show and catalogue expenses.

       General and Administrative. General and administrative expenses decreased to $1.327 million for the four months ended April 30, 2003 from $1.355 million for same period in 2002. This $28,000 decrease was due primarily to $70,000 lower stock compensation expenses and $50,000 in overall reduction of general and administrative expenses related to the closure of Sterling's Quality Components operations in March 2002, offset by $100,000 higher legal and other professional fees.

       Product Development. Product development costs remained flat at $290,000 for the four months ended April 30, 2003, as compared to $280,000 for the same period in 2002.

       All Other Operating Expenses. All other operating expenses decreased to $420,000 for the four months ended April 30, 2003, from $780,000 for same period in 2002.

       Restructuring and other charges of $386,700 incurred in the four months ended April 30, 2003 related primarily to $346,000 of costs incurred in connection with the proposed merger with Stratos for legal services and consultants. Restructuring and other charges of $775,700 incurred in the four months ended April 30, 2002 related primarily to severance costs resulting from the closure of Sterling's Quality Components operations of $429,000 and severance costs associated with management restructuring of $286,900.

       Other Expense, Net. Total other expenses, net of investment income, increased to $212,000 for the four months ended April 30, 2003, from $12,000 for same period in 2002. Included for the period from February 2003 through April 30, 2003 is the equity in the net loss of Sterling's investment in Corona Optical Systems, Inc. of $224,500.

       Income Taxes. Income tax expense decreased to $159,000 for the four months ended April 30, 2003, as compared to $376,000 for the same period in 2002. Sterling's effective income tax rates were 62.4% and 44.7% for the four month periods ended April 30, 2003 and 2002, respectively, and they differ from the federal income tax rate of 34.0% principally because of the effect of state and local income taxes and permanent differences arising from the stock compensation expense.

         LIQUIDITY AND CAPITAL RESOURCES

       Cash and accounts receivable constitute approximately 51% of current assets at April 30, 2003. Sterling's principal source of liquidity is cash generated from operations and cash on hand.

       Sterling sells its products principally to customers throughout the United States. Sales to foreign customers totaled approximately 12% and 13% of net sales for the four month periods ended April 30, 2003 and 2002, respectively. Sales to any individual country outside the United States did not exceed 10% of net sales for the four months ended April 30, 2003 and 2002. Sterling had one customer, which is a distributor of its product in Mexico, accounting for 2% of outstanding accounts receivable at April 30, 2003 and 3% at April 30, 2002. During the four-month period ended April 30, 2003 and 2002, approximately 33% and 36%, respectively, of Sterling's products were sold to customers in the telecommunications industry. Management performs regular evaluations concerning the ability of its customers to satisfy their obligations and records a provision for doubtful accounts based upon these evaluations. Sterling's credit losses for the periods presented have not been material.

       Net cash provided by operating activities for the four months ended April 30, 2003 was $2.0 million. The major components of the $2.0 million were net income of $96,000, non-cash charges to income, such as depreciation, amortization, stock compensation, provisions for accounts receivables and inventories, and equity in the loss of Corona Optical, of $602,000, decreases in accounts receivable and inventories of $445,000 due to lower sales levels and increased accounts payable and accruals of $1.0 million, including $169,000 of costs relating to the proposed merger with Stratos. These were partially offset by an increase in prepaid expenses of $124,000.

       Net cash provided by operating activities for the four months ended April 30, 2002 was $2.0 million. The major components of the $2.0 million were net income of $466,000, non-cash charges to income, such as depreciation, amortization and stock compensation, of $425,000 and decreases in accounts receivable of $1.75 million. These were partially offset by an increase in inventories of $182,000 and a increase in income tax receivables of $435,000.

       Net cash used by investing activities was $2.0 million for the four months ended April 30, 2003, compared to $62,000 for same period in 2002. In February 2003, Sterling made an equity investment of $1.7 million in Corona Optical Systems, Inc., a manufacturer of optical sub-systems. Capital expenditures for the four months ended April 30, 2003 were $298,000, primarily for engineering and manufacturing test equipment, as compared to $62,000 for same period in 2002.

       Net cash used by financing activities was $70,000 for the four months ended April 30, 2002, representing repayment of short-term debt. Outstanding debt at April 30, 2002 was $45,000. Sterling was debt free at April 30, 2003.

       At April 30, 2003, Sterling's principal source of liquidity was $8.5 million in cash. Sterling's future capital expenditure requirements will depend upon a number of factors, including its future net sales and the timing and rate of expansion of its business. At April 30, 2003, Sterling's only cash commitment was for approximately $600,000 related to the construction of a 3,600 square foot building addition in Mesa, Arizona for expanded component plating capacity. Sterling believes that its current cash balances and cash flow expected to be generated from future operations will be sufficient to meet its cash needs for working capital and capital expenditures for the next 12 months.

         FISCAL YEARS ENDED DECEMBER 31, 2002 AND 2001

       Net Sales. Net sales decreased to $39.5 million in fiscal 2002 from $59.8 million in fiscal 2001. This $20.3 decrease is the result of an $18.9 million decrease in net sales of RF connectors and subsystems in Sterling's Trompeter subsidiary, a $500,000 decrease in net sales of RF and microwave cable assemblies in Sterling's Semflex subsidiary and an $800,000 decrease in other products net sales.

       The decrease in net sales during fiscal 2002 of Sterling's RF connectors and subsystems and of the RF and microwave cable assemblies was primarily due to lower customer demand resulting from continued reduced capital spending in the telecommunications market for network equipment and the economic climate. The decrease in other product sales was primarily the result of the closure of Sterling's Quality Components operation in March, 2002.

       Sterling's total sales order backlog decreased to $3.3 million as of December 31, 2002 from $6.1 million at December 31, 2001. Of this $2.8 million decrease in backlog, $1.3 million was due to a decrease in orders for RF connectors and subsystems, and $1.0 million was due to a decrease in orders for RF and microwave cable assemblies. These decreases reflect the lower demand for Sterling's products, customer push-outs and cancellation of some orders, due primarily to the slow down in the telecommunications market capital spending.

       Cost of Sales and Gross Margins. Cost of sales decreased to $24.0 million in fiscal 2002 from $41.7 million in fiscal 2001. Gross profit as a percentage of net sales, or gross margin, increased to 39.3% in fiscal 2002 from 30.2% in fiscal 2001. Of the overall 9.1 percentage point increase in gross margin, approximately 9.7 percentage points increase was due to lower charges for obsolete and slow moving inventory in fiscal 2002 than fiscal 2001. Other factors impacting the gross margins were lower margins on RF connectors in Sterling's Trompeter subsidiary of 4.1 percentage points due to factory overhead cost reductions not matching the decline in sales, higher margins on RF and microwave cable assemblies in Sterling's Semflex subsidiary of 2.5 percentage points as a result of overhead cost reduction, and lower losses of 1.0 percentage point related to a start-up fiber optics cable assembly product line that is currently inactive.

       Cost of sales was charged approximately $0.2 million and $5.4 million in fiscal 2002 and 2001 to increase the reserve for obsolete and excess inventory. In fiscal 2001, approximately $700,000 was also charged to cost of sales for non-cancelable open purchase orders for the future delivery of parts that had been determined to be excess to forecasted demand. Of these 2001 charges, $4.9 million were in Sterling's Trompeter subsidiary and $890,000 were in its Semflex subsidiary. See Note 3 of the notes to the consolidated financial statements of Sterling, which are included as Annex L to this joint proxy statement/prospectus.

       Sales and Marketing. Sales and marketing expenses decreased to $4.8 million in fiscal 2002 from $6.9 million in fiscal 2001. This decrease was due to decreases of $1.1 million in sales commissions, $500,000 in advertising, promotion, trade show and catalogue expenses, and $500,000 in sales and marketing salaries, fringe benefits, bonus and travel expenses, all related to the lower sales volumes.

       General and Administrative. General and administrative expenses increased to $4.0 million in fiscal 2002 from $3.9 million in fiscal 2001. This $100,000 increase was due primarily to $600,000 of stock compensation expense recorded in fiscal 2002 and $200,000 of higher legal and other professional fees, offset in part by a $400,000 decrease in general and administrative salaries, fringe benefits, bonus expenses and a $300,000 overall reduction of general and administrative expenses related to the closure of Sterling's Quality Components operations.

       Product Development. Product development costs increased to $900,000 in fiscal 2002 from $800,000 in fiscal 2001. This increase is primarily related to engineering labor and overhead related to a major DSX cross connect development project in Sterling's Trompeter subsidiary.

       All Other Operating Expenses. All other operating expenses decreased to $917,000 in fiscal 2002 from $3.045 million in fiscal 2001.

       Amortization of goodwill and other intangibles declined by $131,000, as the underlying goodwill and intangible assets were impaired in fiscal 2001. Furthermore, Sterling adopted FAS 142 on January 1, 2002 and ceased amortization of goodwill.

       Restructuring and other charges of $830,000 in fiscal 2002 related primarily to severance costs upon the closure of Sterling's Quality Components operations of $429,000 and severance costs associated with management restructuring of $286,900. Restructuring and other charges of $1.1 million in fiscal 2001 related to severance costs associated with management restructuring of $567,000 and costs of $523,000 associated with the attempted sale of Sterling. See Note 5 of the notes to the consolidated financial statements of Sterling, which are included as Annex L to this joint proxy statement/prospectus.

       Asset impairments declined to $76,000 in fiscal 2002 from $1.8 million in fiscal 2001. Asset impairments in 2001 primarily related to Sterling's decision to close the facilities and sell the assets of Quality Components, one of Sterling's screw machine shops engaged in the manufacture of connector parts sold primarily to Trompeter, in December 2001. Accordingly, at December 31, 2001, Sterling applied the provisions of SFAS 121 to the remaining long-lived assets and recorded a pre-tax loss of $1.2 million. In addition, Sterling determined that certain goodwill and other intangible assets were impaired in an amount of $400,000, and that another $200,000 of assets related to a start-up fiber optics cable assembly product line were impaired. Sterling charged these amounts to fiscal 2001. See Note 5 of the notes to the consolidated financial statements of Sterling, which are included as Annex L to this joint proxy statement/prospectus.

       Other Expense, Net. Other expense, net of investment income, decreased to $20,000 in fiscal 2002 from $736,000 in fiscal 2001. Lower interest expense of $294,000 and the related amortization of deferred financing fees of $271,000 for 2002 were due primarily to the decreased outstanding debt and final payoff of Sterling's lines of credit in June 2002.

       Income Taxes. Income tax expense for fiscal 2002 was $2.2 million compared to $765,000 in fiscal 2001. Sterling's effective income tax rate of 44.7% in fiscal 2002 differs from the federal income tax rate of 34.0% principally because of the effect of state and local income taxes and permanent differences arising from the stock compensation expense of $740,000 recorded in 2002 which is not tax deductible. Sterling's effective income tax rate of 28.8% in fiscal 2001 differs from the federal income tax rate of 34.0% principally because of the effect of state and local income taxes and foreign sales corporation benefit.

         FISCAL YEARS ENDED DECEMBER 31, 2001 AND 2000

       Net Sales. Net sales decreased to $59.8 million in fiscal 2001 from $96.2 million in fiscal 2000. This $36.4 decrease was the result of a $31.3 million decrease in net sales of RF connectors and subsystems in Sterling's Trompeter subsidiary, a $4.9 million decrease in net sales of RF and microwave cable assemblies in its Semflex subsidiary, and a $200,000 decrease in net sales of other products.

       The decrease in net sales during fiscal 2001 of Sterling's RF connectors and subsystems and of its RF and microwave cable assemblies was primarily due to lower customer demand resulting from reduced capital spending in the telecommunications market for network equipment and the economic climate. Sterling's total sales order backlog decreased to $6.1 million as of December 31, 2001 from $9.2 million at December 31, 2000. This $3.1 million decrease in backlog was due to a decrease in orders for RF connectors and subsystems. This decrease reflects the lower demand for Sterling's products, customer push-outs and cancellation of some orders, due primarily to the slowdown in telecommunications market capital spending. Backlog of RF and microwave cable assemblies remained flat.

       Cost of Sales and Gross Margins. Cost of sales decreased to $41.7 million in fiscal 2001 from $54.5 million in fiscal 2000. Gross profit as a percentage of net sales, or gross margin, decreased to 30.2% in fiscal 2001 from 43.3% in fiscal 2000. Of the overall 13.1 percentage point decrease in gross margin, approximately 9.3 percentage points decrease was due to higher charges for obsolete and slow moving inventory in fiscal 2001 than fiscal 2000. The primary other factor impacting the gross margins was lower margins on RF connectors of 3.5 percentage points due to manufacturing overhead cost reductions not matching the decline in sales.

       Cost of sales was charged approximately $5.4 million and $900,000 in fiscal 2001 and 2000, respectively, to increase the reserve for obsolete and excess inventory. In fiscal 2001, approximately $700,000 was also charged to cost of sales for non-cancelable open purchase orders for the future delivery of parts that had been determined to be excess to forecasted demand. Of these 2001 charges, $4.9 million were in Sterling's Trompeter subsidiary and $890,000 were in its Semflex subsidiary. See Note 3 of the notes to the consolidated financial statements of Sterling, which are included as Annex L to this joint proxy statement/prospectus.

       Sales and Marketing. Sales and marketing expenses declined to $6.9 million in fiscal 2001 from $10.5 million in fiscal 2000. This decrease was due to a decrease of $3.6 million in sales commissions that resulted from lower sales volumes.

       General and Administrative. General and administrative expenses decreased to $3.9 million in fiscal 2001 from $5.2 million in fiscal 2000. This $1.3 million decrease was due primarily to a $1.0 million decrease in general and administrative salaries, fringe benefits, bonus expenses and a $300,000 overall reduction of general and administrative expenses as a result of lower sales activity.

       Product Development. Product development costs decreased to $800,000 in fiscal 2001 from $1.1 million in fiscal 2000. This decrease was primarily due to the lower demand for new product projects due primarily to the slow down in the telecommunications market capital spending.

       All Other Operating Expenses. All other operating expenses increased to $3.0 million in fiscal 2001 from $200,000 in fiscal 2000.

       Restructuring and other charges of $1.1 million in fiscal 2001 related to severance costs associated with management restructuring of $600,000 and costs of $500,000 associated with the attempted sale of Sterling. Severance costs in fiscal 2000 were $40,000. Asset impairments were $1.8 million in fiscal 2001 as discussed above. There were no asset impairments in fiscal 2000.

       Other Expense, Net. Other expense, net of investment income, decreased to $736,000 in fiscal 2001 from $1.8 million in fiscal 2000. Interest expense and the related amortization of deferred financing fees was $1.0 million less for fiscal 2001 due primarily to the decreased outstanding debt on Sterling's lines of credit and lower interest rates in fiscal 2001 than fiscal 2000. The weighted average interest rate, exclusive of fees and amortization of deferred financing costs, was 7.7% in 2001, compared to 9.0% in 2000. The decrease was due to lower rates on Sterling's variable debt.

       Income Taxes. Income tax expense for fiscal 2001 was $765,000, compared to $9.0 million in fiscal 2000. Sterling's effective income tax rate of 28.8% in fiscal 2001 differs for the federal income tax rate of 34.0% principally because of the effect of state and local income taxes and foreign sales corporation benefit. Sterling's effective income tax rate of 39.4% in fiscal 2000 differs from the federal income tax rate of 34.0% principally because of the effect of state and local income taxes.

         LIQUIDITY AND CAPITAL RESOURCES

       Cash and accounts receivable constitute approximately 52% of current assets at December 31, 2002. Sterling's principal source of liquidity is cash generated from operations and cash on hand.

       Sterling sells its products principally to customers throughout the United States. Sales to foreign customers totaled approximately 13%, 15% and 14% of net sales for the years ended December 31, 2002, 2001 and 2000, respectively. Sales to any individual country outside the United States did not exceed 10% of net sales for the years ended December 31, 2002, 2001 and 2000. Sterling had one customer, which is a distributor of its product in Mexico, accounting for 3% of outstanding accounts receivable at December 31, 2002 and 10% at December 31, 2001. During the years ended December 31, 2002, 2001 and 2000, approximately 29%, 47% and 61%, respectively, of Sterling's products were sold to customers in the telecommunications industry. Management performs regular evaluations concerning the ability of its customers to satisfy their obligations and records a provision for doubtful accounts based upon these evaluations. Sterling's credit losses for the periods presented have not been material.

       Net cash provided by operating activities in fiscal 2002 was $7.0 million. The major components of the $7.0 million were net income of $2.7 million, non-cash charges to income, such as depreciation, amortization and deferred taxes, of $3.3 million and decreases in accounts receivable and inventories of $2.7 million related to lower sales levels, all of which were partially offset by decreases in accrued liabilities of $1.7 million also related to lower sales levels and the payment of accruals related to restructuring and other charges, a net decrease of $700,000.

       Net cash provided by operating activities in fiscal 2001 was $10.2 million. The major components that provided the $10.2 million of cash were net income of $1.9 million, non-cash charges to income, such as depreciation, amortization and provisions for receivables and inventories, of $5.3 million and decreases in accounts receivable of $8.5 million. The cash provided was partially offset by uses of cash in the form of increases in inventories of $1.6 million related to sales declining faster than Sterling's ability to shut off incoming procurement of materials, and decreases in accounts payable and accrued liabilities of $3.9 million related to lower sales levels.

       During 2001, Sterling's cash flow from operations benefited from significant collections on receivables outstanding at December 31, 2000, when its sales volumes were higher. During 2002, lower sales volumes contributed to a decrease in cash flow from operations compared to 2001. This decrease was partially offset by a liquidation of inventory and lower inventory stocking levels in 2002.

       Net cash provided by operating activities in fiscal 2000 was $7.5 million. The major components that provided the $7.5 million of cash were net income of $13.9 million, non-cash charges to income, such as depreciation, amortization and provisions for receivables and inventories, of $1.8 million and increases in accounts payable and accrued liabilities of $2.0 million as sales level increased. The cash provided was partially offset by uses of cash in the form of increases in inventories of $5.5 million and increases in accounts receivable of $5.1 million both related to the rapid increase in the sales levels in fiscal 2000.

       Net cash used by investing activities was $329,000, $666,000 and $4,774,000 for fiscal 2002, 2001 and 2000, respectively. All cash used in investing activities for these periods were for capital expenditures, primarily machinery and equipment, except for $243,000 in fiscal 2001 that was expended for a building addition in Mesa, Arizona for the Semflex subsidiary, and in fiscal 2000 capital expenditures included $3.2 million for the acquisition of two facilities utilized by the Trompeter subsidiary. All other individual capital expenditures items were insignificant.

       Net cash used by financing activities was $110,000, $7.8 million and $2.8 million for fiscal 2002, 2001 and 2000, respectively. Essentially all cash used in these periods represented repayments of debt. In fiscal 2000, approximately $100,000 of net cash was generated from the issuance of treasury stock. Sterling was debt free at December 31, 2002.

       At December 31, 2002, Sterling's principal source of liquidity was $8.4 million in cash. Sterling's future capital expenditure requirements will depend upon a number of factors, including its future net sales and the timing and rate of expansion of its business. At December 31, 2002, Sterling's only cash commitment was for approximately $272,000 of engineering and manufacturing test equipment. Sterling believes that its current cash balances and cash flow expected to be generated from future operations will be sufficient to meet cash needs for working capital and capital expenditures for the next 12 months.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

       When considering the recommendations of Stratos' board of directors and Sterling's board of directors with respect to the merger, shareholders of Stratos and Sterling should be aware that the some of the executive officers and directors of Stratos and Sterling have interests in the merger that are different from, or in addition to, their interests as shareholders of Stratos and Sterling generally. Stratos' board of directors and Sterling's board of directors were aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement.

BOARD OF DIRECTORS AND MANAGEMENT OF THE COMBINED COMPANY

       We have agreed in the merger agreement that, immediately following the effective time of the merger, the board of directors of the combined company will have nine members, consisting of four of Stratos' current directors and five persons designated by Sterling. More information concerning each of these individuals is provided below under the heading "Additional Information Concerning the Designees to the Board of Directors."

       We also have agreed that Mr. James W. McGinley, the president and chief executive officer of Stratos, will become the chief executive officer of the combined company. Biographical information regarding Stratos' executive officers is included in Stratos' Annual Report on Form 10-K for the year ended April 30, 2003, which is incorporated by reference into this document.

AGREEMENTS AND PLANS WITH RESPECT TO EXECUTIVE OFFICERS AND KEY EMPLOYEES

STRATOS

       Stratos Management Retention Agreements. In October 2002, Stratos entered into Management Retention Agreements with each of James W. McGinley, David A. Slack, Robert M. Scharf and Richard C. E. Durrant. Each Management Retention Agreement provides certain severance benefits if, within 36 months following a "change of control," the executive's employment with Stratos is terminated (1) involuntarily by Stratos other than for "cause," death or disability, or (2) voluntarily by the executive for "good reason" (as those terms are defined in the agreements).

       Each Management Retention Agreement defines several events any one of which will constitute a "change of control." One event that constitutes a "change of control" is any merger or consolidation with Stratos unless after the merger or consolidation the holders of Stratos' voting stock immediately before the merger or consolidation own a specified percentage of the voting securities of the surviving entity or its parent immediately after such merger or consolidation. In July 2003, each Management Retention Agreement was amended to increase from 50% to 60% the amount of voting securities of the surviving entity or its parent that must be retained by the holders of Stratos' voting stock to avoid a merger or consolidation being a change of control. As a result of this amendment, the merger with Sterling will constitute a change of control under the Management Retention Agreements.

       Stratos Severance Plan. The Stratos Severance Plan provides for certain severance benefits to be paid to an eligible employee (generally salaried employees excluding executive officers) if, within 24 months following a change of control (as defined below), the eligible employee's employment is terminated
(1) by Stratos other than for cause, death or disability or (2) voluntarily by the eligible employee for good reason. Severance benefits under the Stratos Severance Plan vary depending on whether the eligible employee is classified as a Class I Eligible Employee (vice presidents and general managers compensated on a salaried basis), Class II Eligible Employee (managers compensated on a salaried basis), or Class III Eligible Employee (all other salaried employees). The Stratos Severance Plan excludes from its participation James W. McGinley, David A. Slack, Robert M. Scharf and Richard C. E. Durrant, the four executives with Management Retention Agreements described above.

       Similar to the Management Retention Agreements, the Stratos Severance Plan defines several events any one of which will constitute a "change of control." One event that constitutes a "change of control" is any merger or consolidation with Stratos unless after the merger or consolidation the holders of Stratos' voting stock immediately before the merger or consolidation own a specified percentage of the voting securities of the surviving entity or its parent immediately after such merger or consolidation. In July 2003, the portion of the definition of "change of control" regarding mergers and consolidations was amended to increase from 50% to 60% the amount of voting securities of the surviving entity or its parent that must be retained by the holders of Stratos' voting stock to avoid the merger or consolidation being a change of control. As a result of this amendment, the closing of the merger with Sterling will constitute a change of control for purposes of the Stratos Severance Plan. In addition, the Stratos Severance Plan was amended to clarify that an eligible employee will not be eligible for any severance benefits under the Stratos Severance Plan with respect to a change of control unless he or she was an employee of Stratos immediately prior to the change of control.

STERLING

       Salary Continuation Agreements. Certain subsidiaries of Sterling have entered into Salary Continuation Agreements with certain of Sterling's officers and other key employees, including Joe D. Norwood, Donald D. Meyers, Dale Reed and Cameron Selogie. Under these agreements, the executive officers and other key employees (or their beneficiaries) are entitled to continue to receive their annual base salaries for a period of 24 months (in the case of Messrs. Norwood and Meyers) or 12 months (in the case of the other officers and employees) if their employment is terminated in anticipation of, or within the twelve-month period following, a "change of control" (as defined in the relevant agreement) of Sterling. For purposes of these agreements, the closing of the merger will constitute a change of control. The aggregate cash amount payable to Messrs. Norwood, Meyers, Reed and Selogie under these agreements would total approximately $1,117,000, less any amounts paid to these executive officers under any other severance arrangement with Sterling or its subsidiaries, if the merger is completed and each of the executive officers were to be terminated in anticipation of, or within the twelve-month period following, the merger.

       Cancellation of Indebtedness and Related Transactions. In connection with the merger, Sterling has determined to offer its directors, officers and certain key employees the opportunity to cancel certain indebtedness that they owe to Sterling. The indebtedness originally was incurred to acquire shares of Sterling common stock, bears interest at a current annual rate of 3.24%, is due upon consummation of the merger, and is secured by a pledge of the shares acquired with the proceeds of the indebtedness. In addition, Sterling will offer to return amounts previously paid by certain employees (including Messrs. Norwood and Reed) to pay interest on such indebtedness or to purchase Sterling common stock. Estimated income and employment taxes due in connection with the loan cancellation and return of funds would be paid by Sterling (including income and employment taxes due in connection with Sterling's agreement to pay such amounts). Such transactions are subject to approval by Sterling's shareholders under Section 280G of the Internal Revenue Code, the consummation of the merger and certain other conditions.

       Each director, officer and key employee who accepts this Sterling loan-forgiveness offer will be required to (1) cancel his right to receive certain bonus amounts earned in 2002 but otherwise payable in 2004 and 2005 provided such officer remained employed by Sterling on the payment dates, (2) cancel his right to receive payments under the incentive plan agreements described below and (3) agree to a five-year stock transfer restriction on any Stratos shares acquired in the merger (which restrictions can be reduced by Sterling officers and key employees through continued employment with Stratos and/or the achievement of certain performance criteria, and by Sterling directors through offering to serve as a director of Stratos). The incentive plan agreements referenced in clause (2) of the previous sentence provide that certain employees, including Messrs. Norwood, Meyers, Reed and Selogie, are entitled to payments in 2004 and 2005 if they continue to be employed by Stratos on the payment dates, if their employment is terminated for a reason other than cause (as defined in the agreements) or if they resign from employment for good reason (as defined in the agreements). The Sterling loan-forgiveness program described above will not affect the merger consideration to be received by Sterling shareholders.

       The following table shows the approximate amount of cancelled indebtedness, return of funds, and estimated tax gross-up payments that Sterling is offering to its directors and executive officers, as well as the approximate amount of bonus and incentive plan agreement amounts that Sterling's executive officers would forego, under the transactions described above:

                                                                           VALUE OF BONUS AND INCENTIVE
                                 VALUE OF CANCELLED INDEBTEDNESS, RETURN    PLAN AGREEMENT AMOUNTS TO
                                   OF FUNDS AND ESTIMATED TAX GROSS-UP      BE FOREGONE BY OFFICERS IN
                                           PAYMENTS OFFERED IN                   CONNECTION WITH
NAME                                   LOAN-FORGIVENESS PROGRAM(1)           LOAN-FORGIVENESS PROGRAM
----                             ---------------------------------------   ----------------------------
Reginald W. Barrett............                $  356,063                                N/A
Phillip A. Harris..............                   187,914                                N/A
David Y. Howe..................                   112,748                                N/A
Donald D. Meyers...............                   290,029                            $77,332
Joe D. Norwood.................                 1,148,109                            226,666
Dale Reed......................                   438,117                             77,666
Cameron P. Selogie.............                   253,774                             56,332
Newell V. Starks...............                   356,063                                N/A
William N. Stout...............                   112,748                                N/A

---------------

(1) Includes interest through September 30, 2003.

       Stock Options and Restricted Stock. From time to time, Sterling's directors and executive officers have purchased shares of Sterling's common stock from Sterling pursuant to restricted stock agreements or the exercise of stock options previously granted by Sterling. There are currently no outstanding options to purchase Sterling's common stock held of record or beneficially by any director or executive officer of Sterling. The shares of restricted stock held by Sterling's directors and executive officers are subject to certain restrictions on transferability, including a right of first refusal in favor of Sterling, and Sterling has retained a right to repurchase the shares at the then-current fair market value upon termination of the arrangement for the director or executive officer to provide services to Sterling or its subsidiaries. In addition, in certain cases Sterling has retained a right to repurchase shares of restricted stock from directors and executive officers at the original purchase price, which repurchase right lapses over time as the director, officer or employee continues to provide services to Sterling or its subsidiaries.

       Under the terms of the applicable agreements pursuant to which Sterling's directors and executive officers originally acquired shares of restricted stock from Sterling, the restrictions on transferability and Sterling's repurchase rights described above will not apply to the shares of Stratos stock issued in the merger to Sterling's directors and executive officers in exchange for their shares of Sterling restricted stock.

       The following table shows the number of shares of unvested restricted stock of Sterling held by Sterling's directors and executive officers that will be exchanged for unrestricted shares of Stratos common stock and Stratos preferred stock in the merger, assuming the merger is completed on September 30, 2003:

                                         NUMBER OF UNVESTED SHARES OF
NAME                                        STERLING COMMON STOCK
----                                     ----------------------------
Reginald W. Barrett...................              10,750
Phillip A. Harris.....................              17,917
David Y. Howe.........................              10,750
Donald D. Meyers......................              22,667
Joe D. Norwood........................              35,833
Dale Reed.............................              20,417
Cameron P. Selogie....................               9,417
Newell V. Starks......................              10,750
William N. Stout......................              10,750

       Consulting Arrangement with Affiliate of Director. Starting in January 2003, Sterling has paid consulting fees in the amount of $12,000 per month to an entity affiliated with, and 100% owned by, Mr. Starks, as compensation for consulting services rendered by Mr. Starks to Sterling in connection with the negotiation and consummation of the merger and related transactions. Sterling intends to continue making these payments, which will increase to $20,833 per month after August 1, 2003, in exchange for Mr. Starks' consulting services until the completion of the merger or the termination of the merger agreement.

       Indemnification of Directors and Officers. Subject to applicable law, Stratos has agreed in the merger agreement to cause Sterling to honor, for six years after the merger is completed, all rights to indemnification for all past and present directors and officers of Sterling and its subsidiaries that existed before the merger under Sterling's organizational documents or any indemnification agreement in effect on the date of the merger agreement and disclosed previously by Sterling to Stratos.

OWNERSHIP OF STRATOS AND STERLING STOCK; STOCK OPTIONS

       As of [--], 2003, the directors and executive officers of Stratos beneficially owned an aggregate of [--] shares of Stratos common stock, including options to purchase [--] shares of Stratos common stock exercisable within 60 days. Such shares of Stratos common stock collectively constitute approximately [--]% of the outstanding shares of Stratos common stock. For additional information regarding beneficial ownership of Stratos common stock by each current director and executive officer of Stratos, see "Election of Stratos Board of Directors - Ownership of Stratos Common Stock - Ownership of Stratos Common Stock by Stratos Directors and Executive Officers."

       As of [--], 2003, the directors and executive officers of Sterling beneficially owned an aggregate of 1,855,000 shares of Sterling common stock and 53,966 shares of Sterling preferred stock. Such shares of Sterling common stock and Sterling preferred stock collectively constitute approximately 83.2% of the outstanding shares of Sterling common stock and approximately 1.0% of the outstanding shares of Sterling preferred stock. For additional information regarding beneficial ownership of Sterling common stock and Sterling preferred stock by each current director and executive officer of Sterling, see "The Companies - Sterling Holding Company - Security Ownership of Five Percent Beneficial Owners, Directors and Executive Officers."

ADDITIONAL INFORMATION CONCERNING THE DESIGNEES TO THE COMBINED COMPANY'S BOARD OF DIRECTORS

       Following the merger, the combined company's board of directors will have nine members, consisting of four individuals designated by Stratos and five individuals designated by Sterling.

       STRATOS DESIGNEES. The following current directors of Stratos are expected to serve on the combined company's board of directors.

DIRECTORS AND NOMINEES              AGE                       PRINCIPAL OCCUPATION
----------------------              ---                       --------------------
Brian J. Jackman                    62    Mr. Jackman has been a director of Stratos since June 2000.
                                          Mr. Jackman is a member of the compensation committee and
                                          audit committee of the Stratos board of directors. Mr.
                                          Jackman served as President of Global Systems and
                                          Technologies of Tellabs, Inc. from 1998 and Executive Vice
                                          President of Tellabs from 1990, until his retirement in
                                          September 2001. Mr. Jackman also served as a director of
                                          Tellabs, Inc. from 1993 until April 2002. From 1993 to 1998,
                                          Mr. Jackman served as President of Tellabs Operations, Inc.
                                          Mr. Jackman is also a director of PCTEL, Inc. and Opentext
                                          Incorporated.

James W. McGinley                   48    Mr. McGinley has been President and Chief Executive Officer and a director of Stratos since Stratos' inception. Mr.
                                          McGinley was President of Methode Electronics, Inc. from
                                          August 1998 through June 2000, and has been a director of
                                          Methode Electronics since 1993. Mr. McGinley previously
                                          served as President of Methode Electronics' Optical
                                          Interconnect Products Division from January 1995 through
                                          July 1998.

Charles Daniel Nelsen               40    Mr. Nelsen has been a director of Stratos since June 2000.
                                          Mr. Nelsen is a member of the audit committee of the Stratos board of directors. Mr. Nelsen has been Director of Global
                                          Supply Chain Strategy for Motorola Inc.'s Global Telecom
                                          Solutions Sector - GTSS since 2000. From 1998 to 2000, Mr.
                                          Nelsen served as Senior Manager, Supply Chain of A.T.
                                          Kearney, an international consulting firm. Prior to that,
                                          from 1994 to 1998, Mr. Nelsen held the positions of Managing
                                          Associate, Senior Associate and Associate at Coopers &
                                          Lybrand Consulting.

Edward J. O'Connell                 51    Mr. O'Connell has been a director of Stratos since June
                                          2000. Mr. O'Connell is a member of the compensation
                                          committee and audit committee of the Stratos board of
                                          directors. Mr. O'Connell has been Chief Financial Officer of
                                          Gardner, Carton & Douglas, a provider of professional legal services, since 2000. From 1999 to 2000, Mr. O'Connell
                                          served as Chief Financial Officer of Hey Company, LLC, a
                                          company involved with e-commerce. From 1998 to 1999, Mr.
                                          O'Connell served as the Senior Vice President of Finance and
                                          Administration, Chief Financial Officer and Secretary of
                                          Delphi Information Systems, Inc. (now known as "ebix.com"), a software, consulting services and e-commerce company. From
                                          1995 to 1998, Mr. O'Connell served as Chief Operating
                                          Officer and Chief Financial Officer for Keck, Mahin & Cate,
                                          a provider of legal professional services.

       It is anticipated that following the effective time of the merger, Michael P. Galvin will no longer serve on the Stratos board of directors.

       STERLING DESIGNEES. The following current directors of Sterling are four of Sterling's designees for the combined company's board of directors.

DIRECTORS AND NOMINEES              AGE                       PRINCIPAL OCCUPATION
----------------------              ---                       --------------------
Reginald W. Barrett                 75    Mr. Barrett has been a director of Sterling since 1991 and is President and Chief Executive Officer of Clements
                                          National Company (manufacturer of electrical and hot air
                                          products). From 1982 until his retirement in 1990, Mr.
                                          Barrett served as President of Pyle National, which became part of Brintec Corporation (connector manufacturer).

DIRECTORS AND NOMINEES              AGE                       PRINCIPAL OCCUPATION
----------------------              ---                       --------------------
Philip A. Harris                    56    Mr. Harris has been a director of Sterling since 2002 and
                                          was Executive Vice President and Chief Operating Officer of
                                          Sprint North Supply (telecommunications equipment
                                          distributor) from 1993 until his retirement in 2001. From
                                          1978 until 1993, Mr. Harris held a number of senior
                                          operating positions with Sprint Corporation
                                          (telecommunications), and prior to that time was an
                                          assistant professor of marketing.

David Y. Howe                       39    Mr. Howe has been a director of Sterling since 1997 and is a
                                          Managing Director and Partner at Lightyear Capital, a
                                          private equity firm. From 1993 until joining Lightyear in
                                          2003, Mr. Howe was employed by CVC (private equity), most
                                          recently as a Partner.

Newell V. Starks                    52    Mr. Starks became Chairman of Sterling's board of directors in 2003 and has been a director of Sterling since it was
                                          organized in 1989. From 1984 until 1991, Mr. Starks was at
                                          CVC, most recently as Vice President, where he was in charge of CVC's initial investment in Sterling. Since leaving CVC,
                                          Mr. Starks has served as a private consultant to technology companies, including Sterling, on strategic matters and also has been a private investor.

       The following table sets forth a description of the background of Sterling's fifth designee for the combined company's board of directors.

DIRECTOR NOMINEE                    AGE                       PRINCIPAL OCCUPATION
----------------                    ---                       --------------------
William T. Comfort III              37    Mr. Comfort is nominated for election to the board of
                                          directors as a designee of Sterling. Since February 2003,
                                          Mr. Comfort has been a principal of Conversion Capital
                                          Partners Limited, an investment fund currently in the
                                          formation stage headquartered in London, England. From 2001 until January 2003, Mr. Comfort was a consultant to CVC's
                                          London office. From 1995 until 2000, Mr. Comfort was a
                                          private equity investor with CVC Capital Partners, a private equity firm based in London. Mr. Comfort is currently a
                                          director of J.L. Halsey Corporation (previously a provider of physical rehabilitation services and employee services
                                          which has no current operations) and Ergo Science
                                          Corporation (previously a drug manufacturer that plans to
                                          transition to other businesses).

                              THE MERGER AGREEMENT

       The following is a summary of the material terms and provisions of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified in its entirety by reference to the merger agreement and the indemnity escrow agreement. The merger agreement is attached as Annex A to this joint proxy statement/prospectus and the indemnity escrow agreement will be substantially in the form attached as Annex C to this joint proxy statement/prospectus, and both agreements are incorporated by reference. All shareholders of Stratos and Sterling are urged to read the merger agreement and the indemnity escrow agreement carefully and in their entirety for a fuller description of the merger and the escrow.

GENERAL

       The merger agreement contemplates the merger of Sleeping Bear Merger Corp., a newly formed Delaware corporation and a direct wholly owned subsidiary of Stratos, with and into Sterling, with the separate corporate existence of Sleeping Bear Merger Corp. ending and Sterling continuing as the surviving corporation. As a result of the merger, Sterling will become a direct wholly owned subsidiary of Stratos. At the effective time of the merger, the fourth Article of the amended and restated certificate of incorporation, as amended, of Sterling will be amended to authorize the issuance of a total of 1,000 shares of all classes of common stock, $0.01 par value. After that amendment, the amended and restated certificate of incorporation, as amended, of Sterling will become the certificate of incorporation of the surviving corporation. The by-laws of Sleeping Bear Merger Corp. will become the by-laws of the surviving corporation at the effective time of the merger.

CLOSING AND EFFECTIVE TIME OF THE MERGER

       Closing. Unless the parties agree otherwise, the closing of the merger will take place no later than the second business day after all of the conditions in Article VI of the merger agreement have been fulfilled or, if permissible, waived, unless the merger agreement has been terminated or another time or date is agreed to by the parties. See "- What Is Needed to Complete the Merger" below for a more complete description of the conditions that must be fulfilled or waived prior to closing.

       Effective Time of the Merger. On the closing of the transactions contemplated by the merger agreement, the parties will file a certificate of merger with the Delaware Secretary of State in accordance with the relevant provisions of the Delaware General Corporation Law. The effective time of the merger will be the date and time of the filing, unless both Sleeping Bear Merger Corp. and Sterling mutually agree to designate a later date of effectiveness of the merger not more then 30 days after the date the certificate of merger is filed, in which case the later date designated in the certificate of merger will be the effective time.

       We are working hard to complete the merger quickly. We currently expect that the merger will be completed during the fourth calendar quarter of 2003. However, because completion of the merger is subject to various conditions, we cannot predict the actual timing. There can be no assurance as to if or when the conditions required to consummate the merger will be met or that the merger will be consummated.

MERGER CONSIDERATION; TREATMENT OF STERLING STOCK OPTIONS

       The merger agreement provides that, at the effective time of the merger:

        -- each issued and outstanding share of Sleeping Bear Merger Corp. common stock will be converted into one share of common stock of the surviving corporation;

        -- each issued and outstanding share of Sterling common stock and Sterling preferred stock (other than shares owned by Sterling, any of its wholly owned subsidiaries or Stratos, which will be cancelled, and other than shares for which appraisal rights have been validly exercised) will be converted into the right to receive the following per share merger consideration:

              - a number of shares of Stratos common stock equal to 6,082,000 divided by the "fully diluted equity of Sterling" (as defined below);

              - a number of shares of Stratos preferred stock equal to 50,000 divided by the fully diluted equity of Sterling; and

              - cash, without interest, in lieu of any fractional shares of Stratos common stock and Stratos preferred stock; and

        -- each outstanding option to purchase shares of Sterling common stock that is not exercised prior to the effective time of the merger will be cancelled.

       In addition, each share of Stratos common stock issued as consideration in the merger will be accompanied by a preferred stock purchase right, as more fully described under "Certain Legal Information - Description of Stratos Capital Stock - Stratos Rights Agreement."

       As described more fully below under the heading "Escrow," 10% of the whole shares of Stratos common stock (rounded down to the nearest whole share) issuable to Sterling shareholders in connection with the merger will be deposited in an indemnity fund to indemnify Stratos and its affiliates against Sterling's breach of its representations and warranties, covenants or obligations and other matters. In addition, if Sterling's target working capital (which the parties agreed would be $10,500,000) exceeds Sterling's working capital as of the effective time of the merger, as finally determined in accordance with the procedures specified in the merger agreement, Stratos will be entitled, within 10 business days of such final determination, to receive from the indemnity fund an amount equal to such excess plus interest.

       The "fully diluted equity of Sterling" means the number of issued and outstanding shares of Sterling common stock calculated on a fully diluted basis (assuming the conversion of all of the issued and outstanding shares of Sterling preferred stock) as of the effective time of the merger. As of July 1, 2003, the Sterling fully diluted equity was 7,344,502 shares, based on (x) 2,230,522 shares of Sterling common stock outstanding, (y) 5,083,980 shares of Sterling preferred stock outstanding and (z) 30,000 shares of Sterling common stock reserved for issuance pursuant to outstanding stock options. Based upon the Sterling fully diluted equity as of that date, as a result of the merger, unless a Sterling shareholder exercises appraisal rights under Delaware law, each share of Sterling common stock and Sterling preferred stock would be converted into the right to receive approximately 0.828 of a share of Stratos common stock and approximately 0.007 of a share of Stratos preferred stock.

ESCROW

       Indemnification. The merger agreement provides that following the completion of the merger, Stratos and its affiliates will be indemnified against any losses and expenses that may arise in the event of a breach by Sterling of its representations and warranties, covenants or obligations or failure to comply with specified provisions in the merger agreement. As described more fully below under "- Working Capital Dividend," Stratos may also make a claim against the indemnity fund under certain circumstances in connection with the excess working capital dividend that Sterling may declare prior to the effective time of the merger, or if Sterling's working capital as of the effective time of the merger is less than $10,500,000. To meet these obligations, the parties will establish an indemnity fund. After the merger, Stratos will cause 10% of the whole shares of Stratos common stock (rounded down to the nearest whole share) issuable to Sterling shareholders in connection with the merger (other than shareholders properly exercising appraisal rights) to be deposited into the indemnity fund to be held by an indemnity agent, currently expected to be LaSalle Bank National Association. Any additional shares of Stratos common stock resulting from a stock split affecting the Stratos common stock in the indemnity fund will remain a part of the indemnity fund. All dividends or distributions (other than stock or similar dividends) will be distributed to Stratos shareholders (formerly Sterling shareholders) whose shares are held in the indemnity fund by the indemnity agent in accordance with the indemnity escrow agreement. The indemnity escrow agreement will govern the indemnity fund and will be substantially in the form attached as Annex C to this joint proxy statement/prospectus.

       With respect to breaches of warranties or inaccuracies of representations of Sterling, Stratos and its affiliates will be indemnified only in the event that (1) any individual loss or expense borne by Stratos and its affiliates with respect to such breaches and inaccuracies exceeds $25,000 and (2) the aggregate losses and expenses (without duplication) borne by Stratos and its affiliates with respect to such breaches and inaccuracies exceeds $500,000 (in which event the full amount of such losses and expenses is indemnifiable), except with respect to certain representations and warranties for which these limitations are not applicable.

       Indemnity Fund. As discussed above, Stratos and its affiliates will be indemnified from an indemnity fund. The indemnity fund and indemnity obligations will end one year after the closing of the merger, except with respect to any pending or outstanding indemnity claims. At that time, if no indemnity claim has been made and after deduction of certain expenses, the shares of Stratos common stock in the indemnity fund will be released to the former holders of shares of Sterling common stock and Sterling preferred stock in accordance with the indemnity escrow agreement. The former Sterling shareholders will have no right of contribution from Sterling with respect to any losses or expenses claimed by Stratos or its affiliates after the closing date. Nothing in the merger agreement limits the liability of Sterling for any breach of any representation, warranty or covenant if the merger is not consummated.

       Maximum Payments and Remedies. Following the merger, the amount held in the indemnity fund will provide the exclusive remedy for any and all damages Stratos may suffer as the result of any breach of any representation, warranty or covenant contained in the merger agreement, other than in the case of fraud.

       Stockholder Representative. Pursuant to the merger agreement, Sterling will appoint stockholder representatives. The stockholder representatives will be appointed to act as the agent and attorney-in-fact of the Sterling shareholders receiving consideration in the merger in order to take all actions these shareholders are entitled to take relating to the indemnity fund and the merger agreement. The actions of the stockholder representatives will be considered the binding actions of the Sterling shareholders receiving consideration in the merger. The holders of a majority in interest of the shares of Stratos common stock received as consideration in the merger and constituting the indemnity fund may change the stockholder representatives upon 15 days' prior written notice to Stratos and the indemnity agent.

       Working Capital Dividend. Stratos may also make a claim against the indemnity fund under certain circumstances in connection with the excess working capital dividend that Sterling may declare prior to the effective time of the merger. More specifically, if (1) the amount of excess working capital is not finally determined by January 5, 2004 in accordance with the procedures specified in the merger agreement, (2) an estimate of excess working capital is paid to former Sterling shareholders on January 9, 2004 and (3) excess working capital, as finally determined in accordance with the procedures specified in the merger agreement, is less than the estimated working capital paid to former Sterling shareholders on January 9, 2004, Stratos may make a claim against the indemnity fund for such excess, subject to the dollar amount limitations discussed above. For additional information regarding the Sterling working capital dividend, see "The Merger Agreement - Principal Covenants - Pre-Merger Sterling Dividends."

EXCHANGE OF CERTIFICATES PURSUANT TO THE MERGER

       Before the closing of the merger, Stratos will appoint Mellon Investor Services LLC, or another banking or financial institution selected by Stratos, as exchange agent to handle the exchange of Sterling stock certificates for certificates representing shares of Stratos common stock and Stratos preferred stock and the payment of cash in lieu of any fractional shares that otherwise would be delivered in the merger. As soon as practicable after the closing of the merger, the exchange agent will send a letter of transmittal to each former Sterling shareholder who holds one or more stock certificates. The letter of transmittal will contain instructions explaining the procedure for surrendering Sterling stock certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

       Sterling shareholders who surrender their stock certificates, together with a properly completed letter of transmittal, will receive certificates for
(1) 90% of the whole shares of Stratos common stock into which their shares of Sterling common stock and Sterling preferred stock were converted pursuant to the merger, (2) 100% of the whole shares of Stratos preferred stock into which their shares of Sterling common stock and Sterling preferred stock were converted pursuant to the merger and (3) cash (without interest and rounded down to the nearest cent), in lieu of any fractional share of Stratos common stock or Stratos preferred stock.

       After the merger, each certificate that previously represented shares of Sterling common stock and Sterling preferred stock will represent only the right to receive:

        -- certificates representing the shares of Stratos common stock and Stratos preferred stock into which those shares of Sterling common stock and Sterling preferred stock have been converted;

        -- cash, without interest, in lieu of any fractional share of Stratos common stock or Stratos preferred stock; and

        -- dividends or other distributions, if any, of Stratos common stock and Stratos preferred stock which Sterling shareholders are entitled to under the terms of the merger agreement.

       Stratos will not pay dividends declared with a record date after the completion of the merger to any holder of any Sterling stock certificates until the holder surrenders the Sterling stock certificates. However, once those certificates are surrendered, Stratos will pay to the holder, without interest, any dividends that have been declared and paid after the closing date of the merger on the Stratos shares into which those Sterling shares have been converted.

       After the completion of the merger, Sterling will not register any transfers of shares of Sterling common stock or Sterling preferred stock.

       Stratos shareholders will not exchange their stock certificates in connection with the merger.

FRACTIONAL SHARES

       No fractional shares of Stratos common stock or Stratos preferred stock will be issued pursuant to the merger. Instead, the exchange agent will pay each of those Sterling shareholders who would otherwise have been entitled to a fractional share of (1) Stratos common stock an amount in cash (without interest) determined by multiplying the fractional share interest by the last reported sales price for a share of Stratos common stock on the Nasdaq National Market (Nasdaq) on the date immediately before the date of the effective time of the merger or, if the shares of Stratos common stock do not trade on that date, the first date of trading immediately before that date, and (2) Stratos preferred stock an amount in cash (without interest) determined by multiplying the fractional share interest by $100.

LISTING OF STRATOS COMMON STOCK

       Stratos has agreed to use its reasonable efforts, promptly after the execution of the merger agreement, to cause the shares of Stratos common stock to be issued pursuant to the merger to be authorized for quotation on Nasdaq, subject to official notice of issuance. Stratos' symbol "STLW" will be used for the shares, assuming the listing application is approved. Authorization for quotation on Nasdaq of the shares of Stratos common stock to be issued to the Sterling shareholders pursuant to the merger, subject only to official notice of issuance, is a condition to the obligations of Stratos and Sterling to complete the merger. Stratos has no obligation to seek authorization for quotation on Nasdaq or approval for listing on any stock exchange of the shares of Stratos preferred stock to be issued to the Sterling shareholders pursuant to the merger, and does not intend to seek such authorization.

REPRESENTATIONS AND WARRANTIES

       The merger agreement contains a number of customary representations and warranties of Stratos, Sleeping Bear Merger Corp. and Sterling relating to, among other things:

        --    due organization, valid existence and good standing;

        --    capital structure;

        -- corporate authorization, execution, delivery and enforceability of the merger agreement and certain other agreements contemplated by the merger agreement;

        --    board approval;

        -- compliance of the merger agreement with (1) the organizational documents of each party, (2) the organizational documents of each party's respective subsidiaries, (3) certain material agreements of each party or any of its subsidiaries, and (4) certain judgments, rules or regulations applicable to each party or any of its subsidiaries;

        --    required governmental filings and other approvals;

        -- absence of any material adverse change and certain other changes or events since a specified date;

        -- possession and validity of all required licenses and governmental authorizations to own and operate each party's and its respective subsidiaries' properties and to conduct its business as currently conducted;

        -- accuracy of information supplied for use in the registration statement, of which this joint proxy statement/prospectus is a part;

        --    tax matters;

        --    actions and proceedings;

        -- absence of changes in certain agreements or benefit plans as a result of the merger;

        --    compliance of benefit plans with applicable law;

        --    compliance with worker safety and environmental laws;

        --    labor matters;

        --    intellectual property matters;

        -- takeover statutes and charter or by-law provisions applicable to the merger and the merger agreement;

        --    required shareholder vote; and

        -- payment of fees to brokers or finders in connection with the merger agreement.

       The merger agreement also contains additional customary representations and warranties of Stratos relating to, among other things:

        -- approval of the issuance of shares of Stratos common stock and Stratos preferred stock in connection with the merger;

        -- amendment of Stratos' rights agreement to provide that neither the execution of the merger agreement nor the closing of the merger would trigger anti-takeover mechanisms contained in the rights agreement;

        -- the filing and accuracy of SEC reports filed between May 1, 2002 and July 2, 2003, including the accuracy of the financial statements included in such reports;

        -- absence of any material contracts not disclosed by Stratos in its SEC filings;

        --    absence of any material defaults under certain agreements; and

        --    formation and operations of Sleeping Bear Merger Corp.

       The merger agreement also contains additional customary representations and warranties of Sterling relating to, among other things:

        --    ownership of subsidiaries or joint ventures;

        -- accuracy of financial statements of Sterling and its subsidiaries, including that the financial statements have been prepared in conformity with generally accepted accounting principles and fairly present in all material respects the financial position and results of operations and cash flows of Sterling and its subsidiaries;

        -- absence of any dividends or distributions by Sterling and its subsidiaries since a specified date;

        -- condition and availability of the assets of Sterling and its subsidiaries;

        --    real property owned by Sterling or any of its subsidiaries;

        --    personal property leases;

        --    title to assets;

        -- existence and status of certain contracts of Sterling and its subsidiaries;

        --    maintenance of and compliance with insurance policies; and

        -- that no Sterling shareholder or group of shareholders will own 30% or more of the outstanding shares of Stratos common stock as a result of the merger.

       Certain of the representations and warranties of Stratos, Sleeping Bear Merger Corp. and Sterling are qualified by materiality, material adverse effect or material adverse change. As used in the merger agreement, the term "material adverse effect" or "material adverse change" means, with respect to either Stratos or Sterling, any event, change or effect that, individually or in the aggregate with other such events, changes or effects, is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, assets, liabilities, financial condition or results of operations of Stratos or Sterling, as the case may be, and their respective subsidiaries, taken as a whole.

       However, Stratos and Sterling have agreed in the merger agreement that the following events, changes or effects will not be deemed to constitute a material adverse effect or material adverse change:

        -- conditions affecting the industry in which Stratos or Sterling, as the case may be, and their respective subsidiaries operate;

        --    conditions affecting the United States economy as a whole; and

        -- in the case of Stratos, any change in the trading price of Stratos common stock.

       Stratos and its affiliates may make a claim against the indemnity fund for indemnification for breach of any of these representations and warranties until the end of one year after the effective time of the merger. After the effective time of the merger, a claim for breach of a representation or warranty will be paid out of the indemnity fund. A claim will be paid only in the event that (1) any individual loss or expense borne by Stratos and its affiliates exceeds $25,000 and (2) the aggregate losses and expenses (without duplication) borne by Stratos and its affiliates exceeds $500,000 (in which event the full amount of such losses and expenses is indemnifiable), except with respect to certain representations and warranties for which these limitations are not applicable. See "- Escrow" above for a more complete description.

PRINCIPAL COVENANTS

       We have each undertaken certain covenants in the merger agreement concerning the conduct of our respective businesses between the date the merger agreement was signed and the completion of the merger. The following discussion summarizes the principal covenants:

OPERATIONS OF STRATOS AND STERLING PENDING THE MERGER

       As explained below, we have each undertaken a separate covenant that places restrictions on ourselves and our respective subsidiaries until either the completion of the merger or the termination of the merger agreement.

       Restrictions on Sterling's Business Pending the Merger. Under the terms of the merger agreement, Sterling and its subsidiaries are required to carry on their businesses in all material respects in the ordinary course as currently conducted, to use commercially reasonable efforts to keep their current business organizations intact, to keep available the services of their current officers and employees, and to preserve their relationships with customers and suppliers. Sterling has agreed that, prior to the completion of the merger, except as expressly contemplated by the merger agreement, without the prior written consent of Stratos, Sterling and its subsidiaries will not:

        -- declare, set aside or pay any dividend or other distribution with respect to any of its capital stock (other than (1) the dividend of all of the units of membership interest in STT Properties, LLC and the dividend of the right to receive the amount of excess working capital, in each case in accordance with and subject to the terms of the merger agreement, and (2) dividends or distributions from subsidiaries to Sterling or other subsidiaries (other than STT Properties, LLC));

        -- split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of its capital stock;

        -- purchase, redeem or otherwise acquire any shares of capital stock or any other securities of Sterling or any rights, warrants or options to acquire any shares of Sterling capital stock (except in connection with (1) the exercise of Sterling stock options outstanding as of the date of the merger agreement and previously disclosed to Stratos, (2) conversion of shares of Sterling preferred stock into shares of Sterling common stock or (3) purchases from Sterling employees and directors pursuant to restricted stock agreements currently in force and previously disclosed to Stratos, in each case in accordance with their respective terms in effect as of the date of the merger agreement);

        -- issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalents or any securities convertible into, or any rights, warrants or options to acquire, any shares of Stratos capital stock, voting securities, equity equivalents or convertible securities (other than (1) the issuance of shares of Sterling common stock pursuant to the Sterling stock options outstanding as of the date of the merger agreement and previously disclosed to Stratos and (2) the issuance of shares of Sterling common stock upon conversion of shares of Sterling preferred stock, in each case in accordance with their respective terms in effect as of the date of the merger agreement);

        -- amend its charter, by-laws or other comparable or organizational documents;

        -- acquire or agree to acquire, by merger, consolidation or acquisition of stock or assets, any business organization or any division of such entity or any assets (other than (1) immaterial assets acquired in the ordinary course consistent with past practice and (2) the acquisition of additional shares of preferred stock of a corporation in which Sterling invested previously);

        -- sell, transfer, lease, license, mortgage, pledge, encumber or otherwise dispose of any properties or assets, other than products or services sold, leased or licensed in the ordinary course of business consistent with past practice and other than the transfer of specified assets to STT Properties, LLC as contemplated by and in accordance with terms of the merger agreement;

        -- create, incur or assume any indebtedness for borrowed money, guarantee any such indebtedness, enter into, as lessee, any capitalized lease obligations, or make any loans, advances or capital contributions to or investments in any other person (other than (1) indebtedness, loans, advances, capital contributions and investments between Sterling and its wholly owned subsidiaries or between Sterling's wholly owned subsidiaries, (2) cash management activities in the ordinary course of business consistent with past practice and not material to Sterling and its subsidiaries taken as a whole, and (3) advances to employees for travel and related expenses consistent with Sterling policies and past practices);

        -- alter the corporate structure or ownership of Sterling or any subsidiary (other than with respect to the transfer of assets to STT Properties, LLC as contemplated by and in accordance with the terms of the merger agreement);

        -- enter into, adopt or amend any severance plan, agreement or arrangement, benefit plan or other employment agreement (other than normal compensation arrangements entered into with non-officer employees or consultants hired after the date of the merger agreement in the ordinary course of business consistent with past practice);

        -- accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when such receivables would be collected in the ordinary course of business consistent with past practice;

        -- delay or accelerate payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would be paid in the ordinary course of business consistent with past practice;

        -- increase the compensation payable to its directors, officers, employees or consultants or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any current or former director or officer of Sterling or its subsidiaries (except in the case of employees other than directors or executive officers as may be in the ordinary course of business consistent with Sterling past practice in connection with annual compensation reviews), or establish, adopt, enter into or, except as required by applicable law, amend or accelerate any rights or benefits under any bonus, compensation or other benefit plan;

        -- knowingly violate or fail to perform any obligation or duty imposed upon Sterling or any of its subsidiaries by any applicable material federal, state or local law, rule or regulation;

        -- make any change to accounting policies or procedures, other than actions required to be taken by generally accepted accounting principles;

        -- prepare or file any tax return or make any tax election inconsistent with past practice;

        -- settle or compromise any material federal, state, local or foreign income tax liability;

        -- with certain exceptions, enter into, amend or terminate (1) any agreement material to Sterling and its subsidiaries other than in the ordinary course of business consistent with past practice, (2) any noncompetition agreement other than solely for the benefit of Sterling or any of its subsidiaries, or (3) any agreement giving certain rights to third parties other than in the ordinary course of business consistent with past practice;

        -- make or agree to make any new capital expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $250,000 (other than capital expenditures with respect to the completion of Sterling's plating facility in Mesa, Arizona in an amount not to exceed $500,000 in the aggregate);

        -- waive or release any material right or claim, or pay, discharge or satisfy any material claims, liabilities or obligations, other than in the ordinary course of business consistent with past practice or in accordance with the terms of liabilities reflected or reserved against in Sterling's audited balance sheet dated December 31, 2002;

        -- settle or compromise any litigation or arbitration proceeding that requires payment by Sterling or any of its subsidiaries of $100,000 or more in the aggregate; or

        -- authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

       Restrictions on Stratos' Business Pending the Merger. Under the terms of the merger agreement, Stratos and its subsidiaries are required to carry on their businesses in all material respects in the ordinary course as currently conducted, to use commercially reasonable efforts to keep their current business organizations intact, to keep available the services of their current officers and employees, and to preserve their relationships with customers and suppliers. Stratos has agreed that, prior to the completion of the merger, except as expressly contemplated by the merger agreement, without the prior written consent Sterling, Stratos and its subsidiaries will not:

        -- declare, set aside or pay any dividend or other distribution with respect to any of its capital stock (other than dividends or distributions from subsidiaries to Sterling or other subsidiaries);

        -- split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of its capital stock;

        -- purchase, redeem or otherwise acquire any shares of capital stock or any other securities of Stratos or any rights, warrants or options to acquire any shares of Stratos capital stock (except in connection with (1) the Stratos rights agreement and (2) the Stratos stock plans);

        -- issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalents or any securities convertible into, or any rights, warrants or options to acquire, any shares of Stratos capital stock, voting securities, equity equivalents or convertible securities (other than (1) the issuance of shares of Stratos common stock pursuant to the Stratos stock plans outstanding as of the date of the merger agreement and previously disclosed to Sterling, (2) the issuance of options to acquire Stratos common stock pursuant to the Stratos stock plans to employees hired after the date of the merger agreement and (3) the issuance of securities of Stratos in accordance with the terms of the Stratos rights agreement);

        -- amend its charter, by-laws or other comparable or organizational documents, except as contemplated by the merger agreement;

        -- acquire or agree to acquire, by merger, consolidation or acquisition of stock or assets, any business organization or any division of such entity or any assets, other than assets acquired in the ordinary course of business consistent with past practice;

        -- other than products or services sold, leased or licensed in the ordinary course of business consistent with past practice, sell, transfer, lease, license, mortgage, pledge, encumber or otherwise dispose of any properties or assets;

        -- create, incur or assume any indebtedness for borrowed money, guarantee any such indebtedness, enter into, as lessee, any capitalized lease obligations, or make any loans, advances or capital contributions to or investments in any other person (other than (1) indebtedness, loans, advances, capital contributions and investments between Stratos and its wholly owned subsidiaries or between Stratos' wholly owned subsidiaries, (2) cash management activities in the ordinary course of business consistent with past practice and not material to Stratos and its subsidiaries taken as a whole, and (3) to employees for travel and related expenses consistent with Stratos policies and past practices);

        -- alter the corporate structure or ownership of Stratos or any subsidiary;

        -- enter into, adopt or amend any severance plan, agreement or arrangement, benefit plan or employment agreement with an executive officer, including, without limitation, the Stratos stock plans, other than in the ordinary course of business consistent with past practice;

        -- accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when such receivables would be collected in the ordinary course of business consistent with past practice;

        -- delay or accelerate payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would be paid in the ordinary course of business consistent with past practice;

        -- increase the compensation payable to its directors, officers, employees or consultants or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any current or former director or officer of Sterling or its subsidiaries (except in the case of employees other than directors or executive officers as may be in the ordinary course of business consistent with Stratos past practice in connection with annual, quarterly or periodic compensation reviews), or establish, adopt, enter into or, except as required by applicable law, amend or accelerate any rights or benefits under any bonus, compensation or other benefit plan;

        -- knowingly violate or fail to perform any obligation or duty imposed upon Stratos or any of its subsidiaries by any applicable material federal, state or local law, rule or regulation, except any violation or failure that would not have a material adverse effect on Stratos;

        -- make any change to accounting policies or procedures, other than actions required to be taken by generally accepted accounting principles;

        -- prepare or file any tax return or make any tax election inconsistent with past practice;

        -- settle or compromise any material federal, state, local or foreign income tax liability;

        -- with certain exceptions, enter into, amend or terminate (1) any agreement material to Stratos and its subsidiaries other than in the ordinary course of business consistent with past practice, (2) any noncompetition agreement other than solely for the benefit of Stratos or any of its subsidiaries, or (3) any agreement giving certain rights to third parties other than in the ordinary course of business consistent with past practice;

        -- make or agree to make any new capital expenditures which, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $2,500,000 (other than capital expenditures with respect to the consolidation of Stratos' manufacturing facilities in California, Florida, New York and Illinois in an amount not to exceed $500,000);

        -- waive or release any material right or claim, or pay, discharge or satisfy any material claims, liabilities or obligations, other than in the ordinary course of business consistent with past practice or in accordance with the terms of liabilities reflected or reserved against in the most recent balance sheet included in Stratos' filings with the SEC or incurred in the ordinary course of business consistent with past practice;

        -- settle or compromise any litigation or arbitration proceeding that requires payment by Sterling or any of its subsidiaries of $600,000 or more, other than any litigation or proceeding disclosed in Stratos' filings with the SEC; or

        -- authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

NO SOLICITATION

       Except as described below, we have agreed that each of us and our subsidiaries will not, and will not permit or authorize our respective officers, directors, employees, financial advisors, attorneys or other advisors or representatives to:

        -- solicit, initiate or encourage the submission of any "takeover proposal" (as defined below);

        --    enter into any agreement with respect to any takeover proposal; or

        -- participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or that may reasonably be expected to lead to, any takeover proposal.

       Notwithstanding the restrictions above, in response to an unsolicited bona fide written takeover proposal to acquire either company, the company which receives such takeover proposal may:

        -- furnish non-public information to any person making such takeover proposal; or

        -- enter into discussions or negotiations regarding such takeover proposal.

       In order for either company to furnish non-public information or enter into discussions or negotiations as described above in response to an unsolicited bona fide written takeover proposal:

        -- in the case of Sterling, its shareholder meeting to vote on the adoption of the merger agreement must not have occurred;

        -- its board of directors must reasonably determine in good faith that such takeover proposal could, if consummated, result in a "superior proposal" (as defined below);

        -- its board of directors must reasonably determine in good faith, after consultation with its outside corporate counsel, that the failure to take such action would be inconsistent with the board's fiduciary duties to its shareholders under applicable law;

        -- prior to furnishing any non-public information to, or entering into discussions or negotiations with, any person making a takeover proposal, its board of directors receives from that person an executed confidentiality agreement containing terms not less favorable than the terms contained in the confidentiality agreement we entered into before signing the merger agreement; and

        -- the company shall have fully complied with the applicable provisions of the merger agreement.

       Each of Stratos and Sterling must promptly advise the other party orally and in writing of (1) any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal, (2) the material terms of such takeover proposal and (3) the identity of the person making such takeover proposal. Each of Stratos and Sterling also must keep the other party informed of the status of any such takeover proposal or inquiry.

       A "takeover proposal" for Stratos or Sterling, as applicable, means:

        -- any proposal or offer, or any expression of interest, by any third party (other than Stratos, Sterling or our respective subsidiaries) relating to Stratos' or Sterling's willingness or ability to receive or discuss a proposal or offer for a merger, consolidation or other business combination involving Stratos, Sterling or any of our respective subsidiaries; or

        -- any proposal or offer by any third party (other than Stratos, Sterling or our subsidiaries) to acquire in any manner, directly or indirectly, a substantial equity interest in, or a substantial portion of the voting securities of, or a substantial portion of the assets of Stratos, Sterling or any of our subsidiaries, other than the transactions contemplated by the merger agreement.

       A "superior proposal" for Stratos or Sterling, as the case may be, means any takeover proposal that, in the reasonable good faith judgment of its board of directors, could, if consummated, result in a transaction that is more favorable to its shareholders from a financial point of view than the merger between Stratos and Sterling contemplated by the merger agreement.

BOARDS OF DIRECTORS' COVENANT TO RECOMMEND

       Sterling has agreed to hold the Sterling shareholder meeting and to submit the merger agreement and the merger to its shareholders for adoption and approval, and the Sterling board of directors will recommend adoption of the merger agreement to the Sterling shareholders. Similarly, Stratos has agreed to hold the Stratos shareholder meeting and to submit the issuance of shares of Stratos common stock and Stratos preferred stock in the merger to its shareholders for approval, and the Stratos board of directors will recommend the issuance. The boards of directors of Stratos and Sterling may not withdraw or modify, or propose to withdraw or modify in any manner adverse to the other party, their recommendations.

THIRD PARTY CONFIDENTIALITY AND STANDSTILL AGREEMENTS

       Each of Stratos and Sterling has agreed that, until the effective time of the merger or earlier termination of the merger agreement, it will not terminate, amend, modify or waive any provision of any confidentiality agreement relating to a takeover proposal or any standstill agreement to which it or any of its subsidiaries is a party (other than any involving Stratos or Sterling). During such period, each of Stratos and Sterling will enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction.

FEES AND EXPENSES

       We have each agreed to pay our own costs and expenses incurred in connection with the transactions contemplated by the merger agreement. However, we will share equally the fees and expenses relating to the filing with the SEC of the registration statement and the printing of this joint proxy statement/prospectus. In certain circumstances in connection with the termination of the merger agreement, Stratos will be responsible for any fees and expenses reasonably incurred by Sterling in connection with the merger agreement up to a maximum amount of $500,000. In addition, in certain other circumstances in connection with the termination of the merger agreement, Sterling will be responsible for any fees and expenses reasonably incurred by Sterling in connection with the merger agreement up to a maximum amount of $500,000. See "- Termination of the Merger Agreement - Termination Fees Payable by Stratos" and "- Termination of the Merger Agreement - Termination Fees Payable by Sterling" below.

COMMERCIALLY REASONABLE EFFORTS

       We have each agreed to use commercially reasonable efforts to take or cause to be taken all actions, to do or cause to be done and to assist and cooperate with each other in doing, all things necessary, proper or advisable to consummate and make effective in the most expeditious manner practicable the merger and the other transactions contemplated by the merger agreement. This obligation is subject to limitations specified in the merger agreement, including that Stratos will have no obligation to divest any assets of Stratos or Sterling.

       We also have agreed to use commercially reasonable efforts not to take any action or enter into any transaction that would cause any of our respective representations and warranties in the merger agreement (see "- Representations and Warranties") to become untrue or result in a breach of any our covenants in the merger agreement (see "- Principal Covenants").

DIRECTORS' AND OFFICERS' INDEMNIFICATION

       Subject to applicable law, Stratos has agreed in the merger agreement to cause Sterling to honor, for six years after the merger is completed, all rights to indemnification for all past and present directors and officers of Sterling and its subsidiaries that existed before the merger under Sterling's organizational documents or any indemnification agreement in effect on the date of the merger agreement and disclosed previously by Sterling to

Stratos. See "Interests of Certain Persons in the Merger - Agreements and Plans with Respect to Executive Officers and Key Employees."

LISTING OF STRATOS COMMON STOCK

       Stratos has agreed to use reasonable efforts to have authorized for quotation on Nasdaq, upon official notice of issuance, the shares of Stratos common stock to be issued in the merger. Parent will not have any obligation to seek authorization for quotation on Nasdaq or listing on any stock exchange the shares of Stratos preferred stock to be issued in the merger, and does not intend to seek any such authorization.

PRE-MERGER STERLING DIVIDENDS

       Dividend of STT Properties, LLC Membership Interests. Sterling has agreed that prior to the effective time of the merger, Sterling will take all necessary action to transfer to STT Properties, LLC, in accordance with and subject to the terms of the merger agreement, the following assets: (1) all equity interests held by Sterling in Corona Optical Systems, Inc., (2) cash in the amount of $850,000, provided that transferring such amount does not cause Sterling's working capital as of the effective time of the merger to be less than $10,500,000, and (3) the real property ownership rights of Sterling or its subsidiaries in certain specified premises located in Westlake Village, California not already owned by STT Properties, LLC. Following completion of these asset transfers in accordance with and subject to the terms of the merger agreement, no later than immediately prior to the effective time of the merger, Sterling may declare and pay to its shareholders a dividend equal to all of the membership interests in STT Properties, LLC. Sterling is not required to declare such dividend.

       Working Capital Dividend. Prior to the effective time of the merger, Sterling may declare and pay to its shareholders a dividend, on terms reasonably acceptable to Stratos, consisting of the right to receive the amount, if any, by which the working capital of Sterling and its subsidiaries as of the effective time of the merger, as finally determined in accordance with the procedures specified in the merger agreement, exceeds $10,500,000. If declared, the dividend may provide that such excess working capital will be paid after completion of the merger to former Sterling shareholders on January 5, 2004. However, if the excess working capital is not finally determined in accordance with the procedures specified in the merger agreement by that date, Sterling will instead pay to the former Sterling shareholders on January 9, 2004 an amount equal to Stratos' estimate of excess working capital. If the working capital dividend is declared and if the excess working capital as finally determined in accordance with the procedures specified in the merger agreement exceeds Stratos' estimate of excess working capital, Sterling will pay to the former Sterling shareholders, within 10 business days of such final determination, such excess plus interest. If, however, the estimate of excess working capital, if any, paid to former Sterling shareholders on January 9, 2004 exceeds the excess working capital as finally determined in accordance with the procedures specified in the merger agreement, Stratos will, subject to certain limitations specified in the merger agreement, be able to make a claim against the indemnity fund for the amount of such excess.

DISCHARGE OF INDEBTEDNESS

       Sterling has agreed that at or prior to the effective time of the merger, Sterling (1) will discharge, pay or otherwise settle any indebtedness for borrowed money of Sterling and its subsidiaries on terms and conditions reasonably satisfactory to Stratos and (2) will obtain a pay-off letter or comparable evidence (in each case on terms reasonably satisfactory in substance and form to Stratos) executed by the lenders under such indebtedness.

THE BOARD OF THE COMBINED COMPANY AND RELATED MATTERS

       Board of Directors of the Combined Company. Stratos has agreed to take the necessary action so that, as of the effective time of the merger, the board of directors of the combined company will have nine members, consisting of four of Stratos' current directors and five directors to be designated by Sterling. It is expected that the following current directors of Stratos will continue to serve on the combined company's board of directors: Brian J. Jackman, James W. McGinley, Charles Daniel Nelsen and Edward O'Connell. The following current directors of Sterling are four of Sterling's designees for the combined company's board of directors: Reginald W. Barrett, Phillip A. Harris, David Y. Howe and Newell V. Starks. Sterling's fifth designee for the combined company's board of directors is William Twyman Comfort III. See "Interests of Certain Persons in the Merger - Additional Information Concerning the Designees to the Combined Company's Board of Directors."

       Chief Executive Officer of the Combined Company. The merger agreement provides that, as of the effective time of the merger, James W. McGinley, currently President and Chief Executive Officer of Stratos, will serve as Chief Executive Officer of the combined company.

       Headquarters of the Combined Company. We agreed in the merger agreement that it is our intention that following the effective time of the merger, the corporate headquarters and principal operations of the combined company will be located in the Chicago, Illinois metropolitan area.

OTHER COVENANTS AND AGREEMENTS

       The merger agreement contains certain other mutual covenants, including covenants relating to access to information, public announcements, state takeover laws and notification of certain matters.

WHAT IS NEEDED TO COMPLETE THE MERGER

       Conditions Precedent to Each Party's Obligation to Effect the
Merger. Each of the following conditions must be satisfied before the merger can become effective:

        -- the merger agreement must be adopted by the requisite vote of the shareholders of Sterling, and the issuance of shares of Stratos common stock and Stratos preferred stock must be approved by the requisite vote of the shareholders of Stratos;

        -- the shares of Stratos common stock to be issued in the merger must have been authorized for quotation on Nasdaq, subject to official notice of issuance;

        -- any waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) shall have expired or been terminated, if any filing under the HSR Act is required;

        -- there must be no law, rule, regulation, executive order, decree, injunction or other order that makes the merger or any of the transactions contemplated by the merger agreement illegal;

        -- the Form S-4 registration statement of which this joint proxy statement/prospectus is a part must have become effective under the Securities Act, and there must be no stop order, proceedings or threat of proceedings by the Securities and Exchange Commission to suspend the effectiveness of such registration statement; and

        -- the average closing price per share of Stratos common stock for the ten consecutive trading days ending five trading days immediately prior to the effective time of the merger must be greater than or equal to $2.10.

       Conditions Precedent to the Obligations of Sterling. Sterling's obligation to effect the merger depends upon the fulfillment or waiver, at or prior to the effective time of the merger, of each of the following additional conditions:

        -- Stratos and Sleeping Bear Merger Corp. must have performed in all material respects each of their agreements and covenants required to be performed under the merger agreement at or prior to the effective time of the merger, and Sterling must have received a certificate signed on behalf of Stratos by an officer of Stratos to that effect;

        -- each of Stratos' and Sleeping Bear Merger Corp.'s representations and warranties contained in the merger agreement must be true and correct in all material respects, and Sterling must have received a certificate signed on behalf of Stratos by an officer of Stratos to that effect;

        -- there must not have been any material adverse effect on Stratos since May 1, 2003, and Sterling must have received a certificate signed on behalf of Stratos by its Chief Executive Officer and Chief Financial Officer to that effect;

        -- the parties must have obtained all authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity, which the failure to obtain, make or occur would have the effect of making the merger or any of the transactions contemplated by the merger agreement illegal or would have, individually or in the aggregate, an adverse effect on Stratos (assuming the merger had taken place);

        -- Stratos must have obtained any required consents or approvals of non-governmental parties to any of its material agreements;

        -- no governmental entity must have instituted any suit, action or proceeding relating to the merger agreement and related documents or any of the transactions contemplated thereby, and no temporary restraining order, injunction or other order from a court restraining, prohibiting or preventing the consummation of the merger must be in effect;

        -- the issuance of shares of Stratos common stock and Stratos preferred stock as contemplated by the merger agreement must have been approved by the requisite vote of Stratos shareholders, and Sterling must have received a certificate signed on behalf of Stratos by its Chief Executive Officer and Secretary to that effect; and

        -- Stratos and its board of directors must have resolved that, immediately following the merger, the Stratos board of directors will consist of the designees listed in "Interests of Certain Persons in the Merger - Additional Information Concerning the Designees to the Board of Directors."

       Conditions Precedent to the Obligations of Stratos and Sleeping Bear Merger Corp. Stratos' and Sleeping Bear Merger Corp.'s obligations to effect the merger depend upon the fulfillment or waiver, at or prior to the effective time of the merger, of each of the following additional conditions:

        -- Sterling must have performed in all material respects each of its agreements and covenants required to be performed under the merger agreement at or prior to the effective time of the merger, and Stratos must have received a certificate signed on behalf of Sterling by its Chief Executive Officer and Chief Financial Officer to that effect;

        -- each of Sterling's representations and warranties contained in the merger agreement must be true and correct in all material respects, and Stratos must have received a certificate signed on behalf of Sterling by its Chief Executive Officer and Chief Financial Officer to that effect;

        -- there must not have been any material adverse effect on Sterling since December 31, 2002, and Stratos must have received a certificate signed on behalf of Sterling by its Chief Executive Officer and Chief Financial Officer to that effect;

        -- the parties must have obtained all authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity, which the failure to obtain, make or occur would have the effect of making the merger or any of the transactions contemplated by the merger agreement illegal or would have, individually or in the aggregate, an adverse effect on Stratos (assuming the merger had taken place);

        -- Sterling must have obtained any required consents and approvals of non-governmental parties to any of its material agreements and to the transfer of specified assets to STT Properties, LLC as contemplated by and in accordance with the terms of the merger agreement;

        -- no governmental entity must have instituted any suit, action or proceeding relating to the merger agreement and related documents or any of the transactions contemplated thereby, and no temporary restraining order, injunction or other order from a court restraining, prohibiting or preventing the consummation of the merger must be in effect;

        -- the indemnity escrow agreement must have been duly executed by the indemnity agent and the stockholder representatives, must be delivered to Stratos and must be in full force and effect;

        -- the one year real estate leases between STT Properties, LLC and Trompeter must be duly executed and delivered to Stratos and must be in full force and effect;

        -- Sterling must have delivered to Stratos a certificate signed by its Chief Executive Officer and Chief Financial Officer as to its capital structure;

        -- holders of not more than (1) five percent of the outstanding shares of Sterling common stock and (2) five percent of the outstanding shares of Sterling preferred stock shall have exercised appraisal rights in connection with the merger, and Stratos must have received a certificate signed on behalf of Sterling by its Chief Executive Officer and Chief Financial Officer to that effect;

        -- the merger agreement must have been approved by the requisite number of Sterling shareholders, and Stratos must have received a certificate signed on behalf of Sterling by its Chief Executive Officer to that effect;

        -- Sterling must have delivered to Stratos certain certifications of non-foreign status;

        -- to the extent occurring prior to the closing, Sterling must have completed the transfer of specified assets to STT Properties, LLC and declared and paid to its shareholders a dividend equal to all of the units of membership interest in STT Properties, LLC in accordance with the terms of the merger agreement, and Stratos must have received a certificate signed on behalf of Sterling by its Chief Executive Officer and Chief Financial Officer to that effect, attaching such evidence and documents as Stratos may reasonably request; and

        -- Sterling must have delivered to Stratos a certificate signed by its Chief Executive Officer and Chief Financial Officer as to the calculation of its working capital as of the closing, as determined in accordance with the terms of the merger agreement.

TERMINATION OF THE MERGER AGREEMENT

       Right to Terminate. The merger agreement may be terminated at any time before the effective time of the merger, whether before or after the adoption of the merger agreement by the Sterling shareholders, in any of the following ways:

        --    by our mutual written consent;

        --    by either one of us:

              - if the other party fails to comply in any material respect with any of its covenants or agreements under the merger agreement, which failure is not cured within 30 business days of receiving written notice of the failure;

              - if the other party breaches in any material respect any of its representations or warranties in the merger agreement, which breach is not cured within 30 business days of receiving written notice of the breach;

              - if the merger has not been completed by December 31, 2003, except that a party may not terminate the merger agreement if the cause of the merger not being completed is that party's failure to fulfill its obligations under the merger agreement;

              - if a court or other governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting completion of the merger and the order, decree, ruling or other action has become final and nonappealable; or

              - if Stratos' shareholders fail to approve the issuance of shares of Stratos common stock and Stratos preferred stock in the merger;

        --    by Stratos:

              -   if Sterling's shareholders fail to adopt the merger agreement;
                  or

              - if Stratos' board of directors reasonably determines that a takeover proposal from a third party constitutes a superior proposal and Stratos enters into a definitive agreement for such superior proposal, except that Stratos cannot terminate the merger agreement for this reason unless it has complied with certain procedural obligations to Sterling and pays Sterling the termination fee described below simultaneously with or immediately following such termination;

        --    by Sterling:

              - if Sterling's board of directors reasonably determines that a takeover proposal from a third party constitutes a superior proposal and Sterling enters into a definitive agreement for such superior proposal, except that Sterling cannot terminate the merger agreement for this reason unless it has complied with certain procedural obligations to Stratos and pays Stratos the termination fee described below simultaneously with or immediately following such termination.

       Effect of Termination. If the merger agreement is validly terminated, the merger agreement will become void without any liability on the part of any party or its officers or directors, except that no party will be relieved of any liability resulting from its willful breach of a representation, warranty or covenant contained in the merger agreement. In addition, the provisions of the merger agreement relating to the effect of the termination of the merger agreement, the provisions relating to the payment of fees and expenses and the nondisclosure agreement entered into between Stratos and Sterling will continue in effect notwithstanding termination of the merger agreement.

       Termination Fees Payable by Sterling. In the merger agreement, Sterling has agreed to pay Stratos a termination fee under the following circumstances:

       IF the merger agreement is terminated:

        -- by Stratos because Sterling's shareholders fail to adopt the merger agreement; or

        -- by Sterling because Sterling's board of directors reasonably determines that a takeover proposal from a third party constitutes a superior proposal and Sterling enters into a definitive agreement for such superior proposal,

       THEN, Sterling is obligated to pay in cash all fees and expenses reasonably incurred by Stratos in connection with the merger agreement up to a maximum amount of $500,000 and pay Stratos a cash fee of $750,000.

       Termination Fees Payable by Stratos. In the merger agreement, Stratos has agreed to pay Sterling a termination fee under the following circumstances:

       First, IF the merger agreement is terminated:

        -- by Stratos or Sterling because Stratos' shareholders fail to approve the issuance of shares of Stratos common stock and Stratos preferred stock in the merger and:

              (1) prior to its annual shareholder meeting, Stratos receives a takeover proposal from a third party; and

              (2) concurrently with or within twelve months of the termination,
                  Stratos completes an acquisition event with a third party; or

        -- by Stratos because Stratos' board of directors reasonably determines that a takeover proposal from a third party constitutes a superior proposal and Stratos enters into a definitive agreement for such superior proposal,

       THEN, Stratos is obligated to pay in cash all fees and expenses reasonably incurred by Sterling in connection with the merger agreement up to a maximum amount of $500,000 and pay Sterling a cash fee of $750,000.

       Second, IF the merger agreement is terminated:

        -- by Stratos or Sterling because Stratos' shareholders fail to approve the issuance of shares of Stratos common stock and Stratos preferred stock in the merger,

       THEN, Stratos is obligated to pay in cash all fees and expenses reasonably incurred by Sterling in connection with the merger agreement up to a maximum amount of $500,000.

AMENDMENTS; EXTENSIONS AND WAIVERS

       Amendments. The merger agreement may be amended by the parties at any time, by action taken or authorized by their respective boards of directors, except that after the Sterling shareholders have adopted the merger agreement or the Stratos shareholders have approved the issuance of shares of Stratos common stock and Stratos preferred stock in the merger, no amendment may be made which by law or the rules of Nasdaq requires further approval by such shareholders without such further approval. All amendments to the merger agreement must be in writing signed by each party.

       Extensions and Waivers. At any time prior to the effective time of the merger, any party to the merger agreement may, to the extent legally allowed:

        -- extend the time for the performance of any of the obligations or other acts of any other party to the merger agreement;

        -- waive any inaccuracies in the representations and warranties of any other party contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

        -- waive compliance by any other party with any of the covenants, agreements or conditions contained in the merger agreement.

       All extensions and waivers must be in writing and signed by the party against whom the extension or waiver is to be effective.

                                OTHER AGREEMENTS

       The following is a summary of certain provisions of the form of voting agreement, the standstill agreement and the registration rights agreement entered into between Stratos and certain Sterling shareholders. This summary does not purport to describe all the terms of these agreements and is qualified in its entirety by reference to the form of voting agreement, the standstill agreement and the registration rights agreement, copies of which are attached as Annex B, Annex F and Annex G, respectively, to this joint proxy statement/prospectus and are incorporated by reference. All shareholders of Stratos and Sterling are urged to read these agreements carefully and in their entirety.

VOTING AGREEMENTS

     Sterling shareholders owning approximately 76.7% of the outstanding shares of Sterling common stock and 88.3% of the outstanding shares of Sterling preferred stock have signed voting agreements with Stratos.

     The voting agreements provide, among other things, that each shareholder that is a party to such voting agreements will:

        -- at the special meeting, or in any other circumstances upon which approval of the merger or the merger agreement is sought, vote (or cause to be voted) its shares of Sterling common stock and Sterling preferred stock in favor of the merger, the adoption of the merger agreement, the approval of its terms, and each of the other transactions contemplated by the merger agreement and against (1) any merger agreement or merger (other than the merger agreement and merger with Stratos), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Sterling or any of its subsidiaries or any other takeover proposal or (2) any amendment of Sterling's charter or bylaws or other proposal or transaction involving Sterling or any of its subsidiaries, which would in any manner impede, frustrate, prevent or nullify the merger, the merger agreement or any of the other transactions contemplated by the merger agreement or change in any manner the voting rights of any class of capital stock of Sterling;

        -- not, nor permit any affiliate, director, officer, employee or other representative to, directly or indirectly (1) solicit, initiate or knowingly encourage anyone to submit a takeover proposal (as defined above under "The Merger Agreement - Principal Covenants - No Solicitation") or (2) participate in any discussions or negotiations regarding, or furnish anyone with information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any takeover proposal;

        -- cooperate with Stratos to support and to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement;

        -- not (1) sell, transfer, pledge, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the transfer of its shares of Sterling common stock and Sterling preferred stock to any person or (2) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to its shares of Sterling common stock and Sterling preferred stock; and

        -- irrevocably grant to, and appoint any individual or individuals who shall be designated by Stratos, its proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the shareholder, to vote, or cause to be voted, its shares of Sterling common stock and Sterling preferred stock, or grant a consent or approval in respect of its shares of Sterling common stock and Sterling preferred stock, at every annual, special or other meeting of the shareholders of Sterling, or pursuant to any consent in lieu of a meeting consistent with the voting provisions of the voting agreement.

Any successor, assignee or transferee of the shareholder's Sterling shares will be bound by the terms of the voting agreement.

       Each shareholder's obligations under the voting agreement will terminate upon the termination of the merger agreement in accordance with its terms.

STANDSTILL AGREEMENT

       Concurrently with the execution of the merger agreement, Stratos and CVC, Sterling's largest shareholder, entered into a standstill agreement. Pursuant to that agreement, CVC agreed that, following the merger for a five-year period commencing on July 2, 2003, it will not (and it will not assist or encourage others to), without the prior written consent of a majority of the Stratos disinterested directors (as defined below), (1) acquire or agree, offer, seek or propose to acquire, directly or indirectly, alone or in concert with any other person, by purchase or otherwise, any ownership (including beneficial ownership) of any assets, businesses or securities, or any rights or options to acquire such ownership, of Stratos or any its subsidiaries, subject to certain specified exceptions, (2) solicit proxies with respect to any matter from holders of any shares of Stratos capital stock or any securities convertible into or exchangeable for or exercisable (whether currently or upon the occurrence of any contingency) for the purchase of such capital stock, or make any communication exempted from the definition of solicitation under certain rules of the Securities Exchange Act of 1934, (3) enter into any arrangements or understandings with any other person with respect to any such acquisition of ownership or proxy solicitation, or (4) take any action inconsistent with any of the foregoing. For purposes of the standstill agreement, disinterested directors are those members of Stratos' board of directors following the completion of the merger who (x) were not directors or officers of Sterling prior to the completion of the merger (except as otherwise agreed to by Stratos in writing prior to the effective time of the merger), (y) are not affiliates of CVC and
(z) are disinterested with respect to the transactions contemplated by the merger agreement.

REGISTRATION RIGHTS AGREEMENT

       Concurrently with the execution of the merger agreement, Stratos and Sterling's principal shareholders, consisting of CVC and two trusts created by William N. Stout, a member of Sterling's board of directors, entered into a registration rights agreement. Pursuant to the registration rights agreement, during the period commencing on the first anniversary of the effective time of the merger and ending on the date that shares of Stratos common stock are not listed on any securities exchange (the "registration period"), CVC will have the right, subject to various conditions, on one occasion to require Stratos to register for sale under the Securities Act the shares of Stratos common stock CVC acquires in the merger and any Stratos securities subsequently issued or issuable with respect to such shares of Stratos common stock in connection with a distribution, stock dividend, stock split, conversion, combination of shares, recapitalization, merger, consolidation or other reorganization.

       The registration rights agreement also provides that the two Stout trusts will have the right, subject to various conditions, to request inclusion of the shares of Stratos common stock that they will receive in the merger in that registration. In addition, Stratos may include in the registration requested by CVC other securities for sale for its own account or for the account of any other person, subject to certain restrictions if marketing factors limit the number of shares to be included in such registration. Under the registration rights agreement, Stratos is not obligated to register any securities on a "shelf" registration statement pursuant to Rule 415 under the Securities Act (or any successor provisions of the Securities Act) or otherwise to register securities on a continuous or delayed basis.

       The registration rights agreement also provides that, during the registration period and subject to various conditions, whenever Stratos proposes to register any of its securities under the Securities Act (other than pursuant to a demand registration at CVC's request), CVC and the Stout trusts are entitled to request the inclusion of their shares of Stratos common stock acquired in the merger in any registration statement at Stratos' expense.

                               REGULATORY MATTERS

       In order to consummate the merger, the parties must comply with applicable federal and state securities and corporate laws.

                                  CHAPTER TWO

                PRO FORMA FINANCIAL DATA RELATING TO THE MERGER

                    STRATOS AND STERLING UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

       The Unaudited Pro Forma Condensed Consolidated Statement of Operations combines the historical consolidated statements of operations of Stratos and Sterling, giving effect to the merger as if it had occurred on May 1, 2002. The Unaudited Pro Forma Condensed Consolidated Balance Sheet combines the historical consolidated balance sheets of Stratos and Sterling, giving effect to the merger as if it had been completed on April 30, 2003. We have adjusted the historical consolidated financial information to give effect to pro forma events that are
(1) directly attributable to the merger, (2) factually supportable and, (3) with respect to the statements of income, expected to have a continuing impact on the combined results. You should read this information in conjunction with the:

        -- accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements;

        -- separate historical financial statements of Stratos as of and for the year ended April 30, 2003 included in Stratos' Annual Report on Form 10-K for the year ended April 30, 2003, which is incorporated by reference into this document;

        -- separate historical unaudited financial statements of Sterling as of and for the four months ended April 30, 2003 included in this document; and

        -- separate historical financial statements of Sterling as of and for the year ended December 31, 2002 included in this document.

       We present the unaudited pro forma condensed consolidated financial information for informational purposes only. The unaudited pro forma information is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the merger at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the combined company.

       We prepared the unaudited pro forma condensed consolidated financial information using the purchase method of accounting with Stratos treated as the acquirer. As described in Note 3, "Allocation of Purchase Price," Stratos' cost to acquire Sterling will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED APRIL 30, 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)

                                                   ---------------------------------------------------------
                                                    STRATOS     STERLING     MERGER                PRO FORMA
                                                   LIGHTWAVE,   HOLDING     PRO FORMA              COMBINED
                                                      INC.      COMPANY    ADJUSTMENTS   NOTES      COMPANY
                                                   ----------   --------   -----------   -----     ---------
REVENUE
  Net sales                                        $  37,236    $38,705                            $  75,941
  License fees and royalties                          14,398         --                               14,398
                                                   ---------    -------      -------               ---------
                                                      51,634     38,705                               90,339
COST AND EXPENSES
  Costs of sales                                      63,114     23,912          363     3, 4(d)      87,389
  Research and development                            40,208        936          (31)       4(e)      41,113
  Sales and marketing                                  7,063      4,658                               11,721
  General and administrative                          45,675      4,871        1,331     3, 4(f)      51,652
                                                                                (225)       4(g)
                                                   ---------    -------      -------               ---------
    TOTAL COST AND EXPENSES                          156,060     34,377        1,438                 191,875
                                                   ---------    -------      -------               ---------
Income (loss) from operations                       (104,426)     4,328       (1,438)               (101,536)
Investment income, net                                 1,117         --                                1,117
                                                   ---------    -------      -------               ---------
Income (loss) before income taxes                   (103,309)     4,328       (1,438)               (100,419)
Income taxes (benefit)                                    --      1,979       (1,979)       4(h)          --
                                                   ---------    -------      -------               ---------
Income (loss) before cumulative effect of a
  change in accounting principle                    (103,309)   $ 2,349      $   541                (100,419)
                                                                -------      -------
Deduct Series B Preferred dividend requirement            --                                            (350)
                                                   ---------                                       ---------
Loss before cumulative effect of a change in
  accounting principle available to common shares  $(103,309)                                      $(100,769)
                                                   ---------                                       ---------
Net loss per share available to common shares,
  basic and diluted:
Before cumulative effect of a change in
  accounting principle                             $  (14.12)                                      $   (7.52)
                                                   ---------                                       ---------
Weighted average number of common shares
  outstanding:
    Basic                                              7,317                   6,082                  13,399
    Diluted                                            7,317                   6,082                  13,399

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF APRIL 30, 2003
                                 (IN THOUSANDS)

                                                           STRATOS                      MERGER              PRO FORMA
                                                          LIGHTWAVE,   STERLING AND    PRO FORMA            COMBINED
                                                             INC.      SUBSIDIARIES   ADJUSTMENTS   NOTES    COMPANY
                                                          ----------   ------------   -----------   -----   ---------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                               $  43,649      $ 8,466       $ (7,735)      (1)   $  44,380
  Short-term investments                                     17,879           --                               17,879
  Accounts Receivable, less allowance                         7,701        4,625                               12,326
  Inventories:
    Finished products                                           864        2,351                                3,215
    Work in process                                             797          515                                1,312
    Materials                                                 6,133        6,145                               12,278
                                                          ---------      -------       --------             ---------
                                                              7,794        9,011                               16,805
Recoverable income taxes                                      2,391           --                                2,391
Deferred income taxes                                            --        3,149           (103)      (1)       1,623
                                                                                         (1,423)      (3)
Prepaid expenses                                              2,083          677                                2,760
                                                          ---------      -------       --------             ---------
    TOTAL CURRENT ASSETS                                     81,497       25,928         (9,261)               98,164
OTHER ASSETS
  Goodwill, less accumulated amortization                        --           --          7,841       (3)       7,841
  Other intangibles                                           6,942          267         19,133       (3)      26,342
  Assets held for sale                                        3,484           --                                3,484
  Deferred income taxes                                       6,437           --                                6,437
  Net investment in equity investee                              --        1,410         (1,410)      (1)          --
                                                          ---------      -------       --------             ---------
                                                             16,863        1,677         25,564                44,104
  Property, plant and equipment                              93,667       17,157          1,814       (3)     102,245
                                                                                         (6,982)      (1)
                                                                                         (3,411)     (4b)
  Less allowances for depreciation                          (67,415)      (4,065)           654       (1)     (67,415)
                                                                                          3,411      (4b)
                                                          ---------      -------       --------             ---------
                                                             26,252       13,092         (4,514)               34,830
                                                          ---------      -------       --------             ---------
    TOTAL ASSETS                                          $ 124,612      $40,697       $ 11,789             $ 177,098
                                                          =========      =======       ========             =========
LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
  Accounts payable                                        $   5,063      $ 1,808       $                    $   6,871
  Current portion of long-term debt                           6,331           --                                6,331
  Other current liabilities                                   5,006        2,826          2,300       (2)      10,132
                                                          ---------      -------       --------             ---------
    TOTAL CURRENT LIABILITIES                                16,400        4,634          2,300                23,334
Long-term debt                                                  298           --                                  298
Deferred income taxes                                         6,519        1,623            (57)      (1)       8,085
Minority interest                                               350           --                                  350
SHAREHOLDER'S EQUITY
  Preferred Stock                                                --          254           (254)     (4a)           1
                                                                                              1       (2)
  Common Stock                                                   74           20            (20)     (4a)         135
                                                                                             61       (2)
  Additional paid-in capital                                284,254        1,389         43,924       (2)     328,178
                                                                                         (1,389)     (4a)
  Retained earnings (deficit)                              (183,406)      33,842        (17,258)     (4a)    (183,406)
                                                                                         (1,065)     (4c)
                                                                                        (15,519)      (1)
  Treasury stock                                                (31)          --                                  (31)
  Stockholders' notes receivable                                 --       (1,065)         1,065      (4c)          --
  Foreign currency translation adjustment                       154           --                                  154
                                                          ---------      -------       --------             ---------
    TOTAL SHAREHOLDERS' EQUITY                              101,045       34,440          9,546               145,031
                                                          ---------      -------       --------             ---------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $ 124,612      $40,697       $ 11,789             $ 177,098
                                                          =========      =======       ========             =========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1.  DIVIDEND DISTRIBUTION

       Per the provisions of the Agreement and Plan of Merger dated as of July 2, 2003, as amended as of August 19, 2003, the parties have agreed that certain net assets of Sterling will be distributed as a dividend to the shareholders of Sterling prior to the effective date of the merger. The amount of cash to be distributed through this dividend will be affected by the operations of Sterling from May 1, 2003 to the date of closing of the transaction, capital expenditures, the cost of the relocation to Mesa, Arizona, taxes and certain discretionary payments, including the payments of bonuses, and may vary from the amount estimated as of April 30, 2003 for the purpose of these pro forma financial statements.

       The amount of cash distribution is estimated as of April 30, 2003 as follows:

Sterling current assets                                        $ 25,928
  Less: Deferred income taxes                                    (3,149)
        Current liabilities                                      (4,634)
  Other contractual adjustments                                      90
                                                               --------
                                                                 18,235
Base working capital as defined                                 (10,500)
                                                               --------
Excess cash to be distributed                                  $  7,735
                                                               ========

       The net assets to be distributed are estimated as of April 30, 2003 as follows:

Cash                                                           $ 7,735
Deferred income tax assets                                         103
Property, plant and equipment                                    6,982
Allowance for depreciation                                        (654)
Deferred income tax liabilities                                    (57)
Net investment in equity investee                                1,410
                                                               -------
                                                               $15,519
                                                               =======

2.  ESTIMATED PURCHASE CONSIDERATION

       The estimated total purchase consideration used in the pro forma balance sheet is as follows:

6,082,000 shares of Stratos common stock, par value $0.01
  per share, at $6.41 a share, based on Stratos' closing
  market price on August 1, 2003                               $38,986
50,000 shares of Stratos Series B preferred stock, par value
  $0.01 per share, based on preliminary valuation of fair
  value                                                          5,000
Estimated transaction costs, consisting of $1,250 of
  investment banking fees and $1,050 of other professional
  fees                                                           2,300
                                                               -------
                                                       TOTAL   $46,286
                                                               =======

3.  ALLOCATION OF PURCHASE PRICE

       The estimated purchase consideration was allocated to tangible and intangible assets based upon a preliminary estimate of fair value determined by Stratos and independent valuation specialists. The final purchase accounting adjustments could include additional adjustments to the fair value of the assets and liabilities acquired from Sterling. Based upon these preliminary estimates, the purchase consideration was allocated as follows:

Net assets of Sterling at April 30, 2003                              $ 34,440
  Less dividend distribution (see Note 1)                              (15,519)
                                                                      --------
  Adjusted net assets of Sterling at April 30, 2003                     18,921
  Intangible assets                                                     19,133
  Fixed assets                                                           1,814
  Deferred income tax valuation allowance                               (1,423)
  Goodwill                                                               7,841
                                                                      --------
                                                              TOTAL   $ 46,286
                                                                      --------

Deferred taxes have not been provided for the amortization of the intangible assets due to the existence of significant net operating loss carryforwards and offsetting valuation allowances of the acquirer.

4.  OTHER PRO FORMA ADJUSTMENTS

       (a) Eliminate Sterling equity in consolidation.

       (b) Eliminate Sterling allowances for depreciation.

       (c) Forgiveness of Stockholders' Notes Receivable.

       (d) Depreciation, based upon an estimated remaining useful life of five years, of the amount of the purchase price allocated to fixed assets.

       (e) Reversal of expenses related to assets included in the dividend distribution.

       (f) Amortization of the amount of the purchase price allocated to intangible assets. The estimated remaining useful lives assigned to intangible assets, were determined by Stratos and independent valuation specialists.

       (g) Reversal of Sterling's equity in the losses of its equity investee, which investment will be included in the net assets distributed (see
           Note 1).

       (h) Elimination of income tax expense to reflect the offset of the loss of Stratos against the income of Sterling.

5.  RECLASSIFICATIONS

       Certain amounts in the Sterling financial statements have been reclassified to conform to the Stratos presentation.

                                 CHAPTER THREE

                     ELECTION OF STRATOS BOARD OF DIRECTORS

                              GENERAL INFORMATION

DIRECTORS AND DIRECTOR NOMINEES

       The Stratos board of directors is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires.

       The term for two Stratos directors will expire at the 2003 annual meeting. Both directors elected at the 2003 annual meeting will hold office for a three-year term expiring at the 2006 annual meeting (or until either director's successor is elected and qualified, or until either director's earlier death, resignation or removal). Both nominees currently serve as Stratos directors.

NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2006

       DIRECTORS AND NOMINEES          AGE                       PRINCIPAL OCCUPATION
       ----------------------          ---                       --------------------
Brian J. Jackman                       62    Mr. Jackman has been a director of Stratos since June 2000.
                                             Mr. Jackman is a member of the Stratos compensation
                                             committee and audit committee. Mr. Jackman served as
                                             President of Global Systems and Technologies of Tellabs,
                                             Inc. from 1998 and Executive Vice President of Tellabs from
                                             1990, until his retirement in September 2001. Mr. Jackman
                                             also served as a director of Tellabs, Inc. from 1993 until
                                             April 2002. From 1993 to 1998, Mr. Jackman served as
                                             President of Tellabs Operations, Inc. Mr. Jackman is also a director of PCTEL, Inc. and Opentext Incorporated.

James W. McGinley                      48    Mr. McGinley has served as a director of Stratos since April
                                             2000. Mr. McGinley has been President and Chief Executive
                                             Officer of Stratos since Stratos' inception. Mr. McGinley
                                             was President of Methode Electronics, Inc. from August 1998 through June 2000, and has been a director of Methode
                                             Electronics since 1993. Mr. McGinley served as President of
                                             Methode Electronics' Optical Interconnect Products Division
                                             from January 1995 through July 1998.

       THE STRATOS BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF THESE NOMINEES.

       The Stratos directors listed below are not up for election at the annual meeting. It is anticipated that following the effective time of the merger, Michael P. Galvin will no longer serve on the Stratos board of directors. The other directors listed below will continue in office for the remainder of their terms in accordance with the Stratos by-laws.

DIRECTORS WHOSE TERMS EXPIRE IN 2004

              DIRECTORS                AGE                       PRINCIPAL OCCUPATION
              ---------                ---                       --------------------
Michael P. Galvin                      51    Mr. Galvin has served as a director of Stratos since June
                                             2000. Mr. Galvin is a member of the Stratos compensation
                                             committee. Mr. Galvin has been President of Galvin
                                             Enterprises, Inc. since 1992. Galvin Enterprises manages a venture capital portfolio of investments. From 1989 to 1992,
                                             Mr. Galvin served as Assistant Secretary of Commerce for
                                             Export Administration under the Bush Administration. From
                                             1978 to 1989, Mr. Galvin was an attorney at the law firm of
                                             Winston & Strawn, where he was elected a corporate finance transactions partner.

              DIRECTORS                AGE                       PRINCIPAL OCCUPATION
              ---------                ---                       --------------------
Charles Daniel Nelsen                  40    Mr. Nelsen has served as a director of Stratos since June
                                             2000. Mr. Nelsen is a member of the Stratos audit committee.
                                             Mr. Nelsen has been Director of Global Supply Chain Strategy for Motorola Inc.'s Global Telecom Solutions Sector - GTSS
                                             since 2000. From 1998 to 2000, Mr. Nelsen served as Senior
                                             Manager, Supply Chain of A.T. Kearney, an international
                                             consulting firm. From 1994 to 1998, Mr. Nelsen held the
                                             positions of Managing Associate, Senior Associate and
                                             Associate at Coopers & Lybrand Consulting.

DIRECTOR WHOSE TERM EXPIRES IN 2005

              DIRECTOR                 AGE                       PRINCIPAL OCCUPATION
              --------                 ---                       --------------------
Edward J. O'Connell                    51    Mr. O'Connell has served as a director of Stratos since June
                                             2000. Mr. O'Connell is a member of the Stratos compensation committee and audit committee. Mr. O'Connell has been Chief
                                             Financial Officer of Gardner, Carton & Douglas, a provider of professional legal services, since 2000. From 1999 to
                                             2000, Mr. O'Connell served as Chief Financial Officer of Hey
                                             Company, LLC, a company involved with e-commerce. From 1998 to 1999, Mr. O'Connell served as the Senior Vice President of Finance and Administration, Chief Financial Officer and
                                             Secretary of ebix.com, a software, consulting services and
                                             e-commerce company. From 1995 to 1998, Mr. O'Connell served as Chief Operating Officer and Chief Financial Officer for
                                             Keck, Mahin & Cate, a provider of legal professional
                                             services.

BOARD MEETINGS AND COMMITTEES

       During Stratos' 2003 fiscal year, the Stratos board of directors held ten meetings. During that period, the Stratos audit committee held seven meetings and the Stratos compensation committee held six meetings. Attendance at board and committee meetings was at least 75% for each director. Stratos does not have a standing nominating committee.

       The members of the audit committee are Messrs. Jackman, Nelsen and O'Connell. The audit committee recommends the appointment of Stratos' independent auditors, reviews Stratos' internal accounting procedures and financial statements and consults with and reviews the services provided by Stratos' independent auditors, including the results and scope of their audit. The Stratos board of directors and the audit committee believe the composition of the audit committee satisfies the standards of the National Association of Securities Dealers ("NASD"), including the requirement that the members of the audit committee be "independent" within the meaning of the NASD's listing standards. The audit committee has adopted a written charter. For additional information about the audit committee, see "Audit Committee Report" below.

       The members of the compensation committee are Messrs. Galvin, Jackman and O'Connell. The compensation committee reviews and recommends to the Stratos board of directors the compensation and benefits of all Stratos executive officers and establishes and reviews general policies relating to compensation and employee benefits. For additional information about the compensation committee, see "Report of the Compensation Committee on Executive Compensation" below.

COMPENSATION OF DIRECTORS

       Non-employee directors receive an annual retainer of $18,000, plus an attendance fee of $1,000 for each meeting of the Stratos board of directors at which they are present. Committee chairs receive an additional annual retainer of $3,000 and committee members receive an additional $500 for each committee meeting attended. Stratos also reimburses directors for their reasonable expenses incurred in attending meetings. Non-employee directors are also eligible to receive stock options. However, the non-employee directors have not been granted stock options since 2001. Directors who are employees of Stratos do not receive any compensation for their services as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Stratos compensation committee during the 2003 fiscal year was composed of Messrs. Galvin, Jackman and O'Connell. No interlocking relationships exist between any member of the Stratos compensation committee and any member of any other company's board of directors or compensation committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Stratos executive officers and directors to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed.

     Based solely on a review of forms furnished to Stratos and written representations from Stratos executive officers and directors, Stratos believes that its executive officers and directors complied with all applicable filing requirements.

                       OWNERSHIP OF STRATOS COMMON STOCK

SECURITY OWNERSHIP OF FIVE PERCENT BENEFICIAL OWNERS

     The following table sets forth all persons known to Stratos to be the beneficial owner of more than five percent of the outstanding shares of Stratos common stock as of July 22, 2003.

                                                     NUMBER OF SHARES AND NATURE
       NAME AND ADDRESS OF BENEFICIAL OWNER            OF BENEFICIAL OWNERSHIP     PERCENT OF CLASS
  State of Wisconsin Investment Board(1)                      1,059,999                  14.4%
     P.O. Box 7842
     Madison, Wisconsin 53707
  Amaranth L.L.C.(2)                                            728,556                   9.9%
     One American Lane
     Greenwich, Connecticut 06831
  Private Capital Management, L.P.(3)                           567,371                   7.7%
     8889 Pelican Bay Boulevard
     Naples, Florida 34108

---------------

(1) Based solely on a Schedule 13G filed with the SEC on February 13, 2003. The State of Wisconsin Investment Board, in its capacity as a public pension fund, has sole voting and dispositive power with respect to the 1,059,999 shares of Stratos common stock.

(2) Based solely on a Schedule 13G filed with the SEC on July 8, 2003. Amaranth L.L.C. ("Amaranth") shares voting and dispositive power of the 728,556 shares of Stratos common stock. Nicholas M. Maounis is the controlling person of Amaranth Advisors L.L.C., the managing member of Amaranth, and is therefore deemed to share beneficial ownership of the shares of Stratos common stock beneficially owned by Amaranth by virtue of his power to direct the vote and/or direct the disposition of the shares of Stratos common stock owned by Amaranth.

(3) Based solely on Amendment No. 2 to a Schedule 13G filed with the SEC on February 14, 2003. According to the Amendment, Private Capital Management is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Bruce S. Sherman, as Chief Executive Officer, and Gregg J. Powers, as President, exercise shared voting and dispositive power with respect to the shares of Stratos common stock held by Private Capital Management's clients and managed by it. Messrs. Sherman and Powers disclaim beneficial ownership of the 567,371 shares held by Private Capital Management's clients and disclaim the existence of a group. Mr. Sherman has sole voting and dispositive power with respect to an additional 30,420 shares of Stratos common stock and shared voting and dispositive power with respect to an additional 2,000 shares of Stratos common stock.

OWNERSHIP OF STRATOS COMMON STOCK BY STRATOS DIRECTORS AND EXECUTIVE OFFICERS

       The following table sets forth the number of shares of Stratos common stock beneficially owned as of August 15, 2003 by each of Stratos' directors and executive officers, and by all directors and executive officers as a group. Except as otherwise noted, the individual director or executive officer or his or her family members had sole voting and investment power with respect to such securities.

                                                              NUMBER OF SHARES AND
                                                              NATURE OF BENEFICIAL   PERCENT OF
                  NAME OF BENEFICIAL OWNER                         OWNERSHIP            CLASS
  Richard C.E. Durrant                                               16,144(1)             *
  Michael P. Galvin                                                   4,031(2)             *
  Brian J. Jackman                                                    3,031(3)             *
  James W. McGinley                                                 280,610(4)           3.8%
  Charles Daniel Nelsen                                               2,916(5)             *
  Edward J. O'Connell                                                 2,611(6)             *
  Robert M. Scharf                                                   15,720(7)             *
  David A. Slack                                                     23,118(8)             *
  All Directors and Executive Officers as a Group (8
     individuals)                                                   348,201(9)           4.7%

---------------

 * Percentage represents less than 1% of the total shares of Stratos common stock outstanding as of August 15, 2003.

(1) Includes 6,144 shares subject to options exercisable within sixty days and 10,000 shares of restricted stock.

(2) Includes 1,500 shares held by the Michael P. Galvin 1994 Trust and 2,531 shares subject to options exercisable within sixty days.

(3) Includes 2,531 shares subject to options exercisable within sixty days.

(4) Includes 1,854 shares held in the Stratos 401(k) Savings Plan, 121 shares held by his wife, 1,511 shares held as co-trustee under The Jane R. McGinley Trust dated 9/18/01, 154,474 shares held as special fiduciary and beneficiary under The William J. McGinley Trust No. 2, 100,000 shares subject to options exercisable within sixty days and 18,000 shares of restricted stock.

(5) Includes 385 shares held in an individual retirement account and 2,531 shares subject to options exercisable within sixty days.

(6) Includes 50 shares held jointly with his wife, 30 shares held in an individual retirement account and 2,531 shares subject to options exercisable within sixty days.

(7) Includes 5,720 shares subject to options exercisable within sixty days and 10,000 shares of restricted stock.

(8) Includes 2,326 shares held in an individual retirement account, 495 shares held jointly with his wife, 100 shares held by his wife, 10,197 shares subject to options exercisable within sixty days and 10,000 shares of restricted stock.

(9) Includes 132,185 shares subject to options exercisable within sixty days, 4,595 shares held in retirement plans, 1,500 shares held in trust, 545 shares held jointly, 221 shares held by a spouse and 48,000 shares of restricted stock.

                             AUDIT COMMITTEE REPORT

       The Stratos audit committee oversees Stratos' financial reporting process on behalf of the Stratos board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Stratos Annual Report on Form 10-K for the fiscal year ended April 30, 2003 with management, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

       The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Stratos' accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the audit committee discussed with the independent auditors the auditors' independence from management and Stratos, including the matters in the written disclosures required by the Independence Standards Board, including Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors' independence.

       The audit committee discussed with Stratos' independent auditors the overall scope and plans for its audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of its examination, its evaluation of Stratos' internal controls, and the overall quality of Stratos' financial reporting.

       In reliance on the reviews and discussions referred to above, the audit committee recommended to the Stratos board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended April 30, 2003 for filing with the SEC. The audit committee and the board of directors also have recommended the selection of Stratos' independent auditors.

                                         AUDIT COMMITTEE
                                         Edward J. O'Connell, Chairman
                                         Brian J. Jackman
                                         Charles Daniel Nelsen

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       The following table sets forth compensation information for Stratos' chief executive officer and three other executive officers (the "Named Officers").

                                                            ANNUAL
                                                         COMPENSATION            LONG TERM COMPENSATION
                                                                                   AWARDS              PAYOUTS
                                                                           RESTRICTED   SECURITIES      LTIP       ALL OTHER
                                             FISCAL   SALARY     BONUS       STOCK      UNDERLYING     PAYOUTS      COMPEN-
             NAME AND POSITION                YEAR    ($)(1)      ($)      AWARDS(2)     OPTIONS       ($)(4)    SATION ($)(5)
James W. McGinley                             2003    223,575        --      18,000      160,000(3)    367,392       5,100
President and Chief                           2002    218,400        --          --       69,765       258,362       5,100
Executive Officer                             2001    215,775   301,988          --      172,944       76,612        5,100

David A. Slack                                2003    152,404        --      10,000       20,395(3)    77,645        4,491
Executive Vice President,                     2002    137,550    30,000          --        5,909       55,145        5,100
Finance and Chief Financial Officer           2001    137,544   110,291          --       12,487           --        5,100

Richard C.E. Durrant                          2003    156,995    23,661      10,000       12,289(3)        --           --
Executive Vice President,
Passive Subsystems*

Robert M. Scharf                              2003    150,257        --      10,000       11,441(3)        --        3,633
Executive Vice President,
Active Subsystems *

---------------

*   Elected as an executive officer in September 2002.

(1) Includes a cash car allowance of $4,950 in 2003 and $3,900 for each of 2002 and 2001 for Mr. McGinley, $4,000 each for Messrs. Slack and Scharf in 2003 and $6,760 for Mr. Durrant in 2003.

(2) These shares of restricted stock were awarded pursuant to the Stratos 2000 Stock Plan. Of the 18,000 shares of restricted stock granted to Mr. McGinley, 15,000 shares vest on September 20, 2004 and 3,000 shares vest on December 13, 2004. The restricted stock awards to Messrs. Slack, Durrant and Scharf vest on September 20, 2004.

(3) These stock options were issued pursuant to the Stratos option exchange program. See "- Option Grants in Fiscal Year 2003" and "- Option Exchange Program" below for additional details.

(4) All LTIP payments in 2003 and a portion of the LTIP payouts in 2002 represent amounts paid pursuant to the Stratos Longevity Contingent Bonus Plan. The Stratos Longevity Contingent Bonus Plan is designed to reward continued service to Stratos. This plan awards officers and key management personnel a matching bonus equal to the amount of the current quarterly bonus. This matching bonus is earned and payable over two years, provided the participant is still employed by Stratos and performance has been satisfactory. If employment is terminated during the two-year period for any reason other than death, disability or retirement, or if employment performance is not satisfactory, the matching bonus is forfeited. A portion of the LTIP payouts in 2002 and all LTIP payouts in 2001 represent amounts paid pursuant to the Methode Electronics, Inc. Longevity Contingent Bonus Program. Stratos assumed the obligation to make these payments in connection with its separation from Methode Electronics in May 2000.

(5) Represents amounts contributed by Stratos on behalf of the Named Officer to the Stratos 401(k) Savings Plan.

OPTION GRANTS IN FISCAL YEAR 2003

     The following table sets forth information on grants of options to purchase Stratos common stock during the 2003 fiscal year to the Named Officers.

                                                                                       GRANT DATE
                                      INDIVIDUAL GRANTS IN FISCAL YEAR 2003              VALUE
                                               % OF TOTAL
                               NUMBER OF        OPTIONS
                              SECURITIES       GRANTED TO
                              UNDERLYING       EMPLOYEES     EXERCISE                  GRANT DATE
                                OPTIONS        IN FISCAL       PRICE     EXPIRATION     PRESENT
            NAME              GRANTED (#)       YEAR (1)     ($/SH)(2)      DATE      VALUE ($)(3)
James W. McGinley               160,000(4)        28.7%        2.63        2/7/13       395,200
David A. Slack                   20,395(4)         3.7%        2.63        2/7/13        50,376
Richard C.E. Durrant             12,289(4)         2.2%        2.63        2/7/13        30,354
Robert M. Scharf                 11,441(4)         2.1%        2.63        2/7/13        28,259

---------------

(1)   Based on 557,905 options granted to all employees.

(2)   The closing price for Stratos common stock on the date of grant.

(3) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model include the following: an option term of 7 years; interest rate of 5.0%, representing the interest rates on U.S. Treasury securities on the date of grant with maturity dates corresponding to the vesting of the options; and volatility of 124.8%. There have been no reductions to reflect the probability of forfeiture due to termination prior to vesting, or to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. The ultimate values of the options will depend on the future market price of Stratos common stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of Stratos common stock over the exercise price on the date the option is exercised.

(4) These non-qualified stock options were issued pursuant to the Stratos option exchange program. Each of these options was vested and exercisable on the grant date as to 1/4(th) of the shares. As to the remaining shares, 1/6(th) of these shares vest each three-month period after the grant date, so that it will be fully vested and exercisable within 18 months. On death, disability or retirement under specified conditions, these options become fully vested. See "- Option Exchange Program" below for additional details.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2003 AND FISCAL YEAR-END OPTION
VALUES

       The following table sets forth for each of the Named Officers the shares acquired and the value realized on each exercise of stock options during the fiscal year ended April 30, 2003 and the number and value of securities underlying unexercised options held by the Named Officers at April 30, 2003.

----------------------------------------------------------------------------------------------------------------
                                 SHARES
                                ACQUIRED                 NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                   ON       VALUE       UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                EXERCISE   REALIZED       OPTIONS AT 4/30/03              AT 4/30/03($)(1)
             NAME                 (#)        ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------
 James W. McGinley                 0          0         52,500         147,500        69,200         207,600
----------------------------------------------------------------------------------------------------------------
 David A. Slack                    0          0          5,099          15,296         8,821          26,462
----------------------------------------------------------------------------------------------------------------
 Richard C.E. Durrant              0          0          3,072           9,217         5,315          15,945
----------------------------------------------------------------------------------------------------------------
 Robert M. Scharf                  0          0          2,860           8,581         4,948          14,845
----------------------------------------------------------------------------------------------------------------

---------------

(1) Based upon a closing sale price per share of Stratos common stock of $4.36 on April 30, 2003.

OPTION EXCHANGE PROGRAM

       In July 2002, Stratos implemented a voluntary stock option exchange program to address the increasing inability of existing options to serve as a meaningful incentive for employees. Under the program, other than James W. McGinley, the Stratos CEO, each employee who held outstanding options to purchase shares of Stratos common stock was given the opportunity to exchange those options for a new option for the same number of shares that would be granted at least six months and one day after the completion of the option exchange program. Mr. McGinley was able to exchange only a portion of his eligible options due to limitations included in the Stratos 2000 Stock Plan.

       On August 5, 2002, Stratos accepted for exchange and cancellation options to purchase an aggregate of 617,515 shares of Stratos common stock. On February 7, 2003, Stratos granted new options to purchase an aggregate of 545,993 shares of Stratos common stock to replace the options that had been tendered and cancelled under the option exchange program. The exercise price per share for the new options was $2.63, the last reported trading price of the Stratos common stock on the grant date.

       Each new option granted under the option exchange program was vested and exercisable on the new grant date as to 1/4(th) of the shares subject to the new option. Each new option granted in exchange for a new hire grant made on or after January 1, 2002 vests as to 1/14(th) of the remaining shares subject to the new option each three-month period after the new grant date so that it will be fully vested and exercisable within 42 months. All other new options shall vest as to 1/6(th) of the remaining shares subject to the new option each three-month period after the new grant date, so that they will be fully vested and exercisable within 18 months.

       In connection with the option exchange program and due to certain limitations in the 2000 Stock Plan, Mr. McGinley agreed voluntarily to cancel options to purchase 42,708 shares of Stratos common stock on June 30, 2002.

       The table below provides certain information concerning our Named Officers who tendered eligible options in the option exchange program and the options that were cancelled pursuant to that program. Except for this option exchange program, Stratos has not implemented any other option repricing or option cancellation/regrant programs.

                           TEN YEAR OPTION REPRICINGS

                                                  NUMBER OF      MARKET PRICE OF                                      LENGTH OF
                                                 SECURITIES          STRATOS                                           ORIGINAL
                                                 UNDERLYING       COMMON STOCK     EXERCISE PRICE                    OPTION TERM
                                               OPTIONS AT TIME     AT TIME OF        AT TIME OF     EXERCISE PRICE   REMAINING AT
                                  DATE OF      OF CANCELLATION    CANCELLATION      CANCELLATION    OF REPLACEMENT     DATE OF
NAME                            CANCELLATION         (#)               ($)             ($)(1)        OPTIONS ($)     CANCELLATION
----                            ------------   ---------------   ---------------   --------------   --------------   ------------
James W. McGinley                  8/5/02          154,000            7.60             210.00            2.63         7.8 years
President and Chief                8/5/02            6,000            7.60             106.90            2.63         8.6 years
Executive Officer

David A. Slack                     8/5/02           10,000            7.60             210.00            2.63         7.8 years
Executive Vice                     8/5/02            2,486            7.60             106.90            2.63         8.6 years
President and Chief                8/5/02            5,909            7.60              52.00            2.63         9.4 years
Financial Officer                  8/5/02            2,000            7.60              17.00            2.63         9.9 years

Richard C.E. Durrant               8/5/02            3,200            7.60             210.00            2.63         7.8 years
Executive Vice President,          8/5/02            1,604            7.60             106.90            2.63         8.6 years
Passive Subsystems                 8/5/02              199            7.60             163.60            2.63         8.7 years
                                   8/5/02            2,286            7.60              52.00            2.63         9.4 years
                                   8/5/02            5,000            7.60              17.00            2.63         9.9 years

Robert M. Scharf                   8/5/02            5,000            7.60             210.00            2.63         7.8 years
Executive Vice President,          8/5/02            1,884            7.60             106.90            2.63         8.6 years
Active Subsystems                  8/5/02            4,557            7.60              52.00            2.63         9.4 years

---------------

(1) Pursuant to the terms of the option exchange program, all options granted within six months of the offer date had to be cancelled and exchanged for new options.

LONG-TERM INCENTIVE PLAN AWARDS TABLE

       Stratos did not make any long-term incentive plan awards to the Named Officers under the Stratos Longevity Contingent Bonus Plan during the 2003 fiscal year.

EQUITY COMPENSATION PLANS

       The following table sets forth, for each Stratos equity compensation plan, the number of outstanding options and the number of shares remaining available for issuance as of the end of the 2003 fiscal year.

                                                                                NUMBER OF SECURITIES
                                                                               REMAINING AVAILABLE FOR
                                                                                FUTURE ISSUANCE UNDER
                                                                                 EQUITY COMPENSATION
                               NUMBER OF SECURITIES TO    WEIGHTED-AVERAGE        PLANS (EXCLUDING
                               BE ISSUED UPON EXERCISE    EXERCISE PRICE OF    SECURITIES REFLECTED IN
        PLAN CATEGORY          OF OUTSTANDING OPTIONS    OUTSTANDING OPTIONS        FIRST COLUMN)
Equity compensation plans              660,585                 $13.81                  239,415
approved by security holders
(1)
Equity compensation plans not           74,639                 $ 4.69                   40,361
approved by security holders
(2)
Total                                  735,224                 $12.88                  279,776

---------------

(1) Stratos' only equity compensation plan approved by security holders is the Stratos 2000 Stock Plan. The 2000 Stock Plan permits Stratos to award stock options, restricted stock and stock appreciation rights to present and future directors, officers and employees of Stratos and its subsidiaries. The maximum number of shares for which awards may be issued under the 2000 Stock Plan is 900,000 shares, and the number of shares for which restricted stock awards may be issued under the 2000 Stock Plan may not exceed 187,500 shares.

(2) Stratos' only equity compensation plan not approved by the security holders is the Stratos Lightwave, Inc. 2002 Stock Plan for Acquired Companies. The 2002 Stock Plan permits awards of stock options, restricted stock and stock appreciation rights to present and future directors, officers and employees of Stratos and its subsidiaries. The maximum number of shares for which awards may be issued under the 2002 Stock Plan is 115,000 shares, and the number of shares for which restricted stock awards may be issued under the 2002 Stock Plan may not exceed 10,000 shares.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

       2000 Stock Plan and 2002 Stock Plan. Both the 2000 Stock Plan and the 2002 Stock Plan provide that if in the year following a change of control a participant is terminated without cause or resigns for reasons relating to relocation or decreased responsibilities or compensation, all stock options would vest. In the event of an extraordinary transaction such as a merger, the committee of the Stratos board of directors administering the 2000 Stock Plan and the 2002 Stock Plan could provide a cash payment or substitute award to be delivered to participants in exchange for their outstanding options.

       Under both the 2000 Stock Plan and the 2002 Stock Plan, a "change of control" shall be deemed to have occurred if (1) any person (other than any subsidiary or any employee benefit plan of Stratos) is or becomes a beneficial owner, directly or indirectly, of Stratos shares representing 25% or more of the total voting power of Stratos' then outstanding stock; (2) a tender offer is made for the Stratos shares; or (3) individuals who were the Stratos board's nominees for election as directors immediately prior to a meeting of the Stratos shareholders involving a contest for the election of directors shall not constitute a majority of the Stratos board following the election.

       The closing of the merger with Sterling will constitute a change of control for purposes of the 2000 Stock Plan and the 2002 Stock Plan.

       Stratos Severance Plan. The Stratos Severance Plan provides for certain severance benefits to be paid to an eligible employee (generally salaried employees excluding executive officers) if, within 24 months following a change of control (as defined below), the eligible employee's employment is terminated
(1) involuntarily by Stratos other than for cause, death or disability or (2) voluntarily by the eligible employee for good reason. Severance benefits under the Stratos Severance Plan vary depending on whether the eligible employee is classified as a Class I Eligible Employee (vice presidents and general managers compensated on a salaried basis), Class II Eligible Employee (managers compensated on a salaried basis), or Class III Eligible Employee (all other salaried employees). The Stratos Severance Plan excludes from its participation James W. McGinley, David A. Slack, Robert M. Scharf and Richard C. E. Durrant, the four executives with Management Retention Agreements described below.

       The Severance Plan defines several events any one of which will constitute a "change of control." One event that constitutes a "change of control" is any merger or consolidation with Stratos unless after the merger or consolidation the holders of Stratos' voting stock immediately before the merger or consolidation own a specified percentage of the voting securities of the surviving entity or its parent immediately after such merger or consolidation.

       In July 2003, the portion of the definition of "change of control" regarding mergers and consolidations was amended to increase from 50% to 60% the amount of voting securities of the surviving entity or its parent that must be retained by the holders of Stratos' voting stock to avoid the merger or consolidation being a change of control. As a result of this amendment, the closing of the merger with Sterling will constitute a change of control for purposes of the Stratos Severance Plan. In addition, the Stratos Severance Plan was amended to clarify that an eligible employee will not be eligible for any severance benefits under the Stratos Severance Plan with respect to a change of control unless he or she was an employee of Stratos immediately prior to the change of control.

       Stratos Management Retention Agreements. In October 2002, Stratos entered into Management Retention Agreements with each of James W. McGinley, David A. Slack, Robert M. Scharf and Richard C. E. Durrant. Each Management Retention Agreement provides certain severance benefits if, within 36 months following a "change of control," the executive's employment with Stratos is terminated (1) involuntarily by Stratos other than for cause, death or disability, or (2) voluntarily by the executive for good reason.

       Similar to the Severance Plan, each Management Retention Agreement defines several events any one of which will constitute a "change of control." One event constituting a "change of control" is any merger or consolidation with Stratos unless after the merger or consolidation the holders of Stratos' voting stock immediately before the merger or consolidation own a specified percentage of the voting securities of the surviving entity or its parent immediately after such merger or consolidation. In July 2003, each Management Retention Agreement was amended to increase from 50% to 60% the amount of voting securities of the surviving entity or its parent that must be retained by the holders of Stratos' voting stock to avoid a merger or consolidation being a change of control. As a result of this amendment, the merger with Sterling will constitute a change of control under the Management Retention Agreements.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

       Stratos' executive compensation program is administered by the compensation committee of the Stratos board of directors. The compensation committee is composed of three non-employee directors, Messrs. Galvin, Jackman and O'Connell. The compensation committee has furnished the following report on executive compensation for the 2003 fiscal year.

COMPENSATION PHILOSOPHY

       The Stratos compensation program is designed to attract, retain, inspire and reward executive officers who contribute to the company's overall success. The compensation program also seeks to motivate executives to achieve Stratos' goals and to align the interests of management with the long-term interests of Stratos' shareholders.

COMPENSATION COMPONENTS

       The compensation package for executive officers consists of base salary, bonuses, long-term incentives and participation in benefit plans generally available to other employees. In setting total compensation, the compensation committee considers individual and company performance, as well as market information regarding compensation paid by other companies in the industry in which Stratos operates.

       Base Salary. Stratos' executive officers' base salaries are determined based on individual and company performance and salaries for comparable positions in the industry in which Stratos operates. Salaries are reviewed annually by the compensation committee.

       Quarterly Bonuses. Historically, a significant portion of each executive officer's potential annual compensation is a performance-based quarterly bonus. The compensation committee, in consultation with James W. McGinley as Chief Executive Officer, determines whether bonuses should be awarded to Stratos' executive vice presidents, and if so, the amount of any such bonus. Based on Stratos' financial performance for the 2003 fiscal year and individual performance objectives, neither Mr. Slack nor Mr. Scharf was awarded a bonus for the 2003 fiscal year. Mr. Durrant was awarded a bonus based on the Passive Subsystems division achieving certain performance objectives. Stratos' Chief Executive Officer's bonus is determined by the compensation committee, without participation by him. Based on Stratos' financial performance and individual performance objectives, Mr. McGinley was not awarded a bonus for the 2003 or the 2002 fiscal year.

       Stock Option Grants and Option Exchange Program. The Stratos stock option program is designed to encourage equity ownership by Stratos executives and other key employees. In July 2002, Stratos implemented a voluntary stock option exchange program to address the increasing inability of existing options to serve as a meaningful incentive for employees. Under the program, other than James W. McGinley, the Stratos CEO, each employee who held outstanding options to purchase shares of Stratos common stock was given the opportunity to exchange those options for a new option for the same number of shares that would be granted at least six months and one day after the completion of the option exchange program. Mr. McGinley was only able exchange a portion of his eligible options due to limitations included in the Stratos 2000 Stock Plan.

       On August 5, 2002 Stratos accepted for exchange and cancellation options to purchase an aggregate of 617,515 shares of Stratos common stock. On February 7, 2003, Stratos granted new options to purchase an aggregate of 617,515 shares of Stratos common stock to replace the eligible options that had been tendered and cancelled under the program. The exercise price per share for the new options was $2.63, the last reported trading price of the Stratos common stock on the grant date.

       Each new option granted under the option exchange program was vested and exercisable on the new grant date as to 1/4(th) of the shares subject to the new option. Each new option granted in exchange for a new hire grant made on or after January 1, 2002 vests as to 1/4(th) of the remaining shares subject to the new option each three-month period after the new grant date so that it will be fully vested and exercisable within 42 months. All other new options, including those granted to the Named Officers, shall vest as to 1/6(th) of the remaining shares subject to the new option each three-month period after the new grant date, so that it will be fully vested and exercisable within 18 months.

       In connection with the option exchange program and due to certain limitations in the 2000 Stock Plan, Mr. McGinley agreed voluntarily to cancel options to purchase 42,708 shares of Stratos common stock on June 30, 2002. Pursuant to the option exchange program, Mr. McGinley surrendered options to purchase 160,000 shares of Stratos common stock and was granted an option for 160,000 shares of Stratos common stock. See "- Option Exchange Program" above for additional details regarding these options.

       The only options granted to the Named Officers in the 2003 fiscal year were in connection with the Stratos option exchange program.

       Restricted Stock. Grants of restricted stock are designed to encourage the creation of long-term value for Stratos shareholders and equity ownership by Stratos executives and other key employees. During the 2003 fiscal year, Stratos made grants of restricted stock to the Named Officers. Grants were based upon each executive's position, responsibilities and historical and expected future contributions to Stratos. The shares of restricted stock vest two years after the grant date.

       Longevity Contingent Bonus Plan. The Stratos Longevity Contingent Bonus Plan is designed to reward continued service to Stratos. This plan awards officers and key management personnel a matching bonus equal to the amount of the current quarterly bonus. This matching bonus is earned and payable over two years, provided the participant is still employed by Stratos and performance has been satisfactory. If employment is terminated during the two-year period for any reason other than death, disability or retirement, or if employment performance is not satisfactory, the matching bonus is forfeited. Since Mr. Durrant was the only Named Officer to receive a bonus for the 2003 fiscal year, he is the only Named Officer eligible to receive matching bonuses under this plan with respect to the 2003 fiscal year.

COMPENSATION FOR CHIEF EXECUTIVE OFFICER

       James W. McGinley has served as Stratos' President and Chief Executive Officer since April 2000. The compensation committee used the executive compensation practices described above to determine Mr. McGinley's compensation for the 2003 fiscal year. The compensation committee considered Mr. McGinley's leadership in developing Stratos' strategic, operational and business goals. Mr. McGinley's total compensation reflects both competitive considerations and Stratos common stock performance.

       As part of the review process, the compensation committee examined the compensation packages of chief executive officers of other high technology companies. The compensation committee also reviewed Stratos' financial and business results compared to its competitors and compared to Stratos' performance in prior periods.

                                         COMPENSATION COMMITTEE
                                         Michael P. Galvin
                                         Brian J. Jackman
                                         Edward J. O'Connell

                        COMPARISON OF SHAREHOLDER RETURN

       The graph below sets forth Stratos' cumulative total shareholder returns as compared with the Nasdaq Stock Market (U.S. companies), Nasdaq Electronic Components Stocks (SIC Codes 3670-3679), a peer group used by Stratos for the performance graph for the prior proxy statement (the "Old Peer Group") and a new peer group selected in good faith by Stratos (the "New Peer Group"). Stratos chose to replace the Old Peer Group with the New Peer Group because Stratos feels that the New Peer Group more closely reflects its competitors in its business of manufacturing optical subsystems and components. In addition to Stratos, the Old Peer Group includes the following companies: 3Com Corporation, Altera Corp., Anadigics, Inc., Avanex Corporation, Bookham Technology, plc, Cisco Systems, Inc., Emcore Corporation, Finisar Corporation, Foundry Networks, Inc., Innovex, Inc., LSI Logic Corporation, Marvell Technology Group Ltd., Molex, Inc., New Focus, Inc., Oplink Communications, Inc., Optical Communication Products, Inc., QLogic Corporation, and Vitesse Semiconductor Corp. In addition to Stratos, the New Peer Group includes the following companies: Alliance Fiber Optic Products, Inc., Avanex Corporation, Bookham Technology, plc., Finisar Corporation, New Focus, Inc., Oplink Communications, Inc., and Optical Communication Products, Inc.

       The graph covers the period from June 27, 2000, the date Stratos common stock started trading, through April 30, 2003, and assumes that $100 was invested on June 27, 2000, and any dividends were reinvested.
(PERFORMANCE GRAPH)

                                                               NASDAQ STOCK MARKET    SELF-DETERMINED OLD    SELF-DETERMINED NEW
                                     STRATOS LIGHTWAVE, INC.      (US COMPANIES)           PEER GROUP             PEER GROUP
                                     -----------------------   -------------------    -------------------    -------------------
06/2000                                      100.00                  100.00                 100.00                 100.00
04/2001                                       23.40                   54.50                  30.10                  25.60
04/2002                                        8.10                   43.90                  24.30                   8.20
04/2003                                        1.10                   38.30                  23.30                   2.70

Notes
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighed daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.  The index level for all series was set to $100.0 on 06/27/2000.

                              INDEPENDENT AUDITORS

       The Stratos board of directors, upon recommendation of its audit committee, has selected Ernst & Young LLP as Stratos' independent auditors for the 2004 fiscal year. Fees paid to Ernst & Young LLP for services performed in fiscal 2003 were as follows:

Audit Fees................................................  $194,000
All Other Fees............................................  $185,700

       All other fees relate to assistance with business acquisitions, accounting consultations, assistance with SEC registration statements and tax compliance.

       Representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

                                  CHAPTER FOUR

                     APPROVAL OF STRATOS CHARTER AMENDMENT

NAME CHANGE

       The Stratos charter amendment would amend Article I of the Stratos restated certificate of incorporation, as amended, to change the corporate name of Stratos to "Stratos International, Inc."

REASON FOR NAME CHANGE

       The proposed name change to "Stratos International, Inc." is intended to reflect Stratos' move to technologies other than optical, the diversification of Stratos' markets and the global nature of Stratos' business and customers. It also is intended to foster a unified culture for the Stratos and Sterling businesses after the effective time of the merger.

REQUIRED VOTE

       The Stratos charter amendment must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Stratos common stock. After approval, the Stratos charter amendment will become effective upon the filing of a Certificate of Amendment to the Stratos restated certificate of incorporation, as amended, in accordance with the Delaware General Corporation Law. A form of the Stratos charter amendment is attached as Annex H to this joint proxy statement/prospectus.

       THE STRATOS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STRATOS SHAREHOLDERS VOTE FOR THE ADOPTION OF THE STRATOS CHARTER AMENDMENT.

                                  CHAPTER FIVE

            ADOPTION OF THE STRATOS LIGHTWAVE, INC. 2003 STOCK PLAN

       The Stratos board has adopted the Stratos Lightwave, Inc. 2003 Stock Plan and is recommending that the Stratos shareholders approve the 2003 Stock Plan at the annual meeting. The 2003 Stock Plan will permit stock option grants, restricted stock grants and stock appreciation rights grants. The 2003 Stock Plan will be an integral part of Stratos' compensation program and will assist Stratos in its efforts to recruit, motivate and retain qualified employees and directors.

       Stratos currently grants stock options and other equity incentive awards to participants under the Stratos Lightwave, Inc. 2000 Stock Plan and the Stratos Lightwave, Inc. 2002 Stock Plan for Acquired Companies (the "Prior Plans"). As of August 13, 2003, 239,262 shares of Stratos common stock were available for new grants under the Prior Plans and there were 775,738 shares of Stratos common stock subject to outstanding awards under the Prior Plans. The Stratos board has decided that no additional awards will be made under the Prior Plans after the adoption of the 2003 Stock Plan by the Stratos shareholders at the annual meeting.

       The following is a summary of the material terms and provisions of the 2003 Stock Plan. This summary does not purport to describe all the terms of the 2003 Stock Plan and is qualified in its entirety by reference to the 2003 Stock Plan, which is attached as Annex I to this joint proxy statement/prospectus.

SHARES AVAILABLE FOR ISSUANCE

       The aggregate number of shares of Stratos common stock that may be issued under the 2003 Stock Plan may not exceed 750,000 shares, or 1,370,000 shares if the merger with Sterling is completed, each representing approximately 10.2% of Stratos' outstanding shares of common stock. The total number of shares of Stratos common stock with respect to which awards may be granted to any participant in any calendar year shall not exceed 250,000 shares, or 456,666 shares if the merger with Sterling is completed. If any award under the 2003 Stock Plan or the Prior Plans shall terminate, expire or be cancelled or forfeited, the shares of Stratos common stock covered by such award may be subject to new awards under the 2003 Stock Plan.

EFFECTIVE DATE

       The 2003 Stock Plan will become effective upon approval by the Stratos shareholders. The 2003 Stock Plan will terminate ten years after it becomes effective.

ADMINISTRATION AND ELIGIBILITY

       The 2003 Stock Plan will be administered by a committee composed of two or more directors elected by the Stratos board. In the absence of such an election by the Stratos board, the Committee (as defined in the 2003 Stock Plan) shall mean Stratos' Compensation Committee. The Committee may delegate some of its authority under the 2003 Stock Plan in accordance with the terms of the 2003 Stock Plan. Participants in the 2003 Stock Plan will include selected directors and employees of Stratos, its subsidiaries and affiliates, and others performing services on their behalf.

AWARDS

       Nonqualified Stock Options ("NSOs"). The Committee may grant NSOs to any participant and will determine the terms and conditions of each grant, including the number of shares subject to each NSO and the option period. The Committee also will determine the option exercise price, which may not be less than 100% of the fair market value of Stratos common stock. Fair market value is defined in the 2003 Stock Plan as the closing price for the Stratos common stock on the grant date (or if no sales occurred on that date, the next trading day on which actual sales occurred), as reported by the Nasdaq National Market or any securities exchange or automated quotation system of a registered securities association on which the common stock is then traded or quoted. Unless the Committee otherwise determines, the option period for NSOs will expire upon the earliest to occur of the following: (1) ten years after the date of grant, (2) in the case of a participant who is an employee or director, three months after termination of employment or service for any reason other than cause, death, or total and permanent disability, (3) in the case of a participant who is a service provider, three months after the date the participant ceases to perform services, (4) upon termination of employment or service on the board for cause, (5) twelve months after death or total and permanent disability of an employee or director, or (6) such other date or event as specified by the Committee.

       Incentive Stock Options ("ISOs"). The Committee may grant ISOs to any employee of Stratos or its subsidiaries, and will determine the terms and conditions of each grant, including the number of shares subject to each ISO and the option period. The ISO exercise price will also be determined by the Committee, but may not be less than the fair market value of the common stock. The exercise price may not be less than 110% of such fair market value if the participant was the holder of more than 10% of Stratos' outstanding voting securities. Unless the Committee otherwise determines, the option period for ISOs will expire upon the earliest to occur of the following: (1) ten years after the date of grant (five years in the case of a holder of more than 10% of Stratos' outstanding voting securities), (2) three months after termination of employment for any reason other than cause, death or total and permanent disability, (3) immediately upon termination of employment for cause, (4) twelve months after death or termination of employment on account of total and permanent disability, or (5) such other date or event as specified by the Committee.

       Restricted Stock Awards. The Committee may grant restricted stock to any participant. Upon completion of a vesting period and the fulfillment of any required conditions, restrictions upon the restricted stock would expire and new certificates representing unrestricted shares of Stratos common stock would be issued to the participant. Generally, the participant would have all of the rights of a Stratos shareholder with respect to his or her shares of restricted stock including, but not limited to, the right to vote such shares and the right to receive dividends payable with respect to the shares of restricted stock.

       Stock Appreciation Rights ("SARs"). The Committee may grant an SAR to any participant. SARs may relate to and be associated with all or any part of a specific ISO or NSO. An SAR shall entitle the participant to surrender any then exercisable portion of the SAR and, if applicable, the related ISO or NSO for an amount equal to the product of (1) the excess of the fair market value of a share of common stock as of the date of surrender over the fair market value of the common stock as of the date the SAR was issued, or, if the SAR is related to an ISO or an NSO, the per share exercise price under such option and (2) the number of shares of Stratos common stock subject to such SAR, and, if applicable, the related option which is surrendered. SARs would be exercisable during a period established by the Committee and, if related to an ISO or NSO, shall terminate on the same date as the related option. Upon exercise, participants would be paid in shares of common stock or cash, as determined by the Committee.

MANNER OF EXERCISE

       The Committee may permit the exercise price for options granted under the 2003 Stock Plan to be paid in cash or shares of Stratos common stock, including shares of Stratos common stock which the participant received upon the exercise of one or more options. The Committee also may permit the option exercise price to be paid by the participant's delivery of an election directing Stratos to withhold shares of Stratos common stock from the Stratos common stock otherwise due upon exercise of the option, or any method permitted by law.

VESTING

       All awards will be subject to a vesting schedule established by the Committee at the time of grant, which schedule may provide for full and immediate vesting of any award.

       Any awards that are not vested at the time a participant's employment or service is terminated will be immediately and automatically forfeited, unless the agreement evidencing the award provides otherwise or the provisions regarding a change of control apply.

ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE

       If there is any stock split, stock dividend, spin-off, recapitalization, merger, consolidation, reorganization or combination or other event which changes Stratos' corporate structure or shares of common stock, the Committee may make appropriate adjustments to any outstanding awards and to the number of shares of Stratos common stock available for awards under the 2003 Stock Plan (including the maximum number of shares which may be subject to an award in any calendar year).

CHANGE OF CONTROL

       The 2003 Stock Plan provides that if within the twelve months following a change of control a participant is terminated without cause or resigns for reasons relating to relocation or decreased responsibilities or compensation, all NSOs, ISOs and SARs granted prior to the change of control will vest and all restrictions on restricted stock granted prior to the change of control will lapse.

       For purposes of the 2003 Stock Plan, unless otherwise provided in the award agreement, a "change of control" shall be deemed to have occurred if (1) any person (other than any subsidiary or any employee benefit plan of Stratos) is or becomes a beneficial owner, directly or indirectly, of Stratos shares representing 30% or more of the total voting power of Stratos' then outstanding stock; (2) a tender offer is made by any person who could own more than 50% of the Stratos shares or any person who owns or has accepted for payment more than 25% of the Stratos shares; or (3) individuals who were the Stratos board's nominees for election as directors immediately prior to a meeting of the Stratos shareholders involving a contest for the election of directors shall not constitute a majority of the Stratos board following the election.

       Since there shall be no awards outstanding under the 2003 Stock Plan at the time of the proposed merger with Sterling, the merger will not trigger any acceleration of vesting of options or SARs or the lapse of restrictions on restricted stock.

AMENDMENT AND TERMINATION

       The Stratos board of directors may amend the 2003 Stock Plan at any time, but may not impair the rights of participants with respect to any outstanding awards without the consent of such participants.

       The 2003 Stock Plan will terminate ten years after the approval of the 2003 Plan by the Stratos shareholders; provided, however, that the Stratos board of directors may terminate the 2003 Stock Plan at any time before that date. Termination of the 2003 Stock Plan will not affect the rights of participants with respect to any awards granted before the termination date.

FEDERAL TAX CONSEQUENCES

       Nonqualified Stock Options. Generally, the recipient of an NSO realizes no taxable income at the time of grant. Similarly, Stratos is not entitled to a deduction with respect to the grant of an NSO.

       Upon the exercise of an NSO, a participant realizes income at ordinary income tax rates. The amount included in income is the excess of the fair market value of the common stock acquired (as of the date of exercise) over the exercise price. Stratos will generally be entitled to a corresponding deduction equal to this amount for Stratos' taxable year that ends with or includes the end of the participant's taxable year of income inclusion. Stratos' deduction is only allowed, however, to the extent the amount is considered "reasonable compensation."

       A participant's basis in the common stock acquired upon the exercise of an NSO will be the exercise price, plus any amount includable in the participant's gross income upon the exercise of the NSO. The gain or loss realized by the participant upon a subsequent sale or exchange of the shares will be a capital gain or loss.

       Incentive Stock Options. Provided a participant is an employee of Stratos during the period beginning on the date of grant of the ISO and ending on the day three months before the date of exercise, neither the grant nor the exercise of an ISO has an immediate tax consequence to the participant or Stratos. If subsequent to the exercise of an ISO the participant does not dispose of the acquired common stock within two years after the date of the grant of the ISO, or within one year after the date of the transfer of the common stock to the participant, Stratos is not entitled to a tax deduction, the participant realizes no ordinary income, and any gain or loss that is realized on the subsequent sale or taxable exchange of the common stock is treated by the participant as a long-term capital gain or loss. Certain tax deductions and exclusions, known as "tax preference items," give rise to an "alternative minimum tax" enacted to recapture some of the tax savings provided by such tax preference items. The tax benefits associated with an ISO are tax preference items that may affect the alternative minimum tax that must be paid by certain individuals.

       If a participant exercises an ISO and disposes of the acquired common stock before the end of the holding period, the participant's and Stratos' tax treatment will be the same as if the participant had exercised an NSO. Therefore, the participant will realize ordinary income in an amount equal to the excess, if any, between the option price of the common stock and the fair market value of such common stock on the date of exercise. Stratos will be entitled to a corresponding tax deduction in the same amount and at the same time.

       Restricted Stock. Generally, because of the risk of forfeiture prior to vesting (and certain other restrictions that may be imposed by the Committee), no taxable income will be recognized by the participant upon an award of restricted stock. However, a participant may make an election under section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), within 30 days of the date of issuance of the restricted stock, to be taxed at the time of issuance. Any participant who makes such an election will recognize ordinary income on the date of issuance of the restricted stock equal to its fair market value at that time. Stratos is entitled to an equivalent deduction. No additional income would then be recognized by the participant upon the lapse of restrictions on the restricted stock. Absent an election under section 83(b) of the Code, a participant does not recognize taxable income upon the award of restricted stock. Rather, the participant is deemed to receive ordinary income at the time the restrictions on the restricted stock lapse. The amount of the participant's taxable income is equal to the fair market value of the unrestricted stock, less any amount paid by the participant for the restricted stock. Stratos is entitled to a corresponding deduction at such time for the same amount.

       Unless an election under section 83(b) of the Code is made, dividends paid to a participant while the restricted stock remains subject to restrictions are treated as compensation for federal income tax purposes. Any dividends paid on the restricted stock subsequent to an election under section 83(b) of the Code are treated as dividend income, rather than compensation, for federal income tax purposes.

MISCELLANEOUS

       A new benefits table is not provided because no grants have been made under the 2003 Stock Plan and all awards are discretionary. On [--], 2003, the closing price of Stratos common stock was $[--].

APPROVAL BY STRATOS SHAREHOLDERS

       In order to be adopted, the 2003 Stock Plan must be approved by the affirmative vote of a majority of the outstanding Stratos shares represented at the annual meeting and entitled to vote.

BOARD RECOMMENDATION

       THE STRATOS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STRATOS SHAREHOLDERS VOTE FOR THE ADOPTION OF THE STRATOS LIGHTWAVE, INC. 2003 STOCK PLAN.

                                  CHAPTER SIX

   ADOPTION OF THE STRATOS LIGHTWAVE, INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

       The Stratos board has adopted the Stratos Lightwave, Inc. 2003 Employee Stock Purchase Plan and is recommending that the Stratos shareholders approve the 2003 Employee Stock Purchase Plan at the annual meeting.

       Under the Employee Stock Purchase Plan, eligible Stratos employees will be able to purchase shares of Stratos common stock at a discount from the then current market price, and without commissions and other charges. The availability of this Employee Stock Purchase Plan will assist Stratos in its efforts to recruit, motivate and retain qualified employees.

       The following is a summary of the material terms and provisions of the Employee Stock Purchase Plan. This summary does not purport to describe all the terms of the Employee Stock Purchase Plan and is qualified in its entirety by reference to the Employee Stock Purchase Plan, which is attached as Annex J to this joint proxy statement/prospectus.

PURPOSE OF THE EMPLOYEE STOCK PURCHASE PLAN

       The purpose of the Employee Stock Purchase Plan is to assist eligible employees of Stratos and its designated subsidiary corporations in acquiring stock ownership in Stratos. The Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of section 423(b) of the Code. The Employee Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not a qualified plan under section 401(a) of the Code.

       Under the Employee Stock Purchase Plan, an eligible employee will be granted options to purchase shares of Stratos common stock through payroll deductions, at a discount from the then current market price, without payment of commissions or other charges. The proceeds, if any, received by Stratos from the sale of shares of common stock pursuant to the Employee Stock Purchase Plan will be used for general corporate purposes.

EFFECTIVE DATE

       The Employee Stock Purchase Plan will become effective on the later of the date the Employee Stock Purchase Plan is approved by the Stratos shareholders or the date the Stratos board designates that options may be granted under the Employee Stock Purchase Plan, provided such date is prior to July 1, 2004 (the "Effective Date"). The Employee Stock Purchase Plan will terminate ten years after the Effective Date.

DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

       Securities Subject to the Employee Stock Purchase Plan. The Employee Stock Purchase Plan initially authorizes an aggregate of 250,000 shares of Stratos common stock for issuance under the Employee Stock Purchase Plan, 400,000 shares if the Sterling merger is completed. The shares of common stock sold may be unissued or treasury shares or shares purchased on the open market.

       Effective on the first day of Stratos' fiscal year in which the Employee Stock Purchase Plan is effective, and on each subsequent May 1st thereafter, the aggregate number of shares of Stratos common stock that may be sold pursuant to the Employee Stock Purchase Plan will be increased by the least of the following: (1) 2% of the shares of Stratos common stock outstanding as of such date, (2) 50,000 shares of Stratos common stock, and (3) such lesser amount (which amount may be zero) as is determined by the Stratos board. In the event the Sterling merger is completed, the number of shares in clause (2) above will be increased to 80,000 shares of Stratos common stock. If the Stratos board determines that there may be an insufficient number of shares of Stratos common stock available for sale under the Employee Stock Purchase Plan, the Stratos board may require Stratos to make a pro rata allocation of available shares among all participants.

       Eligible Persons. Employees of Stratos and eligible subsidiary corporations of Stratos who have been employed for more than six months (or hired prior to October 1, 2003), and who are employed for more than

(1) 20 hours per week and (2) five months per calendar year will receive options to purchase shares of common stock under the Employee Stock Purchase Plan; provided, however, an employee will not be granted an option under the Employee Stock Purchase Plan if such employee, immediately after the option is granted, owns (or is treated as owning) shares of common stock or other stock possessing 5% or more of the total voting power or value of all classes of stock of Stratos (or any parent corporation or subsidiary corporation of Stratos).

       Grant of Options. Under the Employee Stock Purchase Plan, Stratos will grant each eligible employee a nontransferable option to purchase shares of common stock in successive, overlapping offering periods. Stratos will grant options each offering period. An employee who is eligible as of: (1) the trading day immediately preceding the first day of an offering period and (2) the first trading day of the offering period, will be granted an option with respect to such offering period. Each offering period under the Employee Stock Purchase Plan will be twenty four months in duration. Offering periods under the Employee Stock Purchase Plan will commence on each January 1 and July 1 during the term of the Employee Stock Purchase Plan. An offering period commencing on January 1 will terminate on the second December 31 occurring thereafter, and an offering period commencing on July 1 will terminate on the second June 30 occurring thereafter. Offering periods under the Employee Stock Purchase Plan will overlap and multiple offering periods may be outstanding at any time. Each option for an offering period will provide that an employee may purchase shares of common stock on the last trading day in the offering period. An employee's cumulative payroll deductions during the six-month purchase period ending on a purchase date will be applied towards the purchase of shares of Stratos common stock under the Employee Stock Purchase Plan. For purposes of the Employee Stock Purchase Plan, "trading day" means a day on which the national stock exchanges and Nasdaq are open for trading.

       As required under section 423(b)(8) of the Code, no eligible employee may be granted an option under the Employee Stock Purchase Plan that permits his or her rights to purchase shares of Stratos common stock under the Employee Stock Purchase Plan to accrue at a rate which exceeds $25,000 of the fair market value (determined as of the date of grant of the option) of the Stratos common stock for any calendar year. Additionally, the committee administering the Employee Stock Purchase Plan may limit the maximum number of shares of Stratos common stock that can be purchased by an employee on a purchase date.

       Election to Participate; Payroll Deductions. Each eligible employee will participate in the Employee Stock Purchase Plan by means of payroll deductions. In order to participate, an eligible employee must deliver a completed and executed written payroll deduction authorization to Stratos no later than the trading day immediately preceding the first day of the relevant offering period.

       The payroll deduction authorization will designate the whole percentage of the eligible employee's compensation to be deducted for purposes of the Employee Stock Purchase Plan (not to exceed 20% of compensation or such other maximum as determined by the committee administering the Employee Stock Purchase
Plan), and will authorize payroll deductions.

       An eligible employee may increase or decrease or suspend his or her payroll deduction authorization, provided that any change or suspension must be made no later than five business days before the end of the payroll period for which the change or suspension is to be applied. An eligible employee may also withdraw from participation during an offering period. See "- Withdrawal from the Employee Stock Purchase Plan" below.

       An eligible employee's payroll deduction authorization will remain in effect for subsequent offering periods, unless the employee delivers a new authorization to Stratos, withdraws from participation during a prior offering period, or is not an eligible employee on the first day of the subsequent offering period.

       Exercise of Options. Each employee in the Employee Stock Purchase Plan, automatically and without any act on such employee's part, will be deemed to have exercised his or her option on each purchase date during the offering period for which the option was granted. An employee's option will be exercised on a purchase date to the extent that the employee's cumulative payroll deductions for the purchase period are sufficient to purchase, at the applicable option price, whole shares of common stock. An employee may not purchase on any purchase date by exercise of his or her options more than the maximum number, if any, of shares of Stratos common stock established by the committee administering the Employee Stock Purchase Plan. No fractional shares of common stock will be sold under the Employee Stock Purchase Plan. Any payroll deductions not sufficient to purchase a whole share of common stock on a purchase date will be carried over to the next purchase period.

       Option Price; Discount to Fair Market Value. The option price for a share of common stock purchased under the Employee Stock Purchase Plan for a purchase period will be 85% of the lesser of: (1) the fair market value of a share of the common stock on the purchase date, and (2) the fair market value of a share of the common stock on the date of option grant. In general, each offering period is 24 months long, but a new offering period begins every six months. Thus, up to four overlapping offering periods may be in effect at the same time. If the fair market value of Stratos common stock is lower on the purchase date, then the subsequent offering period automatically becomes the applicable offering period.

       The fair market value of a share of Stratos common stock as of a given date will be determined by the committee in its discretion based on the closing price of a share of Stratos common stock as reported by the Nasdaq National Market (or any securities exchange or automated quotation system of a registered securities association on which the Stratos common stock is then traded) on such date (or the next preceding trading day, if the common stock is not traded on that date).

       Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale. In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of the Stratos common stock or any other increase or decrease in the number of outstanding shares of Stratos common stock implemented without receipt of consideration, the Stratos board shall adjust each of the following under the Employee Stock Purchase Plan: (1) the price and number of shares covered by each outstanding option; (2) the number of shares authorized for issuance; and (3) the number of shares available for annual increases in available shares.

       In the event of the sale of all or substantially all of Stratos' assets or a merger, consolidation or other capital reorganization of Stratos with or into another corporation, unless refused by the successor corporation, each outstanding option shall be assumed or replaced with a substitute option. If the successor corporation refuses to assume or replace outstanding options, the purchase date for the then current offering period will be accelerated to a date on or before the closing of the transaction. In the event of any such corporate transaction or a recapitalization, rights offering or other increase or reduction in the outstanding shares of Stratos common stock, the Stratos board may also adjust the price and number of shares covered by each outstanding option.

       Withdrawal from the Employee Stock Purchase Plan. An employee may withdraw from participation under the Employee Stock Purchase Plan during an offering period at any time on or before the trading day next preceding the last purchase date of the offering period. Upon withdrawal, the employee's cumulative payroll deductions will be refunded to the employee without interest.

       Expiration of Options. An employee's options under the Employee Stock Purchase Plan and participation in the Employee Stock Purchase Plan will automatically terminate on the date of termination of employment with Stratos and its subsidiary corporations. Upon such termination, the employee's cumulative payroll deductions will be refunded to the employee without interest.

       Non-Transferability of Options. An employee's options under the Employee Stock Purchase Plan will not be transferable and will be exercisable only by the employee.

       Administration. The Employee Stock Purchase Plan will be administered by a committee of two or more directors elected by the Stratos board. In the absence of an election by the Stratos board, the committee shall mean Stratos' Compensation Committee. Stratos' Compensation Committee may delegate its authority to a committee of one or more officers of Stratos in accordance with the terms of the Employee Stock Purchase Plan.

       Amendment and Termination of the Employee Stock Purchase Plan. The Stratos board may amend or terminate the Employee Stock Purchase Plan, subject to approval by the Stratos shareholders if required. Except as otherwise provided, no amendment to the Employee Stock Purchase Plan shall make any change in any option previously granted that adversely affects the rights of any participant. Without shareholder approval and regardless of whether any participant's rights may be considered to have been adversely affected, the Stratos board or the committee may do any of the following: (1) change the offering periods; (2) limit the frequency and/or number of changes in the amount withheld during an offering period; (3) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (4) permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in Stratos' processing of withholding elections; (5) establish reasonable waiting and adjustment periods and/or procedures to ensure that amounts applied toward the purchase of common stock correspond with amounts withheld; and (6) establish such other limitations or procedures as it determines advisable that are consistent with the Employee Stock Purchase Plan.

       New Employee Stock Purchase Plan Benefits. No current directors who are not employees will receive any benefit under the Employee Stock Purchase Plan. The benefits that will be received under the Employee Stock Purchase Plan by Stratos' current executive officers and by all eligible employees are not currently determinable.

FEDERAL INCOME TAX CONSEQUENCES

       The following summarizes the federal income tax consequences of an employee's participation in the Employee Stock Purchase Plan and is not intended to be a complete description of the tax consequences. This summary does not address federal employment taxes, state and local income taxes and other taxes that may be applicable.

       Grant of Option; Exercise of Option. An eligible employee will not recognize taxable income on the date of option grant (i.e., the first trading day of the offering period for which the option was granted). In addition, the employee will not recognize taxable income on the date the option is exercised (i.e., the last trading day of a purchase period of the offering period).

       Sale of Common Stock after the Holding Period. If an employee does not sell or otherwise dispose of the shares of common stock purchased upon exercise of his or her option under the Employee Stock Purchase Plan within two years after the date of option grant or within one year after the date on which the shares of common stock are transferred to the employee upon exercise (the "Holding Period"), or if the employee dies while owning the shares of common stock, the employee will be taxed in the year in which he or she sells or disposes of the shares of common stock, or the year closing with his or her death, whichever applies, as follows:

       The employee will recognize ordinary income in an amount equal to the lesser of:

        -- the excess, if any, of the fair market value of the shares of common stock on the date on which such shares are sold or otherwise disposed, or the date on which the employee died, over the amount paid for the shares of common stock, or

        -- the excess of the fair market value of the shares of common stock on the date of option grant, over the option price (determined assuming that the option was exercised on the date of option grant) for such shares of common stock; and

       The employee will recognize as capital gain any further gain realized (after increasing the tax basis in the shares of common stock by the amount of ordinary income recognized as described above).

       Sale of Common Stock During the Holding Period. If the employee sells or otherwise disposes of the shares of the common stock purchased upon exercise of his or her option under the Employee Stock Purchase Plan before the Holding Period expires, and the amount realized is greater than or equal to the fair market value of the shares of common stock on the date of transfer of the shares purchased upon exercise to the employee, the employee will be taxed in the year in which he or she sells or disposes of the shares of common stock as follows:

        -- The employee will recognize ordinary income to the extent of the excess of the fair market value of the shares of common stock on the date of transfer of the shares purchased upon exercise, over the option price for such shares of common stock; and

        -- The employee will recognize as capital gain any further gain realized (after increasing the tax basis in the shares of common stock by the amount of ordinary income recognized as described above).

       If the employee sells or otherwise disposes of the shares of common stock before the Holding Period expires, and the amount realized is less than the fair market value of the shares of common stock on the date of transfer of the shares purchased upon exercise to the employee, the employee will be taxed in the year in which he or she sells or disposes of the shares of common stock as follows:

        -- The employee will recognize ordinary income to the extent of the excess of the fair market value of the shares of common stock on the date of transfer of the shares purchased upon exercise, over the option price for such shares of common stock; and

        -- The employee will recognize a capital loss to the extent the fair market value of the shares of common stock on the date of transfer of the shares purchased upon exercise exceeds the amount realized on the sale or other disposition.

       Stratos' Deduction. Stratos (or the subsidiary corporation that employs the employee) is entitled to a tax deduction only to the extent that the employee recognizes ordinary income because the employee sells or otherwise disposes of the shares of common stock before the Holding Period expires. Under the terms of the Employee Stock Purchase Plan, an employee is required to give prompt notice to Stratos if he or she disposes of the shares of common stock purchased upon the exercise of an option under the Employee Stock Purchase Plan before the Holding Period expires. Such notification must include the date of disposition and the amount realized in such disposition.

APPROVAL BY STRATOS SHAREHOLDERS

       In order to be adopted, the Employee Stock Purchase Plan must be approved by the affirmative vote of a majority of the outstanding Stratos shares represented at the annual meeting and entitled to vote.

BOARD RECOMMENDATION

       THE STRATOS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STRATOS SHAREHOLDERS VOTE FOR THE ADOPTION OF THE STRATOS LIGHTWAVE, INC. 2003 EMPLOYEE STOCK PURCHASE PLAN.

                                 CHAPTER SEVEN

                   INFORMATION ABOUT THE MEETINGS AND VOTING

       The Stratos board of directors is using this joint proxy statement/prospectus to solicit proxies from the holders of Stratos common stock for use at the annual meeting of Stratos shareholders. The Sterling board of directors is using this document to solicit proxies from the holders of Sterling common stock and Sterling preferred stock for use at the special meeting of Sterling shareholders. We are first mailing this joint proxy statement/prospectus and accompanying proxy cards to Stratos and Sterling shareholders on or about [--], 2003.

MATTERS RELATING TO THE MEETINGS

                              STRATOS ANNUAL MEETING                 STERLING SPECIAL MEETING
      Time and Place:  [--], 2003 at [--] a.m., local time     [--], 2003 at [--] a.m., local time
                       at [--].                                at [--].

Purpose of Meeting is  1. To consider and vote on a proposal   1. To consider and vote on a proposal
       to Vote on the     to approve the issuance of shares       to adopt the merger agreement and, by
     Following Items:     of Stratos common stock and Stratos     doing so, approve the proposed
                          preferred stock as contemplated by      merger and the other transactions
                          an Agreement and Plan of Merger,        contemplated by the merger
                          dated as of July 2, 2003, as            agreement; and
                          amended as of August 19, 2003,
                          among Stratos, Sleeping Bear         2. To transact such other business as
                          Merger Corp. and Sterling;              may properly come before the special
                                                                  meeting and any adjournment or
                       2. To elect two Class III directors        postponement of the special
                          to hold office for three-year           meeting.
                          terms expiring at the 2006 annual
                          meeting of Stratos shareholders
                          and until their respective
                          successors are elected and
                          qualified;

                       3. To consider and vote on a proposal
                          to adopt an amendment to the Stratos
                          restated certificate of
                          incorporation, as amended, to
                          change the corporate name of
                          Stratos to "Stratos International,
                          Inc.";

                       4. To consider and vote on a proposal
                          to adopt the Stratos Lightwave, Inc.
                          2003 Stock Plan;

                       5. To consider and vote on a proposal
                          to adopt the Stratos Lightwave, Inc.
                          2003 Employee Stock Purchase Plan;
                          and

                       6. To transact such other business as
                          may properly come before the annual
                          meeting and any adjournment or
                          postponement of the annual
                          meeting.

         Record Date:  The record date for holders of shares   The record date for holders of shares
                       entitled to vote is [--], 2003.         entitled to vote is [--], 2003.

   Outstanding Shares  As of [--], 2003, the record date for   As of [--], 2003, the record date for
                Held:  the Stratos meeting, there were [--]    the Sterling meeting, there were
                       shares of Stratos common stock          2,230,522 shares of Sterling common
                       outstanding.                            stock and 5,083,980 shares of
                                                               Sterling preferred stock outstanding.

                              STRATOS ANNUAL MEETING                 STERLING SPECIAL MEETING
   Shares Entitled to  Shares entitled to vote at the          Shares entitled to vote at the annual
                Vote:  special meeting are Sterling common     meeting are Stratos common stock held
                       stock and Sterling preferred stock      as of the close of business on the
                       held as of the close of business on     record date, [--], 2003.
                       the record date, [--], 2003.
                                                               Each share of Sterling common stock
                       Each share of Stratos common stock is   is entitled to one vote. The shares
                       entitled to one vote. Shares held by    of Sterling preferred stock
                       Stratos in its treasury are not         outstanding as of the record date are
                       voted.                                  entitled to an aggregate of 2,186,353
                                                               votes, which will be voted in the
                                                               manner that a majority of the
                                                               outstanding shares of preferred stock
                                                               are voted. Shares held by Sterling in
                                                               its treasury are not voted.

  Quorum Requirement:  A quorum of shareholders is necessary   A quorum of shareholders is necessary
                       to hold a valid meeting. The presence   to hold a valid meeting. The presence
                       in person or by proxy at the meeting    in person or by proxy at the meeting
                       of holders of a majority of the         of holders of a majority of the
                       outstanding shares entitled to vote     outstanding shares entitled to vote
                       at the meeting is a quorum.             at the meeting is a quorum.

                       Abstentions and broker non-votes        Abstentions count as present for
                       count as present for establishing a     establishing a quorum. Shares held by
                       quorum. Shares held by Stratos in its   Sterling in its treasury do not count
                       treasury do not count toward a          toward a quorum.
                       quorum.

                       A broker non-vote occurs on an item
                       when a broker is not permitted to
                       vote on that item without instruction
                       from the beneficial owner of the
                       shares and no instruction is given.



  Shares Beneficially  Stratos directors and executive         Sterling directors and executive
     Owned by Stratos  officers beneficially own [--] shares   officers beneficially own 1,855,000
         and Sterling  of Stratos common stock, including      shares of Sterling common stock
        Directors and  options for Stratos common stock        (exclusive of any shares issuable
   Executive Officers  exercisable within 60 days. These       upon the exercise of outstanding
     as of [--], 2003  shares represent in total [--]% of      options) and 53,966 shares of
                       the total voting power of Stratos'      Sterling preferred stock. These
                       voting securities outstanding and       shares represent approximately 42.0%
                       entitled to vote.                       of the total voting power of
                                                               Sterling's voting securities
                       For more information regarding          outstanding and entitled to vote.
                       beneficial ownership of Stratos         Certain of these individuals have
                       common stock by each current Stratos    executed voting agreements agreeing
                       director, certain executive officers    to vote in favor of the Sterling
                       of Stratos and all directors and        proposal, and the vote of such
                       executive officers of Stratos as a      individuals will be sufficient to
                       group, see Stratos' Annual Report on    adopt the merger agreement.
                       Form 10-K for the fiscal year ended
                       April 30, 2003, which is incorporated   For more information regarding
                       by reference into this document.        beneficial ownership of Sterling
                                                               common stock and Sterling preferred
                                                               stock by each current Sterling
                                                               director, certain executive officers
                                                               of Sterling and all directors and
                                                               executive officers of Sterling as a
                                                               group, see "The Merger - Interests of
                                                               Certain Persons in the
                                                               Merger - Ownership of Stratos and
                                                               Sterling Stock; Stock Options."

VOTE NECESSARY TO APPROVE STRATOS AND STERLING PROPOSALS

COMPANY                                          VOTE NECESSARY*
-------                                          ---------------
STRATOS:                   1. Approval of the proposal to issue shares of Stratos
                              common stock and Stratos preferred stock as contemplated
                              by the merger agreement requires the affirmative vote of
                              at least a majority of shares of common stock represented
                              at the meeting and entitled to vote, assuming a quorum is
                              present. Abstentions and broker non-votes are not counted
                              as votes "for" or "against" the proposal and are not
                              counted in determining the number of votes cast on the
                              proposal.

                           2. Approval of the proposal to elect two directors requires the director nominees to be elected by a plurality of the
                              shares of common stock represented at the meeting and
                              entitled to vote, assuming a quorum is present.
                              Abstentions and broker non-votes are not counted as votes
                              "for" or "against" the proposal and are not counted in
                              determining the number of votes cast on the proposal.

                           3. Approval of the proposal to adopt the Stratos charter
                              amendment requires the affirmative vote of the holders of
                              a majority of the outstanding shares of Stratos common
                              stock. Abstentions and broker non-votes will have the
                              same effect as votes against the Stratos charter
                              amendment.

                           4. Approval of the proposal to adopt the Stratos Lightwave,
                              Inc. 2003 Stock Plan requires the affirmative vote of the
                              holders of a majority of the outstanding shares of
                              Stratos common stock. Abstentions and broker non-votes
                              will have the same effect as votes against the Stratos
                              Lightwave, Inc. 2003 Stock Plan.

                           5. Approval of the proposal to adopt the Stratos Lightwave,
                              Inc. 2003 Employee Stock Purchase Plan requires the
                              affirmative vote of the holders of a majority of the
                              outstanding shares of Stratos common stock. Abstentions
                              and broker non-votes will have the same effect as votes
                              against the Stratos Lightwave, Inc. Employee Stock
                              Purchase Plan.

STERLING:                  1. Adoption of the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of
                              Sterling common stock and Sterling preferred stock,
                              voting together as a single class, represented at the
                              meeting and entitled to vote, assuming a quorum is
                              present. Abstentions have the effect of a vote against
                              the proposal. Certain Sterling shareholders have entered
                              into voting agreements with Stratos that obligate them to
                              vote in favor of the adoption of the merger agreement and
                              the approval of the merger and the other transactions
                              contemplated by the merger agreement. As of [--], 2003,
                              these shareholders as a group beneficially owned
                              1,710,000 shares of Sterling common stock (exclusive of
                              any shares issuable upon the exercise of options) and
                              4,491,641 shares of Sterling preferred stock,
                              representing approximately 76.7% of the outstanding
                              shares of Sterling common stock and approximately 88.3%
                              of the outstanding shares of Sterling preferred stock,
                              respectively. The vote of these shareholders will be
                              sufficient to adopt the merger agreement.

---------------

* Under NASD rules, if your broker holds your Stratos shares in its name, your broker may not vote your shares on the proposal concerning the issuance of shares of Stratos common stock and Stratos preferred stock as contemplated by the merger agreement, absent instructions from you. Without your voting instructions on those items, a broker non-vote will occur.

PROXIES

       Submitting Your Proxy. If you are a shareholder of record, you may vote in person by ballot at your annual or special meeting, as the case may be, or by submitting a proxy. We recommend you submit your proxy even if you plan to attend your annual or special meeting. If you attend the annual or special meeting, as the case may be, you may vote by ballot, which cancels any proxy previously submitted.

       Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposals or abstain from voting.

HOW TO VOTE BY PROXY

                                        STRATOS                                STERLING

                By Mail:  If you are a shareholder of record     If you are a shareholder of record
                          and choose to submit your proxy by     and choose to submit your proxy by
                          mail, please mark each proxy card      mail, please mark each proxy card
                          you receive, date and sign it, and     you receive, date and sign it, and
                          return it in the prepaid envelope      return it in the prepaid envelope
                          which accompanied that proxy card.     which accompanied that proxy card.

                          If you are a beneficial owner,         If you are a beneficial owner, you
                          please refer to your proxy card or     must instruct your nominee on how to
                          the information provided to you by     vote.
                          your bank, broker, custodian or
                          recordholder.



           By Telephone:  If you are a shareholder of record,    Sterling shareholders may not vote
                          you can submit your proxy by           by telephone.
                          telephone by calling the toll-free
                          telephone number on your proxy card.
                          Telephone voting is available 24
                          hours a day and will be accessible
                          until [--] p.m. on [--], 2003.
                          Easy-to-follow voice prompts allow
                          you to submit your proxy and confirm
                          that your instructions have been
                          recorded properly. Our telephone
                          voting procedures are designed to
                          authenticate shareholders by using
                          individual control numbers. If you
                          are a beneficial owner, please refer
                          to your proxy card or the
                          information provided by your bank,
                          broker, custodian or recordholder
                          for information on telephone voting.
                          IF YOU SUBMIT YOUR PROXY BY
                          TELEPHONE, PLEASE DO NOT MAIL YOUR
                          PROXY CARD. IF YOU ARE LOCATED
                          OUTSIDE THE UNITED STATES, CANADA
                          AND PUERTO RICO, SEE YOUR PROXY CARD
                          OR OTHER MATERIALS FOR ADDITIONAL
                          INSTRUCTIONS. IF YOU HOLD SHARES
                          THROUGH A BROKER OR OTHER CUSTODIAN,
                          PLEASE CHECK THE VOTING FORM USED BY
                          THAT FIRM TO SEE IF IT OFFERS
                          TELEPHONE VOTING.

       If you sign and date your proxy but do not make specific choices, your proxy will follow the respective board of director recommendations and vote your shares:

                    STRATOS                                          STERLING
                    -------                                          --------
- "FOR" the proposal to issue shares of Stratos   - "FOR" adoption of the merger agreement
  common stock and Stratos preferred stock as
  contemplated by the merger agreement
- "FOR" the proposal to elect two Class III       - "FOR" any proposal by the Sterling board of
  directors to hold office for three-year terms     directors to adjourn the Sterling meeting
  expiring at the 2006 annual meeting
- "FOR" the proposal to amend the Stratos
  restated certificate of incorporation, as
  amended, to change the corporate name
- "FOR" the proposal to adopt the Stratos
  Lightwave, Inc. 2003 Stock Plan
- "FOR" the proposal to adopt the Stratos
  Lightwave, Inc. 2003 Employee Stock Purchase
  Plan
- "FOR" any proposal by the Stratos board of
  directors to adjourn the Stratos meeting

                             ---------------------

       Revoking Your Proxy. You may revoke your proxy at any time prior to the time your shares are voted. If you are a shareholder of record, your proxy can be revoked in several ways:

       - by timely delivery of a written revocation to your company's secretary;

       - by submitting another valid proxy bearing a later date; or

       - by attending your meeting and voting your shares in person.

       If your Stratos shares are held in the name of your bank, broker, custodian or other recordholder, you must contact the holder of record in order to revoke your proxy.

       Voting in Person. If you are a shareholder of record and you wish to vote in person at the Stratos annual meeting or Sterling special meeting, we will give you a ballot at the meeting. However, if your shares are held in the name of your bank, broker, custodian or other recordholder, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at your annual or special meeting.

       Proxy Solicitation. We will each pay our own costs of soliciting proxies.

       In addition to this mailing, proxies may be solicited by directors, officers or employees of Stratos and Sterling in person or by telephone or electronic transmission. None of the directors, officers or employees will be directly compensated for such services. Stratos has retained [--] to assist in the distribution and solicitation of proxies. Stratos will pay [--] a fee of $[--], plus reasonable expenses, for these services.

       The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should submit your proxy without delay by mail or by telephone. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

       DO NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARDS. The exchange agent will mail transmittal forms with instructions for the surrender of stock certificates for Sterling common stock and Sterling preferred stock to former Sterling shareholders as soon as practicable after the completion of the merger.

OTHER BUSINESS; ADJOURNMENTS

       We are not currently aware of any other business to be acted upon at either meeting. If, however, other matters are properly brought before either meeting, or any adjourned meeting, your proxies include discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment, including to adjourn the meeting.

       Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. Neither of us currently intends to seek an adjournment of our meeting.

STRATOS SHAREHOLDER ACCOUNT MAINTENANCE

       Stratos' transfer agent is Mellon Investor Services LLC. All communications concerning accounts of Stratos shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues can be handled by calling the Stratos Investor Relations department at (708) 867-9600, or by calling Mellon Investor Services LLC, toll-free, at (800) 635-9270. For other information about Stratos, shareholders can visit Stratos' web site at www.stratoslightwave.com.

STERLING SHAREHOLDER ACCOUNT MAINTENANCE

       Sterling acts as its own transfer agent. All communications concerning accounts of Sterling shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common and preferred stock and similar issues can be handled by calling Sterling's Chief Financial Officer, Donald D. Meyers, at (818) 707-2020. For other information about Sterling's operations, shareholders can visit Sterling's web sites at www.trompeter.com and www.semflex.com.

                                 CHAPTER EIGHT

                           CERTAIN LEGAL INFORMATION

               COMPARISON OF STRATOS/STERLING SHAREHOLDER RIGHTS

       Each of Stratos and Sterling is organized under the laws of the State of Delaware. Any differences, therefore, in the rights of Stratos shareholders and Sterling shareholders arise primarily from differences in the companies' respective certificates of incorporation and bylaws.

       The rights of Sterling shareholders under the Delaware General Corporation Law (generally referred to as the DGCL), the Sterling amended and restated certificate of incorporation, as amended, and the Sterling bylaws prior to the completion of the merger are similar to the rights that they will have as Stratos shareholders following the completion of the merger under the DGCL, the Stratos restated certificate of incorporation, as amended, and the Stratos by-laws. Below we have summarized the material differences between the current rights of Sterling shareholders and the rights those shareholders will have as Stratos shareholders following the merger.

       The summary in the following chart is not complete and does not identify all differences that may, under given situations, be material to shareholders and is subject in all respects, and is qualified by reference to, the DGCL, the Sterling amended and restated certificate of incorporation, as amended, the Sterling bylaws, the Stratos restated certificate of incorporation, as amended, and the Stratos by-laws.

--------------------------------------------------------------------------------------------------------
                                        STRATOS SHAREHOLDER RIGHTS        STERLING SHAREHOLDER RIGHTS
--------------------------------------------------------------------------------------------------------
             Corporate Governance:   Upon completion of the merger,     The rights of Sterling
                                     the rights of Stratos and former   shareholders are currently
                                     Sterling shareholders will be      governed by the DGCL, Sterling's
                                     governed by the DGCL, Stratos'     amended and restated certificate
                                     restated certificate of            of incorporation, as amended,
                                     incorporation, as amended, and     and Sterling's bylaws.
                                     Stratos' by-laws. The restated
                                     certificate of incorporation, as
                                     amended, and by-laws of Stratos
                                     after the merger will be
                                     identical in all respects to
                                     those of Stratos prior to the
                                     merger, after giving effect to
                                     the certificate of designation
                                     for the Stratos Series B
                                     Preferred Stock.
--------------------------------------------------------------------------------------------------------
         Authorized Capital Stock:   The authorized capital stock of    The authorized capital stock of
                                     Stratos is discussed below under   Sterling consists of:
                                     "Description of Stratos Capital    - 7,500,000 shares of common
                                     Stock -- Authorized Capital          stock, par value $0.01 per
                                     Stock" on page 135.                  share; and
                                                                        - 5,100,000 shares of preferred
                                                                          stock, par value $0.01 per
                                                                          share.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                        STRATOS SHAREHOLDER RIGHTS        STERLING SHAREHOLDER RIGHTS
--------------------------------------------------------------------------------------------------------
              Number of Directors:   The Stratos board of directors     The Sterling board of directors
                                     currently consists of five         currently consists of five
                                     directors. The directors are       directors.
                                     divided into three classes.
                                     Directors are elected for          Under Sterling's bylaws, the
                                     three-year terms, with one class   number of directors shall not be
                                     of directors up for election       fewer than one, with the exact
                                     each year.                         number to be determined by
                                                                        resolution of the board of
                                     Under Stratos' restated            directors.
                                     certificate of incorporation, as
                                     amended, and by-laws, the number
                                     of directors shall be fixed from
                                     time to time by resolution
                                     adopted by an affirmative vote
                                     of the majority of the total
                                     number of authorized directors,
                                     whether or not there exist any
                                     vacancies in previously
                                     authorized directorships.

                                     If the merger is completed, the
                                     size of the Stratos board of
                                     directors will be increased from
                                     5 to 9 members. The Stratos
                                     board of directors will
                                     initially consist of 4 members
                                     designated by Stratos and 5
                                     members designated by Sterling.
--------------------------------------------------------------------------------------------------------
       Nomination of Directors for   Stratos' by-laws provide that      Neither Sterling's amended and
                         Election:   only those persons nominated by    restated certificate of
                                     the board of directors or by a     incorporation, as amended, nor
                                     shareholder of record of a class   its bylaws establish procedures
                                     of shares entitled to vote for     for the nomination of directors.
                                     the election of directors who
                                     complies with the notice
                                     procedures in Stratos' by-laws
                                     may be elected as directors. The
                                     notice procedure in Stratos' by-
                                     laws requires that a
                                     shareholder's notice must be
                                     given timely and in proper
                                     written form to Stratos'
                                     Secretary.

                                     To be timely, a shareholder's
                                     notice must be delivered to
                                     Stratos' Secretary at its
                                     principal executive offices:

                                     - not less than 45 days or more
                                       than 75 days prior to the
                                       first anniversary of the date
                                       on which Stratos first mailed
                                       its proxy materials for the
                                       preceding year's annual
                                       meeting of shareholders; or
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                        STRATOS SHAREHOLDER RIGHTS        STERLING SHAREHOLDER RIGHTS
--------------------------------------------------------------------------------------------------------
                                     - if the annual meeting is
                                       called for a date that is not
                                       within 30 days before or after
                                       the anniversary date of the
                                       preceding year's annual
                                       meeting, a shareholder's
                                       notice must be delivered not
                                       later than the close of
                                       business on the later of:

                                          - the 90th day prior to the
                                          annual meeting; or

                                          - the 10th day following
                                          the day on which public
                                          announcement of the date of
                                          the meeting is first made.

                                     To be in proper written form,
                                     the notice must include, among
                                     other things, information on the
                                     nominating shareholder and
                                     information regarding the
                                     nominee required by the proxy
                                     rules of the SEC. The notice
                                     also must be accompanied by the
                                     proposed nominee's written
                                     consent to being named as a
                                     nominee and to serving as a
                                     director if elected.
--------------------------------------------------------------------------------------------------------
            Election of Directors:   Stratos' by-laws provide that      Sterling's bylaws provide that,
                                     directors are elected by a         so long as a quorum is present,
                                     plurality of the votes cast.       directors are elected by the
                                                                        affirmative vote of a majority
                                                                        of the votes of shares present
                                                                        or represented by proxy at the
                                                                        meeting and entitled to vote on
                                                                        the election.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                        STRATOS SHAREHOLDER RIGHTS        STERLING SHAREHOLDER RIGHTS
--------------------------------------------------------------------------------------------------------
         Vacancies on the Board of   Stratos' restated certificate of   Sterling's bylaws provide that,
                        Directors:   incorporation, as amended, and     until filled by shareholders,
                                     by-laws provide that newly         vacancies on the board of
                                     created directorships resulting    directors may be filled by the
                                     from an increase in the            affirmative vote of a majority
                                     authorized number of directors     of the remaining directors,
                                     or any vacancies shall, subject    though less than a quorum, or by
                                     to applicable law and to the       the sole remaining director. A
                                     rights of the holders of any       director elected to fill a
                                     series of preferred stock, and     vacancy shall be elected for the
                                     unless otherwise provided by law   unexpired term of his or her
                                     or by resolution of the board of   predecessor in office, and a
                                     directors, be filled by a          director chosen to fill a
                                     majority vote of the directors     position resulting from an
                                     then in office, though less than   increase in the number of
                                     a quorum. Directors so chosen      directors shall hold office
                                     hold office for a term expiring    until the next annual meeting of
                                     at the annual meeting of           shareholders and until his or
                                     shareholders at which the term     her successor is elected and
                                     of office of the class to which    qualified, or until his or her
                                     they have been chosen expires      earlier death, resignation or
                                     and until the director's           removal.
                                     successor is duly elected and
                                     qualified.
--------------------------------------------------------------------------------------------------------
             Removal of Directors:   Stratos' restated certificate of   Sterling's bylaws provide that
                                     incorporation, as amended,         any or all of the directors may
                                     states that, subject to the        be removed with or without cause
                                     rights of the holders of any       by the holders of a majority of
                                     series of preferred stock then     the shares entitled to vote in
                                     outstanding, any or all of the     an election of directors.
                                     directors may be removed from
                                     office at any time, but only for
                                     cause and only by the
                                     affirmative vote of the holders
                                     of at least 80% of the voting
                                     power of all voting stock,
                                     voting together as a single
                                     class.
--------------------------------------------------------------------------------------------------------
        Call of Special Meeting of   Stratos' by-laws allow the         Sterling's bylaws allow the
                        Directors:   President or two or more           chairman of the board of
                                     directors to call special          directors, the president or a
                                     meetings of the board of           majority of the directors to
                                     directors, and require notice to   call a special meeting upon
                                     be given to each director by       notice (which may be either in
                                     whom it is not waived by mailing   writing or by telephone) given
                                     written notice not less than       not less than one day prior to
                                     five days before the meeting or    the time fixed for the meeting.
                                     by telephone, telegraph, telex
                                     or fax not less than 24 hours
                                     before the meeting.
--------------------------------------------------------------------------------------------------------
     Indemnification of Directors:   Stratos' restated certificate of   Sterling's amended and restated
                                     incorporation, as amended,         certificate of incorporation, as
                                     includes an indemnification        amended, includes an
                                     provision under which Stratos'     indemnification provision that
                                     directors will not be personally   limits the personal liability of
                                     liable to Stratos or its           a director to Sterling or its
                                     shareholders for monetary          shareholders for any breach of
                                     damages for breach of fiduciary    fiduciary duty as a director to
                                     duty as a director, except for     the fullest extent permitted
                                     liability:                         under the DGCL.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                        STRATOS SHAREHOLDER RIGHTS        STERLING SHAREHOLDER RIGHTS
--------------------------------------------------------------------------------------------------------
                                     - for any breach of the            Under Sterling's bylaws (i)
                                       director's duty of loyalty to    Sterling will indemnify against
                                       Stratos or its shareholders;     expenses (including attorneys'
                                                                        fees), judgments, fines and
                                     - for acts or omissions not in     amounts paid in settlement, any
                                       good faith or which involve      person made or threatened to be
                                       intentional misconduct or a      made a party to any threatened,
                                       knowing violation of law;        pending or completed action,
                                                                        suit or proceeding, as a result
                                     - for unlawful payment of          of being a director, officer,
                                       dividends or unlawful stock      employee or agent of Sterling,
                                       purchase or redemption; or       or serving or having served at
                                                                        Sterling's request as a
                                     - for any transaction from which   director, officer, employee or
                                       the director derived an          agent of another entity, so long
                                       improper personal benefit.       as such person acted in good
                                                                        faith and in a manner such
                                     The restated certificate of        person reasonably believed to be
                                     incorporation, as amended, also    in or not opposed to Sterling's
                                     provides that if the DGCL is       best interest; and (ii) Sterling
                                     amended to authorize corporate     will indemnify against expenses
                                     action further eliminating or      (including attorneys' fees)
                                     limiting the personal liability    actually and reasonably incurred
                                     of directors, then the liability   any person made or threatened to
                                     of a Stratos director will be      be made a party to any action or
                                     eliminated or limited to the       suit by or in the right of
                                     fullest extent permitted by such   Sterling as a result of being or
                                     statute, as amended.               having been a director, officer,
                                                                        employee or agent of Sterling or
                                     Under Stratos' by-laws, Stratos    serving or having served at
                                     will indemnify each person made    Sterling's request as a
                                     or threatened to be made a party   director, officer, employee or
                                     to any action, suit or             agent of another entity,
                                     proceeding as a result of being    provided that such person acted
                                     or having been a director or       in good faith and in a manner
                                     officer of Stratos, or serving     reasonably believed to be in or
                                     or having served at Stratos'       not opposed to Sterling's best
                                     request as a director, officer,    interest. Expenses incurred in
                                     employee or agent of another       any suit may be paid by Sterling
                                     entity, to the fullest extent      to a director or officer in
                                     authorized by the DGCL against     advance of the final disposition
                                     all expense, liability and loss    of the suit if such director or
                                     (including attorneys' fees,        officer undertakes to repay the
                                     judgments, fines, ERISA excise     amount advanced if it is
                                     taxes or penalties and amounts     ultimately determined that such
                                     paid in settlement) reasonably     director or officer is not
                                     incurred or suffered by the        entitled to indemnification.
                                     person. Where these actions are
                                     initiated by the individual
                                     seeking indemnification, Stratos
                                     will indemnify only if the
                                     action was authorized by the
                                     Stratos board of directors.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                        STRATOS SHAREHOLDER RIGHTS        STERLING SHAREHOLDER RIGHTS
--------------------------------------------------------------------------------------------------------
                                     Under Stratos' by-laws, Stratos    In addition, Sterling's bylaws
                                     also is required to pay the        provide that Sterling may
                                     expenses (including attorney's     maintain insurance on behalf of
                                     fees) such person incurs in        any person who is or was a
                                     defending an action in advance     director, officer, employee or
                                     of its final disposition,          agent of Sterling or is or was
                                     provided that, if the DGCL         serving at Sterling's request as
                                     requires, an advance of expenses   a director, officer, employee or
                                     incurred by such person in his     agent of another equity for any
                                     or her capacity as a director or   liability asserted against or
                                     officer shall be made only upon    incurred by any such person in
                                     delivery to Stratos of an          such capacity, whether or not
                                     undertaking by such person to      Sterling would be permitted to
                                     repay all amounts advanced if it   indemnify such person against
                                     is ultimately determined by a      such liability.
                                     final adjudication that such
                                     person is not entitled to
                                     indemnification.

                                     In addition, Stratos' by-laws
                                     provide that Stratos may
                                     maintain insurance, at its
                                     expense, to protect itself and
                                     any director, officer, employee
                                     or agent of Stratos or another
                                     entity against any expense,
                                     liability or loss, whether or
                                     not Stratos would have the power
                                     to indemnify such person against
                                     such expense, liability or loss
                                     under the DGCL.
--------------------------------------------------------------------------------------------------------
       Call of Special Meetings of   Stratos' restated certificate of   Sterling's bylaws provide that a
                     Shareholders:   incorporation, as amended, and     special meeting of shareholders
                                     by-laws provide that a special     (i) may be called for any
                                     meeting of shareholders may be     purpose at any time by the
                                     called only by the Chairman of     President, (ii) must be called
                                     the Board, the President or the    by the Secretary if so directed
                                     board of directors acting          by the board of directors and
                                     pursuant to a resolution adopted   (iii) must be called by the
                                     by a majority of the total         President at the written request
                                     number of authorized directors,    of the holders of shares
                                     whether or not there exist any     entitled to cast not less than
                                     vacancies in previously            ten percent of the votes
                                     authorized directorships.          entitled to notice of, and to
                                     Written notice must be given by    vote at, the special meeting.
                                     mailing, postage prepaid, at       Written request specifying the
                                     least 10 but not more than 60      purpose or purposes of, and a
                                     days before the date of the        proposed date for, the meeting
                                     special meeting, notice to each    must be delivered to the
                                     Stratos shareholder.               President. Written notice,
                                                                        stating the place, date, hour
                                                                        and purpose of the special
                                                                        meeting, must be delivered to
                                                                        each shareholder of record
                                                                        entitled to vote at such meeting
                                                                        not less than 10 nor more than
                                                                        60 days before the date of the
                                                                        special meeting.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                        STRATOS SHAREHOLDER RIGHTS        STERLING SHAREHOLDER RIGHTS
--------------------------------------------------------------------------------------------------------
           Shareholders Proposals:   Stratos' by-laws provide that in   Sterling's bylaws provide that
                                     order for a shareholder to bring   any business may be transacted
                                     business before the annual         at an annual meeting as may
                                     meeting, the shareholder must      properly be brought before such
                                     give Stratos timely notice in      meeting.
                                     proper written form.
                                                                        Sterling's bylaws also provide
                                     To be timely, a shareholder's      that the purpose for which any
                                     notice must be delivered to        special meeting is called must
                                     Stratos' Secretary at Stratos'     be specified in the notice of
                                     principal executive offices:       any special meeting of
                                                                        shareholders. Business
                                     - not less than 45 or more than    transacted at any special
                                       75 days before the first         meeting is limited to the
                                       anniversary of the date on       purpose stated in the notice of
                                       which Stratos first mailed its   meeting.
                                       proxy materials for the
                                       preceding year's annual
                                       meeting of shareholders; or

                                     - if the annual meeting is
                                       called for a date that is not
                                       within 30 days before or after
                                       the first anniversary of the
                                       preceding year's annual
                                       meeting, to be timely a
                                       shareholder's notice must be
                                       delivered not later than the
                                       close of business on the later
                                       of:

                                           - the 90th day prior to
                                          the annual meeting; or

                                           - the 10th day following
                                          the day on which public
                                          announcement of the date of
                                          the meeting is first made.

                                     To be in proper written form,
                                     the notice must include, among
                                     other things, a brief
                                     description of the shareholder
                                     proposal, the reasons for making
                                     the proposal at the meeting and
                                     any material interest each of
                                     the shareholder and the
                                     beneficial owner, if any, on
                                     whose behalf the proposal is
                                     made has in the proposal.

                                     The shareholder making the
                                     proposal must have been a
                                     shareholder of record on the
                                     date of the giving of this
                                     notice and on the record date
                                     for the determination of
                                     shareholders entitled to vote at
                                     the meeting.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                        STRATOS SHAREHOLDER RIGHTS        STERLING SHAREHOLDER RIGHTS
--------------------------------------------------------------------------------------------------------
     Shareholder Action by Written   Stratos' restated certificate of   Delaware law and Sterling's
                          Consent:   incorporation, as amended,         bylaws allow for shareholder
                                     prohibits shareholder action by    action by written consent by the
                                     written consent in lieu of a       holders of outstanding shares
                                     meeting of shareholders.           having not less than the minimum
                                                                        number of votes that would be
                                                                        necessary to authorize or take
                                                                        such action at a meeting at
                                                                        which all shares entitled to
                                                                        vote thereon were present and
                                                                        voted.
--------------------------------------------------------------------------------------------------------
        Appointment and Removal of   Stratos' by-laws provide that      Sterling's bylaws provide that
                         Officers:   the officers be elected by the     officers will be elected
                                     board of directors. Each officer   annually by the board of
                                     will hold office until such        directors at the first board
                                     officer's successor is elected     meeting held after each annual
                                     and qualified or until his or      meeting of shareholders.
                                     her earlier resignation or         Officers will have the authority
                                     removal, and will perform such     and perform duties as provided
                                     duties as prescribed in the        in the bylaws or as determined
                                     by-laws or other duties as the     by resolution of the board of
                                     board of directors may from time   directors not inconsistent with
                                     to time prescribe. Officers may    the bylaws. Any officer may be
                                     be removed at any time, with or    removed, with or without cause,
                                     without cause, by the board of     by majority vote of the
                                     directors.                         directors. Each officer will
                                                                        hold office until his or her
                                                                        successor is elected and
                                                                        qualified or until his or her
                                                                        earlier death, resignation or
                                                                        removal.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                        STRATOS SHAREHOLDER RIGHTS        STERLING SHAREHOLDER RIGHTS
--------------------------------------------------------------------------------------------------------
      Anti-Takeover Provisions and   Stratos has not opted out of the   Sterling has elected not to be
          Interested Shareholders:   provisions of Section 203 of the   governed by Section 203 of the
                                     DGCL. Section 203 prohibits, in    DGCL in its amended and restated
                                     certain circumstances, a           certificate of incorporation, as
                                     business combination between the   amended.
                                     corporation and an interested
                                     shareholder for a period of
                                     three years following the time
                                     that such shareholder became an
                                     interested shareholder. An
                                     "interested shareholder" is (i)
                                     a person who, directly or
                                     indirectly, owns 15% or more of
                                     the outstanding voting stock or
                                     (ii) a person who is an
                                     affiliate or associate of the
                                     corporation and was the owner of
                                     15% or more of the outstanding
                                     voting stock at any time within
                                     the prior three-year period, and
                                     the affiliates and associates of
                                     such person. A business
                                     combination includes (i) a
                                     merger or consolidation of the
                                     corporation with or caused by an
                                     interested shareholder, (ii) a
                                     sale or other disposition of
                                     assets having an aggregate
                                     market value equal to 10% or
                                     more of (a) the aggregate market
                                     value of the consolidated assets
                                     of the corporation or (b) the
                                     aggregate market value of the
                                     outstanding stock of the
                                     corporation and (iii) certain
                                     transactions that would increase
                                     the interested shareholder's
                                     proportionate share ownership in
                                     the corporation.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                        STRATOS SHAREHOLDER RIGHTS        STERLING SHAREHOLDER RIGHTS
--------------------------------------------------------------------------------------------------------
                                     This provision does not apply
                                     if: (i) the business combination
                                     or the transaction that resulted
                                     in the shareholder becoming an
                                     interested shareholder is
                                     approved by the corporation's
                                     board of directors prior to the
                                     time the interested shareholder
                                     acquired the 15% interest; (ii)
                                     upon consummation of the
                                     transaction which resulted in
                                     the shareholder becoming an
                                     interested shareholder, the
                                     interested shareholder owned at
                                     least 85% of the outstanding
                                     voting stock of the corporation
                                     (excluding shares owned by
                                     persons who are directors and
                                     also officers and by certain
                                     employee stock plans); (iii) the
                                     business combination is approved
                                     by the board of directors and
                                     authorized at an annual or
                                     special meeting of shareholders
                                     by the affirmative vote of at
                                     least two-thirds of the
                                     outstanding voting stock which
                                     is not owned by the interested
                                     shareholder; (iv) the
                                     corporation does not have a
                                     class of voting stock that is
                                     listed on a national securities
                                     exchange, authorized for
                                     quotation on Nasdaq, or held of
                                     record by more than 2,000
                                     shareholders unless any of the
                                     foregoing results from action
                                     taken, directly or indirectly,
                                     by an interested shareholder or
                                     from a transaction in which a
                                     person becomes an interested
                                     shareholder; (v) the corporation
                                     effectively elects not to be
                                     governed by this provision; or
                                     (vi) in certain other limited
                                     circumstances. Stratos has not
                                     taken action to elect not to be
                                     governed by this provision.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                        STRATOS SHAREHOLDER RIGHTS        STERLING SHAREHOLDER RIGHTS
--------------------------------------------------------------------------------------------------------
       Amendment to Certificate of   Stratos' restated certificate of   In its amended and restated
        Incorporation and By-laws:   incorporation, as amended,         certificate of incorporation, as
                                     provides generally that            amended, Sterling reserves the
                                     amendments may be made as          right to amend, alter, change or
                                     prescribed by Delaware law.        repeal any provision therein in
                                     However, in addition to any vote   the manner then-prescribed by
                                     of the holders of any class or     Delaware law. Under the DGCL, an
                                     series of stock of Stratos         amendment to the certificate of
                                     required by law or the restated    incorporation requires the
                                     certificate of incorporation, as   approval of (i) the
                                     amended, the affirmative vote of   corporation's board of
                                     the holders of at least 80% of     directors, (ii) the holders of a
                                     the Stratos stock entitled to      majority of the outstanding
                                     vote generally in the election     stock entitled to vote thereon
                                     of directors is required to        and (iii) a majority of the
                                     amend certain provisions of the    outstanding stock entitled to
                                     restated certificate of            vote thereon as a class on the
                                     incorporation.                     proposed amendment. Sterling's
                                                                        amended and restated certificate
                                     Stratos' by-laws may be amended    of incorporation, as amended,
                                     by a majority of the board of      provides that it may not be
                                     directors. The shareholders also   amended without the prior
                                     have the power to amend the        written consent of two-thirds of
                                     by-laws; however, in addition to   the Series S Preferred
                                     any affirmative vote of the        outstanding at the time such
                                     holders of any particular class    action is taken.
                                     or series of Stratos stock
                                     required by law, the restated      Under the DGCL, shareholders
                                     certificate of incorporation, as   entitled to vote have the power
                                     amended, the by-laws or any        to adopt, amend or repeal the
                                     preferred stock, the affirmative   bylaws. In addition, a
                                     vote of the holders of at least    corporation may, in its
                                     80% of the Stratos stock then      certificate of incorporation,
                                     outstanding and entitled to vote   confer this power on the board
                                     generally in the election of       of directors. Sterling's amended
                                     directors, voting together as a    and restated certificate of
                                     single class, is required to       incorporation, as amended,
                                     amend any provision of the         authorizes the board of
                                     by-laws.                           directors to make, alter or
                                                                        repeal Sterling's bylaws.
                                                                        Further, Sterling's bylaws
                                                                        provide that, subject to repeal
                                                                        or change by the shareholders,
                                                                        Sterling's board of directors
                                                                        may amend, supplement or repeal
                                                                        the bylaws or adopt new bylaws.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                        STRATOS SHAREHOLDER RIGHTS        STERLING SHAREHOLDER RIGHTS
--------------------------------------------------------------------------------------------------------
          Shareholder Rights Plan:   Stratos has entered into a         Sterling has not adopted a
                                     Rights Agreement, dated as of      shareholder rights plan.
                                     March 23, 2001, with Mellon
                                     Investor Services LLC, as Rights
                                     Agent, as amended, pursuant to
                                     which Stratos has issued rights,
                                     exercisable upon the occurrence
                                     of certain events, to purchase
                                     its Series A Junior
                                     Participating Preferred Stock.
                                     The rights expire on April 3,
                                     2011. See "Description of
                                     Stratos Capital Stock -- Stratos
                                     Rights Agreement" below.
--------------------------------------------------------------------------------------------------------

                      DESCRIPTION OF STRATOS CAPITAL STOCK

       The following summary of the terms of the capital stock of Stratos before and after the merger is not meant to be complete and is qualified by reference to Stratos' restated certificate of incorporation, as amended, including the certificates of designation relating to the Series A Junior Participating Preferred Stock and the Series B Preferred Stock, and to Stratos' by-laws. Copies of Stratos' restated certificate of incorporation, as amended, and Stratos' by-laws are incorporated by reference and will be sent to shareholders of Stratos and Sterling upon request. See "Where You Can Find More Information" on page 140.

AUTHORIZED CAPITAL STOCK

       Under its restated certificate of incorporation, as amended, Stratos has the authority to issue 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Of the shares of preferred stock, 100,000 have been designated Series A Junior Participating Preferred Stock and reserved for issuance upon the exercise of the rights distributed to the holders of Stratos common stock pursuant to the rights agreement, as described below under "-- Stratos Rights Agreement" on page 137, and, if a merger is completed, 50,000 will be designated Series B Preferred Stock and will be issued in the merger. As of August [--], 2003, there were issued and outstanding [--] shares of Stratos common stock. No shares of preferred stock are currently outstanding.

STRATOS COMMON STOCK

       Stratos Common Stock Outstanding. The outstanding shares of Stratos common stock are, and the shares of Stratos common stock issued pursuant to the merger will be, duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of Stratos common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Stratos preferred stock which Stratos may designate and issue in the future (including the Series B Preferred Stock described below). Each shareholder of Stratos is entitled to a certificate signed by designated officers of Stratos certifying the number of shares owned by that shareholder.

       Voting Rights. Each holder of Stratos common stock generally is entitled to one vote for each share held on all matters submitted to a vote of shareholders of Stratos and does not have cumulative voting rights. Accordingly, holders of a majority of the shares of Stratos common stock entitled to vote in any election of directors of Stratos may elect all of the directors standing for election. Holders of common stock are not, however, entitled to vote on any amendment to Stratos' restated certificate of incorporation, as amended, that relates to the terms of any series of preferred stock if preferred shareholders are entitled to vote on that amendment.

       Dividend Rights; Rights Upon Liquidation. The holders of Stratos common stock are entitled to receive dividends, if any, as may be declared by the Stratos board of directors out of funds legally available for the payment of dividends, subject to any preferential dividend rights of outstanding Stratos preferred stock

(including the preferential dividend rights of the Series B Preferred Stock described below). Upon the liquidation, dissolution or winding up of Stratos, the holders of Stratos common stock are entitled to share pro rata in the net assets of Stratos legally available after the payment of all debts and other liabilities, and the liquidation preference of holders of any outstanding Stratos preferred stock.

       Preemptive Rights. Under its restated certificate of incorporation, as amended, the holders of Stratos common stock have no preemptive, subscription, redemption or conversion rights.

       Preferred Stock Purchase Rights. Each holder of Stratos common stock is also the holder of one preferred stock purchase right for each share of Stratos common stock. Each right represents the right to purchase one one-hundredth of a share of Stratos Series A Junior Participating Preferred Stock at a price of $800 (as adjusted to reflect Stratos' 1-for-10 reverse stock split effected on October 21, 2002 and subject to further adjustment as provided in the rights agreement) and is exercisable upon the occurrence of certain specified events.

       Stock Exchange Listing. The Stratos common stock is quoted on the Nasdaq National Market under the symbol "STLW."

STRATOS PREFERRED STOCK

       Stratos Preferred Stock Outstanding. As of the date of this joint proxy statement/prospectus, no shares of Stratos preferred stock were issued and outstanding.

       Blank Check Preferred Stock. Under its restated certificate of incorporation, as amended, Stratos' board of directors has the authority, without shareholder approval, to issue preferred stock in series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions on the shares of each series. The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of the common stock of Stratos, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any of these holders is required pursuant to the terms of any preferred stock certificate of designation.

       One hundred thousand shares of Stratos preferred stock have been designated Series A Junior Participating Preferred Stock and reserved for issuance upon exercise of the rights distributed to the holders of Stratos common stock pursuant to the Rights Agreement, as described below under "-- Stratos Rights Agreement."

NEW SERIES B PREFERRED STOCK

       Designation and Amount. The new Series B Preferred Stock that Sterling shareholders will receive in connection with the merger will have a par value of $0.01 per share and a stated value and a liquidation preference of $100 per share (subject to adjustment as set forth in the certificate of designation relating to the Series B Preferred Stock), plus accrued and unpaid dividends. The authorized number of shares of Series B Preferred will be 50,000.

       Rank. With respect to dividend rights and rights on liquidation, dissolution and winding up, the Series B Preferred Stock will rank senior to all classes of stock of the combined company, except those classes of preferred stock expressly designated as ranking senior or on parity with the Series B Preferred Stock.

       Dividends. The holders of Series B Preferred Stock will be entitled to receive, when and as declared by the board of directors of the combined company out of funds legally available therefor, cumulative cash dividends until the dividend termination date (as defined in the certificate of designation). The cash dividend per share will be equal to (1) seven percent per annum, or an increased rate in the case of Stratos' failure to pay dividends in accordance with the provisions of the certificate of designation relating to the Series B Preferred Stock, multiplied by (2) $100 per share, subject to adjustment, plus the amount of accrued but unpaid dividends with respect to each share of Series B Preferred. Dividends, to the extent declared by the board of directors of the combined company, will be payable quarterly. In addition, Stratos may, at any time following the fifth anniversary of the issuance of the Series B Preferred, declare an optional special dividend of

$100 on each issued and outstanding share of Series B Preferred, plus the amount of all accrued but unpaid dividends with respect to each such share, in which case no further cash dividends are required to be paid. Stratos may not pay or declare dividends on any securities ranking junior to the Series B Preferred, unless (i) the holders of 75% of the outstanding shares of Series B Preferred consent to such payment or (ii) all accrued and unpaid dividends on the shares of Series B Preferred have been paid or set aside for payment.

       Redemption. No later than 60 days following the occurrence of certain events relating to Stratos' achievement of $250 million in annual revenue or $500 million in market capitalization, Stratos must redeem all shares of Series B Preferred Stock at a redemption price initially equal to $100 per share, plus an amount equal to all accrued and unpaid dividends thereon to and including the date of redemption. The initial redemption price is subject to adjustment as follows. If, on the last day immediately preceding the redemption event, the "market price" (as defined in the certificate of designation relating to the Series B Preferred Stock) of Stratos common stock is (1) $7.00 or less per share, there will be no adjustment to the initial redemption price; (2) greater than $7.00 and less than $12.00 per share, the initial redemption price will be increased by $25 per share for every whole dollar by which the market price exceeds $7.00 per share and (3) $12.00 or more per share, the initial redemption price will be increased by $125 per share. If, however, the optional special dividend has been declared, the redemption price for each share of the Series B Preferred Stock will be reduced by $100 per share after taking into account the above adjustments.

       In addition, at any time following the fifth anniversary of the issuance of the Series B Preferred Stock, Stratos, at its option, will be entitled to redeem any or all shares of Series B Preferred Stock, at a redemption price of $125 per share, plus an amount equal to all unaccrued and unpaid dividends thereon to and including the date of redemption, minus $100 per share if the optional special dividend has been declared prior to such redemption (see "Dividends" above for a discussion of the optional special dividend).

       Voting Rights. Each holder of Series B Preferred Stock will be entitled to one vote for each share held on the record date for determining the shareholders entitled to vote with respect to all matters presented to Sterling shareholders for their action and, except as otherwise provided, the holders of Series B Preferred Stock and any other outstanding series of stock will vote together with the holders of shares of common stock as a single class.

       In general, the vote of at least 75% of the outstanding Series B Preferred Stock, voting separately as a class, will be required to (1) amend any terms of the Series B Preferred or (2) approve any merger, reorganization, consolidation or similar transaction or any reclassification of outstanding securities that would have a material adverse effect on the dividend, liquidation or redemption rights of the Series B Preferred. However, the vote of at least 90% of the outstanding Series B Preferred will be required to amend any terms of the Series B Preferred that govern dividends or payments to be made upon a liquidation, dissolution or winding-up Stratos. Furthermore, no separate vote is required if any of the foregoing is in connection with a "change in ownership" of Stratos. For purposes of the certificate of designation relating to the Series B Preferred Stock, change in ownership means (1) any sale or transfer of all or substantially all of Stratos' assets in any transaction or series of transactions, and (2) any merger, reorganization or consolidation to which Stratos is a party, unless after giving effect to such merger, reorganization or consolidation the holders of Stratos' outstanding capital stock immediately prior to such merger, reorganization or consolidation will continue to own Stratos' outstanding capital stock possessing the voting power to elect a majority of the Stratos board of directors.

       Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the combined company, the holders of Series B Preferred Stock will be entitled to receive liquidating distributions in the amount of $100 per share plus all accrued and unpaid dividends thereon to the date fixed for distribution, before any distribution or payment is made to the holders of Stratos common stock or on any other class of Stratos stock ranking junior to the Series B Preferred Stock. If a change in ownership (as defined above) of Stratos occurs, the holders of the Series B Preferred Stock will be entitled to receive liquidating distributions of $100 per share, subject to adjustment based on the market price of Stratos common stock, as described more fully above under the caption "-- Redemption."

       No Conversion; No Sinking Fund. The Series B Preferred will not be convertible into Stratos common stock and will not be entitled to the benefit of a sinking fund.

       Certain Potential Antitakeover Effects of the New Series B Preferred Stock. Although the issuance of shares of Series B Preferred Stock in connection with the merger is not intended as an antitakeover device, it should be noted that such issuance may have certain antitakeover effects. It may discourage or render more difficult a merger, tender offer or proxy contest involving the combined company or deter a third party from seeking to acquire control of the combined company.

       A form of the Certificate of Designation for Stratos Series B Preferred Stock is attached to this joint proxy statement/prospectus as Annex K.

STRATOS RIGHTS AGREEMENT

       The following is a summary description of the rights issued under the Stratos rights agreement, as amended. The following description of the Stratos rights agreement is subject to, and is qualified in its entirety by reference to, the text of the Stratos rights agreement, as amended, and the description thereof, which are incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 140.

       On March 23, 2001, Stratos entered into a rights agreement with Mellon Investor Services LLC, as Rights Agent, which provides for the issuance of one preferred stock purchase right for each outstanding share of Stratos common stock. Each right entitles the registered holder to purchase from Stratos one one-hundredth of a share of Stratos' Series A Junior Participating Preferred Stock, par value $0.01 per share, at a price of $800 (as adjusted to reflect Stratos' 1-for-10 reverse stock split effected in October 2002 and subject to further adjustment as provided in the rights agreement). The rights, which are attached to and trade with the Stratos common stock until they are exercisable, may not be exercised until the earlier to occur of (the earlier of such dates being a "Distribution Date"):

       (1) the 10th day after the first date of a public announcement (by Stratos or any "Acquiring Person") that a person or a group of affiliated or associated persons (referred to as an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Stratos common stock; or

       (2) the 10th business day (or such later date as the Stratos board of directors may specify prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the completion of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Stratos common stock.

       The holder of a right may exercise the right at any time after the occurrence of a Distribution Date. In the event that any person becomes an Acquiring Person, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will then be void), will thereafter have a right to receive, for the right's then-current exercise price and upon exercise of the right, a number of shares of Stratos common stock equal to the right's exercise price divided by one-half of the market price of a share of common stock.

       The Stratos rights agreement further provides that if Stratos is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, after a person or group has become an Acquiring Person, then each holder of a right, other than rights beneficially owned by the Acquiring Person (which will then be void), will then have the right to receive, for the right's then-current exercise price and upon exercise of the right, a number of shares of common stock of the Acquiring Person equal to the right's exercise price divided by one-half of the market price of a share of the common stock of the Acquiring Person.

       The rights are redeemable under specified circumstances.

       In connection with entering into the merger agreement, Stratos and Mellon Investor Services LLC, as rights agent, entered into an amendment to the rights agreement, dated as of July 2, 2003, pursuant to which neither CVC nor any of CVC's affiliates or associates will become or be deemed to be an Acquiring Person, unless CVC or any of its affiliates or associates becomes the beneficial owner of an aggregate of 15% or more of Stratos' common stock, other than shares of Stratos common stock acquired pursuant to the merger.

       The amendment to the rights agreement also provides that no person will become an Acquiring Person and a Distribution Date will not occur or be deemed to have occurred as a result of:

       (1) the execution and delivery of the merger agreement,

       (2) the public announcement of the merger agreement,

       (3) the consummation of any of the transactions contemplated by the merger agreement in accordance with its terms, or

       (4) the execution, delivery or performance of any document contemplated by the merger agreement, including the voting agreements.

TRANSFER AGENT AND REGISTRAR

       Mellon Investor Services LLC is the transfer agent and registrar for the Stratos common stock.

NASDAQ QUOTATION

       It is a condition to the consummation of the merger that the shares of Stratos common stock to be issued in the merger be authorized for quotation on the Nasdaq National Market, subject to official notice of issuance.

                                 LEGAL MATTERS

       The validity of the Stratos common stock and Stratos preferred stock to be issued to Sterling shareholders in the merger will be passed upon by Lord, Bissell & Brook, counsel to Stratos.

                                    EXPERTS

       The consolidated financial statements of Stratos and subsidiary companies appearing in Stratos' Annual Report on Form 10-K for the year ended April 30, 2003 have been audited by Ernst & Young LLP, independent auditors, as discussed in their report included in Stratos' Annual Report on Form 10-K, and incorporated in this joint proxy statement/prospectus by reference. Such consolidated financial statements are incorporated in this joint proxy statement/prospectus by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

       The consolidated financial statements of Sterling Holding Company and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been included in this joint proxy statement/prospectus as Annex L in reliance upon the report of KPMG LLP, independent accountants, appearing in Annex L, and upon the authority of said firm as experts in accounting and auditing.

                                  CHAPTER NINE

                    ADDITIONAL INFORMATION FOR SHAREHOLDERS

                          FUTURE SHAREHOLDER PROPOSALS

STRATOS

       Under the rules of the SEC, if a shareholder wants Stratos to include a proposal in its proxy statement and form of proxy for presentation at Stratos' 2004 annual meeting of shareholders, the proposal must be received at Stratos' executive offices no later than May [26], 2004. However, if the date of the 2004 annual meeting is more than 30 calendar days before or after the date of the previous year's meeting (October [--], 2003), then the deadline is a reasonable time before Stratos begins to print and mail its proxy materials with respect to its 2004 annual meeting.

       Under Stratos' by-laws, and as permitted by the rules of the SEC, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These provisions state that shareholders desiring to nominate persons for election to the board of directors or to bring any other business before the shareholders at an annual meeting must give timely written notice to Stratos' Corporate Secretary in accordance with the procedural requirements set forth in Article I of the Stratos by-laws. To be timely, a shareholder's notice must be delivered not less than 45 or more than 75 days prior to the first anniversary of the date of the proxy statement for the 2003 annual shareholders' meeting. However, if the date of the 2004 annual meeting is more than 30 days before or after the anniversary of the 2003 annual meeting, the shareholder notice must be received no later than the close of business on the later of (1) 90 days prior to the 2004 annual meeting, or (2) the 10th day following the day on which public announcement of the date of the 2004 annual meeting is first made.

       To be in proper written form, the notice must include, among other things, information on the nominating shareholder and information regarding the nominee required by the proxy rules of the SEC. The notice also must be accompanied by a written consent of the proposed nominee consenting to being named as a nominee and to serving as a director if elected.

       All notices should be directed to the following address:

                                Stratos Lightwave, Inc.
                                7444 West Wilson Avenue
                                Chicago, Illinois 60706
                                Attention: Corporate Secretary

STERLING

       If the merger is completed, Sterling does not expect to hold a 2004 annual meeting of shareholders because Sterling will be a wholly owned subsidiary of Stratos.

                      WHERE YOU CAN FIND MORE INFORMATION

       Stratos files annual, quarterly and special reports, proxy statements and other information with the SEC. Sterling is not required to file annual, quarterly or other reports with the SEC. You may read and copy any reports, statements or other information Stratos files at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the Public Reference Room. Stratos' SEC filings also are available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.

       Stratos has filed a registration statement on Form S-4 to register with the SEC the Stratos common stock and Stratos preferred stock to be issued to Sterling shareholders upon completion of the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Stratos in addition to being a proxy statement of Stratos and Sterling for their respective meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

       The SEC allows Stratos to "incorporate by reference" information into this joint proxy statement/ prospectus, which means that Stratos can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in, or incorporated by reference in, this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents listed below that Stratos has filed previously with the SEC. These documents contain important business and financial information about Stratos that is not included in this joint proxy statement/ prospectus.

STRATOS SEC FILINGS (FILE NO. 000-30869)         PERIOD
----------------------------------------         ------
Annual Report on Form 10-K.....................  Fiscal Year ended April 30, 2003

Current Reports on Form 8-K....................  Filed on July 1, 2003 and July 3, 2003

The description of the rights agreement
contained in the registration statement on Form
8-A filed pursuant to Section 12 of the
Securities Exchange Act of 1934, including any
amendment or report filed with the SEC for
purposes of updating this description..........  Filed on March 28, 2001 and August 7, 2003

                                ---------------

       Stratos also incorporates by reference additional documents that Stratos files with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this joint proxy statement/prospectus and the date of the shareholder meetings.

       All information contained or incorporated by reference in this joint proxy statement/prospectus relating to Stratos has been supplied by Stratos, and all information about Sterling has been supplied by Sterling.

       If you are a Stratos shareholder, Stratos may have sent you some of the documents incorporated by reference, but you can obtain any of them through Stratos or the SEC. Documents incorporated by reference are available from Stratos without charge, excluding all exhibits unless Stratos has specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them from Stratos in writing or by telephone at the following address:

                            STRATOS LIGHTWAVE, INC.
                           Stratos Investor Relations
                            7444 West Wilson Avenue
                          Chicago, Illinois 60706-4549
                                 (708) 867-9600

       If you are a Stratos shareholder and would like to request documents from Stratos, please do so by [--], 2003 to receive them before the Stratos annual meeting.

       You also can get more information by visiting Stratos' web site at www.stratoslightwave.com and Sterling's web sites at www.trompeter.com and www.semflex.com. Web site materials are not part of this joint proxy statement/prospectus.

       YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE PROPOSALS TO STRATOS' AND STERLING'S SHAREHOLDERS IN CONNECTION WITH THE MERGER, AS THE CASE MAY BE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED [--], 2003. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/

PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF SHARES OF STRATOS COMMON STOCK AND STRATOS PREFERRED STOCK AS CONTEMPLATED BY THE MERGER AGREEMENT SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                            STRATOS LIGHTWAVE, INC.,

                           SLEEPING BEAR MERGER CORP.

                                      AND

                            STERLING HOLDING COMPANY

                          DATED AS OF JULY 2, 2003(1)

---------------

    1 Reflects changes effected pursuant to an Amendment Agreement dated as of August 19, 2003.

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
ARTICLE I  THE MERGER........................................................    A-1
  Section 1.1    The Merger..................................................    A-1
  Section 1.2    Effective Time..............................................    A-2
  Section 1.3    Effects of the Merger.......................................    A-2
  Section 1.4    Plan of Reorganization......................................    A-2
  Section 1.5    Charter and Bylaws; Directors and Officers..................    A-2
  Section 1.6    Conversion of Securities....................................    A-3
  Section 1.7    Delivery of Certificates and Payment of Cash................    A-4
  Section 1.8    Dividends; Transfer Taxes; Withholding......................    A-4
  Section 1.9    No Fractional Securities....................................    A-5
  Section 1.10   Return of Exchange Fund.....................................    A-5
  Section 1.11   Adjustment of Per Share Merger Consideration................    A-6
  Section 1.12   No Further Ownership Rights in Company Common Stock or
                   Company Preferred Stock...................................    A-6
  Section 1.13   Closing of Company Transfer Books...........................    A-6
  Section 1.14   Lost Certificates...........................................    A-6
  Section 1.15   Further Assurances..........................................    A-6
  Section 1.16   Affiliates..................................................    A-6
  Section 1.17   Excess Working Capital Adjustment...........................    A-7
  Section 1.18   Associated Rights...........................................    A-9
  Section 1.19   Closing; Closing Deliveries.................................    A-9

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.................   A-10
  Section 2.1    Organization, Standing and Power............................   A-10
  Section 2.2    Capital Structure...........................................   A-11
  Section 2.3    Authority...................................................   A-11
  Section 2.4    Consents and Approvals; No Violation........................   A-12
  Section 2.5    SEC Documents and Other Reports.............................   A-12
  Section 2.6    Absence of Certain Changes or Events........................   A-13
  Section 2.7    Permits and Compliance......................................   A-14
  Section 2.8    Registration Statement and Proxy Statement..................   A-14
  Section 2.9    Tax Matters.................................................   A-15
  Section 2.10   Actions and Proceedings.....................................   A-16
  Section 2.11   Certain Agreements..........................................   A-16
  Section 2.12   ERISA.......................................................   A-16
  Section 2.13   Compliance with Worker Safety and Environmental Laws........   A-17
  Section 2.14   Labor Matters...............................................   A-17
  Section 2.15   Intellectual Property.......................................   A-18
  Section 2.16   Contracts...................................................   A-18
  Section 2.17   Takeover Statutes and Charter Provisions....................   A-18
  Section 2.18   Required Vote of Parent Stockholders........................   A-18
  Section 2.19   Brokers.....................................................   A-18
  Section 2.20   Operations of Sub...........................................   A-19

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                PAGE
                                                                                ----
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................   A-19
  Section 3.1    Organization, Standing and Power............................   A-19
  Section 3.2    Capital Structure...........................................   A-19
  Section 3.3    Authority...................................................   A-20
  Section 3.4    Consents and Approvals; No Violation........................   A-21
  Section 3.5    Financial Statements........................................   A-22
  Section 3.6    No Dividends; Absence of Certain Changes or Events..........   A-22
  Section 3.7    Permits and Compliance......................................   A-23
  Section 3.8    Registration Statement and Proxy Statement..................   A-24
  Section 3.9    Tax Matters.................................................   A-24
  Section 3.10   Actions and Proceedings.....................................   A-25
  Section 3.11   Certain Agreements..........................................   A-26
  Section 3.12   Employee Benefits...........................................   A-26
  Section 3.13   Compliance with Worker Safety and Environmental Laws........   A-27
  Section 3.14   Labor Matters...............................................   A-27
  Section 3.15   Intellectual Property.......................................   A-27
  Section 3.16   Availability of Assets......................................   A-28
  Section 3.17   Real Property...............................................   A-28
  Section 3.18   Personal Property Leases....................................   A-28
  Section 3.19   Title to Assets.............................................   A-29
  Section 3.20   Contracts...................................................   A-29
  Section 3.21   Status of Contracts.........................................   A-29
  Section 3.22   Insurance...................................................   A-30
  Section 3.23   Takeover Statutes and Charter Provisions....................   A-30
  Section 3.24   Required Vote of Company Stockholders.......................   A-30
  Section 3.25   Brokers.....................................................   A-30
  Section 3.26   Ownership of Company Stock..................................   A-30

ARTICLE IV  COVENANTS........................................................   A-30
  Section 4.1    Conduct of Business of the Company Pending the Merger.......   A-30
  Section 4.2    Conduct of Business of Parent Pending the Merger............   A-33
  Section 4.3    No Solicitation by the Company..............................   A-35
  Section 4.4    No Solicitation by Parent...................................   A-35
  Section 4.5    Third Party Standstill Agreements...........................   A-36
  Section 4.6    Reorganization..............................................   A-36

ARTICLE V  ADDITIONAL AGREEMENTS.............................................   A-36
  Section 5.1    Stockholder Meetings........................................   A-36
  Section 5.2    Preparation of the Registration Statement and the Proxy
                   Statement.................................................   A-37
  Section 5.3    Access to Information.......................................   A-37
  Section 5.4    Compliance with the Securities Act..........................   A-37
  Section 5.5    Fees and Expenses...........................................   A-37
  Section 5.6    Company Stock Options.......................................   A-38
  Section 5.7    Commercially Reasonable Efforts.............................   A-38

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                PAGE
                                                                                ----
  Section 5.8    Public Announcements........................................   A-39
  Section 5.9    Real Estate Transfer and Gains Tax..........................   A-39
  Section 5.10   State Takeover Laws.........................................   A-39
  Section 5.11   Indemnification of Directors and Officers...................   A-39
  Section 5.12   Notification of Certain Matters.............................   A-39
  Section 5.13   Stock Exchange Listing......................................   A-40
  Section 5.14   Indemnity Agreement.........................................   A-40
  Section 5.15   Pre-Closing Transfers.......................................   A-40
  Section 5.16   Working Capital Dividend....................................   A-41
  Section 5.17   Discharge of Indebtedness...................................   A-41
  Section 5.18   Continuity of Business Enterprise...........................   A-41
  Section 5.19   Post Closing Tax Returns....................................   A-42

ARTICLE VI  CONDITIONS PRECEDENT TO THE MERGER...............................   A-42
  Section 6.1    Conditions to Each Party's Obligation to Effect the
                   Merger....................................................   A-42
  Section 6.2    Conditions to Obligation of the Company to Effect the
                   Merger....................................................   A-42
  Section 6.3    Conditions to Obligations of Parent and Sub to Effect the
                   Merger....................................................   A-43

ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER...............................   A-45
  Section 7.1    Termination.................................................   A-45
  Section 7.2    Effect of Termination.......................................   A-46
  Section 7.3    Amendment...................................................   A-46
  Section 7.4    Extension; Waiver...........................................   A-46

ARTICLE VIII  INDEMNIFICATION................................................   A-46
  Section 8.1    Indemnity Fund..............................................   A-46
  Section 8.2    Indemnification from Indemnity Fund.........................   A-47
  Section 8.3    Termination of Indemnity Fund...............................   A-48
  Section 8.4    Notice and Determination of Claims..........................   A-48
  Section 8.5    Resolution of Conflicts; Arbitration........................   A-49
  Section 8.6    Stockholder Representatives.................................   A-49
  Section 8.7    Actions of the Stockholder Representatives..................   A-50
  Section 8.8    Third-Party Claims..........................................   A-50

ARTICLE IX  GENERAL PROVISIONS...............................................   A-50
  Section 9.1    Survival of Representations and Warranties..................   A-50
  Section 9.2    Notices.....................................................   A-51
  Section 9.3    Interpretation..............................................   A-51
  Section 9.4    Counterparts................................................   A-51
  Section 9.5    Entire Agreement; No Third-Party Beneficiaries..............   A-52
  Section 9.6    Governing Law...............................................   A-52
  Section 9.7    Assignment..................................................   A-52
  Section 9.8    Severability................................................   A-52
  Section 9.9    Enforcement of this Agreement...............................   A-52

                                    EXHIBITS

Exhibit A.................................   Form of Voting Agreement
Exhibit B.................................   Form of Indemnity Escrow Agreement
Exhibit C.................................   Directors of Parent
Exhibit D.................................   Form of Certificate of Designation
Exhibit E.................................   Form of Amendment to Rights Agreement
Exhibit F.................................   Form of Company Affiliate Letter
Exhibits G-1 and G-2......................   Form of Leases
Exhibit H.................................   Form of FIRPTA Statement
Exhibit I.................................   Form of FIRPTA Notification

                             TABLE OF DEFINED TERMS

DEFINED TERM                                                   SECTION
------------                                                   -------
Adjustment Resolution Period................................   Section 1.17(b)(iii)
Affiliate...................................................   Section 3.16
Agreed Accounting Principles................................   Section 1.17(a)
Agreed Rate.................................................   Section 1.6(g)
Agreed Value................................................   Section 5.15(d)
Agreement...................................................   Introduction
Audited Financial Statements................................   Section 3.5
Balance Sheet...............................................   Section 3.5
Balance Sheet Date..........................................   Section 3.5
Blue Sky Laws...............................................   Section 2.4
Certificate of Designation..................................   Section 1.6(d)
Certificate of Merger.......................................   Section 1.2
Certificates................................................   Section 1.7
Claim Notice................................................   Section 8.4(a)
Claiming Party..............................................   Section 8.4(a)
Closing.....................................................   Section 1.19(a)
Closing Date................................................   Section 1.19(a)
Code........................................................   Recitals
Company.....................................................   Introduction
Company Affiliate Letter....................................   Section 5.4
Company Agreements..........................................   Section 3.21
Company Ancillary Agreements................................   Section 3.3(a)
Company Business Personnel..................................   Section 3.14
Company Bylaws..............................................   Section 3.2(a)
Company Charter.............................................   Section 1.5(a)
Company Common Stock........................................   Recitals
Company Employment Agreements...............................   Section 3.12(d)
Company Group...............................................   Section 3.9(f)
Company Letter..............................................   Section 3.2(c)
Company Permits.............................................   Section 3.7
Company Plan................................................   Section 3.12(c)
Company Preferred Stock.....................................   Recitals
Company Stock Option Agreements.............................   Section 3.2(a)
Company Stock Options.......................................   Section 3.2(a)
Company Stockholder Meeting.................................   Section 5.1(a)
Company Stockholders........................................   Section 1.7
Company Superior Proposal...................................   Section 4.3(a)
Company Takeover Proposal...................................   Section 4.3(a)
Constituent Corporations....................................   Introduction
Corona......................................................   Section 3.2(d)
Corona Stock Purchase Agreement.............................   Section 3.2(d)
DGCL........................................................   Section 1.1

DEFINED TERM                                                   SECTION
------------                                                   -------
Director Indemnification Agreements.........................   Section 5.11
Dissenting Shares...........................................   Section 1.6(e)
Effective Time..............................................   Section 1.2
Encumbrance.................................................   Section 2.6(b)(iii)
Environmental Laws..........................................   Section 2.13
ERISA.......................................................   Section 2.12(a)
ERISA Affiliate.............................................   Section 2.12(c)
Excess Working Capital......................................   Section 1.17(a)
Exchange Act................................................   Section 2.4
Exchange Agent..............................................   Section 1.7
Expense.....................................................   Section 8.1(c)
Financial Statements........................................   Section 3.5
Fully Diluted Equity........................................   Section 1.6(c)
GAAP........................................................   Section 2.5
Gains Taxes.................................................   Section 5.9
Governmental Entity.........................................   Section 2.4
HSR Act.....................................................   Section 2.4
Indemnity Agent.............................................   Section 8.1(a)
Indemnity Agreement.........................................   Recitals
Indemnity Shares............................................   Section 1.7
Independent Accounting Firm.................................   Section 1.17(b)(iv)
Intellectual Property Rights................................   Section 2.15(a)
Interim Excess Working Capital..............................   Section 1.17(b)(vi)
Interim Per Share Excess Working Capital....................   Section 1.17(b)(vi)
IRS.........................................................   Section 2.12(b)
Joint Venture...............................................   Section 3.2(d)
Knowledge of Parent.........................................   Section 2.7
Knowledge of the Company....................................   Section 3.2(a)
Leases......................................................   Section 5.15(a)
LLC.........................................................   Section 5.15(a)
LLC Assets..................................................   Section 5.15(a)
LLC Units...................................................   Section 5.15(b)
Loss........................................................   Section 8.1(c)
Material Adverse Change.....................................   Section 2.1
Material Adverse Effect.....................................   Section 2.1
Merger......................................................   Recitals
Nasdaq......................................................   Section 1.9
Nondisclosure Agreement.....................................   Section 5.3
Objection...................................................   Section 8.4(c)
Objection Notice............................................   Section 1.17(b)(iii)
Owned Real Property.........................................   Section 3.17(a)
Parent......................................................   Introduction
Parent Ancillary Agreements.................................   Section 2.3
Parent Business Personnel...................................   Section 2.14

DEFINED TERM                                                   SECTION
------------                                                   -------
Parent Bylaws...............................................   Section 2.4
Parent Calculation..........................................   Section 1.17(b)(i)
Parent Charter..............................................   Section 1.19(b)(i)
Parent Common Stock.........................................   Recitals
Parent Group Members........................................   Section 8.1(c)
Parent Letter...............................................   Section 2.4
Parent Permits..............................................   Section 2.7
Parent Plan.................................................   Section 2.12(c)
Parent Preferred Stock......................................   Recitals
Parent Rights...............................................   Section 2.2
Parent SEC Documents........................................   Section 2.5
Parent Stock Plans..........................................   Section 2.2
Parent Stockholder Meeting..................................   Section 5.1(b)
Parent Superior Proposal....................................   Section 4.4(a)
Parent Takeover Proposal....................................   Section 4.4(a)
Parent Third Party..........................................   Section 5.5(e)
Per Share Excess Working Capital............................   Section 1.17(a)
Per Share Merger Consideration..............................   Section 1.6(c)
Permitted Encumbrance.......................................   Section 2.6(b)(iii)
Person......................................................   Section 3.16
Post Closing Sale...........................................   Section 5.15(d)
Proxy Statement.............................................   Section 2.8
Registration Statement......................................   Section 2.3
Representatives' Accountant.................................   Section 1.17(b)(ii)
Restricted Stock Agreements.................................   Section 3.2(a)
Rights Agreement............................................   Section 2.2
Rule 145 Affiliates.........................................   Section 5.4
SEC.........................................................   Section 2.3
Securities Act..............................................   Section 2.3
Series S Preferred Stock....................................   Section 3.2(a)
Share Issuance..............................................   Section 2.3
Shares......................................................   Section 1.6(c)
State Takeover Approvals....................................   Section 2.4
Stockholder Meetings........................................   Section 5.1(b)
Stockholder Representatives.................................   Section 8.6(a)
Sub.........................................................   Introduction
Subsidiary..................................................   Section 2.1
Surviving Corporation.......................................   Section 1.1
Target Working Capital......................................   Section 1.17(a)
Tax.........................................................   Section 2.9(c)
Tax Return..................................................   Section 2.9(c)
Tax Sharing Arrangement.....................................   Section 2.9(c)
Third Party Acquisition Event involving Parent..............   Section 5.5(e)
Transmittal Letter..........................................   Section 1.7

DEFINED TERM                                                   SECTION
------------                                                   -------
Trompeter...................................................   Section 1.19(d)(vi)
Unaudited Financial Statements..............................   Section 3.5
Voting Agreements...........................................   Recitals
Westlake Properties.........................................   Section 3.17(b)
Worker Safety Laws..........................................   Section 2.13
Working Capital.............................................   Section 1.17(a)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of July 2, 2003 (this "Agreement"), among Stratos Lightwave, Inc., a Delaware corporation ("Parent"), Sleeping Bear Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and Sterling Holding Company, a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, $0.01 par value, of the Company ("Company Common Stock"), and each issued and outstanding share of preferred stock, $0.01 par value, of the Company ("Company Preferred Stock"), in each case not owned directly or indirectly by Parent or the Company, will be converted into the right to receive (i) shares of Common Stock, $0.01 par value, of Parent ("Parent Common Stock") together with the associated Parent Rights (as hereinafter defined), and (ii) shares of a new series of Preferred Stock, $0.01 per share, of Parent to be designated as the Series B Preferred Stock (the "Parent Preferred Stock");

     WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders;

     WHEREAS, in order to induce Parent and Sub to enter into this Agreement, concurrently herewith Citicorp Venture Capital Ltd., the William N. and Carol A. Stout Trust dated 11/24/98, the William N. and Carol A. Stout Charitable Remainder Unit Trust, and the directors of the Company are entering into agreements with Parent dated as of the date hereof (the "Voting Agreements"), in the form of the attached Exhibit A, pursuant to which, among other things, each such Person has agreed to vote in favor of this Agreement and the Merger;

     WHEREAS, in order to induce Parent and Sub to enter into this Agreement, before the Closing Parent, the Indemnity Agent (as hereinafter defined), and the Stockholder Representatives (as hereinafter defined) shall enter into the Indemnity Escrow Agreement (the "Indemnity Agreement") substantially in the form of the attached Exhibit B; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder.

     NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. Notwithstanding anything to the contrary herein, at the election of Parent, any direct wholly owned Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a Constituent Corporation in the Merger; provided that such substituted corporation is a Delaware corporation which is formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no other business activities. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

     SECTION 1.2 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is duly filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is duly filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for recording or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as hereinafter defined).

     SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 1.4 Plan of Reorganization. The parties hereto intend that this Agreement shall constitute a "plan of reorganization" for United States federal income tax purposes pursuant to which, for such purposes, the merger of Sub directly with and into the Company (in which each Company Stockholder (as hereinafter defined) is to receive solely the Per Share Merger Consideration (as hereinafter defined) provided for hereunder) is to be treated as a "reorganization" under Section 368(a) of the Code (to which each of Parent and the Company are to be parties under Section 368(b) of the Code).

     SECTION 1.5  Charter and Bylaws; Directors and Officers.

     (a) At the Effective Time, the Amended and Restated Certificate of Incorporation, as amended, of the Company (the "Company Charter"), as in effect immediately prior to the Effective Time, shall be amended so that Article IV reads in its entirety as follows: "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $0.01 par value." As so amended, the Company Charter shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Certificate of Incorporation of the Surviving Corporation.

     (b) The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

     (c) Effective at the Effective Time, Parent's Board of Directors shall consist of the eight individuals listed on Exhibit C and a ninth director to the extent designated by the Company prior to the filing of the Registration Statement (as hereinafter defined), and James W. McGinley shall continue as Parent's Chief Executive Officer, in each case, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. Parent shall use its best reasonable efforts to effect the provision of this Section 1.5(c). Parent's obligations with respect to the election of the Company's designees to Parent's Board of Directors shall be subject to Section 14(f) of the Exchange Act (as hereinafter defined) and Rule 14f-1 promulgated thereunder. The Company shall supply to Parent in writing and be solely responsible for any information specifically provided by it with respect to its director nominees required by
Section 14(f) and Rule 14f-1 for use in the Proxy Statement (as hereinafter defined), and Parent agrees to include such information in the Proxy Statement.

     (d) The parties currently intend that following the Merger, Parent shall continue to maintain its headquarters and principal operations in the Chicago, Illinois metropolitan area.

     SECTION 1.6 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

     (a) Each issued and outstanding share of common stock, $0.01 par value, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation.

     (b) All shares of Company Common Stock or Company Preferred Stock that are held in the treasury of the Company or by any wholly owned Subsidiary of the Company and any shares of Company Common Stock or Company Preferred Stock owned by Parent shall be cancelled, and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

     (c) Subject to the provisions of Sections 1.6(g), 1.9 and 1.11 hereof, each share of Company Common Stock and each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as hereinafter defined) and shares to be cancelled in accordance with
Section 1.6(b)) (collectively, the "Shares") shall be converted into the right to receive the following: (i) the number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to 6,082,000 divided by the Fully Diluted Equity (as hereinafter defined), and (ii) the number of validly issued, fully paid and nonassessable shares of Parent Preferred Stock equal to 50,000 divided by the Fully Diluted Equity (together with any cash in lieu of fractional shares of Parent Common Stock or Parent Preferred Stock to be paid pursuant to Section 1.9), (clauses (i) and (ii) collectively, the "Per Share Merger Consideration"). All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired, and each holder of a certificate formerly representing any such Shares shall cease to have any rights with respect thereto, except the right to receive such amount and any dividends and other distributions in accordance with Section 1.8. For purposes of this Agreement, "Fully Diluted Equity" means the aggregate of all issued and outstanding shares of Company Common Stock (assuming the conversion of all of the issued and outstanding shares of Company Preferred Stock) as of the Effective Time.

     (d) The shares of Parent Preferred Stock issued in connection with the Merger shall be issued pursuant to a Certificate of Designation substantially in the form of the attached Exhibit D (the "Certificate of Designation").

     (e) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock or Company Preferred Stock issued and outstanding immediately prior to the Effective Time which are held of record by stockholders who shall not have voted such shares in favor of the Merger and who shall have demanded properly in writing appraisal of such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the Per Share Merger Consideration, as set forth in Section 1.6(c), and cash in lieu of fractional shares as set forth in Section 1.9, but the holders thereof instead shall be entitled to, and the Dissenting Shares shall only represent the right to receive, payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if such a holder fails to demand properly in writing from the Surviving Corporation the appraisal of his or its shares in accordance with Section 262(d) of the DGCL or, after making such demand, subsequently delivers an effective written withdrawal of such demand, or fails to establish his or its entitlement to appraisal rights as provided in Section 262 of the DGCL, if so required, or
(ii) if a court shall determine that such holder is not entitled to receive payment for his or its shares or such holder shall otherwise lose his or its appraisal rights, then, in any such case, each share of Company Common Stock or Company Preferred Stock, as the case may be, held of record by such holder or holders shall automatically be converted into and represent only the right to receive the Per Share Merger Consideration as set forth in Section 1.6(c), and cash in lieu of fractional shares as set forth in Section 1.9, upon surrender of the certificate or certificates representing such Dissenting Shares. Any cash paid in respect of Dissenting Shares shall be paid by the Company solely with its own funds, and the Company shall not be reimbursed therefor by Parent or any of its Subsidiaries, either directly or indirectly. The Company shall give Parent (x) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company relating to Dissenting Shares or demands for appraisal and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

     (f) In calculating the Per Share Merger Consideration payable under this
Section 1.6, Parent shall be entitled to rely on the representations and warranties contained in Section 3.2(a) and the certificate delivered pursuant to
Section 6.3(f). If such representations, warranties and certificate are not correct, Parent shall have the right to adjust the Per Share Merger Consideration accordingly, and notwithstanding anything else to the contrary contained in this Agreement, in no event shall the aggregate merger consideration payable by Parent, Sub or the Surviving Corporation to the holders of equity interests in the Company in connection with the Merger or the transactions contemplated hereby be other than 6,082,000 shares of Parent Common Stock and 50,000 shares of Parent Preferred Stock.

     (g) If the Target Working Capital (as hereinafter defined) exceeds the Working Capital (as hereinafter defined) as finally determined pursuant to
Section 1.17(b), Parent shall be entitled, within 10 business days after such final determination, to receive from the Indemnity Fund an amount equal to such excess plus interest on such excess from the Closing Date to the date of payment thereof at the Agreed Rate. For purposes of this Agreement, "Agreed Rate" means the London Inter-Bank Offer Rate for six month deposits in United States dollars as quoted on Telerate Page 3750 on the Closing Date plus 25 basis points.

     SECTION 1.7 Delivery of Certificates and Payment of Cash. At or after the Effective Time, each holder of record of a certificate or certificates (collectively, the "Certificates") representing shares of Company Common Stock or Company Preferred Stock issued and outstanding immediately prior to the Effective Time (collectively, the "Company Stockholders") may surrender such Certificate or Certificates to Parent's designee as the exchange agent (the "Exchange Agent"), together with a letter of transmittal in customary form prepared by Parent (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and shall contain instructions for use in effecting the surrender of such Certificates in exchange for the property described in the next sentence and which, if Parent elects, may include a stock power to be executed in blank with respect to any shares of Parent Common Stock to be deposited with the Indemnity Agent) (the "Transmittal Letter"). Parent shall promptly deliver or cause to be delivered upon surrender for cancellation to the Exchange Agent of all Certificates held by any Company Stockholder, together with the Transmittal Letter, duly executed, in exchange therefor (i) to such Company Stockholder, (x) one or more certificates representing ninety percent (90%) of the aggregate number of whole shares of Parent Common Stock (rounded up to the nearest whole share) and one hundred percent (100%) of the aggregate number of whole shares of Parent Preferred Stock into which the Company Common Stock or the Company Preferred Stock represented by the Certificate or Certificates so surrendered shall have been converted pursuant to
Section 1.6(c), (y) one hundred percent (100%) of the cash in lieu of any fractional share of Parent Common Stock and one hundred percent (100%) of the cash in lieu of any fractional share of Parent Preferred Stock in accordance with Section 1.9, and (z) one hundred percent (100%) of certain dividends and other distributions in accordance with Section 1.8; and (ii) in accordance with
Section 8.1, to the Indemnity Agent (as hereinafter defined), for deposit in the Indemnity Fund (as defined in the Indemnity Agreement), (x) one or more certificates representing the remaining ten percent (10%) of such number of whole shares of Parent Common Stock (rounded down to the nearest whole share) (all such shares held by the Indemnity Agent being collectively referred to as the "Indemnity Shares") and (y) one hundred percent (100%) of certain dividends and other distributions in accordance with Section 1.8, and any Certificate so surrendered shall forthwith be cancelled.

     SECTION 1.8 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock or Parent Preferred Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any Person (as hereinafter defined) entitled by reason of the Merger to receive a certificate representing Parent Common Stock or Parent Preferred Stock until such Person surrenders the related Certificate or Certificates, as provided in Section 1.7, and no cash payment in lieu of fractional shares will be paid to any such Person pursuant to
Section 1.9 until such Person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock or

Parent Preferred Stock: (i) at the time of such surrender or as promptly as practicable thereafter, one hundred percent (100%) of the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock or Parent Preferred Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, one hundred percent (100%) of the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock or Parent Preferred Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock or Parent Preferred Stock to which such holder is entitled pursuant to Section 1.9; provided, that to the extent such dividends or other distributions relate to stock splits or other similar events, one hundred percent (100%) of such dividends or distributions with respect to the Indemnity Shares shall be deposited by Parent with the Indemnity Agent and shall be included in the Indemnity Fund in accordance with the Indemnity Agreement. In no event shall the Person entitled to receive such dividends or other distributions or cash in lieu of fractional shares be entitled to receive interest on such dividends or other distributions or cash in lieu of fractional shares. If any cash or certificate representing shares of Parent Common Stock or Parent Preferred Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to Parent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock or Parent Preferred Stock in a name other than that of the registered holder of the Certificate surrendered or shall establish to the satisfaction of Parent that such tax has been paid or is not applicable. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person who otherwise would have received the payment in respect of which such deduction and withholding was made by Parent.

     SECTION 1.9 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock or Parent Preferred Stock, as the case may be, shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a securityholder of Parent. In lieu of any such fractional share of Parent Common Stock, each holder of Company Common Stock or Company Preferred Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid one hundred percent (100%) of an amount in cash (without interest), rounded down to the nearest cent, determined by multiplying (i) the last reported sale price per share of Parent Common Stock on The Nasdaq National Market ("Nasdaq") on the date immediately before the date of the Effective Time (or, if the shares of Parent Common Stock do not trade on Nasdaq on such date, the first date of trading of shares of Parent Common Stock on Nasdaq immediately before such date) by (ii) the fractional interest of a share of Parent Common Stock to which such holder would otherwise be entitled. In lieu of any such fractional share of Parent Preferred Stock, each holder of Company Common Stock or Company Preferred Stock who would otherwise have been entitled to a fraction of Parent Preferred Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount of cash (without interest), rounded down to the nearest cent, determined by multiplying (i) $100 by (ii) the fractional interest of a share of Parent Preferred Stock to which such holder would otherwise be entitled.

     SECTION 1.10 Return of Exchange Fund. Any portion of the Parent Common Stock, Parent Preferred Stock or cash in lieu of fractional shares which remains undistributed by the Exchange Agent to the Company Stockholders for 60 days after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such Company Stockholders who have not theretofore complied with this
Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, Parent Preferred Stock, any cash in lieu of fractional shares of Parent Common Stock or Parent Preferred Stock and any dividends or distributions with respect to Parent Common Stock or Parent Preferred Stock. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock or Company Preferred Stock for any consideration payable in accordance with this Article I which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 1.11 Adjustment of Per Share Merger Consideration. In the event of any reclassification, stock split or stock dividend with respect to Parent Common Stock, Company Common Stock or Company Preferred Stock, or any change or conversion of Parent Common Stock, Company Common Stock or Company Preferred Stock into other securities (or if a record date with respect to any of the foregoing should occur), or any issuance of securities by Parent pursuant to the Rights Agreement, in each case prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Per Share Merger Consideration, and all references to the Per Share Merger Consideration in this Agreement shall be deemed to be to the Per Share Merger Consideration, as so adjusted.

     SECTION 1.12 No Further Ownership Rights in Company Common Stock or Company Preferred Stock. All shares of Parent Common Stock and Parent Preferred Stock issued, and all cash paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.9), shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock or Company Preferred Stock represented by such Certificates.

     SECTION 1.13 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of shares of Company Common Stock or Company Preferred Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent, such Certificates shall be cancelled and exchanged as provided in this Article I.

     SECTION 1.14 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, (a) if such Person is the holder of record of such Certificate as set forth in Section 3.2(c)(i) of the Company Letter (as hereinafter defined) and if required by Parent or the Exchange Agent, upon the execution by such Person of an indemnification agreement covering any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to such Certificate, or (b) if such Person is not the holder of record of such Certificate as set forth in Section 3.2(c)(i) of the Company Letter and if required by Parent or the Exchange Agent, upon the posting by such Person of a bond, in such amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to such Certificate, Parent or the Exchange Agent will issue or cause to be issued in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, the shares of Parent Preferred Stock, any cash in lieu of fractional shares of Parent Common Stock or Parent Preferred Stock to which the holders thereof are entitled pursuant to
Section 1.9 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.8.

     SECTION 1.15 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

     SECTION 1.16 Affiliates. Notwithstanding anything herein to the contrary, to the fullest extent permitted by law, Certificates surrendered for exchange by any Person who may be deemed a Rule 145

Affiliate of the Company (as determined pursuant to Section 5.4) for purposes of Rule 145 under the Securities Act (as hereinafter defined) shall not be exchanged until Parent has received an executed Company Affiliate Letter (as hereinafter defined) from such Person.

     SECTION 1.17  Excess Working Capital Adjustment.

     (a) Certain Definitions.  For purposes of this Agreement:

          (i) "Working Capital" means the current assets of the Company and its Subsidiaries consisting of cash, accounts receivable less allowance for doubtful accounts, inventories, income tax receivables and prepaid expenses minus all current liabilities of the Company and its Subsidiaries, in each case determined as of the Effective Time in accordance with the Agreed Accounting Principles; provided, that such assets and liabilities shall be adjusted as follows without duplication:

             (A) the legal fees and costs accrued and unpaid to the Company's outside corporate counsel relating to the Merger and the other transactions contemplated by this Agreement of $1 million or less shall not be deemed to be current liabilities of the Company and its Subsidiaries;

             (B) the following shall be deemed to be current liabilities of the Company and its Subsidiaries as of Effective Time (to the extent not paid prior to the Effective Time): (1) any expenses relating to the Merger and the other transactions contemplated by this Agreement not included in clause (A) immediately above, (2) an amount equal to $552,000 minus the amount of current liabilities incurred by the Company between the date of this Agreement and immediately before the Effective Time for capital expenditures, (3) any expenses to be incurred by the Company or any of its Subsidiaries following the date of this Agreement in connection with relocating the Company's manufacturing operations from its Westlake Village, California facility to its Mesa, Arizona facility (provided that any such expenses which have not been incurred or paid prior to the Effective Time shall be based upon actual expenditures reasonably incurred after the Effective Time or, if actual expenditures have not been incurred prior to the Parent Calculation (as hereinafter defined), shall be estimated by Parent in good faith, subject to the reasonable review of the Stockholder Representatives),
        (4) the aggregate Tax liability payable by the Company and its Subsidiaries in connection with the actions contemplated by Section 5.15 (including, without limitation, the transfers and distribution described therein), as determined by Parent in good faith based on the Agreed Values (as hereinafter defined), (5) any withholding amounts owed under federal, state and local income Tax laws in connection with (x) cancellation of the indebtedness owed to the Company with respect to the purchase of Company Common Stock (as set forth in Section 1.17(a) of the Company Letter) which the Company does not collect from the borrowers under such indebtedness or (y) the waiver of the exercise price of any Company Stock Option, in each case as determined by Parent in good faith, (6) any bonuses payable to officers, directors or employees of the Company and its Subsidiaries, and (7) all Tax liabilities payable by the Company and its Subsidiaries with respect to the period to and including the Effective Time (determined on a "closing of the books" basis); and

             (C) the following shall be deemed to be current assets of the Company and its Subsidiaries as of the Effective Time: any actual Tax benefit or actual reduction in Tax liability, to the extent not otherwise taken into account as a reduction in liability pursuant to clause (B) immediately above, attributable to (1) cancellation of the indebtedness owed to the Company with respect to the purchase of Company Common Stock (as set forth in Section 1.17(a) of the Company Letter),
        (2) the expenses of the Company and its Subsidiaries deemed to be current liabilities pursuant to this Section 1.17(a), and (3) the disposition by the Company of obsolete inventory, in each case not resulting from any expenses described in clause (A) immediately above;

          (ii) "Excess Working Capital" means the amount by which the Working Capital exceeds the Target Working Capital;

          (iii) "Target Working Capital" means $10,500,000;

          (iv) "Agreed Accounting Principles" means the generally accepted accounting principles used in the preparation of the Balance Sheet applied in a manner consistent with the preparation of the Balance Sheet, provided that no adjustments shall be made as a result of changes caused solely by the Merger; and

          (v) "Per Share Excess Working Capital" means the Excess Working Capital divided by the Fully Diluted Equity.

     (b) Post-Closing Determination of Excess Working Capital. If the Company declares the dividend contemplated by Section 5.16(a), then:

          (i) As promptly as practicable (but no later than 90 days) following the Closing Date, Parent shall cause to be prepared and delivered to the Stockholder Representatives Parent's calculation of the Working Capital of the Company and its Subsidiaries as of the Closing Date, prepared in accordance with the Agreed Accounting Principles and setting forth in reasonable detail the basis therefor (the "Parent Calculation").

          (ii) During the preparation of the Parent Calculation and the period of any dispute within the contemplation of this Section 1.17, Parent shall provide the Stockholder Representatives and their independent certified public accountant (the "Representatives' Accountant") with reasonable access to Parent's work papers prepared in connection with the Parent Calculation (such access to be afforded upon receipt of reasonable advance notice and during normal business hours), and the Stockholder Representatives and the Representatives' Accountant shall be entitled to review and discuss such work papers with Parent.

          (iii) The Stockholder Representatives shall have 30 days following receipt of the Parent Calculation to review such calculation. Unless the Stockholder Representatives deliver written notice (an "Objection Notice") to Parent on or prior to the 30th day after receipt of the Parent Calculation specifying in reasonable detail their objections to the Parent Calculation, the Excess Working Capital as shown on the Parent Calculation shall be final, binding and conclusive on the parties. If the Stockholder Representatives deliver an Objection Notice to Parent within such 30-day period, Parent and the Stockholder Representatives shall, within 30 days after Parent has received the Objection Notice (the "Adjustment Resolution Period"), negotiate in good faith and use commercially reasonable efforts to resolve by written agreement their differences as to the Parent Calculation. Any resolution by them as to any disputed item shall be final, binding, conclusive and nonappealable.

          (iv) If, at the conclusion of the Adjustment Resolution Period, Parent and the Stockholder Representatives have not resolved all disputes set forth in the Objection Notice, then all such disputes that have not been resolved shall be submitted for resolution to the Chicago office of Deloitte & Touche or such other accounting firm of national recognition mutually acceptable to Parent and the Stockholder Representatives (the "Independent Accounting Firm"). If requested by the Independent Accounting Firm, Parent and the Stockholder Representatives agree to execute a reasonable engagement letter. All fees and expenses of the Independent Accounting Firm hereunder shall be borne 75% by the Company and 25% by the Stockholder Representatives, who shall be entitled to be reimbursed therefor from the Indemnity Fund pursuant to Section 7(b) of the Indemnity Agreement. Parent and the Stockholder Representatives shall direct the Independent Accounting Firm to render a determination as promptly as reasonably practicable (and in any event not later than 30 days) after its engagement, and Parent, the Stockholder Representatives and their respective agents will cooperate with the Independent Accounting Firm during its engagement. The Independent Accounting Firm's determination with respect to such remaining disputed items shall be set forth in a written statement delivered to Parent and the Stockholder Representatives, and shall be final and binding on all parties including the Company Stockholders.

          (v) For the avoidance of doubt, no determination or agreement with respect to the Parent Calculation or Excess Working Capital contemplated by this Section 1.17 shall limit the representations, warranties, covenants and agreements of the Company set forth elsewhere in this Agreement.

          (vi) If Excess Working Capital has not been finally determined pursuant to Section 1.17(b) by January 5, 2004, then no later than January 9, 2004, Parent shall cause to be prepared and delivered to the Stockholder Representatives its estimate of Excess Working Capital as of the Closing Date, based on the Parent Calculation if completed by then, with any disputes set forth in the Objection Notice that have not been resolved being treated as a reduction therein (such estimate, the "Interim Excess Working Capital"). For purposes of this Agreement, "Interim Per Share Excess Working Capital" means the Interim Excess Working Capital divided by the Fully Diluted Equity.

     SECTION 1.18 Associated Rights. References in Article I of this Agreement to Parent Common Stock shall include, unless the context otherwise requires, the associated Parent Rights.

     SECTION 1.19  Closing; Closing Deliveries.

     (a) The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Sidley Austin Brown & Wood, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois, at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) or at such other time and place as Parent and the Company shall agree (the date and time on which the Closing actually occurs is referred to herein as the "Closing Date").

     (b) Subject to fulfillment or waiver of the conditions set forth in Article VI, at the Closing Parent shall deliver to the Company all of the following:

          (i) a copy of the Restated Certificate of Incorporation, as amended, of Parent including, without limitation, the Certificate of Designation for the Series B Preferred Stock (the "Parent Charter"), certified as of a recent date by the Secretary of State of the State of Delaware;

          (ii) a certificate of good standing of Parent, issued as of a recent date by the Secretary of State of the State of Delaware;

          (iii) a certificate of the Secretary or an Assistant Secretary of Parent, dated the Closing Date, in form and substance reasonably satisfactory to the Company, as to (A) no amendments to the Parent Charter since the certification date specified in Section 1.19(b)(i), (B) the Bylaws of Parent, (C) the resolutions of the Board of Directors of Parent authorizing the execution and performance of this Agreement and the transactions contemplated herein, (D) the resolutions of the stockholders of Parent approving the Share Issuance (as hereinafter defined) and (E) the incumbency and signatures of the officers of Parent executing this Agreement and any Parent Ancillary Agreement;

          (iv) all consents, waivers or approvals obtained by Parent with respect to the consummation of the transactions contemplated by this Agreement; and

          (v) the certificates contemplated by Sections 6.2(a), 6.2(b) and 6.2(e).

     (c) Subject to fulfillment or waiver of the conditions set forth in Article VI, at the Closing Sub shall deliver to the Company all of the following:

          (i) a copy of the Certificate of Incorporation of Sub certified as of a recent date by the Secretary of State of the State of Delaware;

          (ii) a certificate of good standing of Sub, issued as of a recent date by the Secretary of State of the State of Delaware; and

          (iii) a certificate of the Secretary or an Assistant Secretary of Sub, dated the Closing Date, in form and substance reasonably satisfactory to the Company, as to (A) no amendments to the Certificate of Incorporation of Sub since the certification date specified in Section 1.19(c)(i), (B) the Bylaws of Sub, (C) the resolutions of the Board of Directors of Sub authorizing the execution and performance of this Agreement and the transactions contemplated herein, (D) the written consent of Parent in its capacity as sole stockholder of Sub adopting this Agreement in accordance with Section 251 of the DGCL and

     (E) the incumbency and signatures of the officers of Sub executing this Agreement and any other agreement or certificate executed by Sub in connection with the Closing.

     (d) Subject to fulfillment or waiver of the conditions set forth in Article VI, at the Closing the Company shall deliver to Parent all of the following:

          (i) a copy of the Company Charter, certified as of a recent date by the Secretary of State of the State of Delaware;

          (ii) a certificate of good standing of the Company, issued as of a recent date by the Secretary of State of the State of Delaware;

          (iii) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent, as to (A) no amendments to the Company Charter since the certification date specified in Section 1.19(d)(i), (B) the Bylaws of the Company, (C) the resolutions of the Board of Directors of the Company authorizing the execution and performance of this Agreement and the transactions contemplated herein, (D) the resolutions of the stockholders of the Company approving and adopting this Agreement in accordance with
     Section 251 of the DGCL and (E) the incumbency and signatures of the officers of the Company executing this Agreement and any Company Ancillary Agreement;

          (iv) all consents, waivers or approvals obtained by the Company with respect to the consummation of the transactions contemplated by this Agreement;

          (v) the certificates contemplated by Sections 6.3(a), 6.3(b), 6.3(f), 6.3(g), 6.3(h), 6.3(i), 6.3(j) and 6.3(k); and

          (vi) the Leases (as hereinafter defined), duly executed by the LLC (as hereinafter defined) and Trompeter Electronics, Inc. ("Trompeter").

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant to the Company as follows:

     SECTION 2.1 Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary (as hereinafter defined) of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement, "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any event, change or effect that individually or when taken together with all other such events, changes or effects is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be. None of the following shall be deemed, by itself or by themselves, to constitute a Material Adverse Change or Material Adverse
Effect: (i) conditions affecting the industry in which the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, operate, (ii) conditions affecting the U.S. economy as a whole, or (iii) in the case of Parent, any change in the market price of Parent Common Stock.

     For purposes of this Agreement, "Subsidiary" means any corporation, partnership, limited liability company, joint venture, trust, association or other entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation, partnership, limited liability company, joint venture, trust, association or other entity.

     SECTION 2.2 Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, of which 100,000 shares have been designated as Series A Junior Participating Preferred Stock and have been reserved for issuance upon exercise of the rights (the "Parent Rights") distributed to the holders of Parent Common Stock pursuant to the Rights Agreement, dated as of March 23, 2001, between Parent and Mellon Investor Services LLC (the "Rights Agreement"). At the close of business on June 30, 2003, (i) 7,357,075 shares of Parent Common Stock were issued and outstanding,
(ii) 27,846 shares of Parent Common Stock were held in the treasury of Parent or by Subsidiaries of Parent, (iii) no shares of Parent preferred stock were issued or outstanding and (iv) 760,878 shares of Parent Common Stock were reserved for issuance pursuant to outstanding options, warrants or other rights to purchase or otherwise acquire shares of Parent Common Stock under Parent's plans or other arrangements or pursuant to any plans or arrangements assumed by Parent in connection with any acquisition, business combination or similar transaction (collectively, the "Parent Stock Plans"). Section 2.2 of the Parent Letter (as hereinafter defined) sets forth a true and correct schedule as of June 30, 2003 of the aggregate number of outstanding restricted stock, options and similar securities, showing the exercise prices and vesting schedules of such securities. As of the date of this Agreement, and except as set forth above, except for the issuance of shares of Parent Common Stock pursuant to the Parent Stock Plans, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All of the shares of Parent Common Stock and Parent Preferred Stock issuable upon conversion of Company Common Stock and Company Preferred Stock at the Effective Time in accordance with Section 1.6(c) of this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. All issued and outstanding shares of Parent Common Stock have been issued in compliance with all appropriate securities laws. Parent has no obligation to make any capital contributions, or otherwise provide assets or cash, to any Joint Venture (as hereinafter defined).

     SECTION 2.3 Authority. The Boards of Directors of Parent and Sub have declared the Merger advisable and fair to and in the best interest of Parent and Sub, respectively, and Parent, as sole stockholder of Sub, has approved and adopted this Agreement in accordance with the DGCL. The Board of Directors of Parent has approved the issuance of Parent Common Stock and Parent Preferred Stock in connection with the Merger (the "Share Issuance") and has approved the amendment to the Rights Agreement in the form attached hereto as Exhibit E and the other agreements to be entered into by it as contemplated hereby (such amendment and other agreements, the "Parent Ancillary Agreements") and has resolved to recommend approval of the Share Issuance by Parent's stockholders and directed that the Share Issuance be submitted to Parent's stockholders for approval. Parent has the requisite corporate power and authority to enter into this Agreement and the Parent Ancillary Agreements, and, subject to approval by the stockholders of Parent of the Share Issuance, to consummate the transactions contemplated hereby and thereby and to effect the Share Issuance. Sub has all corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the Parent Ancillary Agreements by Parent, and the consummation by Parent and Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and the consummation of the transactions contemplated hereby have been approved by the sole stockholder of Sub. This Agreement has been duly executed and delivered by Parent and Sub. The Parent Ancillary Agreements executed as of the date hereof have been duly executed and delivered by Parent. Assuming the valid authorization, execution and delivery by the other parties thereto and the validity and binding effect hereof and thereof on the other parties thereto, this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its respective terms, and each of the Parent Ancillary Agreements, upon execution and delivery thereof by Parent, will constitute the valid and binding obligation of Parent enforceable against it in accordance with its respective terms, except to the extent its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The filing of a registration statement on Form S-4 with the Securities Exchange Commission ("SEC") by Parent under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering shares of Parent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement"), has been duly authorized by Parent's Board of Directors.

     SECTION 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
2.4 have been obtained and all filings and obligations described in this Section
2.4 have been made, except as set forth in Section 2.4 of the letter dated the date hereof and delivered on the date hereof by Parent to the Company, which letter relates to this Agreement and is designated therein as the Parent Letter (the "Parent Letter"), the execution and delivery of this Agreement by Parent and Sub, and the Parent Ancillary Agreements by Parent, do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (a) the Parent Charter or the Bylaws of Parent (the "Parent Bylaws") or the Certificate of Incorporation or Bylaws of Sub, (b) the comparable charter or organizational documents of any of Parent's Subsidiaries, (c) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or any of their respective properties or assets or (d) any judgment, order, decree, injunction, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (c) or (d), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or, in the case of Parent, under the Parent Ancillary Agreements, or prevent the consummation of any of the transactions contemplated hereby or thereby by Parent or Sub. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or the Parent Ancillary Agreements by Parent or is necessary for the consummation by Parent or Sub of the Merger and the other transactions contemplated by this Agreement or the Parent Ancillary Agreements, except for
(i) compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations promulgated thereunder, the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger and Certificate of Designation with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (iv) such filings as may be required in connection with the taxes described in Section 5.9; (v) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and Nasdaq, (vi) applicable requirements, if any, under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or, in the case of Parent, under the Parent Ancillary Agreements, or prevent the consummation of any of the transactions contemplated hereby or thereby by Parent or Sub.

     SECTION 2.5 SEC Documents and Other Reports. Parent has filed all required documents with the SEC between May 1, 2002 and the date hereof (the "Parent SEC Documents"). As of their respective dates or, if amended, as of the date of the last amendment, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated subsidiaries at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

     SECTION 2.6 Absence of Certain Changes or Events. (a) Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 2.6(a) of the Parent Letter, since February 1, 2003 there has been:

          (i) no Material Adverse Change with respect to Parent; and

          (ii) no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting any material assets or business of Parent or any of its Subsidiaries, other than any such damages, destructions, losses, claims, condemnations or takings that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

     (b) Except as set forth in Section 2.6(b) of the Parent Letter or as disclosed in the Parent SEC Documents, since February 1, 2003 through the date hereof, Parent and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since February 1, 2003 through the date hereof, except as set forth in Section 2.6(b) of the Parent Letter or as disclosed in the Parent SEC Documents, neither Parent nor any of its Subsidiaries has:

          (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any of its bonds, notes or other debt securities;

          (ii) undertaken or committed to undertake capital expenditures, other than capital expenditures that do not exceed $1,000,000 for any single project or related series of projects or $2,500,000 in the aggregate;

          (iii) mortgaged or pledged, or imposed or suffered to be imposed any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restriction of any kind (an "Encumbrance"), on, any of the assets reflected on Parent's financial statements as of February 1, 2003 or any assets acquired by Parent or any of its Subsidiaries after such date, except for inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice and except for (A) liens for taxes and other governmental charges and assessments which are not yet due and payable, (B) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (C) other liens or imperfections on property which are not material in amount, do not interfere with, and are not violated by the consummation of the transactions contemplated by, this Agreement, and do not materially detract from the value or marketability of, or materially impair the existing use of, the property affected by such lien or imperfection (each, a "Permitted Encumbrance");

          (iv) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money or entered into, as lessee, any capitalized lease obligations (as defined in Statement of

     Financial Accounting Standards No. 13), other than indebtedness or lease obligations that do not exceed $100,000 in the aggregate;

          (v) accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of its business consistent with past practice;

          (vi) delayed or accelerated payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of its business consistent with past practice;

          (vii) instituted any increase in any compensation payable to any employee or director Parent or any of its Subsidiaries or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to employees of Parent or any of its Subsidiaries except, in case of employees other than directors or executive officers, salary, bonus or equity compensation increases in connection with annual, quarterly or periodic compensation reviews in the ordinary course of business consistent with Parent's past practice;

          (viii) settled or compromised any material federal, state, local or foreign income tax liability;

          (ix) prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return, taken any position, made any election or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

          (x) made any change in the accounting principles and practices used by Parent from those applied in the preparation of the financial statements contained in the Parent SEC Documents; or

          (xi) entered into or become committed to enter into any other material transaction except in the ordinary course of business consistent with past practice.

     (c) Except as set forth in Section 2.6(c) of the Parent Letter or as disclosed in the Parent SEC Documents, neither Parent nor any of its Subsidiaries is subject to any liability (including unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the most recent audited balance sheet set forth in the Parent SEC Documents, other than liabilities of the same nature as those set forth in such balance sheet and the notes thereto and reasonably incurred in the ordinary course of its business consistent with past practice after the date of such balance sheet and other than liabilities as would not have a Material Adverse Effect on Parent.

     SECTION 2.7 Permits and Compliance. Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is in violation of (a) charter, bylaws or other organizational documents, (b) any applicable law, ordinance, administrative or governmental rule or regulation or (c) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except, in the case of clauses (a), (b) and (c), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. For purposes of this Agreement, "Knowledge of Parent" means the actual knowledge of the individuals identified in Section 2.7 of the Parent Letter.

     SECTION 2.8 Registration Statement and Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the joint proxy statement/prospectus included therein relating to the Stockholder Meetings (as hereinafter defined) (to-gether with any amendments or supplements thereto, the "Proxy Statement") will
(i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholder Meetings any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Registration Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Securities Act.

     SECTION 2.9 Tax Matters. (a) Except as otherwise set forth in Section 2.9(a) of the Parent Letter, (i) each of Parent and each Subsidiary of Parent has filed all Tax Returns (as hereinafter defined) required to be filed, except to the extent that any failure to file would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (ii) all such Tax Returns are complete and accurate and disclose all Taxes (as hereinafter defined) required to be paid by Parent and each Subsidiary of Parent for the periods covered thereby, except to the extent that any failure to be complete and accurate would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to so pay or so obtain such an extension would not, individually or in the aggregate, have a Material Adverse Effect on Parent;
(iii) all Taxes (whether or not shown on any Tax Return) owed by Parent or any Subsidiary of Parent have been timely paid, except to the extent that any failure to timely pay such Taxes would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (iv) the Tax Returns referred to in clause (i), to the extent related to federal income Taxes, have been examined by the appropriate taxing authority or the period for assessment of the Taxes in respect of which each such Tax Return was required to be filed (taking into account all applicable extensions and waivers) has expired; (v) to the Knowledge of Parent, there is no claim or assessment pending or proposed with respect to Taxes of Parent or any Subsidiary of Parent, which, if determined in a manner adverse to Parent or such Subsidiary, would have a Material Adverse Effect on Parent; (vi) all deficiencies asserted in writing or assessments made in writing as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full or are being timely and properly contested; (vii) there are no material liens for Taxes upon the assets of Parent or any Subsidiary of Parent except liens relating to current Taxes not yet due; (viii) all Taxes which Parent or any Subsidiary of Parent are required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate Governmental Entity, except to the extent that any failure to withhold, collect or pay would not, individually or in the aggregate, have a Material Adverse Effect on Parent; and (ix) neither Parent nor any Subsidiary of Parent has been a party to any distribution occurring during the last 3 years in which the parties to such distribution treated the distributions as one to which
Section 355 of the Code (or any similar provision of state, local or foreign law) applied.

     (b) Except as set forth in Section 2.9(b) of the Parent Letter, as a direct or indirect result of the transactions contemplated by this Agreement, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will be, an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder. Except as set forth in Section 2.9(b) of the Parent Letter, as a direct or indirect result of the transactions contemplated by this Agreement, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits will be (or under Section 280G of the Code and the Treasury Regulations thereunder be presumed to
be) a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future.

     (c) For purposes of this Agreement: (i) "Tax" (and, with the correlative meaning "Taxes") means (A) any federal, state, local, foreign or provincial income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, occupation, premium, capital stock, profits, social security (or similar), unemployment, disability, estimated reclamation fees or environmental (including Taxes under Section 59A of the Code) or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty addition to Tax or additional amount imposed by any Governmental Entity; and (B) any liability for the payment of amounts with respect to payments of a type described in clause (A) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any Tax Sharing Arrangement (as hereinafter defined) or Tax indemnity arrangement, (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax, and (iii) "Tax Sharing Arrangement" means any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return.

     SECTION 2.10 Actions and Proceedings. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement and except as set forth in Section 2.10 of the Parent Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries or against or involving any of the present or former directors, officers, employees or, to the Knowledge of Parent, consultants, agents or stockholders of Parent or any of its Subsidiaries, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder. Except as set forth in the Parent SEC Documents and except as set forth in
Section 2.10 of the Parent Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries or any of its or their present or former directors, officers, employees or, to the Knowledge of Parent, consultants, agents or stockholders, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of its or their present or former officers, directors, employees or, to the Knowledge of Parent, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

     SECTION 2.11 Certain Agreements. Except as set forth in Section 2.11 of the Parent Letter or as disclosed in the Parent SEC Documents, neither Parent nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as set forth in Section 2.11 of the Parent Letter or as disclosed in the Parent SEC Documents, no holder of any option or other right to purchase shares of Parent Common Stock, or shares of Parent Common Stock granted in connection with the performance of services for Parent or its Subsidiaries, is or will be entitled to receive cash from Parent or any Subsidiary in lieu of or in exchange for such option, other right or shares.

     SECTION 2.12 ERISA. (a) Except as would not have a Material Adverse Effect on Parent, each Parent Plan (as hereinafter defined) complies in all respects with Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations. Neither Parent nor any of its ERISA Affiliates (as hereinafter defined) currently maintains, contributes to or has any liability under or, at any time during the past six (6) years has maintained, contributed to or had any liability under, (i) any pension plan that is subject to Section 412 of the

Code, Section 302 of ERISA or Title IV of ERISA or (ii) any multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

     (b) With respect to the Parent Plans, no event has occurred and there exists no condition or set of circumstances in connection with which Parent or any ERISA Affiliate or Parent Plan fiduciary could be subject to any liability (other than any liability for benefits payable in the normal course) under the terms of such Parent Plans, ERISA, the Code or any other applicable law, which would have a Material Adverse Effect on Parent. All Parent Plans that are intended by their terms to be, or are otherwise treated by Parent as, qualified under Section 401(a) of the Code have been determined by the Internal Revenue Service ("IRS") to be so qualified, or a timely application for such determination is now pending and Parent is not aware of any reason why any such Parent Plan is not so qualified in operation. Except as set forth in Section 2.12(b) of the Parent Letter, neither Parent nor any of its ERISA Affiliates has any liability or obligation under any welfare plan or agreement to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

     (c) As used herein, (i) "Parent Plan" means (w) a "pension plan" (as defined in Section 3(2) of ERISA), (x) a "welfare plan" (as defined in Section 3(1) of ERISA), (y) any other profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, vacation, retention, severance, medical, dental, vision, disability, death benefit, sick leave or insurance plan, arrangement or understanding, or (z) any material bonus, holiday pay or fringe benefit plan, arrangement or understanding, in each case established or maintained by Parent or any of its ERISA Affiliates or as to which Parent or any of its ERISA Affiliates has contributed or otherwise may have any liability, and
(ii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c),
(m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

     SECTION 2.13 Compliance with Worker Safety and Environmental Laws. Except as set forth in Section 2.13 of the Parent Letter or as disclosed in the Parent SEC Documents, the properties, assets and operations of Parent and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on Parent.

     SECTION 2.14 Labor Matters. Except as set forth in Section 2.14 of the Parent Letter, Parent and each of its Subsidiaries have complied with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of its business and are not liable for any arrears of wages or any withholding taxes or penalties for failure to comply with any of the foregoing, except for any possible noncompliance or liability that would not have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement. Neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for Parent or any of its Subsidiaries (the "Parent Business Personnel"), and there is no unfair labor practice complaint or grievance against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Parent Business Personnel, except where such unfair labor practice, complaint or grievance would not, individually or in the aggregate, have a Material Adverse Effect on Parent. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries which may interfere with the respective business activities of Parent or any of its Subsidiaries, except where such dispute, strike or work stoppage would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     SECTION 2.15  Intellectual Property.  (a) Except as set forth in Section
2.15 of the Parent Letter, Parent and its Subsidiaries have through ownership or licensing all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary to conduct the business of Parent and its Subsidiaries as currently conducted or planned to be conducted by Parent and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on Parent. Except as set forth in Section 2.15 of the Parent Letter, neither Parent nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

     (b) Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement or in Section 2.15 of the Parent Letter, there are no actions, suits or claims or administrative proceedings or investigations pending or, to the Knowledge of Parent, threatened that challenge or question Parent's Intellectual Property Rights and that, individually or in the aggregate, would have a Material Adverse Effect on Parent.

     (c) Except as set forth in Section 2.15 of the Parent Letter, all patents, registered trademarks, service marks and copyrights which are held by Parent or any of its Subsidiaries and which are material to the business of Parent and its Subsidiaries, taken as a whole, are to the Knowledge of Parent valid and subsisting.

     SECTION 2.16 Contracts. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement or as disclosed in Section 2.16 of the Parent Letter, all contracts and agreements required to be filed by Parent between May 1, 2002 and the date hereof as material contracts pursuant to Item 601 of Regulation S-K under the Securities Act have been filed. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement or as disclosed in Section 2.16 of the Parent Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Parent or Sub of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any such Subsidiary is bound or to which any of the properties, assets or operations of Parent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

     SECTION 2.17 Takeover Statutes and Charter Provisions. The action of the Board of Directors of Parent in approving this Agreement and the transactions contemplated hereby is sufficient to render inapplicable to Parent, Sub, the Merger and this Agreement the provisions of Section 203 of the DGCL. To the Knowledge of Parent, no other state takeover statutes or charter or bylaw provisions are applicable to the Merger, this Agreement, the Voting Agreements, the Parent Ancillary Agreements and the Company Ancillary Agreements, and the transactions contemplated hereby and thereby.

     SECTION 2.18 Required Vote of Parent Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is required to approve the Share Issuance. No other vote of the securityholders of Parent is required by law, the Parent Charter, the Parent Bylaws or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

     SECTION 2.19 Brokers. Other than CIBC World Markets Corp., with respect to which the fees due by Parent shall be paid by Parent, no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     SECTION 2.20 Operations of Sub. Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub as follows:

     SECTION 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Except as set forth in Section 3.1 of the Company Letter, each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification or good standing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on the Company.

     SECTION 3.2  Capital Structure.

     (a) The authorized capital stock of the Company consists of 12,600,000 shares of Company Common Stock and 5,100,000 shares of Company Preferred Stock, of which 5,083,980 shares have been designated as Series S Convertible Preferred Stock (the "Series S Preferred Stock"). At the close of business on July 1, 2003, (i) 2,230,522 shares of Company Common Stock and 5,083,980 shares of Series S Preferred Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock and no shares of Series S Preferred Stock were held by Subsidiaries of the Company and (iii) 30,000 shares of Company Common Stock were reserved for issuance pursuant to outstanding options (the "Company Stock Options") to purchase shares of Company Common Stock pursuant to the Company Stock Option Agreements (as hereinafter defined). All Company Stock Options and all shares of Company Common Stock issuable upon the exercise of such options are free and clear of any preemptive rights. Since July 1, 2003 except as set forth above and except for the issuance of shares of Company Common Stock upon the exercise of the Company Stock Options or upon the conversion of shares of Company Preferred Stock, in each case, in accordance with the terms thereof, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All of the Company Stock Options not exercised prior to the Effective Time will be cancelled as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. Except as set forth above and except upon conversion of the outstanding shares of Company Preferred Stock, there are no options, warrants, calls, rights, puts or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell or redeem, or cause to be issued, delivered, sold or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or agreement. True and complete copies of (w) the Company Charter, (x) the Bylaws of the Company, as amended (the "Company Bylaws"), (y) the Stock Option Agreement dated April 20, 1998 between the Company and Robert Thiele and the Stock Option Agreement dated October 18, 2000 between the Company and Stanley Hardin (collectively, the "Company Stock Option Agreements") and (z) each of the Restricted Stock Agreements and other agreements pursuant to which currently outstanding shares of capital stock of the Company were originally issued by the Company set forth in Section 3.2(a) of the Company Letter (collectively, the "Restricted Stock Agreements") have been delivered to Parent. For purposes of this Agreement, "Knowledge of the Company" means the actual knowledge of the individuals identified on Section 3.2(a) of the Company Letter.

     (b) Each outstanding share of capital stock (or other voting security or equity equivalent, as the case may be) of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable, and each such share (or other voting security or equity equivalent, as the case may be) is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

     (c) Section 3.2(c)(i) of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated the Company Letter (the "Company Letter"), sets forth the name and address of each holder of record of shares of capital stock of the Company outstanding on the date hereof, together, in each case, with the number of shares of Company Common Stock and the number of shares of Series S Preferred Stock held by such holder. Section 3.2(c)(ii) of the Company Letter also sets forth each option to purchase Company Common Stock issued by the Company, together, in each case, with the number of shares issuable upon exercise thereof, the grant date and the name and address of the record owner thereof. One share of Company Common Stock is issuable upon conversion of a share of Series S Preferred Stock.

     (d) Section 3.2(d) of the Company Letter sets forth a list of all Subsidiaries of the Company and the jurisdiction in which each such Subsidiary is organized. True and complete copies of the certificate of incorporation, bylaws or similar organizational documents of each such Subsidiary have been delivered to Parent. Neither the Company nor any of its Subsidiaries participates in or has any interest in any Joint Venture, other than the Company's ownership of 1,307,190 shares of Series B Convertible Redeemable Preferred Stock of Corona Optical Systems, Inc., a Delaware corporation ("Corona"), acquired pursuant to that certain Series B Convertible Preferred Stock Purchase Agreement, dated as of February 19, 2003, by and among Corona, the Company and the other investors party thereto (the "Corona Stock Purchase Agreement). Except as set forth in Article II of the Corona Stock Purchase Agreement with respect to the Third Closing (as defined therein), neither the Company nor any of its Subsidiaries has any obligation to make any capital contributions, or otherwise provide assets or cash, to any Joint Venture.
Section 3.2(d) of the Company Letter sets forth a list of all agreements relating to the Company's investment in Corona to which the Company is a party, true and complete copies of which have been delivered by the Company to Parent. For purposes of this Agreement, "Joint Venture" means any corporation, limited liability company, partnership, joint venture, trust, association or other entity which is not a Subsidiary of Parent or the Company, as the case may be, and in which (i) Parent or the Company, as the case may be, directly or indirectly owns or controls any shares of any class of the outstanding voting securities or other equity interests or (ii) Parent or the Company, as the case may be, or one of its Subsidiaries is a general partner.

     (e) At the Effective Time, the LLC will not have any assets other than the LLC Assets (as hereinafter defined).

     (f) All issued and outstanding shares of Company Common Stock and Series S Preferred Stock have been issued in compliance with all appropriate securities laws and are subject to all appropriate restrictions on transfer in connection with such laws.

     SECTION 3.3 Authority. (a) The Board of Directors of the Company has declared the Merger advisable and fair to and in the best interest of the Company and its stockholders, approved and adopted this Agreement in accordance with the DGCL, approved of the Voting Agreements, and approved the other agreements to be entered into by the Company as contemplated hereby (such other agreements (other than the Voting Agreements), the "Company Ancillary Agreements"), resolved to recommend the approval and adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for approval and adoption. The Company has the requisite corporate power and authority to enter into this Agreement and the Company Ancillary Agreements and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Ancillary Agreements by the

Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to approval of this Agreement by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company. The Company Ancillary Agreements executed as of the date hereof have each been duly executed and delivered by the Company, and no other corporate action on the part of the Company is necessary in connection therewith. Assuming the valid authorization, execution and delivery by the other parties thereto and the validity and binding effect hereof and thereof on the other parties thereto, this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, and each of the Company Ancillary Agreements upon execution and delivery thereof by the Company will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (b) Upon the execution and delivery by the Stockholder Representatives of the Indemnity Agreement, the Indemnity Agreement will constitute the valid and binding obligation of the Stockholder Representatives, enforceable against the Stockholder Representatives in accordance with its terms. The Stockholder Representatives have the requisite power and authority to enter into the Indemnity Agreement and to fulfill the terms thereof contemplated thereby.

     SECTION 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
3.4 have been obtained and all filings and obligations described in this Section
3.4 have been made, except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement and the Company Ancillary Agreements by the Company do not, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the transactions contemplated by Section 5.15) and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (a) the Company Charter or the Company Bylaws, (b) the comparable charter or organizational documents of any of the Company's Subsidiaries, (c) any loan or credit agreement, note, bond, mortgage, indenture, guaranty, lease or other agreement, instrument, permit, concession, franchise or license material to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (c), any such violations, defaults, rights, liens, security interests, charges or encumbrances that are immaterial, or (d) any judgment, order, decree, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (d), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Company Ancillary Agreements, or prevent the consummation of any of the transactions contemplated hereby or thereby by the Company. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Company Ancillary Agreements by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Company Ancillary Agreements, except for (i) compliance with the HSR Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) State Takeover Approvals, (iv) such filings as may be required in connection with the taxes described in Section 5.9, (v) applicable requirements, if any, of Blue Sky Laws, (vi) applicable requirements, if any, under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the

Company Ancillary Agreements, or prevent the consummation of any of the transactions contemplated hereby or thereby by the Company.

     SECTION 3.5 Financial Statements. The Company has delivered to Parent (a) the balance sheet (the "Balance Sheet") of the Company and its subsidiaries as of December 31, 2002 (the "Balance Sheet Date") and the related statements of income, stockholders' equity and cash flows for the year then ended, together with the appropriate notes to such financial statements, accompanied by the report thereon of KPMG LLP, independent public accountants (the "Audited Financial Statements") and (b) the unaudited balance sheet of the Company and its subsidiaries as of May 31, 2003 and the related unaudited statements of income, stockholders' equity and cash flows for the five-month period ended May 31, 2003 (the "Unaudited Financial Statements" and together with the Audited Financial Statements, the "Financial Statements"). Except as disclosed in the notes thereto, the Financial Statements have been prepared in conformity with GAAP consistently applied and fairly present in all material respects the financial position of the Company and its subsidiaries at the dates of such balance sheets and the results of its operations and cash flows for the respective periods indicated (subject, in the case of the Unaudited Financial Statements, to normal year end adjustments and any other adjustments described therein, to the absence of footnotes, and to the fact that the Company's investment in Corona is not reflected in the Unaudited Financial Statements, which investment should have been accounted for under the equity method).

     SECTION 3.6  No Dividends; Absence of Certain Changes or Events.

     (a) Except as set forth in Section 3.6(a) of the Company Letter, since January 1, 2000, neither the Company nor any of its partially-owned Subsidiaries has ever declared or made, or agreed to declare or make, any payment of dividends or distributions to its stockholders (and no record date with respect to any of the foregoing has occurred) or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock or other equity interest.

     (b) Except as set forth in Section 3.6(b) of the Company Letter, since the Balance Sheet Date there has been:

          (i) no Material Adverse Change with respect to the Company; and

          (ii) no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting any material assets or business of the Company or any of its Subsidiaries, other than any such damages, destructions, losses, claims, condemnations or takings that, individually or in the aggregate, would not have a Material Adverse Effect on the Company or any of its Subsidiaries.

     (c) Except as set forth in Section 3.6(c) of the Company Letter, since the Balance Sheet Date through the date hereof, the Company and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Date through the date hereof, except as set forth in Section 3.6(c) of the Company Letter, neither the Company nor any of its Subsidiaries has:

          (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest;

          (ii) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any of its bonds, notes or other debt securities;

          (iii) except in the ordinary course of business consistent with past practice, made or permitted any material amendment or termination of any Company Agreement (as hereinafter defined);

          (iv) undertaken or committed to undertake capital expenditures, other than (A) capital expenditures relating to the Company's new plating facility in Mesa, Arizona that do not exceed $500,000 in the aggregate (and the Company's good faith estimate of the total capital expenditures relating to such facility is $460,049) and (B) capital expenditures that do not exceed $100,000 for any single project or related series of projects or $250,000 in the aggregate;

          (v) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers from the Company or any of its Subsidiaries to any of the stockholders of the Company or any of their respective Affiliates (as hereinafter defined)), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance on, any of the assets reflected on the Balance Sheet or any assets acquired by the Company or any of its Subsidiaries after the Balance Sheet Date, except for inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice, except for the sale of the real estate located in Westlake Village, California disclosed in Section 3.6(c)(v) of the Company Letter and except for (A) liens for taxes and other governmental charges and assessments which are not yet due and payable, (B) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (C) Permitted Encumbrances;

          (vi) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

          (vii) accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of its business consistent with past practice;

          (viii) delayed or accelerated payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of its business consistent with past practice;

          (ix) instituted any increase in any compensation payable to any employee, director or consultant (other than consultants engaged specifically in connection with the transactions contemplated by this Agreement) of the Company or any of its Subsidiaries or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to employees of the Company or any of its Subsidiaries except, in case of employees other than directors or executive officers, salary increases in connection with annual or periodic compensation reviews in the ordinary course of business consistent with the Company's past practice;

          (x) settled or compromised any material federal, state, local or foreign income tax liability;

          (xi) prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return, taken any position, made any election or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

          (xii) made any change in the accounting principles and practices used by the Company from those applied in the preparation of the Financial Statements; or

          (xiii) entered into or become committed to enter into any other material transaction except in the ordinary course of business consistent with past practice.

     (d) Except as set forth in Section 3.6(d) of the Company Letter, neither the Company nor any of its Subsidiaries is subject to any liability (including unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the Balance Sheet, other than liabilities of the same nature as those set forth in the Balance Sheet and the notes thereto and reasonably incurred in the ordinary course of its business consistent with past practice after the Balance Sheet Date and liabilities as would not have a Material Adverse Effect on the Company.

     SECTION 3.7 Permits and Compliance. Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and, as of the date of this

Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (a) its charter, bylaws or other organizational documents, (b) any applicable law, ordinance, administrative or governmental rule or regulation or (c) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (a), (b) and (c), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     SECTION 3.8 Registration Statement and Proxy Statement. None of the information to be supplied by the Company for inclusion in the Registration Statement or the Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement or at the time of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Stockholder Meetings, any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required at that time to be described in the Proxy Statement or the Registration Statement, the Company shall deliver to Parent a description of such event in order to permit Parent promptly to file an appropriate amendment or supplement with the SEC and, as required by law, disseminate an appropriate amendment or supplement to the Company Stockholders. The Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the DGCL.

     SECTION 3.9  Tax Matters.

     (a) Except as set forth in Section 3.9(a) of the Company Letter, (i) each of the Company, each Subsidiary of the Company and each Company Group (as hereinafter defined) has filed all material Tax Returns required to be filed;
(ii) all such Tax Returns are complete and accurate in all material respects and disclose all material Taxes required to be paid by the Company, each Subsidiary of the Company and each Company Group for the periods covered thereby; (iii) to the Knowledge of Company, neither the Company, any Subsidiary of the Company nor any Company Group is currently the beneficiary of any extension of time within which to file any Tax Return; (iv) all material Taxes (whether or not shown on any Tax Return) owed by the Company, any Subsidiary of the Company or any Company Group have been timely paid or extensions for payment have been properly obtained; (v) to the Knowledge of the Company, none of the Company, any Subsidiary of the Company or any member of any Company Group has waived or been requested to waive any statute of limitations in respect of Taxes which waiver is currently in effect; (vi) to the Knowledge of the Company, the Tax Returns referred to in clause (i), to the extent related to income Taxes, have not been examined by the appropriate taxing authority; (vii) to the Knowledge of the Company, there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Company, any Subsidiary of the Company or any Company Group which, if determined in a manner adverse to the Company, would be material; (viii) all deficiencies asserted in writing or assessments made in writing as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full or are being timely and properly contested; (ix) to the Knowledge of the Company, there are no Tax rulings, requests for rulings, or closing agreements relating to the Company, any Subsidiary of the Company or any Company Group which could affect the liability for Taxes of the Company or any Subsidiary of the Company for any period after the Closing Date; (x) there are no material liens for Taxes upon the assets of the Company or any Subsidiary of the Company except liens relating to current Taxes not yet due; (xi) all material Taxes which the Company, any Subsidiary of the Company or any Company Group are required by law to withhold or to collect for payment have been duly withheld and collected and either have been paid to the appropriate Governmental Entity or accrued, reserved against and entered upon the books of the Company; (xii) neither the Company nor any Subsidiary of the Company has been a party to any distribution occurring during the last 3 years in which the parties to such distribution treated the distributions as one to which Section 355 of the Code (or any similar provision of state, local or foreign law) applied; (xiii) neither the Company nor any

Subsidiary of the Company is, or has ever been, a party to or liable under a Tax Sharing Arrangement or Tax indemnity arrangement; and (xiv) the charges, accruals and reserves in respect of Taxes on the Balance Sheet are adequate in all material respects to provide for all unpaid Taxes (including any deferred Taxes) as of the Balance Sheet Date.

     (b) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code, and no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer Taxes or other similar Taxes will be imposed on the transactions contemplated by this Agreement.

     (c) As a direct or indirect result of the transactions contemplated by this Agreement, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will be, an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder. Except as set forth in Section 3.9(c) of the Company Letter, as a direct or indirect result of the transactions contemplated by this Agreement, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits will be (or under Section 280G of the Code and the Treasury Regulations thereunder be presumed to
be) a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future.

     (d) None of the Company, any predecessor of the Company or any Subsidiary of the Company is (and none thereof has ever been) a member of (i) any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) other than the Company Group or (ii) any other group of corporations or entities which files or has filed Tax Returns on a combined, consolidated or unitary basis. No income or gain of the Company or any Subsidiary of the Company has been deferred pursuant to current or former Treasury Regulation sec.sec. 1.1502-13 or 14, or current or former Temporary Treasury Regulation sec.sec. 1.1502-13T or -14T, or Proposed Treasury Regulations sec. 1.1502-13. No excess loss account (as described in Treasury Regulation sec.sec. 1.1502-19 and -32) exists with respect to any Subsidiary of the Company.

     (e) The tax basis in each LLC Asset is set forth in Section 3.9(e) of the Company Letter.

     (f) For purposes of this Agreement, "Company Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Effective Time, includes or has included the Company or any Subsidiary of the Company, or any predecessor of the Company or any Subsidiary of the Company (or another such predecessor), or any other group of corporations which, at any time on or before the Effective Time, files or has filed Tax Returns on a combined, consolidated or unitary basis with the Company or any Subsidiary of the Company, or any predecessor of the Company or any Subsidiary of the Company (or another such predecessor).

     SECTION 3.10 Actions and Proceedings. Except as set forth in Section 3.10 of the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries or against or involving any of the present or former directors, officers, employees or, to the Knowledge of the Company, consultants, agents or stockholders of the Company or any of its Subsidiaries, as such, or any of its or their properties, assets or business or any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. Except as set forth Section 3.10 of the Company Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their present or former directors, officers, employees or, to the Knowledge of the Company, consultants, agents or stockholders, as such, or any of its or their properties, assets or business or any Company Plan that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. There are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its or their present or former officers, directors, employees or, to the Knowledge of the Company, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement and the Company Ancillary Agreements.

     SECTION 3.11 Certain Agreements. Except as set forth in Section 3.11 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option or other right to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option, other right or shares.

     SECTION 3.12  Employee Benefits.

     (a) Each Company Plan is listed in Section 3.12(a) of the Company Letter. With respect to each Company Plan, the Company has delivered to Parent a true and correct copy of (i) the three (3) most recent annual reports (Form 5500) filed with the IRS, (ii) each such Company Plan that has been reduced to writing and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to each such Company Plan, (iv) a written summary of each unwritten material Company Plan, (v) the most recent summary plan description or other written explanation of each Company Plan, if any, provided to participants, (vi) the most recent determination letter and request therefor, if any, issued by the IRS with respect to any Company Plan intended to be qualified under Section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS and (viii) all correspondence with the IRS or the Department of Labor relating to any outstanding controversy or audit. Each Company Plan complies in all respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations, except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its ERISA Affiliates currently maintains, contributes to or has any liability under or, at any time during the past six (6) years has maintained, contributed to or had any liability under, (x) any pension plan which is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA or (y) any multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

     (b) Except as listed in Section 3.12(b) of the Company Letter, with respect to the Company Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company, its ERISA Affiliates or any Company Plan fiduciary could be subject to any liability, other than any liability for benefits payable in the normal course, under the terms of such Company Plans, ERISA, the Code or any other applicable law, which would have a Material Adverse Effect on the Company. All Company Plans that are intended by their terms to be, or are otherwise treated by the Company as, qualified under
Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Except as set forth in Section 3.12(b) of the Company Letter, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan or agreement to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

     (c) As used herein, "Company Plan" means (i) a "pension plan" (as defined in Section 3(2) of ERISA), (ii) a "welfare plan" (as defined in Section 3(1) of ERISA), (iii) any other written or oral profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, vacation, retention, severance, medical, dental, vision, disability, death benefit, sick leave or insurance plan, arrangement or understanding, or (iv) any written or oral material bonus, holiday pay or fringe benefit plan, arrangement or understanding, in each case established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability.

     (d) Section 3.12(d) of the Company Letter contains a list of all (i) employment, compensation and other material agreements with current and former employees, consultants and independent contractors providing services to the Company or any ERISA Affiliate, and (ii) plans, programs, agreements and other arrangements of the Company and each ERISA Affiliate with or relating to its current and former employees, consultants and independent contractors containing change of control or similar provisions (collectively, "Company Employment Agreements"). Except as set forth in Section 3.12(d) of the Company Letter, the Company has delivered to Parent a true and correct copy of each Company Employment Agreement and any amendments thereto.

     SECTION 3.13 Compliance with Worker Safety and Environmental Laws. The properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable Worker Safety Laws and Environmental Laws, except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on the Company.

     SECTION 3.14 Labor Matters. The Company and each of its Subsidiaries have complied with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of its business and are not liable for any arrears of wages or any withholding taxes or penalties for failure to comply with any of the foregoing, except for any possible noncompliance or liability that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and except as set forth in
Section 3.14 of the Company Letter there is no unfair labor practice complaint or grievance pending or threatened in writing against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency with respect to the Company Business Personnel, except any complaint or grievance that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except any strike, dispute, slowdown or stoppage that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     SECTION 3.15  Intellectual Property.

     (a) Except as set forth in Section 3.15(a) of the Company Letter, the Company and its Subsidiaries have through ownership or licensing all Intellectual Property Rights as are necessary to conduct the business of the Company and its Subsidiaries as currently conducted or planned to be conducted by the Company and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on the Company. Except as set forth in Section 3.15(a) of the Company Letter, neither the Company nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     (b) Except as set forth in Section 3.15(b) of the Company Letter, there are no actions, suits or claims or administrative proceedings or investigations pending or, to the Knowledge of the Company, threatened that challenge or question the Company's Intellectual Property Rights and that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

     (c) All patents, registered trademarks, service marks and copyrights which are held by the Company or any of its Subsidiaries and which are material to the business of the Company and its Subsidiaries, taken as a whole, are to the Knowledge of the Company valid and subsisting.

     SECTION 3.16 Availability of Assets. Except as set forth in Section 3.16 of the Company Letter, the assets owned or leased by the Company and its Subsidiaries constitute all the material assets used in its business (including all books, records, computers and computer programs and data processing systems) and are in good condition (subject to normal wear and tear and immaterial impairments of value and damage) and serviceable condition and are generally suitable for the uses for which intended. There are no material services provided by any of the stockholders of the Company or any of their Affiliates to the Company or any Subsidiary of the Company utilizing either (i) assets not owned by the Company or its Subsidiaries as of the Effective Time or (ii) Persons not employed by the Company or its Subsidiaries. For purposes of this Agreement, "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this Agreement, "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or unincorporated organization.

     SECTION 3.17 Real Property. (a) Section 3.17(a) of the Company Letter sets forth a list and brief description of (i) each parcel of real property owned by the Company and any of its Subsidiaries (the "Owned Real Property") (showing the record title holder, location and any indebtedness secured by a mortgage or other Encumbrance thereon) and (ii) each contract, option or other right to which the Company or any of its Subsidiaries is a party to or bound by for the purchase or sale of real property. Except as set forth in Section 3.17(a) of the Company Letter, the Company or the applicable Subsidiary, as the case may be, has good, marketable and insurable (at ordinary rates) title in fee simple to all Owned Real Property and to all buildings, structures and other improvements thereon, in each case free and clear of all Encumbrances, except for Permitted Encumbrances. All public utilities give adequate service to the Owned Real Property, and the Owned Real Property has all needed access to and from publicly dedicated streets. Except as set forth in Section 3.17(a) of the Company Letter, none of the buildings, structures or other improvements (including parking lots and roadways) comprising the Owned Real Property encroach in any material respect on any public or private lands or easements and rights-of-way or violate any building lines or setback requirements. True and complete copies of any (w) title opinions, (x) surveys and (y) appraisals conducted within the past five years in the possession of the Company or any of its Subsidiaries and (z) any policies of title insurance currently in force and in the possession of the Company and any of its Subsidiaries with respect to each parcel of Owned Real Property heretofore have been delivered by the Company to Parent.

     (b) Neither the Company nor any Subsidiary of the Company is lessee of, or holds or operates, any real property owned by any third Person. Immediately following the Effective Time, Trompeter shall have the right to quiet enjoyment of the Westlake Properties for the full term of the Leases (including any renewal option relating thereto), and the leasehold interests of Trompeter in the Westlake Properties shall not be subject or subordinate to any Encumbrance except for Permitted Encumbrances. For purposes of this Agreement, "Westlake Properties" means the premises located at (i) Suites 100, 104, 201, 202, 203, 205, 206 and 207 and, if requested by Trompeter, Suites 102 and 200 at 31194 La Baya Drive, Westlake Village, California and (ii) if Trompeter has not vacated the premises before the Effective Time, 31186 La Baya Drive, Westlake Village, California.

     (c) Neither the whole nor any part of the Owned Real Property is or was subject to any suit for condemnation, eminent domain or other taking by any public authority or other Person, and, to the Knowledge of the Company, no such condemnation, eminent domain or other taking is threatened or contemplated.

     SECTION 3.18 Personal Property Leases. Section 3.18 of the Company Letter contains a brief description of each lease or other agreement or right, whether written or oral, under which the Company or any Subsidiary of the Company is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party, except for any such lease, agreement or right that is terminable by the Company or any Subsidiary of the Company without penalty or payment on notice of

30 days or less or which involves the payment by the Company or any Subsidiary of the Company of rentals of less than $100,000 per year.

     SECTION 3.19 Title to Assets. Each of the Company and its Subsidiaries has good title to all of its assets reflected on the Balance Sheet as being owned by it and all of the assets thereafter acquired by it (except to the extent that such assets have been disposed of after the Balance Sheet Date in the ordinary course of business consistent with past practice), free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in Section 3.19 of the Company Letter.

     SECTION 3.20 Contracts. Except as set forth in Section 3.20 of the Company Letter, neither the Company nor any Subsidiary of the Company is a party to or bound by:

          (i) any contract for the purchase of goods or raw materials involving payments in excess of $250,000 in the aggregate, other than customary purchase orders;

          (ii) any contract for the sale of goods or services involving payments in excess of $250,000 in the aggregate, other than customary purchase orders;

          (iii) any contract for the purchase, licensing or development of software to be used by the Company or any Subsidiary of the Company other than contracts for the purchase or licensing of shrink-wrap, off-the-shelf software not involving the payment of more than $250,000 in the aggregate;

          (iv) any guarantee of the obligations or liabilities of customers, suppliers, officers, directors, employees, Affiliates of the Company or its Subsidiaries or any other Persons;

          (v) any agreement which provides for, or relates to, the incurrence by the Company or any Subsidiary of the Company of debt for borrowed money or the extension of credit by the Company or any Subsidiary of the Company to any other Person (except for a standby letter of credit from Wells Fargo Bank, National Association in an amount not to exceed $150,000 in the aggregate and except for the extension of credit prior to the date hereof to certain employees, former employees and directors of the Company in connection with purchases of Company Common Stock, none of which obligations will be outstanding as of the Closing Date);

          (vi) any agreement or understanding with a third party that restricts the Company or any Subsidiary from carrying on its business anywhere in the world;

          (vii) any contract which provides for, or relates to, any confidentiality arrangement (other than any such arrangement entered into in the ordinary course of business consistent with past practice) or any non-competition arrangement (other than any such arrangement solely for the benefit of the Company or any of its Subsidiaries) with any Person, including any current or former officer or employee of the Company or any Subsidiary;

          (viii) any contract or group of related contracts for capital expenditures in excess of $100,000 in the aggregate for any single project or in excess of $250,000 in the aggregate for any related series of projects;

          (ix) any partnership, joint venture or other similar arrangement or agreement involving a sharing of profits or losses;

          (x) any other contract which involves payments or receipts by the Company or any Subsidiary of the Company of more than $100,000, other than the Common Stock Purchase Agreement; or

          (xi) any contract for any purpose (whether or not required to be listed or described in Section 3.20 of the Company Letter) which is material to the Company, any Subsidiary of the Company or their respective businesses, other than any such contract made in the ordinary course of business consistent with past practice.

     SECTION 3.21 Status of Contracts. Except as set forth in Section 3.21 of the Company Letter and except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, each of the leases, contracts and other agreements listed in Sections 3.12, 3.18 and 3.20 of the Company Letter (collectively, the "Company Agreements") constitutes a valid and binding obligation of the Company and, to the Knowledge of the Company, the other parties thereto and is in full force and effect and (except as set forth in Section 3.4 of the Company Letter and except for those Company Agreements which by their terms will expire prior to the Effective Time or are otherwise terminated prior to the Effective Time in accordance with the provisions hereof) will continue in full force and effect after the Effective Time, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, each of the Company and its Subsidiaries has fulfilled and performed in all material respects its obligations under each of the Company Agreements to which it is a party, and neither the Company nor any Subsidiary of the Company is in, or is alleged to be in, breach or default under, nor, to the Knowledge of the Company, is there or, to the Knowledge of the Company, is there alleged to be any basis for termination of any of the Company Agreements and, to the Knowledge of the Company, no other party to any of the Company Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a breach or default by the Company or any Subsidiary of the Company, or, to the Knowledge of the Company, by any such other party. Complete and correct copies of each of the Company Agreements have heretofore been delivered by the Company to Parent.

     SECTION 3.22 Insurance. Each of the Company and its Subsidiaries maintains policies of fire and casualty, liability (general, products and other liability), workers' compensation and other forms of insurance and bonds in such amounts and against such risks and losses as are insured against by companies engaged in the same or a similar business. The Company and its Subsidiaries shall keep or cause such insurance or comparable insurance in full force and effect through the Effective Time. Each of the Company and its Subsidiaries has complied with each such insurance policy and has not failed to give any notice or to present any claim thereunder in a due and timely manner, except where any noncompliance or failure would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     SECTION 3.23 Takeover Statutes and Charter Provisions. To the Knowledge of the Company, no state takeover statutes or charter or bylaw provisions are applicable to the Merger, this Agreement, the Voting Agreements, the Parent Ancillary Agreements and the Company Ancillary Agreements, and the transactions contemplated hereby and thereby.

     SECTION 3.24 Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and the outstanding shares of Company Preferred Stock, voting together as one class, is required to adopt this Agreement. No other vote of the securityholders of the Company is required by law, the Company Charter, the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and by the Parent Ancillary Agreements and the Company Ancillary Agreements.

     SECTION 3.25 Brokers. No broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     SECTION 3.26 Ownership of Company Stock. No stockholder or group (as defined in Section 13(d)(3) of the Exchange Act) of stockholders of the Company will own 30% or more of the issued and outstanding shares of Parent Common Stock as a result of the Merger.

                                   ARTICLE IV

                                   COVENANTS

     SECTION 4.1 Conduct of Business of the Company Pending the Merger. Except as expressly permitted by this Section 4.1, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in Section 4.1 of the Company Letter, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

          (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than (x) the LLC Units (as hereinafter defined) and (y) dividends or distributions by Subsidiaries to other Subsidiaries (other than the LLC) or to the Company), (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire, any such shares or other securities (except to the extent Company Stock Options are exercised or shares of Company Preferred Stock are converted into Company Common Stock, in each case in accordance with the terms thereof as in effect on the date hereof, and except to the extent of purchases from employees and directors of the Company, in each case pursuant to the Restricted Stock Agreements in place as of the date hereof and in accordance with their respective terms as in effect on the date hereof);

          (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of shares of Company Common Stock pursuant to the Company Stock Options outstanding on the date of this Agreement, in each case, in accordance with their current terms and
     (B) the issuance of shares of Company Common Stock upon conversion of shares of Company Preferred Stock in accordance with their current terms;

          (iii) amend its charter or bylaws or other comparable charter or organizational documents;

          (iv) (A) acquire or agree to acquire by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof, or (B) otherwise acquire or agree to acquire any assets other than
     (x) assets acquired in the ordinary course of business consistent with past practice and (y) the acquisition of up to an additional 653,594 shares of Series B Convertible Redeemable Preferred Stock of Corona at the Third Closing in accordance with Article II of the Corona Stock Purchase Agreement;

          (v) sell, transfer, lease, license, mortgage, pledge, encumber or otherwise dispose of any of its properties or assets, other than sales, leases or licenses of products or services in the ordinary course of business consistent with past practice and other than transfers of the LLC Assets to the LLC in accordance with Section 5.15;

          (vi) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money, guarantee any such indebtedness, enter into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13), or make any loans, advances or capital contributions to, or other investments in, any other Person, other than (A) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries, (B) cash management activities carried on in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole and (C) advances to employees for travel and related business expenses consistent with Company policies and past practices;

          (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Subsidiary (other than in accordance with Section
     5.15 with respect to the LLC Assets);

          (viii) enter into, adopt or amend any severance plan, agreement or arrangement, Company Plan or Company Employment Agreement, including, without limitation, the Company Stock Options (other than normal compensation arrangements entered into with non-officer employees or consultants hired after the date hereof in the ordinary course of its business consistent with past practice);

          (ix) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would be collected in the ordinary course of its business consistent with past practice;

          (x) delay or accelerate payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would be paid in the ordinary course of its business consistent with past practice;

          (xi) increase the compensation payable or to become payable to its directors, officers, employees or consultants or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any current or former director or officer of the Company or any of its Subsidiaries, except, in case of employees other than directors or executive officers, as may be in the ordinary course of business consistent with the Company's past practice in connection with annual compensation reviews, or establish, adopt, enter into or, except as may be required to comply with applicable law, amend or take action to enhance or accelerate any rights or benefits under, any labor, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee;

          (xii) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any Subsidiary by any applicable federal, state or local law, rule, regulation, guideline or ordinance, except any such violation or failure that would not, individually or in the aggregate, have a Material Adverse Effect on the Company;

          (xiii) make any change to accounting policies or procedures (other than actions required to be taken by GAAP);

          (xiv) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

          (xv) settle or compromise any material federal, state, local or foreign income tax liability;

          (xvi) enter into, amend or terminate (A) any agreement or contract material to the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice, (B) any noncompetition agreement, other than solely for the benefit of the Company or any of its Subsidiaries, or (C) any agreement pursuant to which any third party is granted marketing, distribution, manufacturing or any other rights with respect to any Company product, services, processes or technology, other than in the ordinary course of business consistent with past practice; or make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $250,000, other than capital expenditures with respect to the completion of the Company's plating facility in Mesa, Arizona in an amount not to exceed $500,000 in the aggregate;

          (xvii) waive or release any material right or claim or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business consistent with past practice;

          (xviii) settle or compromise any litigation or arbitration proceeding if such settlement or compromise requires payment by the Company or any of its Subsidiaries of $100,000 or more in the aggregate; or

          (xix) authorize, recommend, propose or announce an intention to do any of the foregoing or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     SECTION 4.2 Conduct of Business of Parent Pending the Merger. Except as expressly permitted by this Section 4.2 or as set forth in Section 4.2 of the Parent Letter, during the period from the date of this Agreement through the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in Section 4.2 of the Parent Letter, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the
Company:

          (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, other than dividends or distributions by Subsidiaries to other Subsidiaries or to Parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any other securities thereof or any rights, warrants or options to acquire, any such shares or other securities, in each case except in connection with the Rights Agreement and except in connection with the Parent Stock Plans;

          (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of shares of Parent Common Stock pursuant to Parent Stock Plans outstanding on the date of this Agreement, in each case, in accordance with their current terms, (B) the issuance of options to acquire Parent Common Stock pursuant to the Parent Stock Plans to employees hired after the date hereof and (C) the issuance of securities of Parent in accordance with the terms of the Rights Agreement;

          (iii) amend its charter or bylaws or other comparable charter or organizational documents, except as contemplated by this Agreement;

          (iv) (A) acquire or agree to acquire by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or (B) otherwise acquire or agree to acquire any assets, other than assets acquired in the ordinary course of business consistent with past practice;

          (v) sell, transfer, lease, license, mortgage, pledge, encumber or otherwise dispose of any of its properties or assets, other than sales, leases or licenses of products or services in the ordinary course of business consistent with past practice;

          (vi) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money, guarantee any such indebtedness, enter into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13), or make any loans, advances or capital contributions to, or other investments in, any other Person, other than (A) indebtedness, loans, advances, capital contributions and investments between Parent and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries, (B) cash management activities carried on in the ordinary course of business consistent with past practice and not material to Parent and its Subsidiaries taken as a whole and (C) advances to employees for travel and related business expenses consistent with Parent policies and past practices;

          (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of Parent or any Subsidiary;

          (viii) enter into, adopt or amend any severance plan, agreement or arrangement, Parent Plan or employment agreement with an executive officer, including, without limitation, the Parent Stock Plans, other than in the ordinary course of business consistent with past practice;

          (ix) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would be collected in the ordinary course of its business consistent with past practice;

          (x) delay or accelerate payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would be paid in the ordinary course of its business consistent with past practice;

          (xi) increase the compensation payable or to become payable to its directors, officers, employees or consultants or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any current or former director or officer of Parent or any of its Subsidiaries, except, in case of employees other than directors or executive officers, as may be in the ordinary course of business consistent with Parent's past practice in connection with annual, quarterly or periodic compensation reviews, or establish, adopt, enter into or, except as may be required to comply with applicable law, amend or take action to enhance or accelerate any rights or benefits under, any labor, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee;

          (xii) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any Subsidiary by any applicable federal, state or local law, rule, regulation, guideline or ordinance, except any such violation or failure that would not, individually or in the aggregate, have a Material Adverse Effect on Parent;

          (xiii) make any change to accounting policies or procedures (other than actions required to be taken by GAAP);

          (xiv) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

          (xv) settle or compromise any material federal, state, local or foreign income tax liability;

          (xvi) enter into, amend or terminate (A) any agreement or contract material to Parent and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice, (B) any noncompetition agreement, other than solely for the benefit of Parent or any of its Subsidiaries, or (C) any agreement pursuant to which any third party is granted marketing, distribution, manufacturing or any other rights with respect to any Parent product, services, processes or technology, other than in the ordinary course of business consistent with past practice; or make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $2,500,000, other than with respect to the consolidation of Parent's manufacturing facilities in California, Florida, New York and Illinois in an amount not to exceed $500,000;

          (xvii) waive or release any material right or claim or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent balance sheet set forth in the Parent SEC Documents or incurred in the ordinary course of business consistent with past practice;

          (xviii) settle or compromise any litigation or arbitration proceeding if such settlement or compromise requires payment by Parent or any of its Subsidiaries of $600,000 or more, other than any litigation or proceeding disclosed in the Parent SEC Documents; or

          (xix) authorize, recommend, propose or announce an intention to do any of the foregoing or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     SECTION 4.3  No Solicitation by the Company.

     (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any Company Takeover Proposal (as hereinafter defined), (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that prior to the Company Stockholder Meeting, nothing contained in this Agreement shall prevent the Company or its Board of Directors from furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide written Company Takeover Proposal by such Person, if and only to the extent that (w) in the reasonable good faith judgment of the Board of Directors of the Company, such Company Takeover Proposal could, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (any such more favorable Company Takeover Proposal being referred to in this Agreement as a "Company Superior Proposal"), (x) the failure to take such action would, in the reasonable good faith judgment of the Board of Directors of the Company, after consultation with outside corporate counsel of the Company, be inconsistent with the fiduciary duties of the Board of Directors of the Company to the Company's stockholders under applicable law, (y) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, such Board of Directors receives from such Person an executed confidentiality agreement with provisions not less favorable to the Company than those contained in the Nondisclosure Agreement (as hereinafter defined) and (z) the Company shall have fully complied with this Section 4.3. For purposes of this Agreement, "Company Takeover Proposal" means any proposal or offer, or any expression of interest, by any Person other than Parent or Sub relating to the Company's willingness or ability to receive or discuss a proposal or offer for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, a substantial portion of the voting securities of, or a substantial portion of the assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     (b) The Company shall advise Parent orally (within one business day) and in writing (as promptly as practicable) of (i) any Company Takeover Proposal or any inquiry with respect to or which could lead to any Company Takeover Proposal,
(ii) the material terms of such Company Takeover Proposal and (iii) the identity of the Person making any such Company Takeover Proposal or inquiry. The Company will keep Parent informed of the status of any such Company Takeover Proposal or inquiry.

     SECTION 4.4  No Solicitation by Parent.

     (a) Parent shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, Parent or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any Parent Takeover Proposal (as hereinafter defined), (ii) enter into any agreement with respect to any Parent Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Parent Takeover Proposal; provided, however, that nothing contained in this Agreement shall prevent Parent or its Board of Directors from furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide written Parent Takeover Proposal by such Person, if and only to the extent that (w) in the reasonable good faith judgment of the Board of Directors of Parent, such Parent Takeover Proposal could, if consummated, result in a transaction more favorable to Parent or Parent's stockholders from a financial point of view than the Merger (any such more favorable Parent Takeover Proposal being referred to in this Agreement as a "Parent Superior Proposal"), (x) the failure to take such action would in the reasonable good faith judgment of the Board of Directors of Parent, after consultation with outside corporate counsel of Parent, be inconsistent with the fiduciary duties of the Board of Directors of Parent to Parent's stockholders under applicable law, (y) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, such Board of Directors receives from such Person an executed confidentiality agreement with provisions not less favorable to Parent than those contained in the Nondisclosure Agreement and (z) Parent shall have fully complied with this Section 4.4. For purposes of this Agreement, "Parent Takeover Proposal" means any proposal or offer, or any expression of interest, by any Person other than the Company or any of its Subsidiaries relating to Parent's willingness or ability to receive or discuss a proposal or offer for a merger, consolidation or other business combination involving Parent or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, a substantial portion of the voting securities of, or a substantial portion of the assets of Parent or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     (b) Parent shall advise the Company orally (within one business day) and in writing (as promptly as practicable) of (i) any Parent Takeover Proposal or any inquiry with respect to or which could lead to any Parent Takeover Proposal,
(ii) the material terms of such Parent Takeover Proposal and (iii) the identity of the Person making any such Parent Takeover Proposal or inquiry. Parent will keep the Company informed of the status of any such Parent Takeover Proposal or inquiry.

     SECTION 4.5 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, neither the Company nor Parent shall terminate, amend, modify or waive any provision of any confidentiality agreement relating to a Company Takeover Proposal or Parent Takeover Proposal, respectively, or standstill agreement to which the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, respectively, is a party (other than any involving Parent or the Company, respectively). During such period, each of the Company and Parent agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

     SECTION 4.6 Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other party shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries shall take any action that, to the Knowledge of Parent or to the Knowledge of the Company, as the case may be, would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, the parties will report the Merger as a reorganization within the meaning of Section 368(a) of the Code, and will not take any action inconsistent with such reporting.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.1  Stockholder Meetings.

     (a) As soon as practicable following the date of this Agreement, the Company will duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournments or postponements thereof, the "Company Stockholder Meeting") for the purpose of considering the approval of this Agreement. The Company will, through its Board of Directors, recommend to its stockholders and shall use all reasonable efforts to solicit such approval by its stockholders, and such Board of Directors shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to Parent, such recommendation. The Company agrees to deliver to the holders of Company Preferred Stock all notices required to be delivered to them in connection with the Merger.

     (b) As soon as practicable following the date of this Agreement, Parent will duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournments or postponements thereof, the "Parent Stockholder Meeting" and together with the Company Stockholder Meeting, the "Stockholder Meetings") for the purpose of considering approval of the Share Issuance. Parent will, through its Board of

Directors, recommend to its stockholders approval of the Share Issuance and shall use all reasonable efforts to solicit such approval by its stockholders, and such Board of Directors shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to the Company, such recommendation.

     SECTION 5.2 Preparation of the Registration Statement and the Proxy Statement. Parent shall promptly prepare and file with the SEC the Proxy Statement and the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and shall use its commercially reasonable efforts to keep the Registration Statement effective as long as is necessary to consummate the Merger. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Proxy Statement to its stockholders. Parent shall also take any action reasonably required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock and Parent Preferred Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock and the holders of Company Preferred Stock as may be reasonably requested in connection with any such action and the preparation of the Registration Statement and Proxy Statement.

     SECTION 5.3 Access to Information. Subject to currently existing contractual and legal restrictions applicable to Parent or to the Company or any of their respective Subsidiaries, as the case may be, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all of its employees, customers, properties, books, contracts, commitments and records (including the work papers of independent accountants, if available and subject to the consent of such independent accountants), and, during such period, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the other all information concerning its business, properties and personnel as the other may reasonably request. No investigation pursuant to this Section
5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained pursuant to this Section 5.3 shall be kept confidential in accordance with the Stratos Reciprocal Nondisclosure Agreement between Parent and the Company (the "Nondisclosure Agreement").

     SECTION 5.4 Compliance with the Securities Act. Each of the directors of the Company, each trust that owns Shares the beneficiaries of which include a director of the Company, members of his family or a charitable organization designated by a director, Joe Norwood, Don Meyers and Citicorp Venture Capital Ltd. may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall cause each such Person to execute and deliver to Parent within 30 days of the date hereof a written agreement in substantially the form of Exhibit F hereto (the "Company Affiliate Letter"). The Company shall notify Parent as soon as reasonably practicable if any other Person is a Rule 145 Affiliate and, prior to the Effective Time, the Company shall cause each such additional Person who is a Rule 145 Affiliate of the Company to execute a Company Affiliate Letter. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock or Parent Preferred Stock to be received by affiliates of the Company pursuant to this Agreement and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock and Parent Preferred Stock, consistent with the terms of the Company Affiliate Letter.

     SECTION 5.5 Fees and Expenses. (a) Except as provided in this Section 5.5 and Section 5.9, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and all filing fees (including filing fees under the HSR Act and Securities Act) shall be divided equally between Parent and the Company.

     (b) Notwithstanding any provision in this Agreement to the contrary, (i) if this Agreement is terminated by Parent pursuant to Section 7.1(e) or (ii) if this Agreement is terminated by the Company pursuant to

Section 7.1(g), then, in each case, the Company shall (without prejudice to any other rights that Parent may have against the Company for a breach of this Agreement) pay to Parent a fee of $750,000 in cash, plus all fees and expenses reasonably incurred by Parent (including the fees and expenses of its counsel) in connection with this Agreement and the transactions contemplated hereby up to a maximum of $500,000 in cash, such payment to be made, in the case of clause
(i), no later than one business day following such termination or, in the case of clause (ii), simultaneously with such termination.

     (c) Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(f) and a Parent Takeover Proposal existed following the date hereof and before the date of the Parent Stockholder Meeting and, concurrently with or within twelve months after any such termination a Third Party Acquisition Event involving Parent (as hereinafter defined) occurs, or (ii) this Agreement is terminated by Parent pursuant to Section 7.1(h), then, in each case, Parent shall (without prejudice to any other rights that the Company may have against Parent for a breach of this Agreement) pay to the Company a fee of $750,000 in cash, plus, only if this Agreement is terminated pursuant to Section 7.1(h), all fees and expenses reasonably incurred by the Company (including the fees and expenses of its counsel) in connection with this Agreement and the transactions contemplated hereby up to a maximum of $500,000 in cash, such payment to be made, in the case of clause (i), on the date of the consummation of the Third Party Acquisition Event involving Parent or, in the case of clause (ii), simultaneously with such termination.

     (d) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by Parent or the Company pursuant to Section 7.1(f), Parent shall (without prejudice to any other rights that the Company may have against Parent for a breach of this Agreement) pay to the Company all fees and expenses reasonably incurred by the Company (including the fees and expenses of its counsel) in connection with this Agreement and the transactions contemplated hereby up to a maximum of $500,000 in cash, such payment to be made one business day following such termination.

     (e) For purposes of this Agreement, a "Third Party Acquisition Event" involving Parent means (i) a transaction pursuant to which any person or group (as such term is defined under the Exchange Act), other than the Company or any affiliate thereof (a "Parent Third Party"), acquires more than fifty percent (50%) of the equity securities or voting power of Parent, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, share exchange or other business combination involving Parent pursuant to which any person other than the Company or any affiliate thereof acquires ownership of more than fifty percent (50%) of the outstanding equity securities or voting power of Parent, or (iii) any other transaction pursuant to which any Parent Third Party acquires control of assets of Parent (including, for this purpose, outstanding equity securities of Subsidiaries of Parent) having a fair market value equal to more than fifty percent (50%) of the fair market value of all the consolidated assets of Parent and its Subsidiaries immediately prior to such transaction.

     SECTION 5.6 Company Stock Options. At the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time pursuant to the Company Stock Option Agreements shall be cancelled and pursuant to the terms thereof, the holders of the any such Company Stock Options shall not be entitled to receive any consideration in respect of such cancellation. The Company shall take all actions necessary to effect the foregoing provisions of this Section 5.6.

     SECTION 5.7  Commercially Reasonable Efforts.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including: (i) obtaining all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and making of all necessary registrations and filings (including filings with Governmental Entities) and taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with State Takeover Approvals), (ii) obtaining all necessary consents, approvals or waivers from third parties, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld, conditioned or delayed.

     (b) Each party shall use all commercially reasonable efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

     (c) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company relating to this Agreement or the transactions contemplated hereby, (i) neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses, product lines or assets of Parent, the Company or any of their respective Subsidiaries or Affiliates, or that otherwise would have an adverse effect on Parent or the Company and (ii) the Company shall not, and shall not permit any of its Affiliates to, take or agree to take any such action without Parent's prior written consent.

     SECTION 5.8 Public Announcements. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or Nasdaq.

     SECTION 5.9 Real Estate Transfer and Gains Tax. The Company or, after the Merger, the Surviving Corporation will pay any state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger.

     SECTION 5.10 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby or in the Parent Ancillary Agreements or the Company Ancillary Agreements, Parent and the Company and their respective Boards of Directors shall use their commercially reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

     SECTION 5.11 Indemnification of Directors and Officers. Subject to applicable law, for six years from and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to (a) the Company Charter, (b) the Company Bylaws and (c) the Director Indemnification Agreements for acts or omissions occurring at or prior to the Effective Time. For purposes of this Agreement, "Director Indemnification Agreements" means (i) the Director Indemnification Agreement dated July 12, 2001 between the Company and Newell Starks, (ii) the Director Indemnification Agreement dated July 12, 2001 between the Company and Reginald W. Barrett, (iii) the Director Indemnification Agreement dated July 12, 2001 between the Company and William N. Stout, (iv) the Director Indemnification Agreement dated July 12, 2001 between the Company and David Howe, and (v) the Director Indemnification Agreement dated April 11, 2002 between the Company and Andy Harris. The Company has delivered to Parent a true and correct copy of each Director Indemnification Agreement and any amendments thereto.

     SECTION 5.12 Notification of Certain Matters. Parent shall use its commercially reasonable efforts to give prompt notice to the Company, and the Company shall use its commercially reasonable efforts to give prompt notice to Parent, of: (a) occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause
(i) representation or warranty of the notifying party contained in this Agreement to be untrue or inaccurate in any material respect or (ii) covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, or (b) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The Company shall use its commercially reasonable efforts to give prompt notice to Parent of any change or event which would be reasonably likely to have a Material Adverse Effect on the Company, and Parent shall use its commercially reasonable efforts to give prompt notice to the Company of any change or event which would be reasonably likely to have a Material Adverse Effect on Parent. The delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 5.13 Stock Exchange Listing. Parent shall use reasonable efforts to have authorized for quotation on Nasdaq, upon official notice of issuance, the shares of Parent Common Stock to be issued in connection with the Merger. Parent shall have no obligation to seek authorization for quotation on Nasdaq or listing on any stock exchange the shares of Parent Preferred Stock to be issued in connection with the Merger.

     SECTION 5.14 Indemnity Agreement. No later than immediately prior to the Effective Time, the Company will cause the Stockholder Representatives to execute and deliver the Indemnity Agreement to Parent and the Indemnity Agent, with such changes thereto as may be requested by the Indemnity Agent that are reasonably acceptable to Parent and the Company.

     SECTION 5.15  Pre-Closing Transfers.

     (a) Prior to the Closing, the Company shall take all necessary action to transfer to STT Properties, LLC, a Delaware limited liability company (the "LLC"), (i) all equity interests held by the Company in Corona and acquired pursuant to the Corona Stock Purchase Agreement, (ii) cash in the amount of $850,000, provided that such amount does not cause Working Capital to be less than the Target Working Capital, and (iii) the real property ownership rights the Company or its Subsidiaries have in the following premises located in Westlake Village, California: (x) 31186 La Baya Drive, (y) 31192 La Baya Drive and (z) 31194 La Baya Drive (collectively, the "LLC Assets"), in each case on and subject to the following terms:

          (A) the LLC Assets shall be transferred on an "as is, where is" basis and in accordance with the other terms set forth in Section 5.15(a) of the Company Letter (including that the LLC shall assume, discharge in accordance with their terms, and indemnify the Company against, all obligations of the Company and its Subsidiaries with respect to the LLC Assets) and on such other terms as Parent approves in writing, such approval not to be unreasonably withheld;

          (B) prior to transferring the LLC Assets, the Company shall cause the LLC to enter with Trompeter into the Leases, each effective no later than the date of payment of the dividend contemplated by Section 5.15(b), in the forms attached hereto as Exhibits G-1 and G-2 (the "Leases");

          (C) neither the Company nor any of its Subsidiaries shall have any rights to or any liabilities (actual or contingent) related to the LLC Assets or the transfer thereof following the Effective Time, except as set forth in the Lease; and

          (D) Corona shall execute a release, effective as of the Effective Time, releasing the Company and its Subsidiaries from any obligations to Corona, in form and substance reasonably acceptable to Parent, or, in the absence thereof, the LLC shall agree in writing, in form and substance reasonably acceptable to Parent, to retain and not distribute to its members at least $850,000 in cash until such time as all obligations of the Company and its Subsidiaries to Corona pursuant to Article II of the Corona Stock Purchase Agreement with respect to the Third Closing not so released shall have been extinguished.

     (b) Subject to and only following completion of all transfers and actions (including, without limitation, obtaining the release or writing contemplated by clause (D) of Section 5.15(a)) contemplated by Section 5.15 in accordance with the terms thereof, no later than immediately prior to the Effective Time the Company may declare and pay to its stockholders a dividend, on a pro rata basis consistent with their then current holdings of the Company, equal to all of the units of membership interest in the LLC (the "LLC Units"). Such dividend shall be on terms reasonably acceptable to Parent consistent with the foregoing provisions of Section 5.15(a).

     (c) The Company shall not transfer or commit to transfer any interests it or any of its Subsidiaries has in the any of the LLC Assets until it shall have
(i) delivered written notice to Parent of the proposed terms of such transfer and (ii) received written acknowledgement from Parent that such terms are reasonably acceptable.

     (d) Parent and the Company agree to appoint an appraiser (mutually agreeable to both parties) to value each of the LLC Assets as of a date within five business days of the distribution provided for in Section 5.15(b). Parent and the Company further agree to use the value determined by such appraiser for all purposes, including, without limitation, for U.S. federal income tax purposes, except to the extent that any LLC Asset is sold in an arm's length transaction within six months of the distribution date (each, a "Post Closing Sale"), in which case the Company and Parent shall use the actual selling price of such LLC Asset, net of any selling costs attributable to such Post Closing Sale (the appraised value or the net sales price, as applicable, the "Agreed Value"). The Company shall not declare the dividend contemplated by Section 5.15(b) until such time as (i) the appraisal contemplated by this Section 5.15(d) is received and (ii) the Company has provided to Parent all information necessary, as reasonably requested by Parent (including, without limitation, the tax basis of each of the LLC Assets), to determine the Tax liability that will be paid or payable by the Company and its Subsidiaries in connection with the transfers and actions contemplated by Section 5.15(a) and the dividend contemplated by Section 5.15(b).

     SECTION 5.16  Working Capital Dividend.

     (a) Prior to the Effective Time, the Company may declare and pay to its stockholders a dividend, on a pro rata basis consistent with their then current holdings of the Company, consisting of the right to receive the Per Share Excess Working Capital when finally determined pursuant to Section 1.17 with respect to each then issued and outstanding share of Company Common Stock and Company Preferred Stock. Such dividend may provide that the Per Share Excess Working Capital will be paid on January 5, 2004; provided, however, that in the event the Per Share Excess Working Capital has not been finally determined by January 5, 2004, then such dividend may provide that the Company will pay the portion thereof equal to the Interim Per Share Excess Working Capital, subject to
Section 5.16(b), on January 9, 2004 and pay any excess of the Per Share Excess Working Capital over the Interim Per Share Excess Working Capital as provided in
Section 5.16(b) after the Per Share Excess Working Capital is finally determined pursuant to Section 1.17(b). The terms of such dividend shall be subject to the reasonable approval of Parent. The right of each stockholder of the Company to receive such dividend shall not be assigned or transferred in any manner whatsoever, other than by operation of law.

     (b) If the dividend contemplated by Section 5.16(a) is declared and if the Per Share Excess Working Capital as finally determined pursuant to Section 1.17(b) exceeds the Interim Per Share Excess Working Capital paid by the Company to any Company Stockholder pursuant to Section 5.16(a), the Company shall pay to each such Company Stockholder, within 10 business days after such final determination, an amount equal to such excess plus interest on such excess from the Closing Date to the date of payment thereof at the Agreed Rate.

     SECTION 5.17 Discharge of Indebtedness. At or prior to the Closing, (a) the Company shall discharge, pay and otherwise settle any indebtedness for borrowed money of the Company and its Subsidiaries on terms and conditions reasonably satisfactory to Parent, and (b) the Company shall obtain a pay-off letter or comparable evidence (in each case on terms reasonably satisfactory in substance and form to Parent) executed by the lenders under such indebtedness to the effect that all obligations of the Company and its Subsidiaries thereunder have been satisfied in full, together with appropriate evidence that (i) all Encumbrances on any asset or property constituting security therefor have been released and (ii) any letters of credit issued thereunder have been released and returned to the Company.

     SECTION 5.18 Continuity of Business Enterprise. Parent shall continue at least one significant historic business line of the Company, or use at least a significant portion of the Company's historic business assets in

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a business, in each case within the meaning of Treasury Regulation sec.
1.368-1(d). Parent shall not liquidate the Company or otherwise transfer a significant part of the Company's historic business assets to Parent or any of its Subsidiaries prior to the first anniversary of the Effective Time.

     SECTION 5.19 Post Closing Tax Returns. Parent and the Company shall cooperate and use reasonable best efforts to prepare and file, as soon as practicable after the Closing Date, all federal and state income Tax Returns of the Company.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

     SECTION 6.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver by Parent and the Company at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Share Issuance shall have been duly approved by the requisite vote of stockholders of Parent in accordance with applicable law.

          (b) Quotation of Stock. The Parent Common Stock issuable in the Merger shall have been authorized for quotation on Nasdaq, subject to official notice of issuance.

          (c) HSR Act. The waiting period (and any extension thereof), if any, applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (d) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

          (e) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations (including State Takeover Approvals) shall have been received.

          (f) Parent Common Stock Closing Price. The average, rounded up to the nearest cent, of the per share closing prices of shares of Parent Common Stock as quoted on Nasdaq for the ten (10) consecutive trading days ending five trading days immediately prior to the Effective Time shall have been greater than or equal to $2.10.

     SECTION 6.2  Conditions to Obligation of the Company to Effect the
Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver by the Company at or prior to the Effective Time of the following additional conditions:

          (a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its agreements and covenants contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted

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

     by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by an officer thereof to such effect.

          (b) Material Adverse Effect. Since May 1, 2003 through the Effective Time, there shall not have been any Material Adverse Effect on Parent. The Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (c) Consents. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, an adverse effect on Parent (assuming the Merger had taken place) shall have been obtained, shall have been made or shall have occurred. Further, Parent shall have obtained the consent or approval of each Person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any material loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument by which Parent or any of its Subsidiaries is bound.

          (d) No Litigation or Injunction. There shall not be instituted or pending any suit, action or proceeding by any Governmental Entity relating to this Agreement, any of the Company Ancillary Agreements or Parent Ancillary Agreements or any of the transactions contemplated herein or therein. No temporary restraining order, preliminary or permanent injunction or other order from any court of competent jurisdiction restraining, prohibiting or preventing the consummation of the Merger shall have been issued and be in effect.

          (e) Stockholder Approval. The Share Issuance shall have been duly approved by the stockholders of Parent. The Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Secretary to such effect.

          (f) Board Membership. Parent and Parent's Board of Directors shall have resolved that, immediately following the Merger, Parent's Board of Directors shall consist of the individuals listed on Exhibit C hereto.

     SECTION 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment or waiver by Parent at or prior to the Effective Time of the following additional conditions:

          (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements and covenants contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (b) Material Adverse Effect. Since the Balance Sheet Date through the Effective Time, there shall not have been any Material Adverse Effect on the Company. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (c) Consents. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions

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

     contemplated hereby illegal or would have, individually or in the aggregate, an adverse effect on Parent (assuming the Merger had taken place) shall have been obtained, shall have been made or shall have occurred. Further, the Company shall have obtained the consent or approval of each Person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby (including those transactions related to the LLC Assets) under any material loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument by which the Company or any of its Subsidiaries is bound.

          (d) No Litigation or Injunction. There shall not be instituted or pending any suit, action or proceeding by any Governmental Entity relating to this Agreement, any of the Company Ancillary Agreements or Parent Ancillary Agreements or any of the transactions contemplated herein or therein. No temporary restraining order, preliminary or permanent injunction or other order from any court of competent jurisdiction restraining, prohibiting or preventing the consummation of the Merger shall have been issued and be in effect.

          (e) Ancillary Agreements. The Indemnity Agreement shall have been executed by the Stockholder Representatives and the Indemnity Agent and delivered to Parent and shall be in full force and effect. The Leases shall have been executed by the LLC and Trompeter, and delivered to Parent and shall be in full force and effect.

          (f) Capital Structure Certificate. The Company shall have delivered a certificate of its Chief Executive Officer and its Chief Financial Officer setting forth all of the information that would have been required to have been included in Section 3.2(c) of the Company Letter if this Agreement were dated as of the Effective Time.

          (g) Dissenting Stockholders. The Dissenting Shares shall include (i) no more than five percent (5%) of the shares of Company Preferred Stock and
     (ii) no more than five percent (5%) of the shares of Company Common Stock outstanding immediately prior to the Effective Time. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (h) Stockholder Approval. This Agreement shall have been duly approved by the stockholders of the Company. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Secretary to such effect.

          (i) FIRPTA Certificate. The Company shall have delivered, not more that 20 days prior to the Closing Date, a statement in accordance with Treas. Reg. sec.sec. 1.1445-2(c)(3) and 1.897-2(h) certifying that the Company is not, and has not been, a "United States real property holding corporation" for purposes of Section 897 and 1445 of the Code, and Parent shall not have actual knowledge that such statement is false or receive a notice that the statement is false pursuant to Treas. Reg. sec. 1.445-4. The form of such statement is attached hereto as Exhibit H. In addition, the Company shall have delivered on the Closing Date the notification to the Internal Revenue Service, in accordance with the requirements pursuant to Treas. Reg. sec. 1.897-(h)(2), of delivery of the statement referred to in the preceding sentence, signed by a responsible corporate officer of the Company. The Company acknowledges that Parent may cause the Company to file such notification with the Internal Revenue Service on or after the Closing Date. The form of such notification is attached hereto as Exhibit I.

          (j) LLC Assets. To the extent any of the transactions or actions relating to the transfer of the LLC Assets and dividend of the LLC Units shall have occurred prior to the Closing, such transactions and actions shall have been completed in accordance with Section 5.15 and the release or writing contemplated by clause (D) of Section 5.15(a) shall have been obtained, and the Company shall have delivered a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to the effect that such transactions have been completed and such release or writing has been obtained in accordance with the terms of Section 5.15 and attaching such evidence and documents with respect thereto as Parent may reasonably request.

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

          (k) Working Capital Certificate. The Company shall have delivered to Parent a certificate executed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer, dated the Closing Date, stating that there has been conducted under the supervision of such officers a review of all relevant information and data then available and setting forth the Company's good faith estimate of the Working Capital as of the Closing Date, prepared in accordance with the Agreed Accounting Principles, which estimate shall be greater than or equal to the Target Working Capital, shall set forth in reasonable detail the basis therefor and shall be subject to approval by Parent, which approval shall not be unreasonably withheld.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty (30) business days following receipt by such other party of written notice from the non-breaching party of such failure to comply;

          (c) by either Parent or the Company if there has been (i) material breach by the other party of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or
     (ii) breach by the other party of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within thirty (30) business days following receipt by the breaching party from the non-breaching party of written notice of the breach;

          (d) by either Parent or the Company if: (i) Merger has not been effected on or prior to the close of business on December 31, 2003; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i)shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          (e) by Parent if the stockholders of the Company do not approve this Agreement at the Company Stockholder Meeting or at any adjournment or postponement thereof;

          (f) by Parent or the Company if the stockholders of Parent do not approve the Share Issuance at the Parent Stockholder Meeting or at any adjournment or postponement thereof;

          (g) by the Company if the Board of Directors of the Company reasonably determines that a Company Takeover Proposal constitutes a Company Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(g) unless (x) the Company has delivered to Parent a written notice of the Company's intent to enter into such an agreement to effect the Company Superior Proposal, (y) 48 hours have elapsed following delivery to Parent of such written notice by the Company and (z) during such 48 hour period the Company has cooperated with Parent, including, without limitation, informing Parent of the terms and conditions of the Company Takeover Proposal and the identity of the Person making the Company Takeover Proposal, with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby, as so modified, may be effected; provided, further, that this Agreement shall not terminate pursuant to this Section 7.1(g) unless simultaneously with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Company Superior Proposal; or

          (h) by Parent if the Board of Directors of Parent reasonably determines that a Parent Takeover Proposal constitutes a Parent Superior Proposal; provided, however, that Parent may not terminate this Agreement pursuant to this Section 7.1(h) unless (x) Parent has delivered to the Company a written notice of Parent's intent to enter into such an agreement to effect the Parent Superior Proposal and (y) 48 hours have elapsed following delivery to the Company of such written notice by Parent; provided, further, that Parent may not terminate this Agreement pursuant to this Section 7.1(h) unless simultaneously with such termination Parent enters into a definitive acquisition, merger or similar agreement to effect the Parent Superior Proposal.

     The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     SECTION 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void, and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.3 and the entirety of Section 5.5, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty or any covenant contained in this Agreement.

     SECTION 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and Parent, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of Nasdaq requires further approval by the stockholders of Parent without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by or pursuant to action taken by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and/or (c) waive compliance with any of the covenants, agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII

                                INDEMNIFICATION

     SECTION 8.1  Indemnity Fund.

     (a) Promptly after the Effective Time, the Indemnity Shares shall be registered in the name of, and be deposited with LaSalle Bank National Association (or another institution selected by the parties) as Indemnity Fund and collateral agent (the "Indemnity Agent"). Such deposit shall constitute the initial Indemnity Fund and shall be governed by the terms set forth herein and in the Indemnity Agreement. All dividends and distributions in respect of the Indemnity Shares, whether in cash, additional Parent Common Stock or other property, received by the Indemnity Agent shall be distributed currently to the Company Stockholders in accordance with the Indemnity Agreement; provided, that stock dividends made to effect stock splits or similar events shall be retained by the Indemnity Agent as part of the Indemnity Fund. The

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

Indemnity Fund shall be available to indemnify, hold harmless and reimburse any Parent Group Member from and against any Loss or Expense indemnifiable under this Article VIII and as provided in the Indemnity Agreement.

     (b) Nothing in this Agreement shall limit the liability of the parties for any breach of any representation, warranty or covenant contained in this Agreement if it shall be terminated, provided that resort to the Indemnity Fund shall be the exclusive remedy of the Parent Group Members for any such breaches and misrepresentations following the Effective Time other than for fraud.

     (c) For purposes of this Agreement, (i) "Expense" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals), (ii) "Loss" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, Taxes, fines, penalties, damages, expenses, deficiencies or other charges, and (iii) "Parent Group Members" means Parent and its Affiliates and their respective successors and assigns, including, after the Effective Time, the Surviving Corporation.

     SECTION 8.2  Indemnification from Indemnity Fund.

     (a) Subject to Section 8.1, from and after the Effective Time, each Parent Group Member shall be indemnified, held harmless and reimbursed from the Indemnity Fund from and against any and all Loss and Expense incurred by such Parent Group Member in connection with or arising from:

          (i) any breach or failure to perform by the Company of any of its agreements, covenants or obligations in this Agreement;

          (ii) any breach of any warranty or the inaccuracy of any representation of the Company contained in this Agreement or any certificate delivered by or on behalf of the Company pursuant to this Agreement (in each case without giving effect to any materiality, Material Adverse Change or Material Adverse Effect qualifications or exceptions contained therein);

          (iii) any amounts payable to Parent pursuant to Section 1.6(g); or

          (iv) any Post Closing Sale to the extent the net sales proceeds of the LLC Asset sold (other than any proceeds paid to the Surviving Corporation pursuant to Section 5.15) exceeds the fair market value assumed for such asset for purposes of calculating the Excess Working Capital;

provided, however, that the Indemnity Fund shall be used to indemnify and hold harmless hereunder with respect to the matters set forth in clause (ii) of this
Section 8.2(a) (other than Sections 3.1, 3.2, 3.3, 3.9, 3.12, 3.19 and 3.26, the certificate delivered pursuant to Section 6.3(a) to the extent it relates to such Sections, and the other certificates delivered pursuant to Section 6.3, as to which this proviso shall not apply) only to the extent that (i) any individual Loss or Expense borne by the Parent Group Members with respect thereto exceeds $25,000 and (ii) the aggregate amount (without duplication of Loss or Expense borne by the Parent Group Members with respect thereto) exceeds $500,000. Any payment pursuant to this Section 8.2 shall be made in the form of a transfer from the Indemnity Fund to Parent pursuant to the Indemnity Agreement. The Company Stockholders shall not have any right of contribution from the Company with respect to any Loss or Expense claimed by any Parent Group Member after the Effective Time.

     (b) The Company acknowledges that Parent and the Company have agreed that Parent will acquire all of the outstanding capital stock of the Company on a fully diluted basis in exchange for the merger consideration. The Company further acknowledges that the information set forth in the certificate delivered pursuant to Section 6.3(f) will be used as the basis for determining the Per Share Merger Consideration. In the event of any inaccuracy in the certificate delivered pursuant to Section 6.3(f), Parent will be entitled (but not obligated) to recalculate the Per Share Merger Consideration and receive a sufficient number of shares of Parent Common Stock and Parent Preferred Stock in order that the total merger consideration paid by virtue of this Agreement would be as would have resulted if such certificate had been true and correct in all respects at the Effective Time.

     (c) The indemnification provided for in this Article VIII shall terminate one year after the Effective Time (and no claims shall be made by any Parent Group Member under this Section 8.2 thereafter), except that such indemnification shall continue as to any Loss or Expense in connection with which a Claim Notice is given in accordance with the requirements of Section 8.4 on or prior to the date such indemnification obligation would otherwise terminate in accordance with this Section 8.2, as to which the indemnification obligation hereunder shall continue until the liability to be satisfied from the Indemnity Fund shall have been determined pursuant to this Article VIII, and all Parent Group Members shall have been reimbursed out of the Indemnity Fund for such Loss or Expense in accordance with the terms hereof.

     (d) To the extent Parent receives proceeds from the Indemnity Fund constituting full indemnification with respect to any Loss or Expense and thereafter Parent receives insurance proceeds to compensate it for such Loss or Expense, Parent shall pay to the Company Stockholders, directly or through the Exchange Agent, on a pro rata basis, such proceeds. Nothing herein shall require Parent to seek to obtain any such proceeds.

     SECTION 8.3 Termination of Indemnity Fund. Upon termination of the indemnification obligations under this Article VIII and reimbursement of the Parent Group Members of Losses and Expenses payable in respect thereof hereunder, the Indemnity Fund shall terminate and shall be distributed in accordance with the Indemnity Agreement after payment of any amounts therefrom due to the Indemnity Agent.

     SECTION 8.4  Notice and Determination of Claims.

     (a) If any Parent Group Member wishes to make a claim for indemnification to be satisfied from the Indemnity Fund, such Parent Group Member (individually or collectively, the "Claiming Party") shall so notify the Indemnity Agent in writing (the "Claim Notice") of the facts giving rise to such claim for indemnification hereunder. The Claim Notice shall be accompanied by a certificate of the Claiming Party attesting to the Claiming Party's contemporaneous delivery of a duplicate copy of the Claim Notice to the Stockholder Representatives. Such Claim Notice shall describe in reasonable detail (to the extent then known) the Loss or Expense and the method of computation of such Loss or Expense and contain a reference to the provisions of this Agreement in respect of which such Loss or Expense shall have occurred. If the Claiming Party is not Parent, the Claim Notice must be accompanied by a certificate from Parent confirming that the Claiming Party is a Parent Group Member. At the time of delivery of any Claim Notice to the Indemnity Agent, a duplicate copy of such Claim Notice shall be delivered by the Claiming Party to the Stockholder Representatives.

     (b) Unless the Stockholder Representatives shall have delivered an Objection in accordance with Section 8.4(c), the Indemnity Agent shall, on the twentieth day (or such earlier day as the Stockholder Representatives shall authorize in writing to the Indemnity Agent) after receipt of a Claim Notice with respect to indemnification for a specified amount, deliver to Parent, for its account or for the account of each Parent Group Member named in the Claim Notice, such portion of the Indemnity Fund, valued in accordance with the Indemnity Agreement, with a value equal to the specified amount.

     (c) Until the twentieth (20th) day following delivery of a Claim Notice, the Stockholder Representatives may deliver to the Indemnity Agent a written objection (an "Objection") to the claim made in such Claim Notice. At the time of delivery of any Objection to the Indemnity Agent, a duplicate copy of such Objection shall be delivered to the Claiming Party.

     (d) Upon receipt of an Objection properly made, the Indemnity Agent shall
(i) deliver to Parent, for its account or for the account of each Parent Group Member named in the Claim Notice, such portion of the Indemnity Fund, valued in accordance with the Indemnity Agreement, with a value equal to that portion of the amount subject to the Claim Notice, if any, which is not disputed by the Stockholder Representatives and (ii) designate on its records out of the Indemnity Fund a portion thereof, valued in accordance with the Indemnity Agreement, with a value equal to the amount subject to the Claim Notice which is disputed by the Stockholder Representatives. Thereafter, the Indemnity Agent shall not dispose of such designated portion of the Indemnity Fund until the Indemnity Agent shall have received a certified copy of the final decision of the arbitrators as contemplated by Section 8.5, or the Indemnity Agent shall have received a copy of the written agreement between the Claiming Party and the Stockholder Representatives resolving such dispute and setting forth the amount, if any, which such Claiming Party is entitled to receive. The Indemnity Agent will deliver to Parent, for its account or for the account of each Parent Group Member entitled to payment, such portion of the Indemnity Fund, valued in accordance with the Indemnity Agreement, with a value equal to the amount that the Claiming Party is entitled to receive as set forth in the arbitration decision after the expiration of ten
(10) business days from the receipt of such decision or, in the event that the amount to which the Claiming Party is entitled is established pursuant to an agreement between the Claiming Party and the Stockholder Representatives, promptly after the Indemnity Agent's receipt of such agreement.

     SECTION 8.5  Resolution of Conflicts; Arbitration.

     (a) The Claiming Party shall deliver a written response to the Stockholder Representatives in respect of any Objection properly delivered by the Stockholder Representatives. If after twenty (20) days following delivery of such response there remains a dispute as to any claims, the Stockholder Representatives and the Claiming Party shall attempt in good faith for sixty
(60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representatives and the Claiming Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both and shall be furnished to the Indemnity Agent. The Indemnity Agent shall be entitled to rely on any such memorandum and shall distribute the Parent Common Stock or other property from the Indemnity Fund in accordance with the terms thereof.

     (b) If no such agreement can be reached after good faith negotiation, either the Claiming Party or the Stockholder Representatives may, by written notice to the other, demand arbitration of the matter unless the amount of the Loss or Expense is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Parent and the Stockholder Representatives shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in the related Claim Notice shall be final, binding and conclusive, and notwithstanding anything in this Section 8.5, the Indemnity Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Indemnity Fund in accordance therewith.

     (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Chicago, Illinois under the commercial rules then in effect of the American Arbitration Association. Each party shall pay its own expenses, and the fees of each arbitrator and the administrative fee of the American Arbitration Association shall be paid fifty percent (50%) by Parent and fifty percent (50%) by the Stockholder Representatives, provided that the Stockholder Representatives may be reimbursed from the Indemnity Fund for such expenses and fees.

     SECTION 8.6  Stockholder Representatives.

     (a) The "Stockholder Representatives" shall be designated in writing by the Company by notice to Parent prior to the Effective Time. Each of the Stockholder Representatives shall be constituted and appointed as agent and attorney-in-fact for and on behalf of each of the Company Stockholders receiving consideration pursuant to Article I. The Stockholder Representatives shall have full power and authority to represent all of such Company Stockholders and their successors with respect to all matters arising under this Agreement and the Indemnity Agreement and all actions taken by the Stockholder Representatives hereunder and thereunder shall be binding upon all such Company Stockholders and their successors as if expressly confirmed and ratified in writing by each of them. The Stockholder Representatives shall take any and all actions which they believe are necessary or appropriate under this Agreement and the Indemnity Agreement for and on behalf of such Company Stockholders, as fully as if the Company Stockholders were acting on their own behalf, including, without limitation, defending all indemnity claims pursuant to Section 8.2, consenting to, compromising or settling all such indemnity claims, conducting negotiations with Parent and the Indemnity Agent under this Agreement and the Indemnity Agreement, taking any and all other actions specified in or contemplated by this Agreement and the Indemnity Agreement, and engaging counsel, accountants or other Stockholder Representatives in connection with the foregoing matters. Without limiting the generality of the foregoing, the Stockholder Representatives shall have full power and authority to interpret all the terms and provisions of this Agreement and the Indemnity Agreement and to consent to any amendment hereof or thereof on behalf of all such Company Stockholders and such successors. The Persons designated to serve as the Stockholder Representatives may be changed by the holders of a majority in interest of the Indemnity Fund from time to time upon not less than 15 days' prior written notice to Parent. No bond shall be required of the Stockholder Representatives, and the Stockholder Representatives shall receive no compensation for services performed under this Agreement and the Indemnity Agreement. Any expenses incurred by the Stockholder Representatives in connection with their services hereunder shall be reimbursed from the Indemnity Fund upon presentation of appropriate expense documentation as and to the extent expressly provided in the Indemnity Agreement.

     (b) The Stockholder Representatives shall not be liable to the Company Stockholders for any act done or omitted hereunder or under the Indemnity Agreement as Stockholder Representatives while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the written advice of counsel shall be conclusive evidence of such good faith. The Company Stockholders shall severally indemnify the Stockholders Representatives and hold them harmless from and against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders Representatives and arising out of or in connection with the acceptance and administration of their duties hereunder.

     (c) The Stockholder Representatives shall treat confidentially and not disclose any nonpublic information from or about the Company or Parent or their respective Subsidiaries to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

     SECTION 8.7 Actions of the Stockholder Representatives. A decision, act, consent or instruction of the Stockholder Representatives shall constitute a decision of all Company Stockholders for whom shares of Parent Common Stock otherwise issuable to them are deposited in the Indemnity Fund and shall be final, binding and conclusive upon each such Company Stockholder, and the Indemnity Agent and Parent may rely upon any decision, act, consent or instruction of the Stockholder Representatives as being the decision, act, consent or instruction of each and every such Company Stockholder. The Indemnity Agent and each Parent Group Member are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representatives. For purposes of this Agreement and the Indemnity Agreement any action by a majority of the then Stockholder Representatives shall be deemed to be the action of and binding upon all of the Stockholder Representatives.

     SECTION 8.8 Third-Party Claims. In the event Parent determines to make a demand against the Indemnity Fund with respect to a third party claim, Parent shall notify the Stockholder Representatives of such claim, and the Stockholder Representatives shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that Parent may not effect the settlement of any such claims without the consent of the Stockholder Representatives, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that the Stockholder Representatives have consented to any such settlement, the Stockholder Representatives shall have no power or authority to object under Section 8.4 or any other provision of this Article VIII to the amount paid in such settlement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.1  Survival of Representations and Warranties.  Subject to
Section 8.2(c), the representations and warranties in this Agreement or in any certificates delivered pursuant to this Agreement shall terminate on the first anniversary of the Effective Time. Except as otherwise provided in this Agreement, no claim shall be made for the breach of any representation or warranty made in this Agreement or in any certificates delivered pursuant to this Agreement after the date on which such representations and warranties terminate as set forth in this Section 9.1.

     SECTION 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally, (ii) one day after being delivered to a nationally recognized overnight courier or (iii) on the business day received (or the next business day if received after 5 p.m. local time or on a weekend or day on which banks are closed) when sent via facsimile (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent or Sub, to

           Stratos Lightwave, Inc.
           7444 West Wilson Avenue
           Chicago, Illinois 60706
           Attention: General Counsel
           Facsimile No.: (708) 867-5884

        with a copy to:

           Sidley Austin Brown & Wood
           Bank One Plaza
           10 South Dearborn Street
           Chicago, Illinois 60603
           Attention: Thomas A. Cole
                    Imad I. Qasim
           Facsimile No.: (312) 853-7036

     (b) if to the Company, to

           Sterling Holding Company
           31186 La Baya Drive
           P.O. Box 5069
           Westlake Village, California 91362-4047
           Attention: Joe Norwood
           Facsimile No.: (818) 706-2196

        with a copy to:

           Bartlit Beck Herman Palenchar & Scott
           1899 Wynkoop, Suite 800
           Denver, Colorado 80202
           Attention: Thomas R. Stephens
           Facsimile No.: (303) 592-3140

     SECTION 9.3 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule, such reference shall be to a Section or Article of, or an Exhibit or Schedule attached to, this Agreement unless otherwise indicated. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement, (i) the words "include," "includes" or "including" shall be deemed to be followed by the words "without limitation," and (ii) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole.

     SECTION 9.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     SECTION 9.5 Entire Agreement; No Third-Party Beneficiaries. Except for the Nondisclosure Agreement, this Agreement (including the Exhibits hereto), the Parent Letter and the Company Letter constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.9 and of Section 5.11, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     SECTION 9.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 9.7 Assignment. Subject to Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

     SECTION 9.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                          STRATOS LIGHTWAVE, INC.

                                          By:     /s/ JAMES W. MCGINLEY
                                            ------------------------------------
                                            Name: James W. McGinley
                                            Title:   President and Chief
                                              Executive Officer

                                          SLEEPING BEAR MERGER CORP.

                                          By:     /s/ JAMES W. MCGINLEY
                                            ------------------------------------
                                            Name: James W. McGinley
                                            Title:   President

                                          STERLING HOLDING COMPANY

                                          By:     /s/ NEWELL V. STARKS
                                            ------------------------------------
                                            Name: Newell V. Starks
                                            Title:   Chairman

                                                                         ANNEX B

                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of July 2, 2003 (this "Agreement"), by the undersigned stockholder (the "Stockholder") of Sterling Holding Company, a Delaware corporation (the "Company"), for the benefit of Stratos Lightwave, Inc., a Delaware corporation ("Parent").

                                    RECITALS

     WHEREAS, Parent, Sleeping Bear Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and the Company are entering into an Agreement and Plan of Merger, dated as of July 2, 2003 (the "Merger Agreement"), whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, each issued and outstanding share of Common Stock, par value $0.01 per share, of the Company ("Company Common Stock"), and each issued and outstanding share of Preferred Stock, par value $0.01 per share, of the Company ("Company Preferred Stock") not owned directly or indirectly by Parent or the Company, will be converted into the right to receive the merger consideration specified therein, including shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock");

     WHEREAS, the Stockholder owns of record that number of shares of Company Common Stock and/or Company Preferred Stock appearing on the signature page hereof (such shares of Company Common Stock or Company Preferred Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares"); and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder agree, and in order to induce Parent to enter into the Merger Agreement the Stockholder has agreed, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Stockholder agrees as follows:

     1. Covenants of Stockholder. Until the termination of the Stockholder's obligations in accordance with Section 3, Stockholder agrees as follows:

          (a) At the Company Stockholder Meeting (or at any postponement or adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

          (b) At any meeting of stockholders of the Company (or at any postponement or adjournment thereof) or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against
     (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any subsidiary thereof or any other Company Takeover Proposal or (ii) any amendment of the Company's Certificate of Incorporation or Bylaws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of the Company. The Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

          (c) The Stockholder shall not, nor shall the Stockholder permit any affiliate, director, officer, employee or other representative of the Stockholder to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of, any Company Takeover Proposal or
     (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Company Takeover Proposal.

          (d) The Stockholder shall cooperate with Parent to support and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

          (e) The Stockholder hereby agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of such Stockholder's Subject Shares to any person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to such Stockholder's Subject Shares, and agrees not to commit or agree to take any of the foregoing actions.

          (f) The Stockholder hereby irrevocably grants to, and appoints any individual or individuals who shall hereafter be designated by Parent, and each of them, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote, or cause to be voted, the Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, at every annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, in the manner specified in Section 1(a) and 1(b) hereof; provided, that the foregoing grant of a proxy shall terminate immediately upon the termination of this Agreement in accordance with its terms, including with respect to matters as to which a record date has theretofore passed. This grant of proxy is coupled with an interest. This appointment of proxy shall survive the bankruptcy, merger, dissolution, liquidation, death or incapacity of the Stockholder.

     2. Representations and Warranties. The Stockholder represents and warrants to Parent as follows:

          (a) The Stockholder is the record and beneficial owner of, and has good title to, the Subject Shares. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares. The Stockholder has the sole right to vote, and the sole power of disposition with respect to, the Subject Shares, and none of the Subject Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of such Subject Shares, except as contemplated by this Agreement.

          (b) This Agreement has been duly executed and delivered by the Stockholder. Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The execution and delivery of this Agreement by the Stockholder does not and will not conflict with any agreement, order or other instrument binding upon the Stockholder, nor require the Stockholder to make or obtain any regulatory filing or approval.

     3. Termination. The obligations of the Stockholder hereunder shall terminate upon termination of the Merger Agreement pursuant to Section 7.1 thereof. No such termination shall relieve the Stockholder from any liability in connection with this Agreement incurred prior to such termination.

     4. Further Assurances. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     5. Successors, Assigns and Transferees Bound. Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Stockholder, such as an executor or heir) shall be bound by the terms hereof, and the Stockholder shall take any and all actions necessary to obtain the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

     6. Remedies. The Stockholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it and that any such breach would cause Parent irreparable harm. Accordingly, the Stockholder agrees that in the event of any breach or threatened breach of this Agreement, Parent, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

     7. Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     8. Amendment. This Agreement may be amended only by means of a written instrument executed and delivered by both the Stockholder and Parent.

     9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     10. Capitalized Terms. Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

     11. Counterparts. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12. No Limitation on Actions of the Stockholder as Director. In the event the Stockholder is a director of the Company, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Stockholder to take or in any way limit any action that the Stockholder may take to discharge the Stockholder's fiduciary duties as a director of the Company.

               [Remainder of this page intentionally left blank]

                                          STOCKHOLDER:

                                          /s/
                                          --------------------------------------
                                          Name:

                                          Number of shares of Company
                                          Common Stock owned on the
                                          date hereof: ________________

                                          Number of shares of Company
                                          Preferred Stock owned on the
                                          date hereof: ________________

Accepted and agreed to
as of the date set forth above:

STRATOS LIGHTWAVE, INC.

By: /s/ JAMES W. MCGINLEY
    -------------------------------------------------------------
    Name: James W. McGinley
    Title:  President and Chief Executive Officer

                                                                         ANNEX C

                           INDEMNITY ESCROW AGREEMENT

     This INDEMNITY ESCROW AGREEMENT (the "Indemnity Agreement"), is dated as of
[          ], 2003, among Stratos Lightwave, Inc., a Delaware corporation
("Parent"), [          ] and [          ] (together, the "Stockholder
Representatives"), and LaSalle Bank National Association, a banking corporation, as indemnity and escrow agent (the "Indemnity Agent").

                              W I T N E S S E T H:

     WHEREAS, Sterling Holding Company, a Delaware corporation (the "Company"), Sleeping Bear Merger Corp., a Delaware corporation ("Sub"), and Parent are parties to that certain Agreement and Plan of Merger, dated as of July 2, 2003 (the "Merger Agreement"), pursuant to which Sub shall be merged with and into the Company (the "Merger"), with the Company surviving as a wholly owned subsidiary of Parent (as such, the "Surviving Corporation");

     WHEREAS, under the Merger Agreement all Parent Group Members (as defined in the Merger Agreement) shall be indemnified, held harmless and reimbursed as provided in Article VIII of the Merger Agreement;

     WHEREAS, to ensure that funds will be available to indemnify, hold harmless and reimburse the Parent Group Members as required by Article VIII of the Merger Agreement, Section 8.1 of the Merger Agreement provides that in connection with the Merger, promptly after the Effective Time (as defined below) 68,200 of the shares of Parent Common Stock (as defined below) into which the Company Common Stock (as defined in the Merger Agreement) and the Company Preferred Stock (as defined in the Merger Agreement) are to be converted into, in accordance with
Article I of the Merger Agreement (such shares, to the extent they are whole shares, being referred to herein as the "Indemnity Shares") shall be deposited with the Indemnity Agent in an escrow account established pursuant to this Indemnity Agreement and held and subsequently disbursed in accordance with the terms of this Indemnity Agreement (such Indemnity Shares, together with any dividends or other distributions received thereon being herein collectively referred to as the "Indemnity Fund");

     WHEREAS, the Merger Agreement provides for the Stockholder Representatives to act in accordance herewith in connection with this Indemnity Agreement and the indemnification obligations contained in the Merger Agreement; and

     WHEREAS, the Indemnity Agent has agreed to hold the Indemnity Fund pursuant to the terms of this Indemnity Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     SECTION 1.  Definitions.

     Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. In addition the following terms shall have the following meanings:

     a. "Effective Time" means the date and time at which the Certificate of Merger is accepted for recording or such later time established by the Certificate of Merger.

     SECTION 2.  Deposit and Use of Indemnity Amount.

     a. Promptly after the Effective Time, Parent shall either deposit with the Indemnity Agent stock certificates, registered in the name of the Indemnity Agent, representing the Indemnity Shares or shall register the Indemnity Shares in the name of the Indemnity Agent by book entry, which shares shall be held by the Indemnity Agent in escrow pursuant hereto. The Indemnity Agent shall maintain a record of the separate interest of each Company Stockholder ("Subaccount") in the Indemnity Shares and Indemnity Fund, based on the schedule of such interests as in effect immediately after the Effective Time attached as Annex A hereto.

     b. Immediately after receipt from Parent of the Indemnity Shares, the Indemnity Agent shall confirm to the Parent and the Stockholder Representatives such receipt in writing.

     c. The Indemnity Agent agrees to hold the Indemnity Fund in a segregated non-interest bearing escrow account and to pay and disburse the Indemnity Fund and to act as Indemnity Agent in accordance with the terms, conditions and provisions of this Indemnity Agreement.

     d. All dividends and distributions in respect of the Indemnity Shares, whether in cash, additional Parent Common Stock or other property received by the Indemnity Agent shall be distributed currently to the Company Stockholders; provided that stock dividends made to effect stock splits or similar events shall be retained by the Indemnity Agent as part of the Indemnity Fund and credited proportionately to the Subaccounts to which the Indemnity Shares are credited. In the event the Indemnity Shares are reclassified or otherwise changed into or exchanged for other securities, property or cash pursuant to any merger, consolidation, sale of assets and liquidation or other transaction, the securities, cash or other property received by the Indemnity Agent in respect of the Indemnity Shares shall be retained by it as part of the Indemnity Fund, credited proportionately to the Subaccounts to which the Indemnity Shares are credited and, in the case of securities, registered in the name of the Indemnity Agent or its nominee. All cash, property, Parent Common Stock and other securities received and retained by the Indemnity Agent as described in this
Section 2(d) are referred to herein as "Distributions." The provisions of this
Section 2 shall apply to successive Distributions.

     e. Each Company Stockholder shall have the right to vote all Indemnity Shares credited to such Company Stockholder's Subaccount. The Indemnity Agent will forward to each Company Stockholder to whose Subaccount any Indemnity Shares are credited all notices of stockholders' meetings, proxy statements and reports to stockholders received by the Indemnity Agent in respect thereof and will either (i) vote the Indemnity Shares credited to such Company Stockholder's Subaccount only in accordance with written instructions received from such Company Stockholder, or (ii) forward to such Company Stockholder a signed proxy enabling the Company Stockholder to vote such Indemnity Shares. The Indemnity Agent shall be reimbursed for the cost of such forwarding in accordance with
Section 6(d). The Indemnity Agent will not be obligated to vote any Indemnity Shares for which it shall have not received instructions in accordance with this
Section 2(e) by the date specified by it for receipt of such instructions.

     SECTION 3.  Disposition of Indemnity Fund.

     a. Parent shall be entitled to receive payment directly from the Indemnity Agent out of the Indemnity Fund in the amount which, at any time and from time to time, the Parent Group Members are entitled to be indemnified, reimbursed and held harmless from the Indemnity Fund as provided in Article VIII of the Merger Agreement (including, without limitation, Sections 8.4 and 8.5 thereof), the terms of which are incorporated herein by reference and a copy of which is attached hereto as Annex B.

     b. The Indemnity Agent shall not dispose of all or any portion of the Indemnity Fund other than as provided in this Indemnity Agreement (including the terms of Article VIII of the Merger Agreement).

     SECTION 4.  Payment and Valuation.

     a. Payments, deliveries or designations from the Indemnity Fund made pursuant to this Agreement, including pursuant to any Claim Notice, shall be made, pro rata, on a Subaccount by Subaccount basis, first from any Indemnity Shares and second from any cash. For purposes of such payment, delivery or designation, Indemnity Shares shall be valued at the Current Market Value of such Indemnity Shares as determined in accordance with Section 4(b) hereof. To the extent that any payment, delivery or designation is made pursuant to this Indemnity Agreement in the form of securities, such payment, delivery or designation shall be rounded to the nearest whole number of such securities, and no fractional securities shall be paid, delivered or designated.

     b. The "Current Market Value" of Parent Common Stock and of any other security in the Indemnity Fund shall be the average of the closing prices of such security for each of the ten trading days immediately preceding such date. The closing price of any such security on any trading day shall be: (i) if such security is listed on a national market securities exchange or quoted in the NASDAQ National Market System, the last reported sale price, or if no sale occurred on that day the mean between the closing bid and asked prices, of such security on such exchange (or the principal exchange if listed on more than one) or in the NASDAQ National Market System, as the case may be, (ii) if such security is not listed or quoted as described in clause (i), the mean between the reported high bid and low asked prices of such security on such date as reported in the financial press or by the National Quotation Bureau Incorporated, or (iii) if neither clause (i) nor clause (ii) applies, the market value of such security on such day as determined in good faith by the Board of Directors of Parent. Upon request of the Indemnity Agent or the Stockholder Representatives, the Parent shall deliver to it or them, as the case may be, a notice setting forth its good faith calculation of the Current Market Value of the Indemnity Shares, which calculation shall be binding on all parties, absent fraud or manifest error. The Indemnity Agent will submit such a request each time such calculation is required under this Agreement and will have no obligation to determine the Current Market Value on its own.

     c. Payments and deliveries pursuant to this Agreement, including pursuant to a Claim Notice, shall be charged to and withdrawn from each Subaccount pro-rata in proportion to the respective balances in each, unless the Indemnity Agent is restrained, enjoined or stayed by law or court order from withdrawing assets from a Subaccount, in which case the amount which would have been drawn from such Subaccount shall be allocated pro rata among and withdrawn from the remaining Subaccounts as to which the Indemnity Agent is not so restrained, enjoined or stayed.

     SECTION 5.  Delivery of Indemnity Amount Upon Termination.

     a. On the first anniversary of the Effective Time (the "Distribution Date"), the Indemnity Agent shall deliver to the Exchange Agent (or, if the agreement appointing the Exchange Agent shall then have terminated, to Parent) an amount (the "Distribution Amount") equal to (i) the amount remaining in the Indemnity Fund, less (ii) any amount designated as subject to a claim pursuant to a Claim Notice delivered pursuant to and in compliance with the provisions of
Section 8.4 of the Merger Agreement prior to the Distribution Date, to the extent such claim has not been resolved prior to such date (a "Pending Claim"), less (iii) any amount previously designated in writing by the Stockholder Representatives to the Indemnity Agent (with a copy delivered to Parent) as amounts that should be withheld to cover their expenses incurred in connection with their activities hereunder (to the extent the Indemnity Agent shall then have received written notice from the Stockholder Representatives to such effect in accordance with Section 7(b)), and less (iv) any amount paid to Parent pursuant to Section 6(a). Upon its receipt of such Distribution Amount, the Exchange Agent or Parent, as the case may be, shall disburse the Distribution Amount from each Subaccount (as adjusted pursuant to this Agreement) to the Company Stockholder for which such Subaccount was established; provided, that the Exchange Agent or Parent, as the case may be, shall not be required to deliver the applicable portion of the Distribution Amount to any Company Stockholder unless and until such Company Stockholder shall have delivered the applicable Certificates (or complied with Section 1.14 of the Merger Agreement in case such Certificates have been lost, stolen or destroyed) and Transmittal Letter as required by Section 1.7 of the Merger Agreement. No certificates or scrip representing fractional shares of Parent Common Stock or any other security shall be issued upon the disbursement of the Distribution Amount. In lieu of any such fractional share, each Company Stockholder who would otherwise have been entitled to a fraction of a share of Parent Common Stock or other security upon disbursement of the Distribution Amount will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(i) the Current Market Value of such Parent Common Stock or such other securities (in the case of such other securities, as of the Distribution Date) by (ii) the fractional interest to which such holder would otherwise be entitled.

     b. Any amounts retained in escrow after the Distribution Date shall be held by the Indemnity Agent and shall first be used to indemnify the Parent Group Members, subject to the terms and conditions of this Indemnity Agreement, and upon resolution and payment out of the Indemnity Fund of all Pending Claims, and payment of all amounts payable to the Indemnity Agent pursuant to this Agreement, any remaining amounts in escrow shall be transferred to the Stockholder Representatives with respect to out-of-pocket expenses incurred by them in connection with their activities hereunder (to the extent the Indemnity Agent shall then have received written notice from the Stockholder Representatives to such effect in accordance with Section 7(b)), and any remaining shares shall be distributed to the Exchange Agent (or, if the agreement appointing the Exchange Agent shall then have terminated, to Parent), who shall disburse such portion in the manner set forth in Section 5(a).

     c. Upon distribution of the entire amount of the Indemnity Fund, the Indemnity Agent shall give the Stockholder Representatives and Parent notice to such effect. Such notice shall be given in accordance with Section 12 of this Agreement.

     d. At any time prior to final termination of this Indemnity Agreement, the Indemnity Agent shall, if so instructed in a writing signed by Parent and the Stockholder Representatives, release from the Indemnity Fund to Parent or the Exchange Agent, as directed, the portion of the Indemnity Fund specified in such writing.

     SECTION 6.  Liability and Compensation of Indemnity Agent.

     a. The duties and obligations of the Indemnity Agent hereunder shall be determined solely by the express provisions of this Indemnity Agreement, and no implied duties or obligations shall be read into this Indemnity Agreement against the Indemnity Agent. The Indemnity Agent shall, in determining its duties hereunder, be under no obligation to refer to any other documents between or among the parties related in any way to this Indemnity Agreement (except to the extent that this Indemnity Agreement specifically refers to or incorporates by reference provisions of any other document), it being specifically understood that the following provisions are accepted by all of the parties hereto. The Indemnity Agent shall be indemnified and held harmless by Parent from and against any and all liability and expense which may arise out of any action taken or omitted by the Indemnity Agent in accordance with this Indemnity Agreement, except such liability and expense as may result from the gross negligence or willful misconduct of the Indemnity Agent. The reasonable costs and expenses of the Indemnity Agent to enforce its indemnification rights under this Section 6(a) shall also be paid by Parent. This right to indemnification shall survive the termination of this Indemnity Agreement and removal or resignation of the Indemnity Agent. With respect to any claims or actions against the Indemnity Agent which are indemnified under this Section 6, Parent shall have the right to retain sole control over the defense, settlement, investigation and preparation related to such claims or actions; provided that
(i) the Indemnity Agent may employ its own counsel to defend such a claim or action if it reasonably concludes, based on the advice of counsel, that there are defenses available to it which are different from or additional to those available to Parent and (ii) neither Parent nor the Indemnity Agent shall settle or compromise any such claim or action without the consent of the other, which consent shall not be unreasonably withheld or delayed. Parent shall be reimbursed by the Indemnity Agent from the Indemnity Fund an amount equal to fifty percent (50%) of all amounts paid by it to the Indemnity Agent pursuant to this Section 6(a) promptly following submitting a written request therefor.

     b. The Indemnity Agent shall not be liable to any person by reason of any error of judgment or for any act done or step taken or omitted by it, or for any mistake of fact or law or anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own gross negligence or willful misconduct.

     c. The Indemnity Agent shall be entitled to rely on, and shall be protected in acting in reliance upon, any instructions or directions furnished to it in writing signed by both Parent and all the then Stockholder Representatives pursuant to any provision of this Indemnity Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by any Parent Group Member or the Stockholder Representatives, and believed by the Indemnity Agent to be genuine and to have been signed and presented by the proper party or parties. In performing its obligations hereunder, the Indemnity Agent may consult with counsel to the Indemnity Agent and shall be entitled to rely on, and shall be protected in acting in reliance upon, the advice or opinion of such counsel.

     d. The Indemnity Agent shall be entitled to the fees set forth in Annex C for the performance of services for each year or portion thereof (pro rated on a 6 months basis) that any portion of the Indemnity Fund remains in escrow and shall be reimbursed for costs and expenses incurred by it in connection with the performance of such services in accordance with such Annex C (such fees, costs and expenses are hereinafter referred to as the "Indemnity Agent's Compensation"). The Indemnity Agent shall render statements to Parent setting forth in detail the Indemnity Agent's Compensation and the basis upon which the Indemnity Agent's Compensation was computed. The Indemnity Agent's Compensation shall be paid by Parent.

     e. The Indemnity Agent may resign at any time by giving sixty (60) days written notice to Parent and the Stockholder Representatives; provided, that such resignation shall not be effective unless and until a successor Indemnity Agent has been appointed and accepts such position pursuant to the terms of this
Section 6. In such event, Parent and the Stockholder Representatives shall appoint a successor Indemnity Agent or, if Parent and the Stockholder Representatives are unable to agree upon a successor Indemnity Agent within sixty (60) days after such notice, the Indemnity Agent shall be entitled to (i) appoint its own successor, provided that such successor is a reputable national banking association or (ii) at the equal expense of Parent and the Stockholder Representatives, petition any court of competent jurisdiction for the appointment of a successor Indemnity Agent. Such appointment, whether by Parent and the Stockholder Representatives, on the one hand, or the Indemnity Agent, on the other hand, shall be effective on the effective date of the aforesaid resignation (the "Indemnity Transfer Date"). On the Indemnity Transfer Date, all right, title and interest to the Indemnity Fund, including interest thereon, shall be transferred to the successor Indemnity Agent and this Indemnity Agreement shall be assigned by the Indemnity Agent to such successor Indemnity Agent, and thereafter, the resigning Indemnity Agent shall be released from any further obligations hereunder. The Indemnity Agent shall continue to serve until its successor is appointed, accepts the Indemnity Agreement and receives the transferred Indemnity Fund.

     f. The Indemnity Agent shall not have any right, claim or interest in any portion of the Indemnity Fund except in its capacity as Indemnity Agent hereunder .

     g. It is understood and agreed that in the event any disagreement among Parent and the Stockholder Representatives results in adverse claims or demands being made in connection with the Indemnity Fund, or in the event the Indemnity Agent in good faith is in doubt as to what action it should take hereunder, the Indemnity Agent shall retain the Indemnity Fund until the Indemnity Agent shall have received (i) an enforceable final order of a court of competent jurisdiction which is not subject to further appeal directing delivery of the Indemnity Fund or (ii) a written agreement executed by Parent and the Stockholder Representatives directing delivery of the Indemnity Fund, in which event Indemnity Agent shall disburse the Indemnity Fund in accordance with such order or agreement. Any court order referred to in clause (i) immediately above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Indemnity Agent to the effect that said court order or judgment is final and enforceable and is not subject to further appeal. The Indemnity Agent shall act on such court order and legal opinion without further question.

     h. In no event shall the Indemnity Agent be liable in connection with this Indemnity Agreement for any special, indirect or consequential loss or damage of any kind whatsoever, even if the Indemnity Agent has been previously advised of such loss or damage.

     i. Notwithstanding any other provision hereof, in the event of any dispute, disagreement or legal action relating to or arising in connection with the escrow, the Indemnity Fund, or the performance of the Indemnity Agent's duties under this Agreement, the Indemnity Agent will not be required to determine the controversy or to take any action regarding it. Furthermore, the Indemnity Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves.

     SECTION 7.  Stockholder Representatives.

     a. Pursuant to the Merger Agreement, each Stockholder Representative shall act as agent and attorney-in-fact for and on behalf of each of the Company Stockholders receiving consideration pursuant to Article I of the Merger Agreement. The Stockholder Representatives shall have full power and authority to represent all of such Company Stockholders and their successors with respect to all matters arising under this Agreement and the Merger Agreement and all actions taken by the Stockholder Representatives hereunder and thereunder shall be binding upon all such Company Stockholders and their successors as if expressly confirmed and ratified in writing by each of them. The Stockholder Representatives shall take any and all actions which they believe are necessary or appropriate under this Agreement and the Merger Agreement for and on behalf of such Company Stockholders, as fully as if such Company Stockholders were acting on their own behalf, including, without limitation, defending all indemnity claims pursuant to Section 8.2 of the Merger Agreement, consenting to, compromising or settling all such indemnity claims, conducting negotiations with Parent and the Indemnity Agent under this Agreement and the Merger Agreement, taking any and all other actions specified in or contemplated by this Agreement and the Merger Agreement, and engaging counsel, accountants or other Stockholder Representatives in connection with the foregoing matters. Without limiting the generality of the foregoing, the Stockholder Representatives shall have full power and authority to interpret all the terms and provisions of this Agreement and the Merger Agreement and to consent to any amendment hereof or thereof on behalf of all such Company Stockholders and such successors. The persons designated to be Stockholder Representatives may be changed in accordance with the provisions set forth in the Merger Agreement.

     b. At least five (5) days prior to the Distribution Date, the Stockholder Representatives shall deliver notice to the Indemnity Agent and Parent setting forth the amount of the reasonable expenses incurred by the Stockholder Representatives in connection with their duties under the Merger Agreement and hereunder (the "Stockholder Representatives' Expenses"), which expenses shall be reimbursed from the Indemnity Fund in accordance with the provision of Section 5(b) hereof.

     c. Neither Parent, any Parent Group Member nor the Indemnity Agent shall be responsible or liable for any acts or omissions of any Stockholder Representative in such Stockholder Representative's capacity as such, and each of them may rely on any action or writing of a majority of the then Stockholder Representatives as being binding on all Stockholder Representatives for all purposes.

     d. A decision, act, consent or instruction of the Stockholder Representatives shall constitute a decision of all Company Stockholders for whom shares of Parent Common Stock otherwise issuable to them are deposited in the Indemnity Fund and shall be final, binding and conclusive upon each such Company Stockholder, and the Indemnity Agent and Parent may rely upon any decision, act, consent or instruction of the Stockholder Representatives as being the decision, act, consent or instruction of each and every such Company Stockholder. The Indemnity Agent and each Parent Group Member are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representatives. For purposes of this Indemnity Agreement any action by a majority of the then Stockholder Representatives shall be deemed to be the action of and binding upon all of the Stockholder Representatives.

     SECTION 8.  Taxes.

     All dividends and distributions on the Indemnity Fund ("Earnings") and credited to a Subaccount shall be accounted for by the Indemnity Agent separately from the Indemnity Fund and, notwithstanding any provisions of this Agreement, shall be treated as having been received by the Company Stockholders to whose Subaccount the Earning are credited for tax purposes. Annex A hereto sets forth a list of each Company Stockholder's address and Taxpayer Identification Number. The Indemnity Agent annually shall file information returns with the United States Internal Revenue Service and payee statements with the Company Stockholders, documenting such Earnings. The Stockholders Representatives shall provide to the Indemnity Agent all forms and information necessary to complete such information returns and payee statements. In the event the Indemnity Agent becomes liable for the payment of taxes, including withholding taxes, relating to Earnings or any payment made hereunder, the Indemnity Agent may deduct such taxes from the Indemnity Fund.

     SECTION 9.  Representations and Warranties.

     a. Each of Parent and the Indemnity Agent represents and warrants to each of the other parties hereto that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation; that it has the power and authority to execute and deliver this Indemnity Agreement and to perform its obligations hereunder; that the execution, delivery and performance of this Indemnity Agreement by it has been duly authorized and approved by all necessary action; that this Indemnity Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and that the execution, delivery and performance of this Indemnity Agreement by it will not result in a breach of or loss of rights under or constitute a default under or a violation of any trust (constructive or other), agreement, judgment, decree, order or other instrument to which it is a party or it or its properties or assets may be bound.

     b. Each Stockholder Representative represents to each of the other parties hereto that he has the power and authority to execute and deliver this Indemnity Agreement and to perform his obligations hereunder; that this Indemnity Agreement constitutes his legal, valid and binding obligation, enforceable against him in accordance with its terms; and that the execution, delivery and performance of this Indemnity Agreement by him will not result in a breach of or loss of rights under or constitute a default under or a violation of any trust (constructive or other), agreement, judgment, decree, order or other instrument to which he is a party or his properties or assets may be bound.

     SECTION 10.  Benefit; Successor and Assigns.

     This Indemnity Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but shall not be assignable by any party hereto without the written consent of all of the other parties hereto; provided, however, that Parent may assign its rights and delegate its obligations hereunder to any successor corporation in the event of a merger, consolidation or transfer or sale of all or substantially all of Parent's stock or assets and that the Indemnity Agent may assign its rights hereunder to a successor Indemnity Agent appointed hereunder. Except for the persons specified in the preceding sentence, this Indemnity Agreement is not intended to confer on any person not a party hereto any rights or remedies hereunder.

     SECTION 11.  Termination.

     a. This Indemnity Agreement may be terminated prior to the Effective Time on the occurrence of either the following events:

          i. the mutual written agreement of each of the parties hereto;

          ii. the termination of the Merger Agreement.

     b. Following the Effective Time, this Indemnity Agreement may only be terminated following the delivery of all amounts held in the Indemnity Fund and the delivery of notice by the Indemnity Agent as contemplated by Section 5(c) hereof.

     SECTION 12.  Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed given when actually received and shall be given by a nationally recognized overnight courier delivery service, certified first class mail or by facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        a. If to the Indemnity Agent:

          LaSalle Bank National
           Association
          ----------------------------
          ----------------------------
          Attention:
          Facsimile No.: (   )  -
          Telephone No.: (   )  -

        b. If to Parent or any Parent
           Group Member, to it at:

          Stratos Lightwave, Inc.
          7444 West Wilson Avenue
          Chicago, Illinois 60706
          Attention: General Counsel
          Facsimile No.: (708) 867-5884
          Telephone No.: (708) 867-9600

          With copy to:

          Sidley Austin Brown & Wood
          Bank One Plaza
          10 South Dearborn Street
          Chicago, Illinois 60603
          Attention: Thomas A. Cole
                      Imad I. Qasim
          Facsimile No.: (312) 853-7036
          Telephone No.: (312) 853-7000

        c. If to the Stockholder Representatives:
          -------------------------------------------------------------------
          -------------------------------------------------------------------
          -------------------------------------------------------------------
          Attention:
          Facsimile No.: (   )    -
          Telephone No.: (   )    -

          With copy to:
          -------------------------------------------------------------------
          -------------------------------------------------------------------
          -------------------------------------------------------------------

          Attention:
          Facsimile No.: (   )    -
          Telephone No.: (   )    -

or such other address as the Indemnity Agent, Parent or the Stockholder Representatives, as the case may be, shall designate in writing to the parties hereto; provided that the Stockholder Representatives may not specify more than one address at any time.

     SECTION 13.  Governing Law.

     This Indemnity Agreement shall be governed by and construed in accordance with the laws (as opposed to conflicts of law provisions) of the State of Delaware.

     SECTION 14.  Counterparts.

     This Indemnity Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 15.  Interpretation.

     When a reference is made in this Indemnity Agreement to a Section or Annex, such reference shall be to a Section of, or Annex attached to, this Indemnity Agreement unless otherwise indicated. The Annexes referred to herein shall be construed with and as an integral part of this Indemnity Agreement to the same extent as if they were set forth verbatim herein. The section headings contained in this Indemnity Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Indemnity

Agreement. For purposes of this Indemnity Agreement, (i) the words "include," "includes" or "including" shall be deemed to be followed by the words "without limitation", and (ii) the words "herein," "hereof," "hereby,", "hereto" and "hereunder" refer to this Indemnity Agreement as a whole.

     SECTION 16.  Partial Invalidity.

     Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective in the jurisdiction involved to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

     SECTION 17.  Entire Agreement; Modification and Waiver.

     This Indemnity Agreement and the Merger Agreement embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements and understandings relating to the subject matter hereof. Notwithstanding the preceding sentence, the parties hereto acknowledge that the Indemnity Agent is not a party to nor is it bound by the Merger Agreement. No amendment, modification or waiver of this Indemnity Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification or waiver is sought. No course of dealing between the parties to this Indemnity Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Indemnity Agreement. No delay by any party to or any beneficiary of this Indemnity Agreement in the exercise of any of its rights or remedies shall operate as a waiver thereof, and no single or partial exercise by any party to or any beneficiary of this Indemnity Agreement of any such right or remedy shall preclude any other or further exercise thereof. A waiver of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Indemnity Agreement as of the date first above written.

                                          STRATOS LIGHTWAVE, INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          LASALLE BANK NATIONAL ASSOCIATION

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                                         ,
                                          as Stockholder Representative

                                                         ,
                                          as Stockholder Representative

                                                                         ANNEX D

                    [LETTERHEAD OF CIBC WORLD MARKETS CORP.]

                                  July 1, 2003

The Board of Directors
Stratos Lightwave, Inc.
7444 West Wilson Avenue
Chicago, Illinois 60706

Members of the Board:

You have asked CIBC World Markets Corp. ("CIBC World Markets") to render a written opinion ("Opinion") to the Board of Directors of Stratos Lightwave, Inc. ("Stratos Lightwave") as to the fairness, from a financial point of view, to Stratos Lightwave of the Merger Consideration (as defined below) provided for in an Agreement and Plan of Merger (the "Merger Agreement") to be entered into among Stratos Lightwave, Sleeping Bear Merger Corp., a wholly owned subsidiary of Stratos Lightwave ("Sub"), and Sterling Holding Company ("Sterling"). Representatives of Stratos Lightwave have advised us that the Merger Agreement will provide for, among other things, the merger of Sub with and into Sterling (the "Merger") pursuant to which each outstanding share of the common stock, par value $0.01 per share, of Sterling ("Sterling Common Stock") and each outstanding share of the preferred stock, par value $0.01 per share, of Sterling ("Sterling Preferred Stock") will be converted into the right to receive (i) a number of shares of the common stock, par value $0.01 per share, of Stratos Lightwave ("Stratos Lightwave Common Stock") equal to the quotient of (a) 6,082,000 and (b) the aggregate number of all outstanding shares of Sterling Common Stock (assuming the conversion of all outstanding shares of Sterling Preferred Stock) as of the effective time of the Merger (such number of shares of Sterling Common Stock, the "Fully Diluted Equity" and, the shares of Stratos Lightwave Common Stock so issuable in the Merger, the "Common Stock Consideration") and (ii) a number of shares of a new series of preferred stock, par value $0.01 per share, of Stratos Lightwave to be designated as Series B Preferred Stock ("Stratos Lightwave Preferred Stock") equal to the quotient of
(x) 50,000 and (y) the Fully Diluted Equity (the shares of Stratos Lightwave Preferred Stock so issuable in the Merger, together with the Common Stock Consideration, the "Merger Consideration"). The Merger Agreement also provides that, prior to the closing of the Merger, Sterling will dividend to its stockholders all equity interests held by Sterling in STT Properties LLC, which entity will hold (i) Sterling's equity interest in Corona Optical Systems, Inc.,
(ii) subject to certain working capital requirements for Sterling, $850,000 in cash and (iii) real property ownership rights of Sterling or its subsidiaries in certain premises located in Westlake Village, California (collectively, the "Asset Dividend"). The Merger Agreement further contemplates that, prior to the closing of the Merger, Sterling will declare and pay to its stockholders a dividend consisting of the right to receive the per share Excess Working Capital (as defined in the Merger Agreement). The Merger Agreement provides that a portion of

The Board of Directors
Stratos Lightwave, Inc.
July 1, 2003
Page  2

the Common Stock Consideration will be subject to an escrow arrangement as more fully described in the Merger Agreement and related indemnity escrow agreement.

In arriving at our Opinion, we:

(a) reviewed drafts dated June 30, 2003 of the Merger Agreement and related documents;

(b) reviewed audited financial statements of Stratos Lightwave for the fiscal years ended April 30, 2000, April 30, 2001 and April 30, 2002, and audited financial statements of Sterling for the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002;

(c) reviewed unaudited financial statements of Stratos Lightwave for the fiscal year ended April 30, 2003 and financial results of Stratos Lightwave as estimated by the management of Stratos Lightwave for the one-month period ended May 31, 2003, and unaudited financial statements of Sterling for the five-month period ended May 31, 2003;

(d) reviewed financial forecasts and estimates relating to Stratos Lightwave and Sterling provided to or discussed with us by the respective managements of Stratos Lightwave and Sterling (including adjustments to the financial forecasts relating to Sterling prepared by representatives of Stratos Lightwave and estimates as to the potential synergies and strategic benefits anticipated by the management of Stratos Lightwave to result from the Merger), and reviewed other information and data provided to or discussed with us by the managements of Stratos Lightwave and Sterling relating to the capitalization of Sterling as of the date of the Merger Agreement and as estimated as of the effective time of the Merger;

(e) reviewed historical market prices and trading volume for Stratos Lightwave Common Stock;

(f) held discussions with the senior managements of Stratos Lightwave and Sterling with respect to the businesses and prospects of Stratos Lightwave and Sterling;

(g) reviewed and analyzed certain publicly available financial data for companies that we deemed comparable to Stratos Lightwave and Sterling;

(h) reviewed and analyzed certain publicly available information for transactions that we deemed relevant in evaluating the Merger;

(i) analyzed the estimated liquidation value of Stratos Lightwave using certain assumptions and estimates provided to or discussed with us by the management of Stratos Lightwave as to the current book value of Stratos Lightwave's assets, the percentage of current book value recoverable in a sale of Stratos Lightwave's assets and the amount of Stratos Lightwave's current and potential liabilities;

(j) reviewed and analyzed the relative contributions of Stratos Lightwave and Sterling to selected operational metrics of the combined company based on historical financial

The Board of Directors
Stratos Lightwave, Inc.
July 1, 2003
Page  3

       results and financial forecasts and estimates provided to or discussed with us by the managements of Stratos Lightwave and Sterling;

(k) reviewed certain potential pro forma financial effects of the Merger on Stratos Lightwave based on financial forecasts provided to or discussed with us by the managements of Stratos Lightwave and Sterling;

(l)    reviewed public information concerning Stratos Lightwave; and

(m) performed such other analyses and reviewed such other information as we deemed appropriate.

In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by Stratos Lightwave, Sterling and their respective employees, representatives and affiliates. With respect to financial forecasts, estimates and other information and data relating to Stratos Lightwave and Sterling referred to above, we have assumed, at the direction of the managements of Stratos Lightwave and Sterling, without independent verification or investigation, that such forecasts and estimates (including adjustments to the financial forecasts relating to Sterling prepared by representatives of Stratos Lightwave and estimates as to the potential synergies and strategic benefits anticipated by the management of Stratos Lightwave to result from the Merger) and other information and data were reasonably prepared on bases reflecting the best available information, estimates and judgments of the managements of Stratos Lightwave and Sterling as to the future financial condition and operating results of Stratos Lightwave and Sterling, the potential synergies and strategic benefits (including the amount, timing and achievability thereof) anticipated to result from the Merger, the capitalization of Sterling and the other matters covered thereby. We have relied, at the direction of the management of Stratos Lightwave, without independent verification or investigation, on the assessment of the management of Stratos Lightwave as to (i) the existing and future technology and products of Stratos Lightwave and Sterling and the risks associated with such technology and products and (ii) its ability to integrate the businesses of Stratos Lightwave and Sterling and to retain key employees of Sterling. We have assumed, with the consent of Stratos Lightwave, that the Merger will be treated as a tax-free reorganization for U.S. federal income tax purposes. We also have assumed, with the consent of Stratos Lightwave, that the Merger and related transactions (including, without limitation, the Asset Dividend) will be consummated in all material respects in accordance with their terms without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party consents and approvals for the Merger and related transactions, no limitations, restrictions or conditions will be imposed that would have a material adverse effect on Stratos Lightwave, Sterling or the contemplated benefits to Stratos Lightwave of the Merger. In addition, representatives of Stratos Lightwave have advised us, and we therefore further have assumed, that the final terms of the Merger Agreement and related documents will not vary materially from those discussed with us by representatives of Stratos Lightwave or set forth in the drafts reviewed by us. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of Stratos Lightwave or Sterling. While we have performed various valuation methodologies with respect to Stratos Lightwave and Sterling, we are not expressing any opinion as to the actual values, future performance or long-term viability of Stratos Lightwave or Sterling, or the prices at which Stratos Lightwave

The Board of Directors
Stratos Lightwave, Inc.
July 1, 2003
Page  4

Common Stock or Stratos Lightwave Preferred Stock will trade or otherwise be transferable at any time. We express no view as to, and our Opinion does not address, the underlying business decision of Stratos Lightwave to effect the Merger nor were we requested to consider the relative merits of the Merger as compared to any alternative business strategies that might exist for Stratos Lightwave or the effect of any other transaction in which Stratos Lightwave might engage. Our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm the Opinion.

As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

We have acted as financial advisor to Stratos Lightwave in connection with the Merger and to the Board of Directors of Stratos Lightwave with respect to this Opinion and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We also will receive a fee upon the delivery of this Opinion. CIBC World Markets and its affiliates in the past have provided services to Stratos Lightwave unrelated to the Merger, for which services we and our affiliates have received compensation. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade securities of Stratos Lightwave for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Stratos Lightwave. This Opinion is for the use of the Board of Directors of Stratos Lightwave in its evaluation of the Merger and does not constitute a recommendation as to how any stockholder should vote or act with respect to any matters relating to the Merger.

                                          Very truly yours,

                                          /s/ CIBC WORLD MARKETS CORP.

                                          CIBC WORLD MARKETS CORP.

                                                                         ANNEX E

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SECTION 262  Appraisal rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subjection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX F

                            STRATOS LIGHTWAVE, INC.
                            7444 WEST WILSON AVENUE
                            CHICAGO, ILLINOIS 60706

                                  July 2, 2003

Citicorp Venture Capital Ltd.
399 Park Avenue
New York, NY 10043

                              STANDSTILL AGREEMENT

Gentlemen:

     Reference is hereby made to that certain Agreement and Plan of Merger, dated as of July 2, 2003 (the "Merger Agreement"), among Stratos Lightwave, Inc., a Delaware corporation ("Parent"), Sleeping Bear Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent, and Sterling Holding Company, a Delaware corporation. Simultaneously with the execution of the Merger Agreement, and as a material inducement of Parent to enter into the Merger Agreement, Citicorp Venture Capital Ltd. ("CVC") and Parent are entering into this letter agreement (this "Letter Agreement").

     CVC agrees that, following the consummation of the transactions contemplated by the Merger Agreement (the "Contemplated Transactions"), unless it has obtained the prior written consent of a majority of Disinterested Directors (as hereinafter defined), it will not at any time during the five
(5)-year period commencing on the date hereof (and it will not at any time during such period assist or encourage others to): (a) acquire or agree, offer, seek or propose to acquire, directly or indirectly, alone or in concert with any other person, by purchase or otherwise, any ownership, including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Act"), of any of the assets, businesses or securities of Parent or any subsidiary thereof, or any rights or options to acquire such ownership (including from any third party) (other than securities acquired in connection with pro rata issuances to stockholders of Parent pursuant to a dividend or similar distribution, or in connection with a rights offering, exchange offering or similar transaction made by Parent); (b) solicit proxies (as such terms are defined in Rule 14a-1 under the Act), whether or not such solicitation is exempt under Rule 14a-2 under the Act, with respect to any matter from holders of any shares of capital stock of Parent or any securities convertible into or exchangeable for or exercisable (whether currently or upon the occurrence of any contingency) for the purchase of such capital stock, or make any communication exempted from the definition of solicitation by Rule 14a-1(l)(2)(iv) under the Act; (c) enter into any arrangements or understandings with any other person with respect to any matter described in the foregoing clauses (a) through (b); or (d) take any action inconsistent with any of the foregoing clauses (a) through (c). For the purposes of this Letter Agreement, "Disinterested Directors" means those members of Parent's Board of Directors following the consummation of the Contemplated Transactions who (1) were not directors or officers of Sterling Holding Company prior to the consummation of the Contemplated Transactions unless Parent otherwise agrees in writing before the Effective Time, (2) are not affiliates of CVC and (3) are disinterested with respect to the Contemplated Transactions.

     Without prejudice to the rights and remedies otherwise available to Parent, Parent shall be entitled to equitable relief by way of specific performance, injunction or otherwise if CVC or any of its Representatives (as hereinafter defined) breach or threaten to breach any of the provisions of this Letter Agreement. For the purposes of this Letter Agreement, the term "Representative" means, as to CVC, CVC's directors, officers, employees and agents, and the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership, joint venture, trust, other entity or individual.

July 2, 2003
Page 2

     It is further understood and agreed that no failure or delay by Parent in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     If any term or provision of this Letter Agreement or any application hereof shall be invalid or unenforceable, the remainder of this Letter Agreement and any other application of such term or provision shall not be affected thereby.

     This Letter Agreement shall not be assigned by either party, by operation of law or otherwise, without the prior written consent of the other party. This Letter Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

     This Letter Agreement contains the entire agreement between Parent and CVC with respect to the matters covered hereby, and no amendment or modification of this Letter Agreement or waiver of the terms and conditions hereof shall be binding upon Parent or CVC, unless approved in writing by each of the parties hereto or, in the case of waiver, by the party against whom such waiver is sought to be enforced; provided, that with respect to Parent following the Effective Time, any such approval or waiver shall require the approval of a majority of the Disinterested Directors.

     This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that state.

     Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this Letter Agreement enclosed herewith.

                                          STRATOS LIGHTWAVE, INC.

                                          By: /s/ JAMES W. MCGINLEY
                                            ------------------------------------
                                            Name: James W. McGinley
                                            Title: President and Chief Executive
                                              Officer

Accepted and Agreed
as of the date
first written above:

CITICORP VENTURE CAPITAL LTD.

By: /s/ THOMAS F. MCWILLIAMS
    -------------------------------------------------------------
    Name: Thomas F. McWilliams
    Title: Vice President

                                                                         ANNEX G

                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of July 2, 2003, by and among Stratos Lightwave, Inc., a Delaware corporation ("Parent"), Citicorp Venture Capital Ltd. ("CVC"), and the William N. and Carol A. Stout Trust dated 11/24/98 and the William N. and Carol A. Stout Charitable Remainder Unit Trust (such trusts collectively, "Stout" and, together with CVC, the "Rights Holders," and each, a "Rights Holder").

                                    RECITALS

     WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of July 2, 2003 (the "Merger Agreement"), among Parent, Sleeping Bear Merger Corp., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Parent, and Sterling Holding Company, a Delaware corporation (the "Company"), Merger Sub will merge (the "Merger") with and into the Company, and pursuant thereto the Rights Holders will acquire, among other merger consideration, shares of Common Stock, $0.01 par value, of Parent (the "Common Stock"); and

     WHEREAS, capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1.  Demand Registration.

     (a) Request for Registration. Subject to the terms and conditions of this Agreement, during the period commencing on the first anniversary of the Effective Time and ending on the date that shares of Common Stock are not listed on any securities exchange (the "Registration Period"), CVC shall have the right on one occasion upon written notice to request (the "Request") that Parent effect the registration under the Securities Act of any or all of the Registrable Securities then owned by CVC having an anticipated public offering price (before any underwriting discounts and commissions) of not less than $5,000,000 (the "Demand Registration"). The CVC Request shall specify whether CVC intends to distribute its Registrable Securities by means of an underwriting. Within ten (10) days after receipt of the Request, Parent shall give written notice of such requested Demand Registration to Stout (which notice shall specify whether CVC's Request is for an underwritten offering) and, subject to Section 1(c) below, shall include in such Demand Registration all Registrable Securities with respect to which Parent has received a written request from Stout for inclusion therein (the "Stout Request") within ten (10) days after the receipt of Parent's notice. Upon receipt of any such Request, Parent shall use commercially reasonable efforts (subject to Section 1(d)) to effect such registration of the Registrable Securities which Parent has been so requested to register in the Demand Registration within ninety (90) days after delivery of the Request.

     (b) Registration Statement Form. Parent shall effect the Demand Registration requested under Section 1(a) by the filing of a registration statement on such form as Parent may determine; provided, that Parent shall not be obligated to register any securities on a "shelf" registration statement pursuant to Rule 415 under the Securities Act (or any successor provisions of such Act) or otherwise register securities on a continuous or delayed basis.

     (c) Priority on Demand Registration. Parent may include in the Demand Registration other securities for sale for its own account or for the account of any other Person. Notwithstanding the foregoing, if the Demand Registration is an underwritten offering and the managing underwriters advise Parent in writing that in their opinion the number of Registrable Securities and other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein in an orderly manner within a price range reasonably acceptable to CVC, Parent shall include in such registration (i) first, all Registrable Securities of CVC and Stout subject to the Request and the Stout Request which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering without adversely affecting the marketability of the offering, (ii) second, the other securities requested to be included by Parent in such registration which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, and (iii) third, the number of other securities of Parent requested by the holders thereof, other than CVC and Stout, to be included in such registration which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, in each case pro rata among the respective holders thereof based on the estimated gross proceeds from the sale thereof.

     (d) Restrictions on Demand Registration. Parent shall not be obligated to effect the Demand Registration within one hundred eighty (180) days after the effective date of any previous registration of securities by Parent. Notwithstanding anything else contained in this Agreement, with respect to any registration statement filed, or to be filed, pursuant to Section 1(a), if Parent's Board of Directors shall determine in good faith that it would be detrimental in a material respect to Parent or its stockholders for such a registration statement to be maintained effective, or to be filed and become effective (a "Disadvantageous Condition"), Parent shall be entitled to cause such registration statement to be withdrawn or the effectiveness of such registration statement terminated, or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement (a "Postponement Election"). In such event, (i) Parent shall give written notice to CVC of such determination, and (ii) and such Demand Registration shall not count as the one permitted Demand Registration hereunder. In the event Parent makes a Postponement Election, each Rights Holder who has knowledge of the Postponement Election agrees to keep confidential the fact of such election and any information provided by Parent in connection therewith.

     (e) Selection of Underwriters. If the Demand Registration is an underwritten offering, Parent shall select the investment banker(s) and manager(s) for such offering after consultation with CVC.

     2.  Piggyback Registrations.

     (a) Right to Piggyback. During the Registration Period, whenever Parent proposes to register shares of its Common Stock under the Securities Act in connection with a public offering solely for cash on Form S-1, S-2 or S-3 (or any successor form; but excluding a registration statement made under Section 1 above), and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), Parent shall give written notice to the Rights Holders of its intention to effect such a registration (which notice shall notify the Rights Holder as to whether the offering is intended to be conducted by means of an underwriting) and, subject to paragraphs
(b) and (c) below, shall include in such registration all Registrable Securities with respect to which Parent has received a written request for inclusion therein within twenty (20) days after the receipt of Parent's notice. Parent shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 2(a) without any obligation or liability to any Rights Holder. If a Rights Holder decides not to include all of its Registrable Securities in any Piggyback Registration, such Rights Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Registration as may be filed by Parent, all upon the terms and subject to the conditions set forth herein.

     (b) Priority on Registrations. If in connection with a Piggyback Registration the managing underwriters advise Parent in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner within a price range acceptable to Parent in such offering without adversely affecting the marketability of the offering, Parent shall include in such registration (i) first, all the securities Parent proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Rights Holders pursuant to Section 2(a), and all other securities being registered pursuant to the exercise of contractual right to participate in such registration, which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the holders of such securities on the basis of the estimated gross proceeds from the sale thereof, and (iii) third, the number of other securities of Parent requested by the holder thereof to be included in such registration which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, in each case pro rata among the respective holders thereof on the basis of the estimated gross proceeds from the sale thereof.

     (c) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, Parent shall select the investment banker(s) and manager(s) for such offering.

     3. Holdback Agreement. Each Rights Holder, if so requested by the underwriters' representative or agent in connection with an offering of any securities covered by a registration statement filed by Parent, whether or not such Rights Holder's securities are included therein, (a) shall not effect any sale or distribution of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten or agented registration) or otherwise reduce its risk with respect thereto, during the seven-day period prior to, and during the 90-day period beginning on, the date such registration statement is declared effective under the Securities Act by the SEC and (b) shall execute and deliver to such representative or agent such agreement as shall be requested thereby to the effect contained in this Section 3. In order to enforce the foregoing covenant, Parent shall be entitled to impose stop-transfer instructions with respect to the Registrable Securities of each Rights Holder until the end of such period.

     4. Registration Procedures. Whenever the Rights Holders have requested that any Registrable Securities be registered pursuant to this Agreement, Parent shall:

          (a) prepare and file (in the case of the Demand Registration not more than ninety (90) days after the Request) with the SEC a registration statement (and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws) with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective;

          (b) prepare and file with the SEC such amendments and supplements to each registration statement filed pursuant hereto and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earliest of (i) such time as when all of such securities have been disposed of and (ii) the date which is thirty days (30) days after the initial effectiveness of such registration statement;

          (c) furnish to each seller of Registrable Securities such number of conformed copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits any fact required to be stated therein or necessary to make the statements therein not misleading, and use commercially reasonable efforts to promptly prepare a supplement or amendment to such prospectus and/or registration statement so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact required to be stated therein or necessary to make the statements therein not misleading;

          (e) use commercially reasonable efforts to obtain a so-called "comfort letter" from its independent public accountants and legal opinions of counsel to Parent addressed to the sellers of Registrable Securities covered by such registration statement, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to a majority of the sellers of Registrable Securities; Parent shall furnish to each such seller a signed counterpart of any such comfort letter or legal opinion, and delivery of any such comfort letter or legal opinion shall be subject to the recipient furnishing such written representations or acknowledgements as are customarily provided by selling shareholders who receive such comfort letters or legal opinions;

          (f) make available for inspection by any seller of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller of Registrable Securities or underwriter (but not more than one firm of counsel to all sellers of Registrable Securities), all financial and other records, pertinent corporate documents and properties of Parent, if any, as shall be reasonably requested by such sellers to enable them to exercise their due diligence responsibility, and cause Parent and its affiliates' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such inspector in connection with such registration statement; provided, however, that information that Parent determines, in good faith, to be confidential and that Parent advises such Person in writing is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to Parent or the related seller of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to Parent;

          (g) use commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which the Common Stock is then listed;

          (h) provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of the first registration statement relating to such Registrable Securities and cooperate to make certificates promptly available;

          (i) in the event of any underwritten offering, enter into and perform an underwriting agreement in customary form;

          (j) otherwise use commercially reasonable efforts to comply with the Securities Act, the Exchange Act and all applicable rules and regulations of the SEC;

          (k) use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the underwriter(s), if any, of Registrable Securities; provided, that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions;

          (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Common Stock included in such registration statement for sale in any jurisdiction, Parent shall notify the holders of Registrable Securities thereof and use commercially reasonable efforts promptly to obtain the withdrawal of such order; and

          (m) take all such other commercially reasonable actions as are required in order to expedite or facilitate the disposition of such Registrable Securities.

     Each Rights Holder agrees by acquisition of the Registrable Securities that upon receipt of any notice from Parent of the happening of any event of the kind described in Section 4(d), such Rights Holder shall forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Rights Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(d) and, if so directed by Parent, shall deliver to Parent all copies then in such Rights Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

     5. Registration Expenses. All Registration Expenses incurred by Parent in connection with each registration statement filed pursuant hereto shall be borne by it. Parent shall not be required to pay any expenses incurred by holders of the Registrable Securities, other than the reasonable fees and expenses of one counsel to such holders in an amount not exceeding $15,000, and Parent shall not be required to pay any underwriting discounts and commissions, selling or placement agreement or broker fees or commission, and transfer taxes with respect to any shares being sold by any party other than Parent.

     6.  Indemnification and Contribution.

     (a) Parent agrees to indemnify and hold harmless each Selling Holder and each Person, if any, who controls each Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the

Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if Parent shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to Parent in writing by a Selling Holder (or any representative thereof) expressly for use therein.

     (b) Each Selling Holder agrees to indemnify and hold harmless Parent, its directors, the officers who sign the registration statement and each Person, if any, who controls Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if Parent shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished in writing by such Selling Holder (or any representative thereof) expressly for use in a registration statement, any preliminary prospectus, prospectus or any amendments or supplements thereto.

     (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) above except to the extent that the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim or action, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. Any indemnifying party against whom indemnity may be sought under this Section 6 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party, which consent shall not be unreasonably withheld. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

     (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, claim, damage or liability referred to herein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, however, that in any such case, no Rights Holder shall be required to contribute any amount in excess of the gross public offering price of all Registrable Securities offered and sold by such Rights Holder pursuant to the registration statement under which such Registrable Securities were offered and sold. The relative fault of Parent on the one hand and the Selling Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Parent or a Selling Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnifying party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Parent and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the parties under this Section 6 shall be in addition to any liability which any party may otherwise have to any other party.

     7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements reasonably requested by the underwriter(s) (which will include the making of representations and warranties and the granting of indemnification rights customary for a selling stockholder in the circumstances of such Person), and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents that are standard and customary for similarly situated Persons and are reasonably required under the terms of such underwriting arrangements.

     8. Definitions.

     "Person" means an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization or a government or any department or agency thereof.

     "Registration Expenses" means all expenses incidental to Parent's performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities laws, stock exchange listing fees, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for Parent and all independent certified public accountants, underwriters and other Persons retained by Parent; provided, that Registration Expenses shall exclude (x) all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of any securities, and (y) the fees and expenses of any Rights Holder or counsel for any Rights Holder.

     "Registrable Securities" means (a) the shares of Common Stock to be acquired by the Rights Holders at the effective time of the Merger (the "Effective Time") pursuant to the Merger Agreement, and (b) any securities of Parent issued or issuable with respect to any Common Stock referred to in clause
(a) above by way of a distribution, stock dividend, stock split or conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and the rules and regulations promulgated thereunder, and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been transferred pursuant to Rule 144 or Rule 145 (or any successor provision) under the Securities Act or (iii) they shall have ceased to be outstanding.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Selling Holder" means any Rights Holder who sells Registrable Securities pursuant to a public offering registered hereunder.

     9.  Miscellaneous.

     (a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of Parent and the holders of a majority of the Registrable Securities; provided, that any amendment that treats any Rights Holder in an adverse manner that is different than any other Rights Holder also shall require the separate approval of such Rights Holder. Any amendment or waiver effective in accordance with this Section 9(a) shall be binding upon each Rights Holder, Parent, and their respective successors and permitted assigns. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     (b) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law and in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     (d) Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

     (e) Descriptive Headings. The descriptive headings contained in this Agreement have been inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally, (ii) one day after being delivered to a nationally recognized overnight courier, (iii) on the third business day after deposit in the mail when sent by first-class, registered or certified mail, postage prepaid, or (iv) on the business day received (or the next business day if received after 5 p.m. local time or on a weekend or day on which banks are closed) when sent via facsimile (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       If to Parent:

            Stratos Lightwave, Inc.
            7444 West Wilson Avenue
            Chicago, Illinois 60706
            Telecopy: (708) 867-5884
            Attention: General Counsel

       with a copy to:

            Sidley Austin Brown & Wood
            Bank One Plaza
            10 South Dearborn Street
            Chicago, Illinois 60603
            Telecopy: (312) 853-7036
            Attention: Thomas A. Cole and Imad I. Qasim

       If to CVC:

            Citicorp Venture Capital Ltd.
            399 Park Avenue, 14th Floor
            New York, NY 10043
            Telecopy:
            Attention:

       If to Stout:

            William N. Stout
            5345 E. McLellan Road Unit 114
            Mesa, AZ 85205

     (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (h) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     (i) Entire Agreement. This Agreement and the Merger Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     (j) No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any Person, other than the parties hereto or their respective permitted assigns and successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

               [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties have duly executed this Registration Rights Agreement as of the date first written above.

                                          STRATOS LIGHTWAVE, INC.

                                          By:     /s/ JAMES W. MCGINLEY
                                            ------------------------------------
                                            Name: James W. McGinley
                                            Title: President and Chief Executive
                                              Officer

                                          RIGHTS HOLDERS:

                                          CITICORP VENTURE CAPITAL LTD.

                                          By:   /s/ THOMAS F. MCWILLIAMS
                                            ------------------------------------
                                            Name: Thomas F. McWilliams
                                            Title: Vice President

                                          WILLIAM N. AND CAROL A. STOUT TRUST
                                          DATED 11/24/98

                                          By:     /s/ WILLIAM N. STOUT
                                            ------------------------------------
                                            Name: William N. Stout
                                            Trustee

                                          WILLIAM N. AND CAROL A. STOUT
                                          CHARITABLE
                                          REMAINDER UNIT TRUST

                                          By: National Bank of Arizona, Trustee

                                          By:      /s/ MICHAEL WEIGEL
                                            ------------------------------------
                                            Name: Michael Weigel
                                            Title: Senior Vice President

                                                                         ANNEX H

                           STRATOS CHARTER AMENDMENT

     Change the name of Stratos [effective as of the consummation of the merger] by amending Article I of the Stratos Restated Certificate of Incorporation, as amended, to read:

     "The name of the corporation shall be Stratos International, Inc. (hereinafter referred to as the "Corporation")."

                                                                         ANNEX I

                    STRATOS LIGHTWAVE, INC. 2003 STOCK PLAN

     1. Preamble.

     Stratos Lightwave, Inc., a Delaware corporation (the "Company"), hereby establishes the Stratos Lightwave, Inc. 2003 Stock Plan (the "Plan") as a means whereby the Company may, through awards of (i) incentive stock options ("ISOs") within the meaning of section 422 of the Code, (ii) non-qualified stock options ("NSOs"), (iii) stock appreciation rights ("SARs"), and (iv) restricted stock ("Restricted Stock"):

     (a) provide selected officers, directors, employees and others performing services to the Company or any Subsidiary or Affiliate with additional incentive to promote the success of the Company's business;

     (b)   encourage such persons to remain in the service of the Company; and

     (c)   enable such persons to acquire proprietary interests in the Company.

     The provisions of this Plan do not apply to or affect any option, stock, stock appreciation right or restricted stock hereafter granted under any other stock plan of the Company, and all such options, stock, stock appreciation rights or restricted stock shall be governed by and subject to the applicable provisions of the plan under which they have been or will be granted.

     2. Definitions and Rules of Construction.

     2.01 "Affiliate" means any entity during any period in which, in the opinion of the Committee, the Company has a significant economic interest.

     2.02 "Award" means the grant of Options, SARs and/or Restricted Stock to a Participant.

     2.03 "Award Date" means the date upon which an Award is made to a Participant under the Plan.

     2.04 "Board" or "Board of Directors" means the board of directors of the Company.

     2.05 "Cause" with respect to any Award shall have the meaning set forth in the agreement evidencing the Award, or if no meaning is set forth in the agreement, "Cause" shall mean any willful misconduct by the Participant which affects the business reputation of the Company or willful failure by the Participant to perform his or her material responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company or any Affiliate or Subsidiary). The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

     2.06 "Change of Control" shall with respect to any Award shall have the meaning set forth in the agreement evidencing the Award, or if no meaning is set forth in the agreement, "Change of Control" shall be deemed to have occurred on the first to occur of any of the following that occur after the Award Date:

        (i) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than any Subsidiary or any employee benefit plan of the Company or a Subsidiary or former Subsidiary, becomes a beneficial owner, directly or indirectly, of stock of the Company representing 30% or more of the total voting power of the Company's then outstanding stock;

        (ii) a tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Company. In case of a tender offer described in this paragraph (ii), the "Change of Control" will be deemed to have occurred upon the first to occur of (A) any time during the offer when the person (using the definition in (i) above) making the offer owns or has accepted for payment stock of the

               Company with 25% or more of the total voting power of the Company's outstanding stock or (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50% or more of the total voting power of the Company's outstanding stock when the offer terminates; or

        (iii) individuals who were the Board's nominees for election as directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

     2.07 "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor thereto.

     2.08 "Committee" means two or more directors elected by the Board of Directors from time to time; provided, however, that in the absence of an election by the Board, the Committee shall mean the Compensation Committee of the Board of Directors.

     2.09 "Common Stock" means the Common Stock of the Company, par value $.01 per share.

     2.10 "Company" means Stratos Lightwave, Inc., a Delaware corporation, and any successor thereto.

     2.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

     2.12 "Fair Market Value" means as of any date the closing price for the Common Stock on that date, or if no sales occurred on that date, the next trading day on which actual sales occurred (as reported by the Nasdaq Stock Market System or any securities exchange or automated quotation system of a registered securities association on which the Common Stock is then traded or quoted). If there is no public market for the Company's Common Stock, the Fair Market Value of thereof shall be determined by the Committee in good faith.

     2.13 "Good Reason" with respect to any Award shall have the meaning set forth in the agreement evidencing the Award, or if no meaning is set forth in the agreement, "Good Reason" shall mean any of the following:

        (i) any significant diminution in the Participant's title, authority, or responsibilities from and after a Change of Control;

        (ii) any reduction in the base compensation payable to the Participant from and after a Change of Control; or

        (iii) the relocation after a Change of Control of the Company's place of business at which the Participant is principally located to a location that is greater than 50 miles from the site immediately prior to the Change of Control.

     2.14 "ISO" means an incentive stock option within the meaning of section 422 of the Code.

     2.15 "NSO" means a non-qualified stock option, which is not intended to qualify as an incentive stock option under section 422 of the Code.

     2.16 "Option" means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

     2.17 "Option Price" means the price per share of Common Stock at which an Option may be exercised.

     2.18 "Participant" means an individual to whom an Award has been granted under the Plan.

     2.19 "Plan" means this Stratos Lightwave, Inc. 2003 Stock Plan, as set forth herein and from time to time amended.

     2.20 "Prior Plan" means the Stratos Lightwave, Inc. 2000 Stock Plan or the Stratos Lightwave, Inc. 2002 Stock Plan for Acquired Companies.

     2.21 "Restricted Stock" means the Common Stock awarded to a Participant pursuant to Section 8 of this Plan.

     2.22 "SAR" means a stock appreciation right issued to a Participant pursuant to Section 9 of this Plan.

     2.23 "Subsidiary" means any entity during any period which the Company owns or controls more than 50% of (i) the outstanding capital stock, or (ii) the combined voting power of all classes of stock.

     2.24  Rules of Construction:

        2.24.1 Governing Law and Venue. The construction and operation of this Plan are governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction, and any litigation arising out of this Plan shall be brought in the Circuit Court of the State of Illinois or the United States District Court for the Eastern Division of the Northern District of Illinois.

        2.24.2 Undefined Terms. Unless the context requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Code.

        2.24.3 Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

        2.24.4 Conformity with Section 422. Any ISOs issued under this Plan are intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to ISOs shall be construed in conformity with this intention. Any NSOs issued under this Plan are not intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to NSOs shall be construed in conformity with this intention.

        2.24.5 Gender. Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons or objects of any gender.

        2.24.6 Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

        2.24.7 Severability. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

     3. Stock Subject to the Plan.

     Subject to adjustment as provided in Section 12 hereof, the aggregate number of shares of Common Stock for which Awards may be issued under this Plan may not exceed 750,000 shares. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any Award under this Plan or any Prior Plan shall terminate, expire or be cancelled or forfeited, then the shares of Common Stock covered by such Award may be subject to new Awards under this Plan. Notwithstanding the foregoing, the total number of shares of Common Stock with respect to which Awards may be granted to any Participant in any calendar year shall not exceed 250,000 shares (subject to adjustment as provided in Section 12 hereof).

     Upon completion of the merger between the Company and Sterling Holding Company described in the Company's Registration Statement on Form S-4 (Reg. No.
333-          ), the 750,000 limitation in the above paragraph shall be
increased by 620,000 shares to a total of 1,370,000 shares, and the 250,000 limitation in the above paragraph shall be increased by 206,666 shares to a total of 456,666 shares, in order to reflect in the increase in the Company's outstanding shares as a result of the merger.

     4. Administration.

     The Committee shall administer the Plan. All determinations of the Committee are made by a majority vote of its members. The Committee's determinations are final and binding on all Participants. In addition to any other powers set forth in this Plan, the Committee has the following powers:

     (a)   to construe and interpret the Plan;

     (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

     (c) subject to the terms of the Plan, to select the individuals who will receive Awards, the times when they will receive them, and to determine the form of agreements which evidence Awards, including the number of shares of Common Stock Options, Restricted Stock and/or SARs to be subject to each Award, the Option Price, the vesting schedule (including any performance targets to be achieved in connection with the vesting of any Award), the expiration date applicable to each Award and other terms, provisions and restrictions of the Awards (which need not be identical) and subject to Section 17(a) hereof, to amend or modify any of the terms of outstanding Awards; provided, however, that except as permitted by Section 12.01, no outstanding Award may be repriced, whether through cancellation of the Award and the grant of a new Award, or the amendment of the Award, without the approval of the shareholders of the Company;

     (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards;

     (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable;

     (f) to establish one or more programs to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participants to payment or receipt of shares of Common Stock or other consideration under an Award (but only to the extent that such deferral programs would not result in an accounting compensation charge unless otherwise determined by the Committee). The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares of Common Stock or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program; and

     (g) to determine the form in which tax withholding under Section 15 of this Plan will be made (i.e., cash, Common Stock or a combination thereof).

     Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     5. Eligible Participants.

     Present and future directors, officers, employees and other service providers of the Company or any Subsidiary or Affiliate shall be eligible to participate in the Plan. The Committee from time to time shall select those officers, directors, employees and other service providers of the Company and any Subsidiary or Affiliate of the Company who shall be designated as Participants and shall designate in accordance with the terms of the Plan the number, if any, of ISOs, NSOs, SARs and shares of Restricted Stock or any combination thereof, to be awarded to each Participant.

     6. Terms and Conditions of Non-Qualified Stock Options.

     Subject to the terms of the Plan, the Committee, in its discretion, may award an NSO to any Participant. Each NSO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee in such agreement, each NSO shall be subject to the following express terms and conditions, and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

     6.01  Option Period.  Each NSO will expire as of the earliest of:

          (i)     the date on which it is forfeited under the provisions of
                  Section 11.01;

          (ii)    10 years from the Award Date;

          (iii) in the case of a Participant who is an employee of the Company, a Subsidiary or an Affiliate, three months after the Participant's termination of employment with the Company and its Subsidiaries and Affiliates for any reason other than for Cause or death or total and permanent disability, or immediately upon termination for Cause;

          (iv) in the case of a Participant who is a member of the board of directors of the Company or a Subsidiary or Affiliate, but not an employee of the Company, a Subsidiary or an Affiliate, three months after the Participant's retirement from the board for any reason other than for Cause or death or total and permanent disability or immediately upon termination for Cause;

          (v) in the case of a Participant who is a service provider to the Company , a Subsidiary or an Affiliate, but neither an employee of the Company, a Subsidiary or an Affiliate, or a member of the board of directors of the Company, a Subsidiary or an Affiliate, three months after the date the Participant ceases performing services for the Company and its Subsidiaries and Affiliates;

          (vi) 12 months after the Participant's death or total and permanent disability; or

          (vii) any other date specified by the Committee when the NSO is granted.

     6.02 Option Price. At the time granted, the Committee shall determine the Option Price of any NSO, and except for NSOs granted in connection with Section 19, the Option Price shall not be less than 100% of the Fair Market Value of the Common Stock subject to the NSO on the Award Date.

     6.03  Vesting.  NSO Awards shall vest in accordance with Section 11.01.

     6.04 Other Option Provisions. The form of NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

     7. Terms and Conditions of Incentive Stock Options.

     Subject to the terms of the Plan, the Committee, in its discretion, may award an ISO to any employee of the Company or a Subsidiary. Each ISO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee, each ISO shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan and the provisions of Code section 422 and the regulations thereunder, as the Committee may deem appropriate.

     7.01  Option Period.  Each ISO will expire as of the earliest of:

          (i)     the date on which it is forfeited under the provisions of
                  Section 11.01;

          (ii)    10 years from the Award Date, except as set forth in Section
                  7.02 below;

          (iii) immediately upon the Participant's termination of employment with the Company and its Subsidiaries for Cause;

          (iv) three months after the Participant's termination of employment with the Company and its Subsidiaries for any reason other than for Cause or death or total and permanent disability;

          (v) 12 months after the Participant's death or total and permanent disability; or

          (vi) any other date (within the limits of the Code) specified by the Committee when the ISO is granted.

     Notwithstanding the foregoing provisions granting discretion to the Committee to determine the terms and conditions of ISOs, such terms and conditions shall meet the requirements set forth in section 422 of the Code or any successor thereto.

     7.02 Option Price and Expiration. The Option Price of any ISO shall be determined by the Committee at the time an ISO is granted, and shall be no less than 100% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date; provided, however, that if an ISO is granted to a Participant who, immediately before the grant of the ISO, beneficially owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the Option Price shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date and in such cases, the exercise period specified in the Option agreement shall not exceed five years from the Award Date.

     7.03  Vesting.  ISO Awards shall vest in accordance with Section 11.01.

     7.04 $100,000 Limitation. To the extent required by section 422 of the Code, if the aggregate Fair Market Value (determined as of the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan and all other plans of the Company and its subsidiaries) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NSOs.

     8. Terms and Conditions of Restricted Stock Awards.

     Subject to the terms of the Plan, the Committee, in its discretion, may award Restricted Stock to any Participant. Each Restricted Stock Award shall be evidenced by an agreement, in such form as is approved by the Committee, and all shares of Common Stock awarded to Participants under the Plan as Restricted Stock shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

     8.01  Restricted Period.  Shares of Restricted Stock awarded under this
Section 8 may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest.

     8.02 Vesting. Restricted Stock Awards under this Section 8 shall vest in accordance with Section 11.02.

     8.03 Certificate Legend. Each certificate issued in respect of shares of Restricted Stock awarded under this Section 8 shall be registered in the name of the Participant and shall bear the following (or a similar) legend until such shares have vested:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in
        Section 8 of the Stratos Lightwave, Inc. 2003 Stock Plan and an Agreement entered into between the registered owner and Stratos Lightwave, Inc. Copies of such Plan and Agreement are on file at the principal office of Stratos Lightwave, Inc."

     9. Terms and Conditions of Stock Appreciation Rights.

     The Committee may, in its discretion, grant an SAR to any Participant under the Plan. Each SAR shall be evidenced by an agreement between the Company and the Participant, and may relate to and be associated with all or any part of a specific ISO or NSO. An SAR shall entitle the Participant to whom it is granted the right, so long as such SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his SAR and, if applicable, the related ISO or NSO, in whole or in part, and receive from the Company in exchange, that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the Fair Market Value of the Common Stock on the date the SARs were issued, or, if the SARs are related to an ISO or an NSO, the per share Option Price under such ISO or NSO on the Award Date, and (ii) the number of shares of Common Stock subject to such SAR, and, if applicable, the related ISO or NSO or portion thereof which is surrendered.

     Except as otherwise determined by the Committee and set forth in the Agreement evidencing the SAR, an SAR granted in conjunction with an ISO or NSO shall terminate on the same date as the related ISO or NSO and shall be exercisable only if the Fair Market Value of a share of Common Stock exceeds the Option Price for the related ISO or NSO, and then shall be exercisable to the extent, and only to the extent, that the related ISO or NSO is exercisable. The Committee may at the time of granting any SAR add such additional conditions and limitations to the SAR as it shall deem advisable, including, but not limited to, limitations on the period or periods within which the SAR shall be exercisable and the maximum amount of appreciation to be recognized with regard to such SAR. Any ISO or NSO or portion thereof which is surrendered with an SAR shall no longer be exercisable. An SAR that is not granted in conjunction with an ISO or NSO shall terminate on such date as is specified by the Committee in the SAR agreement and, except as otherwise determined by the Committee and set forth in the Agreement evidencing the SAR, shall vest in accordance with Section
11.02. The Committee, in its sole discretion, may allow the Company to settle all or part of the Company's obligation arising out of the exercise of an SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.

     10. Manner of Exercise of Options.

     To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee on a form acceptable to the Committee, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Committee may permit the Option Price to be paid in cash or shares of Common Stock held by the Participant having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price. The Committee may also permit the Option Price to be paid by any other method permitted by law, including by delivery to the Committee from the Participant of an election directing the Company to withhold the number of shares of Common Stock from the Common Stock otherwise due upon exercise of the Option having an aggregate Fair Market Value on that date equal to the Option Price. If a Participant pays the Option Price with shares of Common Stock which were received by the Participant upon exercise of one or more ISOs, then to the extent required by the Code, the use of the shares shall constitute a disqualifying disposition and the ISO underlying the shares used to pay the Option Price shall no longer satisfy all of the requirements of Code section 422.

     11. Vesting.

     11.01 Options. A Participant may not exercise an Option until it has become vested. The portion of an Award of Options that is vested at any time shall be determined by the vesting schedule established by the Committee on the Award Date and set forth in the agreement evidencing the Award. Unless the Committee otherwise provides in the applicable agreement evidencing an Award or
Section 11.03 applies, if a Participant's employment with or service to the Company, a Subsidiary or an Affiliate terminates for any other reason, any Awards that are not yet vested are immediately and automatically forfeited.

     11.02 Restricted Stock and SARs. The Committee shall establish the vesting schedule to apply to any Award of Restricted Stock or SAR that is not associated with an ISO or NSO granted under the Plan to a Participant.

     11.03  Effect of "Change of Control".  Notwithstanding Sections 11.01 and
11.02 above, if within 12 months following a "Change of Control" the employment of a Participant with the Company and its Subsidiaries and Affiliates is terminated without Cause or the Participant resigns for Good Reason, any Award issued to the Participant shall be fully vested, and in the case of an Award other than a Restricted Stock

Award, fully exercisable for 90 days following the date on which the Participant's service with the Company and its Subsidiaries and Affiliates is terminated, but not beyond the date the Award would otherwise expire but for the Participant's termination of employment.

     12. Adjustments to Reflect Changes in Capital Structure.

     12.01 Adjustments. If there is any change in the corporate structure or shares of the Company, the Committee may make any appropriate adjustments, including, but not limited to, such adjustments deemed necessary to prevent accretion, or to protect against dilution, in the number and kind of shares of Common Stock with respect to which Awards may be granted under this Plan (including the maximum number of shares of Common Stock with respect to which Awards may be granted under this Plan in the aggregate and individually to any Participant during any calendar year as specified in Section 3) and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price. For purposes of this Section 12, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, separation, reorganization, or liquidation (including a partial liquidation) and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

     12.02 Cashouts. In the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, the Committee may, in such manner and to such extent (if any) as it deems appropriate and equitable make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to any ISO no such adjustment may be made that would cause the Plan to violate section 422 of the Code (or any successor provision).

     13. Nontransferability of Awards.

     To the extent required by Code section 422, ISOs are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, and during a Participant's lifetime, his ISOs may be exercised only by him. All other Awards (other than an ISO) are transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code. With the approval of the Committee, a Participant may transfer an Award (other than an ISO) for no consideration to or for the benefit of one or more Family Members of the Participant subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The transfer of an Award pursuant to this Section 13 shall include a transfer of the right set forth in Section 17 hereof to consent to an amendment or revision of the Plan and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award. For purposes of this Section 13, "Family Members" mean with respect to a Participant, family members eligible to exercise options and all the underlying securities in reliance on a Form S-8 registration statement.

     14. Rights as Stockholder.

     No Common Stock may be delivered upon the exercise of any Option until full payment has been made. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares. Except as otherwise determined by the Committee, a Participant holding Restricted Stock shall have all rights as a stockholder with respect to such Restricted Stock, and a Participant holding an SAR shall have no rights as a stockholder with respect to any shares covered by the SAR.

     15. Withholding Taxes.

     The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with any Awards by (i) having the Company withhold shares of Common Stock at the minimum rate legally required, (ii) tendering back shares of Common Stock received in connection with such Award or
(iii) delivering other previously acquired shares of Common Stock having a Fair Market Value approximately equal to the amount to be withheld.

     16. No Right to Employment.

     Participation in the Plan will not give any Participant a right to be retained as an employee or director of the Company or its parent, Subsidiaries or Affiliates, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

     17. Amendment of the Plan.

     The Board of Directors may at any time and from time to time amend or revise the terms of this Plan subject to the following:

     (a) no amendment may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board;

     (b) no amendment may increase the limitations on the number of shares set forth in Section 3 or decrease the minimum exercise price for an NSO under Section 6.02, unless any such amendment is approved by the Company's shareholders;

     (c) no amendment may be made to the provisions of Section 4(c) relating to repricing unless such amendment is approved by the Company's shareholders; and

     (d) adjustments pursuant to Section 12.01 shall not be subject to the foregoing limitations of this Section 17.

     18. Conditions Upon Issuance of Shares.

     An Option shall not be exercisable and a share of Common Stock shall not be issued pursuant to the exercise of an Option, and Restricted Stock shall not be awarded until and unless the award of Restricted Stock, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national securities association upon which the shares of Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     19. Substitution or Assumption of Awards by the Company.

     The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company's award, or (b) assuming such award. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an existing option, such new Award may be granted with a similarly adjusted exercise price.

     20. Effective Date, Effect on Prior Plans and Termination of Plan.

     20.01 Effective Date. This Plan shall be effective upon approval by the shareholders of the Company.

     20.02 Effect on Prior Plans. No awards shall be granted under a Prior Plan after the effective date of this Plan as provided in Section 20.01; provided, however, that the adoption and approval of the Plan shall not affect any awards granted under the Prior Plans prior to the effective date of this Plan.

     20.03 Termination of the Plan. The Plan will terminate 10 years after the date it is approved by the shareholders of the Company; provided, however, that the Board of Directors may terminate the Plan at any time prior thereto with respect to any shares that are not then subject to Awards. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Awards granted before termination.

                                                                         ANNEX J

           STRATOS LIGHTWAVE, INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

     1.  Purpose.

     Stratos Lightwave, Inc., a Delaware corporation (the "Company"), hereby establishes the Stratos Lightwave, Inc. 2003 Employee Stock Purchase Plan (the "Plan") to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.  Definitions and Rules of Construction.

     (a) "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" means two or more directors elected by the Board of Directors from time to time; provided, however, that in the absence of an election by the Board, the Committee shall mean the Compensation Committee of the Board of Directors.

     (d) "Common Stock" means the Common Stock of the Company.

     (e) "Company" means Stratos Lightwave, Inc., a Delaware corporation.

     (f) "Compensation" means total cash compensation received by an Employee from the Company or a Designated Subsidiary before deduction for any contributions to any plan maintained by the Company and described in Section 401(k) or Section 125 of the Code. By way of illustration, but not limitation, Compensation includes regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions and incentive compensation, but excludes relocation, expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

     (g) "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

     (h) "Contributions" means all amounts credited to the account of a participant pursuant to the Plan.

     (i) "Corporate Transaction" means a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

     (j) "Designated Subsidiaries" means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the issuance of options to such Subsidiary's Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

     (k) "Employee" means any person, including an Officer, who is an Employee of the Company for tax purposes and who:

          1. is customarily employed for at least 20 hours per week by the Company or one of its Designated Subsidiaries;

          2. is customarily employed for more than five months in a calendar year by the Company or one of its Designated Subsidiaries; and

          3. has been an employee of date of the Company or one of its Designated Subsidiaries for at least six months if the employee's date of hire was after September 30, 2003.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (m) "Offering Date" means the first business day of each Offering Period of the Plan.

     (n) "Offering Period" means a period of 24 months commencing on January 1 and July 1 of each year.

     (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (p) "Plan" means this Stratos Lightwave, Inc. 2003 Employee Stock Purchase Plan.

     (q) "Purchase Date" means the last day of each Purchase Period.

     (r) "Purchase Period" means the six-month periods beginning on January 1 and July 1 within a Offering Period.

     (s) "Purchase Price" means with respect to a Purchase Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower.

     (t) "Share" means a share of Common Stock, as adjusted in accordance with
Section 19 of the Plan.

     (u) "Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     (v)  Rules of Construction:

          1. Governing Law and Venue. The construction and operation of this Plan are governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction, and any litigation arising out of this Plan shall be brought in the Circuit Court of the State of Illinois or the United States District Court for the Eastern Division of the Northern District of Illinois.

          2. Undefined Terms. Unless the context requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Code.

          3. Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

          4. Gender. Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons or objects of any gender.

          5. Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

          6. Severability. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

     3.  Eligibility.

     (a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

     (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4.  Offering Periods.

     (a) Offering Periods. The Plan shall be implemented by a series of consecutive, overlapping Offering Periods of 24 months' duration, with new Offering Periods commencing on or about January 1 and July 1 of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on the January 1 or July next following the date the Plan becomes effective under Section 22. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected.

     (b) Purchase Periods. Each Offering Period shall generally consist of four consecutive Purchase Periods of six months' duration. The last day of each Purchase Period shall be the "Purchase Date" for such Purchase Period. A Purchase Period commencing on January 1 shall end on the next June 30, and a Purchase Period commencing on July 1 shall end on the next December 31. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Purchase Period to be affected.

     5.  Participation.

     (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Committee and filing it with the Company or the stock brokerage or other financial services firm designated by the Committee (the "Designated Broker") prior to the applicable Offering Date, unless a later time for filing subscription agreement is set by the Committee for all eligible Employees with respect to a given Offering Period. The subscription agreement shall set forth the percentage of the participant's Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

     (b) Payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

     6. Method of Payment of Contributions.

     (a) A participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than 1% and not more than 10% (or such other percentages as the Board may establish from time to time before an Offering Date) of such participant's Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

     (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, unless otherwise provided by the Committee, on one occasion only during a Purchase Period may increase and on any occasion during a Purchase Period may decrease the rate of his or her Contributions with respect to the ongoing Offering Period by completing and filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate. The change in rate shall be effective as of the beginning of the payroll period first beginning in next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten business days prior to the beginning of such payroll period and, if not, as of the beginning of the next succeeding payroll period.

     (c) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

     7.  Grant of Option.

     (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of Shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the applicable Purchase Price; provided however; that the maximum number of Shares an Employee may purchase during each Purchase Period may not exceed a maximum number of Shares established by the Committee from time to time and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12.

     (b) The fair market value of the Company's Common Stock on a given date (the "Fair Market Value") shall be determined by the Committee in its discretion based on the closing price for the Common Stock on that date, or if no sales occurred on that date, the next trading day on which actual sales occurred (as reported by the Nasdaq Stock Market System or any securities exchange or automated quotation system of a registered securities association on which the Common Stock is then traded or quoted). If there is no public market for the Company's Common Stock, the Fair Market Value of thereof shall be determined by the Committee in good faith.

     8.  Exercise of Option.

     Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be issued. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full Share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant provided in Section 10 below. Any other amounts left over in a participant's account after a Purchase Date shall be returned to the participant. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant's option to purchase Shares hereunder is exercisable only by him or her.

     9.  Delivery.

     As promptly as practicable after each Purchase Date of each Offering Period, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant's name with the Designated Broker. Any payroll deductions accumulated in a participant's account that are not applied toward the purchase of Shares on a Purchase Date due to limitations imposed by the Plan shall be returned to the participant.

     10.  Voluntary Withdrawal; Termination of Employment.

     (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Designated Broker, as directed by the Committee. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

     (b) Upon termination of the participant's Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

     (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least 20 hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

     (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan that may hereafter be adopted by the Company.

     11.  Interest.

     No interest shall accrue on the Contributions of a participant in the Plan.

     12.  Stock.

     (a) Subject to adjustment as provided in Section 18, the maximum number of Shares that shall be made available for sale under the Plan shall be 250,000 Shares, plus an automatic annual increase on the first day of each of the Company's fiscal years beginning after the date the Plan becomes effective under
Section 22, equal to the least of (i) 50,000 Shares, (ii) 2% of the number of Shares outstanding on the last day of the immediately preceding fiscal year, or
(iii) a number of shares determined by the Board. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and any or all Offering Periods then in effect pursuant to Section 19 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Date.

     (b) Upon completion of the merger between the Company and Sterling Holding Company described in the Company's Registration Statement on Form S-4 (Reg. No.
333-          ), the 250,000 Share limitation in the above paragraph shall be increased by 150,000 Shares to a total of 400,000 Shares, and the provision in the above paragraph for an automatic increase of 50,000 Shares shall be increased by 30,000 Shares to a total of 80,000 Shares, in order to reflect in the increase in the Company's outstanding shares as a result of the merger.

     (c) The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

     (d) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     13.  Administration.

     The Committee shall administer the Plan. All determinations of the Committee are made by a majority vote of its members. The Committee's determinations are final and binding on all Participants. In addition to any other powers set forth in this Plan, the Committee has the following powers:

          (a) to construe and interpret the Plan; and

          (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan.

     14.  Designation of Beneficiary.

     (a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 14(a) shall be made as directed by the Committee.

     (b) Such designation of beneficiary may be changed by the participant at any time in a manner directed by the Committee. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15.  Transferability.

     Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

     16.  Use of Funds.

     All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

     17.  Reports.

     Individual accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

     18.  Adjustments Upon Changes in Capitalization; Corporate Transactions.

     (a) Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the maximum number of Shares of Common Stock that may be purchased by a participant in a Purchase Period, the number of Shares of Common Stock set forth in Section 12(a)(i) above, and the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

     (b) Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Purchase Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the "New Purchase Date"), as of which date any Purchase Period and Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company's being consolidated with or merged into any other corporation.

     19.  Amendment or Termination.

     (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

     (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or the Committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

     20.  Notices.

     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21.  Conditions Upon Issuance of Shares.

     Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22.  Effective Date; Term of Plan

     The Plan shall become effective upon the first Offering Period beginning after the later of:

          (a) the date the Plan is approved by the Company's stockholders; or

          (b) the date authorized by the Board for the implementation of the Plan.

     The Plan shall continue in effect for ten years after its effective date unless terminated sooner under Section 19.

     23. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Purchase Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Offering Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Purchase Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

     24.  Additional Restrictions of Rule 16b-3.

     The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                                                                         ANNEX K

                         CERTIFICATE OF DESIGNATION OF
                          SERIES B PREFERRED STOCK OF
                            STRATOS LIGHTWAVE, INC.

     Pursuant to Section 151 of the General Corporation Law of the State of Delaware

     I, the undersigned duly authorized officer of Stratos Lightwave, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of
Section 103 thereof, and pursuant to Section 151 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the Corporation, the Board of Directors on July 2, 2003 adopted a resolution creating a series of 50,000 shares of Series B Preferred Stock, $0.01 par value per share, which resolution reads as follows:

          RESOLVED, that pursuant to the authority vested in the Board of Directors by the provisions of the Corporation's Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation consisting of 50,000 shares, $0.01 par value per share, and designated as Series B Preferred Stock (the "Series B Preferred"), is hereby created, that the Corporation is hereby authorized to issue shares of such series, and that the powers, rights, preferences, privileges, restrictions and other matters relating to the Series B Preferred are as set forth in this Certificate of Designation:

             (1) Designation, Par Value and Number. 50,000 shares of authorized Series B Preferred of the Corporation are hereby constituted as a series of preferred stock, having a par value of $0.01 per share. In accordance with the terms hereof, each share of Series B Preferred shall have the same relative rights as and be identical in all respects with each other share of Series B Preferred.

             (2)  Dividends.

                a. General. Only when and as declared by the Board and to the extent permitted under the Delaware General Corporation Law, the Corporation shall pay cumulative dividends in cash to the holders of the Series B Preferred as provided in this Section 2.

                b. Dividend Rate. The annual "Dividend Rate" per share of Series B Preferred shall be equal to (i) the then-applicable annual Dividend Percentage multiplied by (ii) the Initial Series B Liquidation Value plus the amount of accrued but unpaid dividends with respect to such share of Series B Preferred. Dividends on each share of Series B Preferred shall be calculated for actual days elapsed on the basis of a 360-day year. Dividends shall accrue on a daily basis and be cumulative with respect to each share of Series B Preferred from the Series B Original Issuance Date to the date immediately preceding the first to occur of (x) the date of the consummation of any Liquidity Event, (y) the date on which the Corporation pays the Optional Special Dividend pursuant to Section 2(e) or (z) the Redemption Date of such share of Series B Preferred (the "Dividend Termination Date"). The holder of each share of Series B Preferred as of each applicable record date determined in accordance with Section 2(c) shall be entitled to receive cash dividends, when and as declared by the Board, in an amount equal to the then-applicable Dividend Rate per share, payable on the 15th day of January, April, July and October of each year occurring following the Series B Original Issuance Date until the Dividend Termination Date (each, a "Dividend Payment Date"). If any payment of dividends shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

                c. Record Date. Each dividend on shares of Series B Preferred shall be paid to the holders of record thereof as they appear on the stock register of the Corporation at the close of business on the applicable record date, which shall be the last day of the month immediately preceding the month in which the dividend payment date of such dividend occurs; provided, that, no dividend shall be paid on shares of Series B Preferred redeemed on a redemption date which is between a dividend payment record date and the corresponding dividend payment date. The Optional Special Dividend and dividends on account of arrears of any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as may be fixed by the Board.

                d. Other Dividends and Redemptions. Unless the Corporation shall have obtained the consent or affirmative vote of the holders of 75% of the outstanding shares of Series B Preferred or unless all accrued and unpaid dividends on the shares of Series B Preferred shall have been paid or set aside for payment, (i) no dividends -- in cash, stock or other property -- may be paid or declared and set aside for payment or any other distribution made upon Junior Securities (other than dividends or distributions in Junior Securities); and (ii) no Junior Securities may be (A) redeemed or (B) purchased or otherwise acquired for any consideration by the Corporation except in connection with benefit plans, option plans or other employee agreements. Except with respect to the payment of dividends on accrued and unpaid dividends pursuant to Section 2(b), and except as provided in Section 7(b), no interest, or sum of money in lieu of interest, shall be payable with respect to any dividend payments on the shares of Series B Preferred which may be in arrears.

                e. Optional Special Dividend. The Corporation may, in its sole discretion and at any time following the fifth anniversary of the Series B Original Issuance Date, declare and pay a special dividend (the "Optional Special Dividend") equal to $100 (subject to equitable adjustments to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) on each then issued and outstanding share of Series B Preferred plus the amount of all accrued but unpaid dividends on such share of Series B Preferred.

                f. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the shares of Series B Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares of Series B Preferred held by each such holder.

                g. Determination of Accrued but Unpaid Dividends. For purposes of this Certificate of Designation, accrued dividends on shares of Series B Preferred shall be deemed unpaid as of any determination date only if they have become accrued on the Dividend Payment Date immediately preceding such determination date and remain unpaid on such determination date.

             (3) Voting Rights. Each holder of outstanding shares of Series B Preferred shall be entitled to the number of votes equal to the number of such shares held by such holder as of the record date at each meeting of stockholders of the Corporation with respect to all matters presented to the stockholders of the Corporation for their action. Except as provided in Section 2(d) or Section 8, holders of shares of Series B Preferred and of any other outstanding series of stock shall vote together with the holders of shares of Common Stock as a single class.

             (4)  Liquidation, Dissolution, etc.

                a. Liquidity Event. Promptly after the consummation of any Liquidity Event, each holder of shares of Series B Preferred shall be entitled to receive from the assets of the Corporation legally available for distribution to its stockholders, prior to and in preference to any distribution or payment made (or any setting apart of any distribution or payment to be made) upon any Junior Securities, an amount equal to the Adjusted Series B Liquidation Value plus all then accrued and unpaid dividends with respect to each share of Series B Preferred held by such holder. If upon any Liquidity Event the Corporation's assets legally available to be distributed to its stockholders are insufficient to permit payment to the holders of the shares of Series B Preferred of the aggregate amount to which they are entitled to be paid under this

           Section 4(a), then the entire assets legally available for distribution to the Corporation's stockholders shall be distributed pro rata among the holders of the shares of Series B Preferred based upon the Adjusted Series B Liquidation Value plus all then accrued and unpaid dividends (the "Liquidity Price") of the shares of Series B Preferred held by each such holder.

                b. Status of Stock. Upon the consummation of any Liquidity Event, shares of Series B Preferred shall be deemed to cease to be outstanding and all rights of any Person other than the Corporation in such stock shall be automatically extinguished (including all rights to receive future dividends with respect to such stock or any distribution of assets by the Corporation) except for the right to receive the Liquidity Price, without interest, for such stock in accordance with the provisions of this Section 4 and Section 6, subject to applicable escheat laws.

             (5)  Redemptions.

                a. Redemptions. No later than 60 days following the occurrence of a Redemption Event, the Corporation shall redeem each then issued and outstanding share of Series B Preferred for a redemption price equal to the Adjusted Series B Liquidation Value plus all dividends then accrued and unpaid with respect to such share (for the purposes of this Section 5, the "Redemption Price"). In addition, at any time following the fifth anniversary of the Series B Original Issuance Date, the Corporation may elect to redeem any or all of the then issued and outstanding shares of Series B Preferred for the Optional Redemption Price. Any such redemption shall be subject to and in accordance with the provisions of this Section 5.

                b. Redemption Notice. Notice of any redemption of shares of Series B Preferred shall be mailed by means of first class mail, postage paid, addressed to the holders of record of the shares of Series B Preferred to be redeemed, at their respective addresses then appearing on the books of the Corporation or such other address as the Corporation shall deem reasonable, at least ten (10) but not more than sixty (60) days prior to the date fixed for such redemption (herein referred to as the "Redemption Date"). Each such notice shall specify (i) the Redemption Date, (ii) the Redemption Price or Optional Redemption Price, as the case may be, and (iii) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to collect the Redemption Price. Any notice mailed in such manner shall be conclusively deemed to have been duly given whether or not such notice is in fact received.

                c. Insufficient Funds. If the funds of the Corporation legally available for redemption of shares of Series B Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series B Preferred to be redeemed on such date under this Section 5, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series B Preferred ratably on the basis of the number of shares of Series B Preferred which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Series B Preferred required or eligible to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of shares of Series B Preferred, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem, to the extent of the available funds, the balance of the shares which the Corporation theretofore was obligated to redeem.

                d. Status of Stock. At the close of business on the Redemption Date for any shares of Series B Preferred, such stock shall be deemed to cease to be outstanding and all rights of any Person other than the Corporation in such stock shall be extinguished (including all rights to receive future dividends with respect to such stock) except for the right to receive the Redemption Price, without interest, for such stock in accordance with the provisions of this Section 5 and
           Section 6, subject to applicable escheat laws.

                e. Corporation Purchases. The Corporation shall have the right to purchase shares of Series B Preferred in the public market or in private transactions at such prices as may from time to time be available for such shares and shall have the right at any time to acquire any shares of Series B Preferred from the owner of such shares on such term as may be agreeable to such owner. Series B Preferred may be acquired by the Corporation from any stockholder pursuant to this
           Section 5(e) without offering any other stockholder an equal opportunity to sell his, her or its stock to the Corporation, and no purchase by the Corporation from any stockholder pursuant to this
           Section 5(e) shall be deemed to create any right on the part of any other stockholder to sell any Series B Preferred or any other stock to the Corporation. The rights of the Corporation under this Section 5(e) are in addition to its redemption rights under Section 5(a).

             (6) Payments. Any payment which may be owed for the payment of the Redemption Price for any Series B Preferred pursuant to Section 5 or the payment of any Liquidity Price distributable with respect to any Series B Preferred under Section 4 shall be deemed to have been "paid or properly provided for" on the date upon which a check payable to the Person entitled to receive such payment shall be delivered to such Person or mailed to such Person at either the address of such Person then appearing on the books of the Corporation or such other address as the Corporation shall deem reasonable. The Corporation shall not be obligated to make any such payment on any share of Series B Preferred until the holder of such share shall cause to be delivered to the Corporation (i) the certificate(s) representing such Series B Preferred and (ii) transfer instrument(s) reasonably satisfactory to the Corporation to transfer such Series B Preferred to the Corporation free of any adverse interest.

             (7)  Events of Noncompliance.

                a. Definition. An "Event of Noncompliance" shall be deemed to have occurred if the Corporation shall fail to pay dividends to the holders of the Series B Preferred in accordance with Section 2.

                b. Consequences of Events of Noncompliance. Commencing on the date of an Event of Noncompliance and for so long as any such Event of Noncompliance continues with respect to any Series B Preferred, the Dividend Percentage then in effect shall increase by one half of one percent (0.5%) per quarter; provided, however, that in no event will the increase in the then-applicable Dividend Percentage due to the occurrence and continuation of any Event of Noncompliance exceed by more than five percent (5%) the Dividend Percentage otherwise provided for in Section 2(b) hereof.

             (8) Amendments Requiring Consent. The Corporation shall not, without the consent or affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Series B Preferred, (a) amend any terms of the Series B Preferred or (b) consummate or agree to consummate any merger, reorganization, consolidation or similar transaction in which the Corporation is a party, or any reclassification of outstanding securities, which, in the case of clause (a) or (b) above, would have a material adverse effect on the dividend, liquidation or redemption rights of the Series B Preferred; provided, that the Corporation shall not, without the consent or affirmative vote of the holders of at least ninety percent (90%) of the outstanding shares of Series B Preferred, amend any terms of the Series B Preferred governing dividends or payments to the Series B Preferred upon a Liquidity Event; provided, further, that no such consent or vote shall be required in the event any of the foregoing is in connection with a Change in Ownership.

             (9)  General.

                a. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the shares of Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

                b. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by mail, postage prepaid, by reputable overnight courier service, charges prepaid or by personal delivery, and shall be deemed to have been given (i) three (3) Business Days after being mailed, (ii) one
           (1) Business Day after being deposited with such an overnight courier service, and (iii) upon delivery, if by personal delivery, if mailed or delivered (A) to the Corporation, at its principal executive offices, or (B) to any stockholder, at such holder's address as it appears on the books of the Corporation or such other address as the Corporation shall deem reasonable.

             (10)  Definitions.

             "Adjusted Series B Liquidation Value" means the Initial Series B Liquidation Value, subject to adjustment upon the occurrence of a Redemption Event or a Change in Ownership, as the case may be, according to the following terms: (x) (i) if, on the last day immediately preceding the occurrence of a Redemption Event or a Change in Ownership, the Market Price of the Common Stock is $7.00 or less per share, there shall be no adjustment to the Initial Series B Liquidation Value, (ii) if, on the last day immediately preceding the occurrence of a Redemption Event or the Change in Ownership, the Market Price of the Common Stock is greater than $7.00 and less than $12.00 per share, the Initial Series B Liquidation Value shall increase straight-line, such that the Initial Series B Liquidation Value shall be increased by $25.00 for every whole dollar by which the Market Price of the Common Stock exceeds $7.00 and
        (iii) if on the last day immediately preceding the occurrence of a Redemption Event or the Change in Ownership, the Market Price of the Common Stock is $12.00 or more per share, the Initial Series B Liquidation shall be increased by $125; and (y) after giving effect to the adjustments to the Initial Series B Liquidation Value provided for in clause (x) immediately above, the resulting dollar amount per share shall be reduced by $100 if an Optional Special Dividend shall have been declared. All dollar amounts set forth above shall be subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences with respect to shares of the Common Stock and the Series B Preferred occurring after the Series B Original Issuance Date.

             "Board" means the Board of Directors of the Corporation.

             "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in Chicago, Illinois or New York City are authorized or obligated by law or executive order to close.

             "Change in Ownership" means (i) any sale or transfer of all or substantially all of the assets of the Corporation in any transaction or series of transactions and (ii) any merger, reorganization or consolidation to which the Corporation is a party, except if and after giving effect to such merger, reorganization or consolidation the holders of the Corporation's outstanding capital stock immediately prior to such merger, reorganization or consolidation shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board.

             "Common Stock" means the Corporation's Common Stock, $0.01 par value per share.

             "Corporation" means Stratos Lightwave, Inc., a Delaware corporation.

             "Dividend Payment Date" has the meaning given such term in Section 2(b).

             "Dividend Percentage" means seven percent (7%); provided, that such Dividend Percentage shall be subject to increase pursuant to Section 7(b) hereof.

             "Dividend Rate" has the meaning given such term in Section 2(b).

             "Dividend Termination Date" has the meaning given such term in
        Section 2(b).

             "Equity Market Capitalization" means as of any day the Market Price multiplied by (x) the number of shares of Common Stock issued and outstanding as of such day plus (y) the number of shares of Common Stock issuable upon the exercise of issued and outstanding convertible securities of the Corporation with an exercise price per share of Common Stock less than the Market Price as of such date.

             "Event of Noncompliance" has the meaning given such term in Section 7(a) above.

             "GAAP" means generally accepted accounting principles in the United States consistently applied.

             "Initial Series B Liquidation Value" means $100 per share of Series B Preferred (subject to equitable adjustments to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences).

             "Junior Securities" means any of the Corporation's equity securities (whether or not currently authorized or outstanding) other than the Series B Preferred.

             "Liquidity Event" means (i) any liquidation, dissolution or winding up of the Corporation or (ii) any Change in Ownership.

             "Liquidity Price" has the meaning given such term in Section 4(a).

             "Market Price" of the Common Stock means as of any day the average of the representative bid and asked prices quoted on the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if the Common Stock is not quoted on the Nasdaq Stock Market, the average of the closing sales prices on the principal securities exchange on which the Common Stock is then listed, in each such case averaged over a period of 20 days consisting of the 20 consecutive trading days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted on the Nasdaq Stock Market, the "Market Price" shall be the fair value thereof as determined by the Board in good faith.

             "Optional Redemption Price" as of any date means an amount equal to $125 plus all dividends then accrued and unpaid on a share of Series B Preferred, minus $100 if an Optional Special Dividend shall have been declared prior to such date (each such dollar amount to be subject to equitable adjustments to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences).

             "Optional Special Dividend" has the meaning given such term in
        Section 2(e).

             "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

             "Redemption Date" has the meaning given such term in Section 5(b).

             "Redemption Event" means the first to occur of (i) the date the Corporation first issues audited financial statements indicating that the Corporation had revenues of $250,000,000 during any fiscal year of the Corporation, as determined in accordance with GAAP, and (ii) the first date on which the Corporation's average Equity Market Capitalization is $500,000,000 or more during any 30-day period.

             "Redemption Price" has the meaning given such term in Section 5(a).

             "Series B Original Issuance Date" means the date of the original issuance of Series B Preferred.

             "Series B Preferred" means the Series B Preferred Stock of the Corporation, $0.01 par value per share.

     IN WITNESS WHEREOF, Stratos Lightwave, Inc. has caused this Certificate of Designation to be signed by its President and Chief Executive Officer as of this
     day of           , 2003.

                                          STRATOS LIGHTWAVE, INC.

                                          By:
                                            ------------------------------------
                                            Name: James W. McGinley
                                            Title:  President and Chief
                                              Executive Officer

                                                                         ANNEX L

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Independent Auditors' Report................................   L-2
Consolidated Balance Sheets.................................   L-3
Consolidated Statements of Income...........................   L-4
Consolidated Statements of Stockholders' Equity.............   L-5
Consolidated Statements of Cash Flows.......................   L-6
Notes to Consolidated Financial Statements..................   L-7
Unaudited Condensed Consolidated Balance Sheet..............  L-20
Unaudited Condensed Consolidated Income Statement...........  L-21
Unaudited Condensed Consolidated Statements of Cash Flow....  L-22
Notes to Unaudited Condensed Consolidated Financial
  Statements................................................  L-23
Selected Unaudited Quarterly and Interim Financial
  Information...............................................  L-28

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Sterling Holding Company:

We have audited the accompanying consolidated balance sheets of Sterling Holding Company and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sterling Holding Company and subsidiaries as of December 31, 2002 and 2001 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ KPMG LLP

Los Angeles, California
June 24, 2003, except as to the first
  paragraph of note 13, which is
  as of August 19, 2003.

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31
                                                              -------------------------
                                                                 2002          2001
                                                              -----------   -----------
                                    ASSETS (NOTE 6)
Current assets:
  Cash......................................................  $ 8,442,238   $ 1,862,662
  Accounts receivable, less allowance for doubtful accounts
     of $216,000 and $290,000, in 2002 and 2001,
     respectively...........................................    5,235,791     6,511,182
  Inventories (Note 3)
     Purchased parts and work in process....................    7,344,091     8,134,147
     Finished goods.........................................    1,939,616     2,851,761
                                                              -----------   -----------
       Total inventories....................................    9,283,707    10,985,908
                                                              -----------   -----------
  Prepaid expenses and other................................      536,642       286,598
  Deferred tax assets (Note 8)..............................    3,032,000     4,245,000
  Other assets (Note 5).....................................           --       284,963
                                                              -----------   -----------
       Total current assets.................................   26,530,378    24,176,313
                                                              -----------   -----------
Property, plant and equipment, at cost (Note 4).............   16,509,163    16,264,768
  Less accumulated depreciation and amortization............    3,870,702     3,332,945
                                                              -----------   -----------
  Net property, plant and equipment.........................   12,638,461    12,931,823
Intangible assets, net......................................      260,659       232,699
Deferred financing costs....................................           --         6,660
Other assets (Note 5).......................................      350,000       350,000
                                                              -----------   -----------
                                                              $39,779,498   $37,697,495
                                                              ===========   ===========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt (Note 6)................  $        --   $   116,412
  Accounts payable..........................................    1,206,856     1,174,626
  Accrued salaries, wages and benefits......................    1,230,341     1,601,197
  Other accrued liabilities.................................    1,211,647     2,566,159
                                                              -----------   -----------
       Total current liabilities............................    3,648,844     5,458,394
                                                              -----------   -----------
Deferred tax liabilities (Note 8)...........................    1,875,000     1,456,000
                                                              -----------   -----------
       Total liabilities....................................    5,523,844     6,914,394
                                                              -----------   -----------
Commitments and contingencies (Note 11)
Stockholders' equity (Note 7):
  Series S Convertible Preferred stock, $.01 par value;
     authorized 5,100,000 shares; issued and outstanding
     5,083,980 shares.......................................      254,199       254,199
  Common stock, $.01 par value; authorized 7,500,000 shares;
     issued 2,014,450 shares and 1,995,000 shares;
     outstanding 2,014,450 and 1,864,000 shares at December
     31, 2002 and 2001, respectively........................       20,145        18,640
  Additional paid-in capital................................    1,218,204       378,550
  Retained earnings.........................................   33,746,064    31,026,645
  Treasury stock, common, at cost, 131,000 shares in 2001...           --      (510,053)
  Stockholders notes receivable.............................     (982,958)     (384,880)
                                                              -----------   -----------
       Net stockholders' equity.............................   34,255,654    30,783,101
                                                              -----------   -----------
                                                              $39,779,498   $37,697,495
                                                              ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                           2002          2001          2000
                                                        -----------   -----------   -----------
Net sales.............................................  $39,530,208   $59,781,354   $96,165,863
Cost of sales.........................................   23,765,127    35,585,268    53,574,688
Inventory provisions (Notes 3 and 5)..................      212,235     6,128,000       929,000
                                                        -----------   -----------   -----------
  Gross profit........................................   15,552,846    18,068,086    41,662,175
Selling, general and administrative expenses..........    9,700,211    11,629,866    16,773,375
Amortization of goodwill and other intangibles........       11,693       143,064       142,827
Restructuring and other charges (Note 5)..............      829,605     1,090,692        43,501
Asset impairment (Note 5).............................       75,683     1,811,377            --
                                                        -----------   -----------   -----------
  Operating income....................................    4,935,654     3,393,087    24,702,472
Other (expense):
  Amortization of deferred financing costs............       (6,660)     (277,920)     (142,291)
  Interest expense....................................      (44,613)     (338,975)   (1,436,250)
  Other, net..........................................       31,038      (119,359)     (208,238)
                                                        -----------   -----------   -----------
     Total other expense, net.........................      (20,235)     (736,254)   (1,786,779)
                                                        -----------   -----------   -----------
  Income before income taxes..........................    4,915,419     2,656,833    22,915,693
Provision for income taxes (Note 8)...................    2,196,000       765,000     9,018,000
                                                        -----------   -----------   -----------
  Net income..........................................  $ 2,719,419   $ 1,891,833   $13,897,693
                                                        ===========   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (NOTE 7)

                       SERIES S PREFERRED STOCK      COMMON STOCK       ADDITIONAL                 TREASURY    STOCKHOLDER
                       ------------------------   -------------------    PAID-IN      RETAINED     STOCK, AT      NOTES
                         SHARES        AMOUNT      SHARES     AMOUNT     CAPITAL      EARNINGS       COST      RECEIVABLE
                       -----------   ----------   ---------   -------   ----------   -----------   ---------   -----------
BALANCES AT DECEMBER
  31, 1999...........   5,083,980     $254,199    1,795,000   $17,950   $  378,550   $15,237,119   $(803,000)   $(201,000)
Net income...........          --           --           --        --           --    13,897,693          --           --
Treasury stock
  reissued...........          --           --       94,000       940           --            --     406,340     (202,280)
Purchase of treasury
  stock..............          --           --      (25,000)     (250)          --                  (113,393)
                        ---------     --------    ---------   -------   ----------   -----------   ---------    ---------
BALANCES AT DECEMBER
  31, 2000...........   5,083,980      254,199    1,864,000    18,640      378,550    29,134,812    (510,053)    (403,280)
Net income...........          --           --           --        --           --     1,891,833          --           --
Additional paid in
  capital............          --           --           --        --           --            --          --       18,400
                        ---------     --------    ---------   -------   ----------   -----------   ---------    ---------
BALANCES AT DECEMBER
  31, 2001...........   5,083,980      254,199    1,864,000    18,640      378,550    31,026,645    (510,053)    (384,880)
Net income...........          --           --           --        --           --     2,719,419          --           --
Stock compensation...          --           --           --        --      747,000            --          --           --
Restricted stock
  issued for notes
  receivable.........          --           --      150,450     1,505       92,654            --     510,053     (598,078)
                        ---------     --------    ---------   -------   ----------   -----------   ---------    ---------
BALANCES AT DECEMBER
  31, 2002...........   5,083,980     $254,199    2,014,450   $20,145   $1,218,204   $33,746,064   $      --    $(982,958)
                        =========     ========    =========   =======   ==========   ===========   =========    =========

                            NET
                       STOCKHOLDERS'
                          EQUITY
                       -------------
BALANCES AT DECEMBER
  31, 1999...........   $14,883,818
Net income...........    13,897,693
Treasury stock
  reissued...........       205,000
Purchase of treasury
  stock..............      (113,643)
                        -----------
BALANCES AT DECEMBER
  31, 2000...........    28,872,868
Net income...........     1,891,833
Additional paid in
  capital............        18,400
                        -----------
BALANCES AT DECEMBER
  31, 2001...........    30,783,101
Net income...........     2,719,419
Stock compensation...       747,000
Restricted stock
  issued for notes
  receivable.........         6,134
                        -----------
BALANCES AT DECEMBER
  31, 2002...........   $34,255,654
                        ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                           2002          2001          2000
                                                        -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................  $ 2,719,419   $ 1,891,833   $13,897,693
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Stock compensation...............................      747,000            --            --
     Depreciation and amortization of property and
       equipment......................................      538,308       611,925       690,375
     Amortization of goodwill and other intangibles...       11,693       143,064       142,827
     Amortization of deferred financing costs.........        6,660       277,920       142,291
     Deferred income taxes............................    1,632,000    (3,103,000)     (452,000)
     Asset Impairment.................................       75,683     1,811,377            --
     Non cash provisions for accounts receivable and
       inventories....................................      272,112     5,455,597     1,096,001
     Other noncash items..............................      (16,891)      126,909       165,347
     Changes in current assets and liabilities:
       (Increase) decrease in accounts receivable.....    1,215,514     8,486,666    (5,117,653)
       (Increase) decrease in inventories.............    1,515,021    (1,552,724)   (5,450,854)
       (Increase) decrease in prepaid expenses and
          other.......................................       34,919       (39,534)      (26,896)
       Increase (decrease) in accounts payable........       32,230    (3,521,838)    1,553,600
       Increase (decrease) in accrued liabilities.....   (1,725,369)     (378,576)      484,455
     Changes in other assets and liabilities..........      (39,653)      (18,737)      373,913
                                                        -----------   -----------   -----------
       Total adjustments..............................    4,299,227     8,299,049    (6,398,594)
                                                        -----------   -----------   -----------
Net cash provided by operating activities.............    7,018,646    10,190,882     7,499,099
                                                        -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures................................     (328,792)     (666,152)   (4,774,207)
                                                        -----------   -----------   -----------
Net cash used in investing activities.................     (328,792)     (666,152)   (4,774,207)
                                                        -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds (payments) related to short term
     debt.............................................     (116,412)   (2,507,253)    1,005,716
  Payments on long-term debt..........................           --    (5,337,555)   (3,903,807)
  Purchase of treasury stock..........................           --            --      (113,643)
  Issuance of treasury stock..........................           --            --       205,000
  Proceeds from issuance of restricted stock..........        6,134        18,400            --
                                                        -----------   -----------   -----------
Net cash used in financing activities.................     (110,278)   (7,826,408)   (2,806,734)
                                                        -----------   -----------   -----------
NET INCREASE IN CASH..................................    6,579,576     1,698,322       (81,842)
Cash at beginning of year.............................    1,862,662       164,340       246,182
                                                        -----------   -----------   -----------
Cash at end of year...................................  $ 8,442,238   $ 1,862,662   $   164,340
                                                        ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
     Interest.........................................  $    42,869   $   371,014   $ 1,038,585
     Income taxes, net of refunds.....................      627,896     3,901,074     9,433,240

  The accompanying notes are an integral part of these consolidated financial statements.

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

(1)  STERLING HOLDING COMPANY AND SUBSIDIARIES

     Sterling Holding Company ("SHC") has the following wholly owned subsidiaries: Trompeter Electronics, Inc., Quality Components, Inc., Semflex, Inc., Swiss Precision Products, Inc., TQ Management Corporation and STT Properties, LLC (collectively, the "Subsidiaries" and, together with SHC, referred to collectively as "Sterling"). Trompeter, Quality Components and SHC were incorporated on November 22, 1988 to facilitate a leveraged transaction (the "Transaction") on March 16, 1989. The Transaction was the initial event for Sterling, and no other operating activity occurred between the date of incorporation and the consummation of the Transaction. TQ Management was formed on April 25, 1989 to perform management services for Sterling in relation to the operations of its Subsidiaries. STT Properties was formed on August 8, 2000 to acquire land and building for office space. In December 2001, Sterling decided to cease the operations of Quality Components and all manufacturing operations ceased in March 2002. Sterling manufactures and sells connectors and cable assemblies for domestic and foreign telecommunications and military/aerospace applications.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of SHC and the Subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. These eliminations include intercompany receivables and payables, unrealized intercompany profit in inventories, investments in subsidiaries, intercompany sales and cost of sales, and intercompany interest income and expense.

  INVENTORIES

     Inventories are stated at the lower of cost or market. Purchased parts, work in process and finished goods are valued principally on a FIFO (first-in, first-out) basis. At December 31, 2002 and 2001, approximately $2,040,000 and $3,345,000 of inventory, respectively, was valued at an aggregate weighted average cost which approximates FIFO.

  PROPERTY, PLANT AND EQUIPMENT

     Depreciation and amortization of property, plant and equipment is computed using the straight-line method over the estimated useful life, as follows:

Buildings and improvements..................................  20 to 50 years
Machinery, equipment and furniture..........................   2 to 20 years

  IMPAIRMENT OF LONG-LIVED ASSETS

     Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," provides a single accounting model for long-lived assets to be disposed of. SFAS 144 also changes the criteria for classifying an asset as held for sale and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. Sterling adopted SFAS 144 on January 1, 2002. The adoption of SFAS 144 did not have a material affect on Sterling's financial statements.

     In accordance with SFAS 144, long lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash

                   STERLING HOLDING COMPANY AND SUBSIDIARIES flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

     Prior to the adoption of SFAS No. 144, Sterling accounted for long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

  INTANGIBLE ASSETS

     Intangible assets consist primarily of goodwill, engineering drawings, workforce, supplier tooling and patents arising from the application of purchase accounting. On January 1, 2002, Sterling adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Accordingly, goodwill and intangible assets with indefinite useful lives are no longer amortized, but instead are tested for impairment at least annually in accordance with the provisions of SFAS 142. Sterling performed its initial and annual tests for an indication of whether goodwill was impaired. The results of Sterling's test indicated that impairment did not exist. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS 144.

     Intangibles, other than goodwill, total $81,000 and are amortized over their expected useful life of 15 years. The adoption of SFAS 142 did not have a material impact on Sterling's financial position or results of operations.

  REVENUE RECOGNITION

     Sterling recognizes revenue when products are shipped and the customer takes title and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable. Allowances for estimated returns, discounts, and bad debts are provided for when related revenue is recorded. Amounts billed for shipping and handling costs are recorded as a component of net sales.

  INCOME TAXES

     Sterling accounts for income taxes under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  BUSINESS AND CREDIT RISK CONCENTRATION

     Sterling sells its products principally to customers throughout the United States. Sales to foreign customers totaled approximately 13%, 15% and 14% of net sales for the years ended December 31, 2002, 2001 and 2000, respectively. Sales to any individual country outside the United States did not exceed 10% of net sales for the years ended December 31, 2002, 2001 and 2000. Sterling had one customer, which is a distributor of Sterling's product in Mexico, accounting for 3% of outstanding accounts receivable at December 31, 2002 and 10% at December 31, 2001. During the years ended December 31, 2002, 2001 and 2000, approximately 29%, 47% and 61%, respectively, of Sterling's products were sold to customers in the telecommunications industry. Management performs regular evaluations concerning the ability of its customers to satisfy their obligations and records a provision for doubtful accounts based upon these evaluations. Sterling's credit losses for the periods presented have been insignificant.

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Significant estimates underlying the accompanying consolidated financial statements include the net realizable value of inventory, sales return and other revenue allowances, allowance for doubtful accounts, recoverability of intangibles and other long-lived assets and various other operating allowances and accruals. In the ordinary course of accounting for such estimates management makes changes as appropriate under the circumstances. Such changes and refinements in estimation methodologies are reflected in reported results of operations and, if material, the approximate effects of changes in estimates are disclosed in the Notes to the consolidated financial statements.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash and cash equivalents, receivables, accounts payable, and accrued liabilities approximate fair value because of the short maturity of these instruments. The carrying amount of debt approximates fair value, as a result of the variable interest rates paid on Company borrowings.

  STOCK COMPENSATION

     Sterling accounts for stock-based compensation under the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Under the provisions of SFAS 123, Sterling has elected to continue to measure compensation cost for employees and nonemployee directors of Sterling under the intrinsic value method of Accounting Principles Board Opinion
(APB) No. 25, "Accounting for Stock Issued to Employees," and comply with the pro forma disclosure requirements under SFAS 123. Sterling also considers Financial Accounting Standards Board Interpretation (FIN) No. 44, "Accounting for Certain Transactions involving Stock Compensation (an Interpretation of APB Opinion No. 25)," and Emerging Issues Task Force (EITF) 00-23, "Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44," in determining whether stock-based awards are fixed or variable.

     The following table illustrates the effects on net income if the fair value-based method had been applied to all outstanding and unvested awards in each period.

                                                     2002         2001         2000
                                                  ----------   ----------   -----------
Net income, as reported.........................  $2,719,419   $1,891,833   $13,897,693
Add stock-based employee compensation Expense
  included in reported net income...............     747,000           --            --
Deduct total stock-based employee compensation
  expense under fair value-based method for all
  awards........................................    (956,000)    (118,000)      (94,000)
                                                  ----------   ----------   -----------
Pro forma net income............................  $2,510,419   $1,773,833   $13,803,693
                                                  ==========   ==========   ===========

  COMPREHENSIVE INCOME

     Sterling reports comprehensive income under Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." Comprehensive income includes all changes in stockholders' equity

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

(except those arising from transactions with the stockholders) for the periods presented. There is no difference between net income and comprehensive income for Sterling for the periods presented.

  PRODUCT DEVELOPMENT COSTS

     Sterling incurred approximately $882,000, $778,000 and $1,107,000 of product development costs in 2002, 2001 and 2000, respectively. The amounts are included in selling, general and administrative expenses in the accompanying consolidated statements of income.

  RECLASSIFICATION

     Certain 2000 and 2001 balances have been reclassified to conform to 2002 presentation.

(3)  INVENTORIES

     Sterling performs periodic evaluations of the suitability and net realizable value of inventories held for sale. Sterling currently sells over 14,000 different products involving over 25,000 different component parts. Sterling generally sells into a competitive marketplace where delivery of finished products to the customer must be made in timeframes (typically 48 hours) shorter than the total time that it takes Sterling to procure parts and assemble the finished product. As a result, Sterling buys parts and assembles some finished goods inventory based upon forecasts of customer orders. Inventories held are subject to design changes, product obsolescence, conditions where quantities on hand have become excess to reasonably forecasted market demand, and market conditions where expected orders for custom products made for certain customers are lost to competition or are terminated.

     Management has adopted various estimation techniques to assess the risk that inventories contain excess and obsolete parts and products. Generally, parts that have become obsolete by design changes are readily identifiable, uniquely coded and subsequently scrapped. Identification of all other sources of risk is based on estimation techniques or management judgment of the facts and circumstances.

     Sterling generally estimates future excess risk based upon past usage patterns. In 2001, Semflex changed its estimation period for determining what constituted excess inventory from quantities in excess of the past three years of usage of a part, to the last two years of usage. This change reflects the change to a shorter period in Semflex's overall product cycle and resulted in an additional write-down of $240,000. Semflex also provided an additional provision in 2001 of approximately $300,000. Management believes that this revision would have applied equally to the years 2000 and 1999. In 2001, Semflex also terminated a distribution agreement whereby the right of the distributor to return its unsold stock was created. Semflex reversed the revenue associated with these distribution sales as soon as the right to return arose, and accrued into inventory those products to be returned. Management has evaluated this inventory and determined that a write-down of $173,000 was required for product that is not saleable.

     During 2000, Sterling experienced rapid growth in sales to the telecommunications market and purchased, or committed to purchase, inventories to meet that demand. Numerous program opportunities in the telecommunications market that were pursued by Trompeter and Semflex were either canceled or significantly reduced in size in 2001. As a result, Sterling assessed the inventory held for those programs and determined that a specific write-down of $2,861,000 was required to cover either product obsolescence or significant excesses, net of anticipated customer recoveries. Also in 2001, Sterling provided $185,000 for accrued purchases, and recorded $722,000 of accrued liabilities for non-cancelable purchase orders, for specialized parts and raw material for which there is no current demand. During 2001, Sterling also recorded inventory write-downs of $266,400 and $518,500 related to the closure of Quality Components and fiber optics inventory, respectively. These write-downs are discussed further in Note 5.

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

     Sterling's 2001 write-down for inventory quantities in excess of two years usage was $865,000, excluding the write-downs mentioned above. The excess inventory risk assessment is based upon past usage patterns and Sterling estimates future usage will be comparable to historical usage.

     Prior to 2000, Sterling had not experienced significant losses in any one period related to the write-down of held inventories. Including those noted above, the allowance for excess and obsolescence included in Inventories in the accompanying consolidated balance sheets at December 31, 2002 and 2001, was $5,576,000 and $7,338,000, respectively. Actual charges against the allowance for the physical disposals of excess and obsolete inventory during 2002, 2001 and 2000 were $2,441,540, $249,689, and $145,527, respectively.

(4)  PROPERTY, PLANT AND EQUIPMENT

     The following is a summary of property, plant and equipment at December 31:

                                                                2002          2001
                                                             -----------   -----------
Land.......................................................  $ 3,432,319   $ 3,432,319
Buildings and improvements.................................    5,537,013     5,567,923
Machinery, equipment and furniture.........................    7,539,831     7,264,526
                                                             -----------   -----------
                                                             $16,509,163   $16,264,768
                                                             ===========   ===========

(5)  ASSET IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES

     Asset impairment, Restructuring and Other Charges recorded in the consolidated statements of income consists of the following:

                                                         2002        2001       2000
                                                       --------   ----------   -------
Quality Components assets, building and land.........  $     --   $1,176,000   $    --
Trompeter fiber optics and other equipment...........    44,037      245,000        --
Semflex and Swiss Precision equipment................    31,646           --        --
Swiss Precision goodwill.............................        --       98,986        --
Trompeter intangible assets..........................        --      291,391        --
                                                       --------   ----------   -------
  Asset impairments..................................  $ 75,683   $1,811,377   $    --
                                                       ========   ==========   =======
Severance costs......................................  $715,993   $  567,443   $43,501
Attempted sale of Company............................        --      523,249        --
Other charges........................................   113,612           --        --
                                                       --------   ----------   -------
  Restructuring and other charges....................  $829,605   $1,090,692   $43,501
                                                       ========   ==========   =======

  CLOSURE OF QUALITY COMPONENTS

     In December 2001, Sterling decided to close the facilities and sell the assets of Quality Components, one of Sterling's screw machine shops engaged in the manufacture of connector parts sold primarily to Trompeter. Prior to December 2001, Trompeter sharply curtailed new orders and rescheduled existing order deliveries in anticipation of the final decision to close Quality Components. The impact of this activity was the initiation of the idling of some of Quality Components's machinery and equipment in 2001. The majority of Quality Components's shipments after December 2001 were made from inventory on hand at December 31, 2001. The closure of Quality Components was announced on February 25, 2002, all remaining manufacturing operations ceased on March 22, 2002 and certain pieces of machinery and equipment were transferred to the other operations of Sterling. Accordingly, at December 31, 2001, Sterling applied the provisions of SFAS 121 to the

                   STERLING HOLDING COMPANY AND SUBSIDIARIES remaining long-lived assets. SFAS 121 requires assets which have been determined to be impaired to be valued on an asset-by-asset basis at the lower of carrying amount or fair value. In applying those provisions, management considered recent appraisals, valuations and offers and bids and recorded a pre-tax loss of $1,176,000. This amount is included in asset impairment in the accompanying 2001 consolidated statements of income. Sterling sold those assets included in other current assets in May 2002, and management believes that the remaining assets, building and land, will be sold in 2004. The remaining long-lived assets of Quality Components are included in other assets in the accompanying 2002 and 2001 balance sheet.

     Sterling transferred the majority of the current assets of Quality Components at December 31, 2001, to the other operations of Sterling at their carrying amount. Sterling recorded a loss of approximately $266,400 on work-in-process and partially complete inventory that was not saleable, and on finished inventory that was no longer saleable solely due to the closure. These inventories were scrapped in the first quarter of 2002. This amount is included in inventory write-downs in the accompanying 2001 consolidated statements of income. Excluding the asset impairment and inventory write-down, during 2002, 2001 and 2000 Quality Components experienced pretax losses of $18,436, $336,410 and $162,580, respectively, before any related income tax benefit or intercompany eliminations.

     Also in connection with the closure of Quality Components Sterling is subject to, and required by, the provisions of the Federal WARN Act to provide employees 60 days notice of closure, or effectively 60 days of continued compensation, whether or not the employees actually performed any services for Sterling. Accordingly, Sterling recorded in 2002, losses approximating $429,000 related to severance charges for a total of 59 employees, including several severance agreements with key employees. As the severance was not communicated to the employees prior to December 31, 2001, these charges were recorded in 2002 in accordance with Emerging Issues Task Force No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." All severance was paid during 2002.

  FIBER OPTICS

     In 2001 and 2000, Sterling's startup fiber optic cable assembly product line incurred pretax losses of $630,000 and $700,000, respectively, exclusive of any asset impairment or lower of cost or market adjustments. Due to the poor operating results and continued weakness in Sterling's outlook for this market, Sterling applied the provisions of SFAS 121 to the dedicated net assets of this product line. SFAS 121 requires assets which have been determined to be impaired to be valued on an asset-by-asset basis at the lower of carrying amount or fair value. In applying those provisions, management considered recent appraisals, valuations and offers and bids. As a result, Sterling recorded a pre-tax loss of $245,000 during 2001. This amount is included in asset impairment in the accompanying 2001 consolidated statements of income. Sterling also recognized in 2001 a reduction to the carrying values of the fiber optics inventories of $518,500 to reflect the lower of cost or market. This charge was included in inventory write-downs in the accompanying 2001 consolidated statements of income.

  SWISS PRECISION GOODWILL AND TROMPETER INTANGIBLE ASSET

     At December 31, 2001, Sterling assessed the recovery of the goodwill of Swiss Precision and applied the provisions of SFAS 121. Sterling identified certain conditions including current and forecasted losses of Swiss Precision as indicators of asset impairment. In 2001, Swiss Precision recorded a pretax loss of $144,000, excluding the impairments. Sterling's projection of future results would not support the recoverability of goodwill through the undiscounted future operating cash flows of Swiss Precision. As a result, Sterling recorded an impairment loss of $98,986 for the goodwill of Swiss Precision.

     Sterling also evaluated the carrying value of certain Trompeter intangible assets (engineering drawings and supplier tooling) which were primarily acquired in the Transaction. Management concluded that as a

                   STERLING HOLDING COMPANY AND SUBSIDIARIES result of replacement, revision and/or obsolescence, the future operating cash flows of these assets was negligible and the carrying value of the asset should be written off. Accordingly, Sterling recorded an impairment loss of $291,391. These amounts are included in asset impairment in the accompanying 2001 consolidated statements of income.

  MANAGEMENT RESTRUCTURING AND RETENTION

     In December 2001, Sterling approved plans to improve the operating performance and consolidate the management of Sterling. The plans included the elimination of four management positions in 2001 and in early 2002, and provisions to facilitate the retention of the remaining management team. In 2001, a charge for severance costs of $567,443 was included in restructuring and other charges in the accompanying consolidated statements of income of which $152,943 was paid in 2001 and $274,661 was paid in 2002. In addition, as certain severance decisions were not communicated to the other affected employees prior to December 31, 2001, an additional $286,900 was recorded in 2002 in accordance with EITF No. 94-3. As of December 31, 2002, all severance costs, except $172,931, have been paid. Unpaid costs are included in accrued salaries, wages and benefits and will be paid during 2003. Under an executive retention plan, Sterling expects to record expenses totaling $517,000 during 2003 and 2004. The terms of the executive retention program awarded fixed future payments to key employees, provided that they are still employed by Sterling at the future payment dates and have not been terminated for cause. As the fixed payments are subject to continued future employment, these charges will be recorded as they are earned during 2003 and 2004.

  COSTS OF ATTEMPTING TO SELL STERLING

     During 2001 Sterling incurred certain costs, primarily legal and consulting, associated with the attempted sale of Sterling's business. Charges totaling $523,249 are included in restructuring and other charges in the accompanying 2001 consolidated statements of income.

(6)  CREDIT AGREEMENT AND LONG TERM DEBT

     Sterling entered into a Credit Agreement in December 1993, as amended, which provided for borrowings of up to $8,000,000 under the revolving portion of the agreement, $21,900,000 under the term loan portion and $4,000,000 under an acquisition credit facility. The term loan portion consisted of Term Loan A of $18,500,000 and Term Loan B of $3,400,000. Borrowings under the Credit Agreement were secured by the assets of Sterling. The Credit Agreement provided for various borrowing rate options, including rates based on prime rate or the London Interbank Offered Rate (LIBOR) plus a margin, as defined.

     At December 31, 2001, no short-term borrowings were outstanding under the revolving portion of the Credit Agreement. The borrowing availability under this line was limited based upon eligible accounts receivable and inventory, as defined. The unused availability of the revolving credit line at December 31, 2001 was $7,700,000, and there were letters of credit of $300,000 outstanding. The proceeds of the revolving credit line were available for general working capital purposes, acquisitions and to repay term debt. The interest rate during 2001 was based primarily upon LIBOR plus 2.5% (4.3% at December 31, 2001). Commitment fees on the unused portion of the credit line were 0.5%.

     The Credit Agreement provided for a $4,000,000 maximum line of credit for the specific purpose of acquiring assets or businesses in the same general line of business as Sterling. Use of this facility was subject to certain requirements and restrictions as defined. At December 31, 2001, there were no outstanding borrowings under this facility nor was this facility subject to an unused commitment fee.

     At December 31, 2001, $116,412 was outstanding under a term loan, which was repaid during 2002.

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

     The Credit Agreement terminated on June 14, 2002, when all loans, borrowings and obligations under the Credit Agreement were either fully paid or collateralized. Management is confident that it will be able to obtain a new credit line to provide for any working capital or long term financing requirements.

(7)  CAPITAL STOCK

     At December 31, 2002 and 2001, Sterling's authorized capital stock included 5,100,000 shares of $0.01 par value Preferred Stock, of which 5,083,980 are outstanding and designated as Series S Convertible Preferred Stock (Series S Preferred Stock). The Series S Preferred Stock accrues dividends when and if declared in an amount equal to the aggregate amount declared on common stock and is subject to certain antidilution provisions. Holders of Series S Preferred Stock are entitled to receive dividends before any distribution on common stock and are also entitled to a preference in liquidation of $0.50 per share plus accrued dividends. Dividend payments on Series S Preferred Stock are subject to compliance with the provisions of its certificate of designation. No dividends have been declared.

     Each outstanding share of Series S Preferred Stock is convertible into one share of common stock upon the election of holders of a majority of the outstanding shares of Series S Preferred Stock, subject to certain antidilutive provisions. Following conversion, SHC will not issue any shares of Series S Preferred Stock. Holders of Series S Preferred Stock are entitled to a number of votes equal to an aggregate of 49.5% of the total number of votes entitled to be cast.

     During 2002, Sterling offered existing option holders the right to exchange their options for shares of Sterling's restricted stock ("exchange offer"). Option holders representing 161,000 options accepted the offer. An additional 145,000 shares were also granted to these employees. The employees paid for the restricted stock by issuing interest-bearing, recourse promissory notes. The restricted stock has the same vesting characteristics as the replaced options. In accordance with EITF 00-23, Sterling has accounted for these transactions as an early exercise and repricing. Accordingly, compensation expense of $549,000 has been recorded to the consolidated statement of income for the year ended December 31, 2002. Future changes in the fair value of Sterling's stock will impact amounts recorded to compensation expense over the vesting period in accordance with Financial Accounting Standards Board Interpretation No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans an interpretation of APB Opinions No. 15 and 25."

     Also during 2002, Sterling granted 85,000 shares of restricted stock to its board members. The shares were also issued for recourse, interest-bearing notes payable. For the year ended December 31, 2002, compensation expense of $109,000 has been recorded to the consolidated financial statements related to these grants. Future changes in the fair value of Sterling's stock will impact amounts recorded to compensation expense over the vesting period in accordance with FIN 28.

     The restricted shares were issued at $4.00 per share and vest over 5 years. The notes are secured by the restricted shares, bear interest at 7.0% and are due in 2009.

     In estimating the fair value of Sterling's stock for financial accounting purposes, management considered many factors including recent business combination negotiations and Sterling's performance.

     Unvested shares of restricted stock are considered unissued shares for accounting purposes. Accordingly, unvested shares of restricted stock of 241,067 shares at December 31, 2002 and associated notes receivable of $961,859 were excluded from shares issued and outstanding and notes receivable, respectively, in the accompanying consolidated financial statements.

     During 1998 and 2000, certain officers and outside directors of Sterling purchased shares of common stock under a Restricted Stock Agreement by issuing interest bearing promissory notes bearing interest at 6% to 6.5% to Sterling that are secured by the shares. The outstanding principal amount of these notes amounted

                   STERLING HOLDING COMPANY AND SUBSIDIARIES to $382,912 and $384,880 at December 31, 2002 and 2001, respectively, and are classified as a reduction of stockholders' equity. In addition, Sterling sold 5,000 shares of restricted stock to an employee at its estimated fair value of $5.00 per share during 2000. The restricted stock vests ratably over 5 years.

  STOCK OPTION PLAN

     Sterling has a stock option plan approved in 1998 under which stock options may be granted to certain employees to purchase up to a total of 400,000 shares of restricted common stock at a price not less than market price at the date of grant. These option grants vest at 1.67% per month over five years and expire at the end of ten years from grant. The total number of options that have been awarded under this plan at December 31, 2002, 2001 and 2000 is 325,000, 325,000 and 315,000, respectively. A total of 30,000, 145,500 and 80,667 options were exercisable at weighted-average exercise prices of $4.23, $4.12 and $4.04 per share at December 31, 2002, 2001 and 2000, respectively.

     Stock option activity during the period indicated is as follows:

                                                                             WEIGHTED
                                                              NUMBER OF      AVERAGE
                                                               SHARES     EXERCISE PRICE
                                                              ---------   --------------
Outstanding at December 31, 1999............................   260,000        $4.02
  Granted...................................................    55,000         5.00
  Exercised.................................................   (64,000)        4.02
                                                              --------        -----
Outstanding at December 31, 2000............................   251,000        $4.23
  Granted...................................................    10,000         5.00
                                                              --------        -----
Outstanding at December 31, 2001............................   261,000        $4.26
  Canceled..................................................   (63,000)        4.14
  Canceled upon issuance of restricted stock................  (161,000)        4.29
                                                              --------        -----
Outstanding at December 31, 2002............................    37,000        $4.34
                                                              ========        =====

     Options outstanding at December 31, 2002 have a weighted-average remaining contractual life of 6.1 years and range in exercise price from $4.02 to $5.00

     The 37,000 options outstanding at December 31, 2002 are held by option-holders who rejected the exchange offer. In accordance with EITF 00-23, compensation expense of $89,000 has been recorded to the consolidated statement of income for the year ended December 31, 2002 as a result of the exchange offer. Future changes in the fair value of Sterling's stock will impact amounts recorded to compensation expense over the vesting period, until exercise or cancellation, in accordance with FIN 28.

     For purposes of SFAS 123 pro forma disclosure, Sterling used the minimum value measurement basis to determine the value of awards made in 2002, 2001 and 2000. The weighted average minimum value of awards, including restricted stock granted during 2002, 2001 and 2000, was $4.31, $1.98 and $2.07, respectively. The assumptions applied in determining the minimum value pro forma compensation cost during 2002, 2001 and 2000 were weighted average risk-free interest rate of 4.0%, 5.2% and 5.5%, respectively, an expected award life of 10 years and an expected dividend yield of zero.

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

(8)  INCOME TAXES

     The income tax provision consisted of the following:

                                                     2002         2001          2000
                                                  ----------   -----------   ----------
Current tax expense
  Federal.......................................  $  408,000   $ 3,078,000   $7,777,000
  State.........................................     156,000       790,000    1,693,000
                                                  ----------   -----------   ----------
     Total Current..............................  $  564,000   $ 3,868,000   $9,470,000
                                                  ----------   -----------   ----------
Deferred tax expense
  Federal.......................................  $1,484,000   $(2,697,000)  $ (390,000)
  State.........................................     148,000      (406,000)     (62,000)
                                                  ----------   -----------   ----------
     Total Deferred.............................  $1,632,000   $(3,103,000)  $ (452,000)
                                                  ----------   -----------   ----------
                                                  $2,196,000   $   765,000   $9,018,000
                                                  ==========   ===========   ==========

     The provision for income taxes differs from the "expected" tax expense (computed by applying the U.S. Federal corporate statutory rate of 34% to income before income taxes) as follows:

                                                     2002          2001         2000
                                                  ----------     ---------   ----------
Computed "expected" income tax expense..........  $1,671,000     $ 903,000   $8,021,000
State income tax, net of federal benefit........     201,000       253,000    1,060,000
Stock compensation..............................     254,000            --           --
Impact of foreign sales corporation.............          --      (100,000)     (77,000)
Other...........................................      70,000      (291,000)      14,000
                                                  ----------     ---------   ----------
                                                  $2,196,000     $ 765,000   $9,018,000
                                                  ==========     =========   ==========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2002 and 2001 are presented below:

                                                    2002          2001
                                                 -----------   -----------
Deferred tax assets:
  Inventory reserves...........................  $ 2,382,000   $ 3,224,000
  Deferred compensation........................      300,000       209,000
  State taxes..................................      103,000       293,000
  Other........................................      247,000       519,000
                                                 -----------   -----------
Total deferred tax assets......................  $ 3,032,000   $ 4,245,000
Deferred tax liabilities:
  Property, plant and equipment................  $(1,875,000)  $(1,456,000)
                                                 -----------   -----------
Total deferred tax liabilities.................  $(1,875,000)  $(1,456,000)
                                                 ===========   ===========
Net deferred tax assets (liabilities)..........  $ 1,157,000   $ 2,789,000
                                                 ===========   ===========

     No valuation allowances were deemed necessary at December 31, 2002 and 2001, as Sterling believes it is more likely than not that all deductible temporary differences will be used primarily as charges against reversals of future taxable temporary differences.

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

(9)  BUSINESS SEGMENTS

     Sterling has two reportable business segments, Trompeter and Semflex. The Trompeter segment develops, manufactures and sells a wide range of radio frequency connectors while the Semflex segment develops, manufactures and sells a wide range of radio frequency and microwave frequency cable assemblies. The accounting policies of the operating segments are the same as those described in Summary of Significant Accounting Policies in the notes to the consolidated financial statements of Sterling beginning on page K-6 of this Annex L. Intersegment sales are generally accounted for at current market value or cost plus markup.

     The chief operating decision maker evaluates performance of the segments based upon operating income. Operating income includes only the costs that are directly attributable to the operations of the individual segment. Corporate and other includes primarily corporate overhead expenses and machining centers that manufacture parts for the reportable segments and for external customers. Assets not identifiable to an individual segment are corporate assets, which are cash and certain real estate that is partially occupied by unaffiliated lessees, as well as Trompeter.

                                                          CORPORATE AND                  CONSOLIDATED
                               TROMPETER      SEMFLEX         OTHER       ELIMINATIONS      TOTAL
                              -----------   -----------   -------------   ------------   ------------
2002
Net sales to external
  customers.................  $27,104,728   $11,797,128    $   628,352    $        --    $39,530,208
Intersegment sales..........      824,576       344,396      2,060,797     (3,229,769)            --
Restructuring and other
  charges and Asset
  impairment................      237,475        97,153        570,660             --        905,288
Operating income (loss).....    4,620,388     1,274,216       (962,561)         3,611      4,935,654
Total assets................   28,332,640     7,156,354      4,340,481        (49,977)    39,779,498
Depreciation &
  amortization..............      300,130       127,440        128,183            908        556,661
Capital expenditures........      141,871       162,304         24,617             --        328,792
2001
Net sales to external
  customers.................  $45,995,289   $12,330,808    $ 1,455,257    $        --    $59,781,354
Intersegment sales..........    1,030,213       507,385      3,747,511     (5,285,109)            --
Restructuring and other
  charges and Asset
  impairment................      560,480           925      2,340,664             --      2,902,069
Operating income (loss).....    6,435,098      (442,217)    (2,690,543)        90,749      3,393,087
Total assets................   24,638,848     7,376,103      5,888,946       (206,402)    37,697,495
Depreciation &
  amortization..............      681,549        30,079        314,467          6,814      1,032,909
Capital expenditures........      307,335       290,081         68,736             --        666,152
2000
Net sales to external
  customers.................  $77,248,383   $17,215,777    $ 1,701,703    $        --    $96,165,863
Intersegment sales..........    2,345,319       690,437      4,527,743     (7,563,499)            --
Restructuring and other
  charges...................        5,000            --         38,501             --         43,501
Operating income............   23,204,742     1,092,826        336,115         68,789     24,702,472
Total assets................   31,849,623     9,414,351      7,908,159       (930,649)    48,241,484
Depreciation and
  amortization..............      537,913       156,680        283,697         (2,797)       975,493
Capital expenditures........    1,610,871       250,668      2,912,668             --      4,774,207

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

(10)  ACCRUED SALARIES, WAGES AND BENEFITS AND OTHER ACCRUED LIABILITIES

     The following is a summary of accrued salaries, wages and benefits and other accrued liabilities at December 31:

                                                                 2002         2001
                                                              ----------   ----------
Accrued bonus...............................................  $  366,101   $  227,000
Accrued vacation............................................     344,692      551,778
Accrued salaries and wages..................................     346,083      367,698
Accrued severance...........................................     172,931      407,000
All other...................................................      45,526          534
                                                              ----------   ----------
  Accrued salaries, wages and benefits......................  $1,230,341   $1,601,197
                                                              ==========   ==========
Accrued commissions.........................................  $  551,165   $  662,246
Accrued purchases...........................................     398,760      860,520
Accrued restructuring and other charges.....................       9,644      475,239
Accrued liability, distributor termination..................          --      280,082
Accrued legal and other professional fees...................      74,297       44,000
All other...................................................     177,831      244,072
                                                              ----------   ----------
  Other accrued liabilities.................................  $1,211,647   $2,566,159
                                                              ==========   ==========

(11)  COMMITMENTS AND CONTINGENCIES

     In October 1998, Sterling entered into a noncancelable operating lease for telephone equipment through December 2003. Future minimum lease payments under this lease total approximately $24,000 per year through 2003. Rental expense for each of the years ended December 31, 2002, 2001 and 2000 was $24,000.

     Sterling leases office space to unrelated parties under month-to-month leases with monthly rentals aggregating $4,941. At December 31, 2002, the net book value of the properties being leased was $583,271, net of accumulated depreciation of $25,620. During the years ended December 31, 2002 and 2001, rental income totaled $93,061 and $161,808, respectively.

     Sterling has entered into certain employment agreements with two key employees providing for annual salaries and benefits. The agreements do not provide an expiration date.

     Sterling had outstanding at December 31, 2001, approximately $2,000,000 of open purchase order commitments for the purchase of parts which were in excess of future requirements. Except for the $722,000 recorded to accrued liabilities in the accompanying 2001 consolidated balance sheet discussed in Note 3 above, the commitments have been cancelled without further cost. At December 31, 2002, $192,000 remains accrued.

     From time to time Sterling may be involved in various legal actions arising in the ordinary course of business. Management does not believe that any liability as a result of these actions would have a material impact on Sterling's results of operations or financial position.

(12)  EMPLOYEE BENEFIT PLANS

     Sterling sponsors a defined contribution 401(k) plan, the Trompeter Flexible Savings and Investment Plan (the FSIP), covering all eligible Trompeter, Quality Components, TQ Management, Semflex, Swiss Precision and Sterling employees. Under the FSIP, employees may contribute by electing to defer up to 15% of their pre-tax compensation. Sterling will match one hundred percent of the first 4.5% of the employees'

                   STERLING HOLDING COMPANY AND SUBSIDIARIES contribution and, at the discretion of its board of directors, contribute additional amounts as profit sharing. The matching contribution for 2002, 2001 and 2000 amounted to $383,325, $525,485, and 424,198, respectively.

(13)  SUBSEQUENT EVENTS

     On July 2, 2003, as amended on August 19, 2003, Sterling entered into a definitive agreement to merge with Stratos. The merger is subject to approval by both SHC and Stratos shareholders and other customary conditions.

     During February 2003, Sterling invested $1,667,000 for a 23% ownership interest in Corona Optical Services, Inc., a manufacturer of fiber optics equipment.

     In June 2003, Sterling entered into a sales agreement for $800,000 to dispose of an unutilized building in Westlake Village, California. Sterling will recognize a gain on the final disposition of this property in 2003.

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

                         UNAUDITED FINANCIAL STATEMENTS

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                                                               APRIL 30, 2003
                                                              -----------------
                                    ASSETS
Current Assets
  Cash and cash equivalents.................................     $ 8,465,541
  Accounts receivable, net..................................       4,625,749
  Inventories...............................................       9,010,553
  Prepaid expenses and other................................         668,362
  Deferred tax assets.......................................       3,149,000
  Other assets..............................................           8,623
                                                                 -----------
     Total current assets...................................      25,927,828
Property, plant, and equipment..............................      16,807,169
  Less accumulated depreciation.............................      (4,065,535)
                                                                 -----------
Net property, plant and equipment...........................      12,741,634
Intangible assets, net......................................         267,042
Net investment in Corona Optical............................       1,410,903
Other assets................................................         350,000
                                                                 -----------
                                                                 $40,697,407
                                                                 ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable..........................................       1,807,546
  Other accrued liabilities.................................       2,826,918
                                                                 -----------
     Total current liabilities..............................       4,634,464
Deferred tax liabilities....................................       1,623,000
Stockholders' equity
  Preferred stock...........................................         254,199
  Common stock..............................................          20,342
  Additional paid in capital................................       1,388,726
  Retained earnings.........................................      33,842,026
  Stockholders' notes receivable............................      (1,065,350)
                                                                 -----------
     Net stockholders' equity...............................      34,439,943
                                                                 -----------
                                                                 $40,697,407
                                                                 ===========

    See accompanying notes to the Unaudited Condensed Consolidated Financial
                                  Statements.

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

                         UNAUDITED FINANCIAL STATEMENTS

UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENT

                                                              FOUR MONTHS ENDED APRIL 30,
                                                              ---------------------------
                                                                  2003           2002
                                                              ------------   ------------
Net sales...................................................  $11,582,767    $12,408,274
Cost of sales...............................................    7,522,076      7,587,532
                                                              -----------    -----------
Gross profit................................................    4,060,691      4,820,742
Selling, general and administrative.........................    3,171,025      3,184,310
Amortization of intangibles.................................       35,687          6,100
Restructuring and other charges.............................      386,733        775,727
                                                              -----------    -----------
Operating income............................................      467,246        854,605
Other (expense):
  Interest expense..........................................       (2,300)       (16,335)
  Equity in losses of affiliate.............................     (224,545)            --
  Other, net................................................       14,561          4,329
                                                              -----------    -----------
     Total other expenses, net..............................     (212,284)       (12,006)
  Income before income taxes................................      254,962        842,599
                                                              -----------    -----------
Provision for income taxes..................................      159,000        376,437
                                                              -----------    -----------
  Net income................................................  $    95,962    $   466,162
                                                              ===========    ===========

    See accompanying notes to the Unaudited Condensed Consolidated Financial
                                  Statements.

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

                         UNAUDITED FINANCIAL STATEMENTS

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

                                                              FOUR MONTHS ENDED APRIL 30,
                                                              ----------------------------
                                                                  2003            2002
                                                              -------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................   $    95,962     $  466,162
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Stock compensation........................................        88,327        151,589
  Depreciation..............................................       183,414        176,001
  Amortization of intangibles...............................        35,687          6,100
  Deferred income tax expense...............................      (369,000)            --
  Non cash provisions for accounts receivable and
     inventories............................................       438,605         89,834
  Equity in loss of affiliate, and other non cash items.....       224,546          1,523
  Changes in current assets and liabilities:
     Decrease in accounts receivable........................       378,572      1,753,248
     Increase in other assets...............................        (8,623)          (150)
     Decrease (increase) in inventories.....................        66,586       (181,575)
     Increase in income taxes receivable....................            --       (435,059)
     Increase in prepaid expenses and other.................      (123,720)        (4,317)
     Increase in accrued interest payable...................            --          3,944
     Increase in accounts payable...........................       600,690         72,572
     Increase (decrease) in accrued liabilities.............       376,930        (97,767)
                                                               -----------     ----------
Net cash provided by operating activities...................     1,987,976      2,002,105
                                                               -----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in Corona Optical..............................    (1,666,667)            --
  Capital expenditures......................................      (298,006)       (62,268)
                                                               -----------     ----------
NET CASH USED IN INVESTING ACTIVITIES.......................    (1,964,673)       (62,268)
                                                               -----------     ----------
Cash flows from financing activities
  Payments made for current portion of long-term debt.......            --        (71,632)
  Proceeds from issuance of restricted stock................            --          1,850
                                                               -----------     ----------
Net cash used in financing activities.......................            --        (69,782)
                                                               -----------     ----------
Net increase in cash and cash equivalents...................        23,303      1,870,055
Cash and cash equivalents at beginning of period............     8,442,238      1,862,662
                                                               -----------     ----------
Cash and cash equivalents at end of period..................   $ 8,465,541     $3,732,717
                                                               ===========     ==========
Supplemental disclosure of cash flow information
  Cash paid during the period for:
     Interest...............................................   $       274     $   26,758
     Income taxes, net of refunds...........................        63,710        827,803

    See accompanying notes to the Unaudited Condensed Consolidated Financial
                                  Statements.

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                            APRIL 30, 2003 AND 2002

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the four-month period ended April 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. This unaudited four-month information should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2002.

NOTE 2 -- ACQUISITIONS

     On July 2, 2003, as amended on August 19, 2003, Sterling entered into a definitive agreement to merge with Stratos. The merger is subject to approval by both SHC and Stratos shareholders and other customary conditions.

     During February 2003, Sterling invested $1,667,000 for a 23% ownership interest in Corona Optical Systems, Inc., a development stage enterprise that is a manufacturer of fiber optics equipment. Using the equity method of accounting, the difference between the Company's interest in the underlying equity in the net assets of Corona Optical of $1,067,268 and the purchase price, has been recorded as an intangible asset in patents subject to amortization over its estimated useful life of four years. Accordingly, $31,200 was recorded as amortization in the four-month period ended April 30, 2003.

NOTE 3 -- BUSINESS SEGMENT INFORMATION

     Sterling has two reportable business segments, Trompeter Electronics, Inc. and Semflex, Inc. The Trompeter segment develops, manufactures and sells a wide range of radio frequency connectors while the Semflex develops, manufactures and sells a wide range of radio frequency and microwave cable assemblies. The accounting policies of the operating segments are the same as those described in Summary of Significant Accounting Policies. Intersegment sales are generally accounted for at current market value or cost plus markup.

     The chief operating decision maker evaluates performance of the segments based upon operating income. Operating income includes only the costs that are directly attributable to the operations of the individual segment. Corporate and other includes primarily corporate overhead expenses and machining centers that manufacture parts for the reportable segments and for external customers. Assets not identifiable to an individual segment are corporate assets, which are cash and certain real estate that is partially occupied by unaffiliated lessees, as well as Trompeter.

                                                           CORPORATE                   CONSOLIDATED
FOUR MONTHS ENDED APRIL 30,      TROMPETER     SEMFLEX     AND OTHER    ELIMINATIONS      TOTAL
---------------------------     -----------   ----------   ----------   ------------   ------------
2003
Net sales to external
  customers...................  $ 8,443,602   $3,073,207   $   65,958   $        --    $11,582,767
Intersegment sales............      184,831       49,772      352,948      (587,551)            --
Restructuring and other
  charges.....................        7,000       26,428      353,305            --        386,733
Operating Income..............    1,071,837      (54,268)    (553,593)        3,270        467,246
Total assets..................   27,948,048    7,132,401    5,700,629       (83,671)    40,697,407
Depreciation and
  amortization................      104,456       45,175       69,470            --        219,101
Capital Expenditures..........        8,316      289,690           --            --        298,006

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

                                                           CORPORATE                   CONSOLIDATED
FOUR MONTHS ENDED APRIL 30,      TROMPETER     SEMFLEX     AND OTHER    ELIMINATIONS      TOTAL
---------------------------     -----------   ----------   ----------   ------------   ------------
2002
Net sales to external
  customers...................  $ 8,796,446   $3,180,117   $  431,711   $        --    $12,408,274
Intersegment sales............      282,206      137,214    1,350,862    (1,770,282)            --
Restructuring and other
  charges.....................      161,107      125,942      488,678            --        775,727
Operating Income..............    1,512,533        2,090     (658,997)       (1,021)       854,605
Depreciation and
  amortization................      101,209       41,394       39,498            --        182,101
Capital Expenditures..........       21,650       16,000       24,618            --         62,268

NOTE 4 -- STOCK COMPENSATION

     Sterling accounts for stock-based compensation under the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Under the provisions of SFAS 123, Sterling has elected to continue to measure compensation cost for employees and non-employee directors of Sterling under the intrinsic value method of Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," and comply with the pro forma disclosure requirements under SFAS 123. Sterling also considers Financial Accounting Standards Board Interpretation (FIN) No. 44, "Accounting for Certain Transactions involving Stock Compensation (an Interpretation of APB Opinion No. 25)" and Emerging Issues Task Force (EITF) 00-23, "Issues Related to the Accounting for Stock Compensation Under APB Opinion No. 25 and FASB Interpretation No. 44," in determining whether awards are fixed or variable.

     The following table illustrates the effects on net income if the fair value-based method had been applied to all outstanding stock and unvested awards in each period:

FOUR MONTHS ENDED APRIL 30,                                     2003        2002
---------------------------                                   ---------   ---------
Net income, as reported.....................................  $  95,962   $ 466,162
Add stock-based employee compensation expense included in
  reported net income.......................................     88,327     151,589
Deduct total stock-based employee compensation expense under
  fair value-based method for all awards....................   (157,994)   (190,922)
                                                              ---------   ---------
Pro-forma net income........................................  $  26,295   $ 426,829
                                                              =========   =========

NOTE 5 -- RESTRUCTURING AND OTHER CHARGES

     Accruals related to the restructuring and other charges and their utilization are summarized as follows:

                                                    FOUR MONTHS    AMOUNT PAID
                                       BALANCE       APRIL 30,       IN 2003
                                     DECEMBER 31,      2003          THROUGH          BALANCE
                                         2002         CHARGES     APRIL 30, 2003   APRIL 30, 2003
                                     ------------   -----------   --------------   --------------
Severance costs....................    $172,931      $ 33,428        $160,293        $   46,067
Costs of merger....................          --       346,284         177,734           168,550
Attempted sale of Sterling.........       9,644         7,021              --            16,665
                                       --------      --------        --------        ----------
Total..............................    $182,576      $386,733        $338,027        $  231,282
                                       ========      ========        ========        ==========

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

                                                    FOUR MONTHS    AMOUNT PAID
                                       BALANCE       APRIL 30,       IN 2002
                                     DECEMBER 31,      2002          THROUGH          BALANCE
                                         2001         CHARGES     APRIL 30, 2002   APRIL 30, 2002
                                     ------------   -----------   --------------   --------------
Severance costs....................    $407,000      $715,880        $447,758        $  675,122
Attempted sale of Sterling.........     475,239        59,847         110,770           424,316
                                       --------      --------        --------        ----------
Total..............................    $882,239      $775,727        $558,528        $1,099,438
                                       ========      ========        ========        ==========

     Restructuring and other charges are recorded as a separate component of operating expense in the consolidated statements of income consisting of the following:

                                                                2003       2002
                                                              --------   --------
Severance costs.............................................  $ 33,428   $715,880
Costs of merger.............................................   346,284         --
Other charges...............................................     7,021     59,847
                                                              --------   --------
Restructuring and other charges.............................  $386,733   $775,727
                                                              ========   ========

  CLOSURE OF QUALITY COMPONENTS

     In December 2001, Sterling decided to close the facilities and sell the assets of Quality Components, Inc., one of Sterling's screw machine shops (and a wholly owned subsidiary) engaged in the manufacture of connector parts sold primarily to Trompeter. Prior to December 2001, Trompeter sharply curtailed new orders and rescheduled existing order deliveries in anticipation of the final decision to close Quality Components. The impact of this activity was the initiation of the idling of some of Quality Components' machinery and equipment in 2001. The majority of Quality Components' shipments after December 2001 were made from inventory on hand at December 31, 2001. The closure of Quality Components was announced on February 25, 2002, all remaining manufacturing operations ceased on March 22, 2002, and certain pieces of machinery and equipment were transferred to the other operations of Sterling.

     Also in connection with the closure of Quality Components Sterling was subject to, and required by, the provisions of the Federal WARN Act to provide employees 60 days notice of closure, or effectively 60 days of continued compensation, whether or not the employees actually performed any services for Sterling. As notice of the closure was not communicated to the employees prior to December 31, 2001, these charges were recorded in 2002 in accordance with Emerging Issues Task Force No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Accordingly, Sterling recorded in the four-months ended April 30, 2002 losses approximating $429,000 related to severance charges, including several severance agreements with key employees.

  MANAGEMENT RESTRUCTURING AND RETENTION

     In December 2001, Sterling approved plans to improve the operating performance and consolidate the management of Sterling. These plans included the elimination of certain management positions in 2001 and in early 2002. In 2001, a charge for severance costs of $567,443 was included in restructuring and other charges in the consolidated statements of income. In addition, as certain severance decisions were not communicated to the other affected employees prior to December 31, 2001, an additional $286,900 was recorded in the four months ended April 30, 2002 in accordance with EITF No. 94-3. At December 31, 2002, accrued severance costs totaled $172,931. During the four months ended April 30, 2003, $160,293 was paid and an additional severance cost of $33,428 was recorded, resulting in an accrued balance of $46,067 at April 30, 2003. Unpaid costs are included in accrued liabilities and will be paid during 2003.

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

NOTE 6 -- RECENT ACCOUNTING PRONOUNCEMENTS

     In 2001, the FASB issued Statement of Financial Accounting Standards No. 143, ("SFAS 143"), "Accounting for Asset Retirement Obligations." SFAS No. 143 requires companies to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred, which is adjusted to its present value each subsequent period. In addition, companies must capitalize a corresponding amount by increasing the carrying amount of the related long-lived asset, which is depreciated over the useful life of the related long-lived asset. Sterling adopted SFAS No. 143 on January 1, 2003. The adoption of SFAS 143 did not have a material impact on Sterling's financial statements.

     In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146 ("SFAS 146"), "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses the accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." It also substantially nullifies EITF Issue No. 88-10, "Costs Associated with Lease Modification or Termination." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of SFAS 146 did not have a material impact on Sterling's financial statements.

     In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Other." This interpretation clarifies the requirements of a guarantor in accounting for and disclosing certain guarantees issued and outstanding. This interpretation is effective for fiscal years ending after December 15, 2002. The adoption of FIN 45 did not have a material impact on Sterling's financial statements.

     In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 ("SFAS 148"), "Accounting for Stock-Based
Compensation -- Transition and Disclosure, an amendment of FASB Statement No. 123." This Statement amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements. The disclosure requirements apply to all companies for fiscal years ending after December 15, 2002 and for interim periods beginning after December 15, 2002. Sterling has adopted the disclosure provisions of SFAS No. 148 within the stock compensation section of Note 4.

     In November 2002, the EITF published Issue No. 02-16, "Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor." EITF No. 02-16 addresses how a reseller of a vendor's products should account for cash consideration received from a vendor. Rebates, reimbursements, incentives or similar payments received from suppliers should be accounted for under EITF 02-16. Rebates or refunds of a specified amount of cash consideration that is exchanged pursuant to a binding arrangement should be recognized as a reduction of the cost of sales only if the reseller completes a specified cumulative level of purchases or remains a reseller of the vendor's products for a specified time period. Recognition should be based on a systematic and rational allocation of the cash consideration offered to each of the underlying transactions that results in progress by the reseller toward earning the rebate or refund, provided the amounts are probable and can be reasonably estimated. The guidance in this Issue is effective for incentive arrangements entered into after December 31, 2002. The adoption of EITF 02-16 did not have a material impact on Sterling's financial statements.

     In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the

                   STERLING HOLDING COMPANY AND SUBSIDIARIES characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 will be applicable for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 is not expected to have a material impact on Sterling's financial statements.

     In May 2003, the EITF reached a consensus on Issue 01-8, "Determining Whether an Arrangement Contains a Lease," providing guidance to determine whether an arrangement contains a lease that is within the scope of FASB Statement No. 13, "Accounting for Leases." EITF 01-8 should be applied to arrangements agreed to, modified or acquired in a business combination after Sterling's next reporting period beginning after May 28, 2003. The adoption of EITF 01-8 is not expected to have a material impact on Sterling's financial statements.

                   STERLING HOLDING COMPANY AND SUBSIDIARIES

         SELECTED UNAUDITED QUARTERLY AND INTERIM FINANCIAL INFORMATION

     The following is a summary of unaudited quarterly results of operations for the years ended December 31, 2002 and 2001, and for the four month periods ended April 30, 2003 and 2002:

                                      FIRST        SECOND         THIRD        FOURTH
                                     QUARTER       QUARTER       QUARTER       QUARTER
                                   -----------   -----------   -----------   -----------
2001
Net sales........................  $21,436,095   $15,186,908   $12,238,858   $10,919,493
Gross profit.....................    9,376,486     5,723,751     4,862,167    (1,894,318)
Net income.......................    3,844,977     1,680,329     1,380,294    (5,013,767)
2002
Net sales........................  $ 9,640,505   $ 8,715,395   $10,917,455   $10,256,853
Gross profit.....................    3,584,420     3,652,120     4,313,068     4,003,238
Net income.......................      323,364       588,886       913,609       893,560
FOUR MONTHS ENDED APRIL 30, 2002
Net sales........................  $12,408,274
Gross profit.....................    4,820,742
Net income.......................      466,162
FOUR MONTHS ENDED APRIL 30, 2003
Net sales........................  $11,582,767
Gross profit.....................    4,060,691
Net income.......................       95,962

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

       In accordance with the DGCL, the registrant's restated certificate of incorporation, as amended, contains a provision limiting the personal liability of its directors for violations of their fiduciary duty. This provision eliminates each director's liability to the registrant or its shareholders for monetary damages except for liability (1) for any breach of the director's duty of loyalty to the registrant or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

       The registrant's by-laws provide for indemnification of its officers and directors to the fullest extent authorized by the DGCL. The registrant's by-laws also provide that it will indemnify an officer or director against all expense, liability and loss reasonably incurred or suffered in connection with their defense of an action except that, with respect to proceedings to enforce rights to indemnification, the registrant will indemnify officers and directors in connection with a proceeding initiated by an officer or director only if the proceeding was authorized by the registrant's board of directors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       (a) The following Exhibits are filed herewith unless otherwise indicated:

EXHIBIT
NUMBER                              DOCUMENT
-------                             --------
  2.1     Agreement and Plan of Merger, dated as of July 2, 2003, as amended as of August 19, 2003, among Stratos Lightwave,
          Inc., Sleeping Bear Merger Corp. and Sterling Holding
          Company, which is attached to the joint proxy
          statement/prospectus which forms a part of this registration statement as Annex A.

  2.2     Form of Voting Agreement, dated as of July 2, 2003, between
          Stratos Lightwave, Inc. and certain stockholders of Sterling
          Holding Company, which is attached to the joint proxy statement/prospectus which forms a part of this registration statement as Annex B.

  2.3 Form of Indemnity Escrow Agreement to be executed among Stratos Lightwave, Inc., the Stockholder Representatives and
          LaSalle Bank National Association, which is attached to the joint proxy statement/prospectus which forms a part of this registration statement as Annex C.

EXHIBIT
NUMBER                              DOCUMENT
-------                             --------
  3.1     Registrant's Restated Certificate of Incorporation
          (incorporated by reference to Exhibit 3.2 of the
          Registrant's Registration Statement on Form S-1 effective
          June 26, 2000, Commission File No. 0-30869).

  3.2     Registrant's Certificate of Amendment to Restated
          Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Registrant's Quarterly Report on Form
          10-Q for the quarterly period ended October 31, 2002, Commission File No. 0-30869).

  3.3     Registrant's Bylaws (incorporated by reference to Exhibit
          3.3 of the Registrant's Registration Statement on Form S-1 effective June 26, 2000, Commission File No. 0-30869).

  3.4     Registrant's Certificate of Designation of Series A Junior
          Participating Preferred Stock, included as Exhibit A to
          Exhibit 4.1.

  3.5     Registrant's Certificate of Designation of Series B
          Preferred Stock, which is attached to the joint proxy statement/prospectus which forms a part of this registration statement as Annex K.

  4.1     Rights Agreement, dated as of March 23, 2001, between
          Stratos Lightwave, Inc. and Mellon Investor Services LLC
          ("Rights Agreement") (incorporated by reference to Exhibit
          99.2 of the Registrant's Current Report on Form 8-K dated
          March 22, 2001, Commission File No. 0-30869).

  4.2     Amendment to Rights Agreement, dated as of July 2, 2003.

  4.3     Standstill Agreement, dated as of July 2, 2003, between
          Stratos Lightwave, Inc. and Citicorp Venture Capital Ltd., which is attached to the joint proxy statement/prospectus which forms a part of this registration statement as Annex
          F.

  4.4 Registration Rights Agreement, dated as of July 2, 2003, among Stratos Lightwave, Inc., Citicorp Venture Capital
          Ltd., the William N. and Carol A. Stout Trust dated 11/24/98 and the William N. and Carol A. Stout Charitable Remainder
          Unit Trust, which is attached to the joint proxy statement/ prospectus which forms a part of this registration statement as Annex G.

  5 Form of Legal Opinion of Lord, Bissell & Brook regarding the validity of the securities being registered.

 10.1 Stratos Lightwave, Inc. 2003 Stock Plan, which is attached to the joint proxy statement/prospectus which forms a part of this registration statement as Annex I.

 10.2 Stratos Lightwave, Inc. 2003 Employee Stock Purchase Plan, which is attached to the joint proxy statement/prospectus which forms a part of this registration statement as Annex
          J.

 23.1 Consent of Lord, Bissell & Brook (included in the opinion filed as Exhibit 5 to this registration statement).

 23.2     Consent of Ernst & Young LLP.

 23.3     Consent of KPMG LLP.

 24 Power of Attorney (included on the signature page to this registration statement filed on August 26, 2003).

 99.1     Form of Stratos Lightwave, Inc. Proxy Card.

 99.2     Form of Sterling Holding Company Proxy Card.

 99.3     Consent of CIBC World Markets Corp.

EXHIBIT
NUMBER                              DOCUMENT
-------                             --------
 99.4     Consent of Reginald W. Barrett to be named a director of
          Stratos Lightwave, Inc.

 99.5 Consent of Phillip A. Harris to be named a director of Stratos Lightwave, Inc.

 99.6     Consent of David Y. Howe to be named a director of Stratos
          Lightwave, Inc.

 99.7 Consent of Newell V. Starks to be named a director of Stratos Lightwave, Inc.

 99.8 Consent of William T. Comfort III to be named a director of Stratos Lightwave, Inc.

ITEM 22.  UNDERTAKINGS

       (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (c)(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

       (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on August 19, 2003.

                                         STRATOS LIGHTWAVE, INC.
                                         (Registrant)

                                         By: /s/ James W. McGinley
                                          --------------------------------------
                                             James W. McGinley
                                             President and Chief Executive
                                             Officer

       We, the undersigned officers and directors of Stratos Lightwave, Inc., hereby severally constitute and appoint James W. McGinley and David A. Slack and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, including any registration statement or filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable Stratos Lightwave, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 NAME                                     TITLE                         DATE
                 ----                                     -----                         ----

/s/ JAMES W. MCGINLEY                    President and Chief Executive Officer     August 19, 2003
---------------------------------------  (Principal Executive Officer); Director
James W. McGinley


/s/ DAVID A. SLACK                       Chief Financial Officer (Principal        August 19, 2003
---------------------------------------  Financial and Accounting Officer)
David A. Slack


/s/ MICHAEL P. GALVIN                    Director                                  August 19, 2003
---------------------------------------
Michael P. Galvin


/s/ BRIAN J. JACKMAN                     Director                                  August 19, 2003
---------------------------------------
Brian J. Jackman


/s/ CHARLES DANIEL NELSEN                Director                                  August 19, 2003
---------------------------------------
Charles Daniel Nelsen


/s/ EDWARD J. O'CONNELL                  Director                                  August 19, 2003
---------------------------------------
Edward J. O'Connell

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                              DOCUMENT
-------                             --------
  2.1     Agreement and Plan of Merger, dated as of July 2, 2003, as amended as of August 19, 2003, among Stratos Lightwave,
          Inc., Sleeping Bear Merger Corp. and Sterling Holding
          Company, which is attached to the joint proxy
          statement/prospectus which forms a part of this registration statement as Annex A.

  2.2     Form of Voting Agreement, dated as of July 2, 2003, between
          Stratos Lightwave, Inc. and certain stockholders of Sterling
          Holding Company, which is attached to the joint proxy statement/prospectus which forms a part of this registration statement as Annex B.

  2.3 Form of Indemnity Escrow Agreement to be executed among Stratos Lightwave, Inc., the Stockholder Representatives and
          LaSalle Bank National Association, which is attached to the joint proxy statement/prospectus which forms a part of this registration statement as Annex C.

  3.1     Registrant's Restated Certificate of Incorporation
          (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 effective
          June 26, 2000, Commission File No. 0-30869).

  3.2     Registrant's Certificate of Amendment to Restated
          Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Registrant's Quarterly Report on Form
          10-Q for the quarterly period ended October 31, 2002, Commission File No. 0-30869).

  3.3     Registrant's Bylaws (incorporated by reference to Exhibit
          3.3 of the Registrant's Registration Statement on Form S-1 effective June 26, 2000, Commission File No. 0-30869).

  3.4     Registrant's Certificate of Designation of Series A Junior
          Participating Preferred Stock, included as Exhibit A to
          Exhibit 4.1.

  3.5     Registrant's Certificate of Designation of Series B
          Preferred Stock, which is attached to the joint proxy statement/prospectus which forms a part of this registration statement as Annex K.

  4.1     Rights Agreement, dated as of March 23, 2001, between
          Stratos Lightwave, Inc. and Mellon Investor Services LLC
          ("Rights Agreement") (incorporated by reference to Exhibit
          99.2 of the Registrant's Current Report on Form 8-K dated
          March 22, 2001, Commission File No. 0-30869).

  4.2     Amendment to Rights Agreement, dated as of July 2, 2003.

  4.3     Standstill Agreement, dated as of July 2, 2003, between
          Stratos Lightwave, Inc. and Citicorp Venture Capital Ltd., which is attached to the joint proxy statement/prospectus which forms a part of this registration statement as Annex
          F.

  4.4 Registration Rights Agreement, dated as of July 2, 2003, among Stratos Lightwave, Inc., Citicorp Venture Capital
          Ltd., the William N. and Carol A. Stout Trust dated 11/24/98 and the William N. and Carol A. Stout Charitable Remainder
          Unit Trust, which is attached to the joint proxy statement/ prospectus which forms a part of this registration statement as Annex G.

  5 Form of Legal Opinion of Lord, Bissell & Brook regarding the validity of the securities being registered.

 10.1 Stratos Lightwave, Inc. 2003 Stock Plan, which is attached to the joint proxy statement/prospectus which forms a part of this registration statement as Annex I.

 10.2 Stratos Lightwave, Inc. 2003 Employee Stock Purchase Plan, which is attached to the joint proxy statement/prospectus which forms a part of this registration statement as Annex
          J.

 23.1 Consent of Lord, Bissell & Brook (included in the opinion filed as Exhibit 5 to this registration statement).

EXHIBIT
NUMBER                              DOCUMENT
-------                             --------
 23.2     Consent of Ernst & Young LLP.

 23.3     Consent of KPMG LLP.

 24 Power of Attorney (included on the signature page to this registration statement filed on August 26, 2003).

 99.1     Form of Stratos Lightwave, Inc. Proxy Card.

 99.2     Form of Sterling Holding Company Proxy Card.

 99.3     Consent of CIBC World Markets Corp.

 99.4 Consent of Reginald W. Barrett to be named a director of Stratos Lightwave, Inc.

 99.5 Consent of Phillip A. Harris to be named a director of Stratos Lightwave, Inc.

 99.6     Consent of David Y. Howe to be named a director of Stratos
          Lightwave, Inc.

 99.7 Consent of Newell V. Starks to be named a director of Stratos Lightwave, Inc.

 99.8 Consent of William T. Comfort III to be named a director of Stratos Lightwave, Inc.